As filed with the Securities and Exchange Commission on January 9, 2004.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gaylord Entertainment Company

(Exact name of registrant as specified in its charter)

Delaware	7011	73-0664379
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Gaylord Drive

Nashville, TN 37214
(615) 316-6000
(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Carter R. Todd, Esq.

Senior Vice President, Secretary and General Counsel
Gaylord Entertainment Company
One Gaylord Drive
Nashville, TN 37214
(615) 316-6000
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

F. Mitchell Walker, Jr., Esq.

Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
Phone: (615) 742-6200
Fax: (615) 742-6293

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	per Unit(1)	Offering Price(1)	Fee(1)

8% Senior Notes due 2013	$350,000,000	100%	$350,000,000	$28,315.00(2)

Guarantees of 8% Senior Notes due 2013		—	—	—(3)

(1)	Determined in accordance with Rule 457(f) under the Securities Act.

(2)	The Registrant has a balance in the amount of $482.82 and therefore has wired the amount of $27,832.18 to the Securities and Exchange Commission

(3)	Pursuant to Rule 457(n) of the Securities Act of 1933, no separate registration fee is payable for the guarantees.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

	State or Other	Primary Standard	IRS
	Jurisdiction of	Industrial	Employer
Exact Name of Registrant as Specified in its	Incorporation or	Classification Code	Identification
Charter or Organizational Document*	Organization	Number	Number

CCK Holdings, LLC	Delaware	7990	02-1696563
Corporate Magic, Inc.	Texas	7990	75-2620110
Gaylord Creative Group, Inc.	Delaware	7990	62-1673308
Gaylord Hotels, LLC	Delaware	7011	11-3689948
Gaylord Investments, Inc.	Delaware	7990	62-1619801
Gaylord Program Services, Inc.	Delaware	7990	92-2767112
Grand Ole Opry Tours, Inc.	Tennessee	7990	62-0882286
OLH, G.P	Tennessee	7990	62-1586927
OLH Holdings, LLC	Delaware	7990	11-3689947
Opryland Attractions, Inc.	Delaware	7990	62-1618413
Opryland Hospitality, LLC	Tennessee	7011	62-1586924
Opryland Hotel-Florida Limited Partnership	Florida	7011	62-1795659
Opryland Hotel-Texas Limited Partnership	Delaware	7011	62-1798694
Opryland Hotel-Texas, LLC	Delaware	7011	11-3689950
Opryland Productions, Inc.	Tennessee	7990	62-1048127
Opryland Theatricals, Inc.	Delaware	7990	62-1664967
Wildhorse Saloon Entertainment Ventures, Inc.	Tennessee	7990	62-1706672
ResortQuest International, Inc.	Delaware	7990	62-1750352
Abbott & Andrews Realty, LLC	Florida	6531-08	65-1176006
Abbott Realty Services, Inc.	Florida	6531-08	58-1775514
Abbott Resorts, LLC	Florida	6531-08	65-1176000
Accommodations Center, Inc.	Colorado	6531-08	84-1204561
Advantage Vacation Homes by Styles, LLC	Florida	6431-08	14-1873132
B&B on the Beach, Inc.	North Carolina	6531-08	56-1802086
Base Mountain Properties, Inc.	Delaware	6531-08	82-0534961
Bluebill Properties, LLC	Florida	6531-08	65-1175994
Brindley & Brindley Realty & Development, Inc.	North Carolina	6531-08	56-1491059
Coastal Real Estate Sales, LLC	Florida	6531-08	33-1047660
Coastal Resorts Management, Inc.	Delaware	6531-08	51-0377887
Coastal Resorts Realty, L.L.C	Delaware	6531-08	51-6000279
Coates, Reid & Waldron, Inc.	Delaware	6531-08	84-1509467
Collection of Fine Properties, Inc.	Colorado	6531-08	84-1225208
Columbine Management Company	Colorado	6531-08	84-0912550
Cove Management Services, Inc.	California	6531-08	95-3866031
CRW Property Management, Inc.	Delaware	6531-08	84-1509471
Exclusive Vacation Properties, Inc.	Delaware	6531-08	84-1569208
First Resort Software, Inc.	Colorado	6531-08	84-0996530
High Country Resorts, Inc.	Delaware	6531-08	84-1509478
Houston and O’Leary Company	Colorado	6531-08	84-1035054
K-T-F Acquisition Co.	Delaware	6531-08	75-3013706
Maui Condominium and Home Realty, Inc.	Hawaii	6531-08	99-0266391
Mountain Valley Properties, Inc.	Delaware	6531-08	62-1863208
Office and Storage LLC	Hawaii	6531-08	22-0558755

	State or Other	Primary Standard	IRS
	Jurisdiction of	Industrial	Employer
Exact Name of Registrant as Specified in its	Incorporation or	Classification Code	Identification
Charter or Organizational Document*	Organization	Number	Number

Peak Ski Rentals LLC	Colorado	6531-08	84-1248929
Plantation Resort Management, Inc.	Delaware	6531-08	63-1209112
Priscilla Murphy Realty, LLC	Florida	6531-08	14-1873125
R&R Resort Rental Properties, Inc.	North Carolina	6531-08	56-1555075
REP Holdings, Ltd.	Hawaii	6531-08	99-0335453
Resort Property Management, Inc.	Utah	6531-08	87-0411513
Resort Rental Vacations, LLC	Tennessee	6531-08	71-0896813
ResortQuest Hawaii, LLC	Hawaii	6531-08	13-4207830
ResortQuest Hilton Head, Inc.	Delaware	6531-08	58-2480429
ResortQuest Southwest Florida, LLC	Delaware	6531-08	62-1856796
Ridgepine, Inc.	Delaware	6531-08	93-1260694
RQI Holdings, Ltd.	Hawaii	6531-08	03-0530842
Ryan’s Golden Eagle Management, Inc.	Montana	6531-08	81-0392778
Scottsdale Resort Accommodations, Inc.	Delaware	6531-08	86-0960835
Steamboat Premier Properties, Inc.	Delaware	6531-08	84-1051074
Styles Estates, LLC	Florida	6531-08	14-1873135
Telluride Resort Accommodations, Inc.	Colorado	6531-08	84-1264479
Ten Mile Holdings, Ltd.	Colorado	6531-08	84-1225208
THE Management Company	Georgia	6531-08	58-1710389
The Maury People, Inc.	Massachusetts	6531-08	22-3079376
The Tops’l Group, Inc.	Florida	6531-08	59-3450553
Tops’l Club of NW Florida, LLC	Florida	6531-08	65-1176005
Trupp-Hodnett Enterprises, Inc.	Georgia	6531-08	58-1592548

*	Address and telephone numbers of principal executive offices of each of the registrants listed above are the same as that of Gaylord.

The information in this prospectus is not complete and may be changed. We may not exchange for these securities until the registration filed with the Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 9, 2004

PROSPECTUS

$350,000,000

Gaylord Entertainment Company

8% Senior Notes due 2013

Terms of the new 8% senior notes offered in the exchange offer:

•	The terms of the new notes are identical to the terms of the outstanding notes, except that the new notes have been registered under the Securities Act of 1933 and will not contain restrictions on transfer, or certain registration rights or liquidated damages provisions.

Terms of the exchange offer:

•	We are offering to exchange up to $350,000,000 of our outstanding 8% senior notes due 2013 for new notes with materially identical terms that have been registered under the Securities Act and are generally freely tradable.

•	We will exchange all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•	The exchange offer expires at 5:00 p.m., Eastern time, on , 2004, unless extended.

•	Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange of new notes for outstanding notes should not be a taxable event for U.S. federal income tax purposes.

          You should carefully consider the Risk Factors beginning on page 18 of this prospectus before participating in the exchange offer.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                          , 2004

      You should rely only on the information contained in or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

      This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” This information, excluding exhibits to the information unless the exhibits are specifically incorporated by reference into the information, is available without charge to any holder or beneficial owner of outstanding notes upon written or oral request to Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214, Attn: Corporate Secretary, Telephone: (615) 316-6000. To obtain timely delivery of this information, you must request this information no later than five business days before the expiration of the exchange offer. Therefore, you must request information on or before                     , 2004.

i

SUMMARY

      This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all the information that may be important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus, the documents incorporated by reference into this prospectus and the documents to which we refer you. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in this prospectus. You should also carefully consider the matters discussed in “Risk Factors.” References to “notes” means both the outstanding notes and the new notes unless the context otherwise requires.

Terms Used in This Prospectus

      Unless otherwise noted, in this prospectus:

•	the terms “Company,” “Gaylord,” “we,” “us” and “our” refer to Gaylord Entertainment Company and its subsidiaries;

•	the term “new notes” refers to the 8% senior notes due 2013, which have been registered and are being offered in exchange for the outstanding notes in this exchange offer;

•	the term “outstanding notes” refers to the 8% senior notes due 2013, which were issued in a private placement on November 12, 2003;

•	the term “ResortQuest” refers to ResortQuest International, Inc. and its subsidiaries;

•	the term “ResortQuest acquisition” refers to our acquisition of ResortQuest on November 20, 2003 pursuant to an Agreement and Plan of Merger dated as of August 4, 2003;

•	the term “November Transactions” refers to the ResortQuest acquisition, the offering of the outstanding notes, the application of the proceeds therefrom, and the amendment to our 2003 Florida/Texas senior secured credit facility as described in greater detail under “Summary—The November Transactions;”

•	the term “RevPAR” refers to room revenues divided by room nights available to guests for the applicable period;

•	the term “ADR” refers to average daily rate per room in dollars.

Our Company

      We are the only hospitality company focused primarily on the large group meetings segment of the lodging market. Our hospitality business includes our Gaylord branded hotels consisting of the Gaylord Opryland Resort & Convention Center in Nashville, Tennessee, the Gaylord Palms Resort & Convention Center near Orlando, Florida and the Gaylord Texan Resort & Convention Center near Dallas, Texas (scheduled completion date: April 2004). We also own and operate the Radisson Opryland Hotel in Nashville, Tennessee. Driven by our “All in One Place” strategy, our award-winning Gaylord branded hotels incorporate not only high quality lodging, but also significant meeting, convention and exhibition space, superb food and beverage options and retail facilities within a single self-contained property. As a result, our properties provide a convenient and entertaining environment for our convention guests. In addition, our custom-tailored, all-inclusive solutions cater to the unique needs of meeting planners.

      In order to strengthen and diversify our hospitality business, on November 20, 2003, we acquired ResortQuest in a stock-for-stock transaction. ResortQuest is a leading provider of vacation condominium and home rental property management services in premier destination resort locations in the United States and Canada, with a branded network of vacation rental properties. ResortQuest currently offers management services to approximately 20,000 vacation rental properties.

      In addition to our hospitality business, we own and operate several attractions in Nashville, including the Grand Ole Opry, a live country music variety show, which is the nation’s longest running radio show and an icon in country music. Our local Nashville attractions provide entertainment opportunities for Nashville-area residents and visitors, including our Nashville hotel and convention guests, while adding to our destination appeal.

      Prior to the November Transactions, our operations were organized into three principal business segments: (i) Hospitality, which includes our hotel operations; (ii) Opry and Attractions Group, which includes our Nashville attractions and assets related to the Grand Ole Opry; and (iii) Corporate and Other, which includes corporate expenses and results from our minority investments. On a pro forma basis reflecting the November Transactions for the nine months ended September 30, 2003, our total revenues and operating income were $471.1 million and $10.1 million, respectively.

Hospitality

      Our Gaylord branded hotels target the large group meetings segment of the lodging market and are designed to minimize the logistical and organizational challenges typically associated with planning and hosting a large group meeting. To accommodate large group meetings, our Gaylord branded hotels feature among the highest ratios of meeting space per guest room among convention hotels in the United States and include our award-winning food and beverage offerings and a variety of entertainment options. Each of our Gaylord branded hotels offers the following: lodging, banquet and meeting facilities, exhibition space, restaurants, bars, shopping, recreational facilities and other resort amenities. For the nine months ended September 30, 2003, our revenues for our Hospitality segment were $272.5 million.

      Gaylord Opryland Resort & Convention Center — Nashville, Tennessee. Our flagship resort, the Gaylord Opryland in Nashville, is one of the leading convention destinations in the United States and is the largest hotel in terms of the number of guest rooms in the United States outside of Las Vegas. We invested approximately $603 million for the Gaylord Opryland property, which opened in 1977, including approximately $80 million in renovations completed from 1998 through September 2003. Designed with the lavish gardens and magnificent charm of a glorious Southern mansion, the resort is situated on approximately 172 acres, which we own. Gaylord Opryland features 2,881 signature guest rooms, four ballrooms with approximately 121,000 square feet, 85 banquet/meeting facilities, 16 restaurants and eateries, a fitness center, four swimming pools and total dedicated exhibition space of approximately 289,000 square feet. Total meeting, exhibition and pre-function space in the hotel is approximately 600,000 square feet. The hotel also serves as a destination resort for vacationers due to its proximity to the Grand Ole Opry, our General Jackson Showboat, the Springhouse Golf Club (our 18-hole championship golf course) and other attractions in the Nashville area. The Gaylord Opryland has been recognized by many industry and commercial publications, receiving the Meeting News’ Planners Choice Award, Travel & Leisure’s World’s Best Award and Meeting and Convention’s Gold Key Elite Award. For the nine months ended September 30, 2003, Gaylord Opryland revenues, occupancy and RevPAR were $151.5 million, 72.2%, and $97.64, respectively.

      Gaylord Palms Resort & Convention Center — Kissimmee, Florida. In January 2002, we opened our Gaylord Palms Resort & Convention Center on a 65-acre site in Osceola County, Florida, approximately 5 minutes’ drive from the main gate of the Walt Disney World® Resort complex. In aggregate, we spent approximately $421 million to construct the resort, which opened on the schedule and budget developed by our current management. Gaylord Palms has 1,406 signature guest rooms, eight restaurants and eateries, approximately 380,000 square feet of total pre-function, meeting and exhibit space, three ballrooms with approximately 80,000 square feet and 76 banquet/ meeting facilities. Gaylord Palms has a Canyon Ranch full-service spa with 20,000 square feet of dedicated space and 15 treatment rooms. Hotel guests also enjoy golf privileges at the world class Falcon’s Fire Golf Club, located a half-mile from the property. The Gaylord Palms has been recognized by many publications and was named Best Florida Resort by Florida Monthly for 2003. For the nine months ended September 30, 2003, Gaylord Palms revenues, occupancy and RevPAR were $115.8 million, 76.2% and $129.28, respectively. According to Smith Travel Research, for the nine months ended September 30, 2003, Gaylord Palms ranked as the top hotel in its Orlando, Florida competitive set in terms of RevPAR.

      Gaylord Texan Resort & Convention Center — Grapevine, Texas. We began construction on our new Gaylord branded hotel in Grapevine, Texas, in June 2000, and the hotel is scheduled to open in April 2004 on the schedule and budget developed by our current management. As of September 30, 2003, we have spent approximately $330 million, and expect to spend an additional $151 million, to complete the hotel. We intend to finance the balance of this project through existing cash on hand. The 1,511 signature guest room hotel and convention center is located eight miles from the Dallas/ Fort Worth International Airport. Similar to the Gaylord Palms, the Gaylord Texan hotel will feature a grand atrium enclosing several acres as well as over 360,000 square feet of pre-function, meeting and exhibition space all under one roof. The property will also include a luxury 15,000 square foot full-service spa, two swimming pools and seven themed restaurants with an additional restaurant and entertainment venue located on the point overlooking Lake Grapevine. The Gaylord Texan has already attracted significant demand as evidenced by its advanced bookings. As of September 30, 2003, approximately 518,000 group room nights have been booked for future periods. In addition, we expect the hotel’s proximity to the Dallas/ Fort Worth International Airport will attract business travelers.

      Radisson Hotel at Opryland. We own and operate the Radisson Hotel at Opryland in Nashville, Tennessee, a Radisson franchise hotel which is located across the street from the Gaylord Opryland. The hotel has 303 rooms and approximately 14,000 square feet of meeting space. This hotel provides us additional rooms when booking large convention groups at the Gaylord Opryland hotel. It also serves smaller regional groups and visitors to the nearby Grand Ole Opry and Opry Mills shopping complex.

Opry and Attractions Group

      Our Opry and Attractions Group segment assets include the Grand Ole Opry, General Jackson Showboat, Ryman Auditorium, Springhouse Golf Club and the Wildhorse Saloon. It also includes the operations of our radio station, WSM-AM, and Corporate Magic, our corporate events production business. For the nine months ended September 30, 2003, our total Opry and Attractions Group segment revenues were $45.3 million.

Corporate and Other

      Our Corporate and Other segment includes our corporate activities, plus our 19.1% minority investment in Bass Pro, Inc., which owns and operates Bass Pro Shops, a retailer of premium outdoor sporting goods and fishing tackle, and our 12.8% minority investment in the Nashville Hockey Club Limited Partnership, which owns the Nashville Predators National Hockey League franchise.

ResortQuest

      ResortQuest is a leading provider of vacation condominium and home rental property management services in premier destination resort locations in the United States and Canada. ResortQuest has developed a branded network of vacation rental properties and currently offers management services to approximately 20,000 vacation rental properties. ResortQuest’s operations are located in more than 50 premier beach, mountain, desert and tropical resort locations. We completed the ResortQuest acquisition in November 2003. For the nine months ended September 30, 2003, ResortQuest had total revenues of $153.2 million.

Competitive Strengths

      Strong Revenue and Cash Flow Visibility. We have significant visibility with regards to our future revenues and cash flows. Approximately 82% of our total room nights booked in 2002 were related to large group meetings. Within the group meetings segment, we identify and market to meeting planners for large group clients who reserve more than 200 peak room nights per group event and typically hold meetings on an annual basis. In 2002, these large groups accounted for only 18% of the total number of our group customers but represented 86% of our occupied room nights. In order to reserve the required capacity, our large group clients typically contract room nights several years in advance. As of September 30, 2003, we have events booked as far into the future as 2021, with the median large group client contracting 3.4 years in advance. The terms of our contracts typically specify total number and average daily rates of reserved rooms and minimum food and beverage spending requirements, and often contain mechanisms to increase rates based on increases in hotel occupancy or on inflation measures and impose significant cancellation penalties. Approximately 50% of our group room nights in 2002 were generated by associations, which typically have more attendees, longer advance booking periods, longer stays and a pattern of rotating meetings through locations around the country. In addition, as their meetings are an integral part of the associations’ business, these clients tend to exhibit more consistent booking cycles that are less influenced by economic downturns. As a result of the implementation of cross-marketing plans among our three Gaylord branded hotels, we have created further visibility into our future results as large group clients often arrange multiple meetings at our properties. Many associations are required by their charter to rotate their meetings among different locations, and we are well positioned to capture their business. As of September 30, 2003, advanced bookings at the Gaylord Opryland and Gaylord Palms for 2004 through 2005 represented approximately 40% of our total available room nights at these hotels for that period.

      Superior Business Model. We believe that through a combination of excellent customer service, a unique product offering and an entertaining environment, we are able to provide our customers with a one-of-a-kind experience that distinguishes our hotels from those of our competitors. Our properties have gained significant industry recognition, as evidenced by Gaylord Opryland receiving the prestigious 2002 Gold Key Elite Award from Meeting & Conventions magazine, and the Gaylord Palms receiving the AAA Four Diamond Award 2003 and Successful Meeting’s Pinnacle Award 2003. Our superior business model is characterized by the following:

Excellent Customer Service. We strive to provide our hotel guests with a level of service that ranks among the highest in the industry. Through the Gaylord University training program, we instill our “Consider it Done” service philosophy in each employee. In order to maintain the highest levels of customer service and employee morale, we provide all property-level employees with financial incentives based on feedback received from our guests and the financial performance of their individual hotel. We strive to provide excellent service to all of our guests, and we also offer more specialized services that cater to the needs of the meeting planners who coordinate large group events. These services are designed to facilitate the entire process of an event from the initial planning and booking to its consummation. Examples of such services include providing a single contact to plan the event, constructing a marketing toolkit to attract attendees and assigning a customer service representative at the hotel during the event to assist with smooth execution.

Unique Product Offering. Our hotels combine significant scale with an “All in One Place” approach to create a product which we believe is unique in our industry. With some of the highest ratios of meeting space per room in our industry, our resort properties have the capability to accommodate multiple large groups simultaneously on a regular basis. Through our “All in One Place” approach, we incorporate meeting and exhibition space, signature guest rooms, award-winning food and beverage offerings, fitness facilities and other attractions within a single, self-contained location which provides our guests with a convenient and entertaining environment. This approach allows meeting planners to avoid local travel logistics issues, improves the attendees’ experience by enhancing interaction and allows us to gain a larger amount of our customers’ business than a traditional hotel. Capitalizing on this approach, our Gaylord branded hotels generally derive as much food, beverage and other revenues as room revenues. Finally, our Gaylord branded hotels offer state-of-the-art meeting facilities, a proprietary advanced meeting planner communication system, express check-out and customizable meeting room set-up, all of which provide maximum convenience to meeting planners and reduce administrative functions related to the organization of an event.

Entertaining Environment. In an effort to provide the best all around experience to our guests, we offer unique entertainment options inside each of our resort hotels. Each of these hotels offers a series of expansive atriums themed to capture geographical and cultural aspects of the region in which the property is located. These properties also offer a wide range of restaurants, bars, shopping and other options to meet the varying preferences of individual guests. Our in-house entertainment amenities are complemented by local attractions which add to our destination appeal. Our properties are strategically located in close proximity to a wide range of attractions which include the Grand Ole Opry and Ryman Auditorium in Nashville, Tennessee, Universal Studios® and Walt Disney World® in Orlando, Florida and Lake Grapevine and the Dallas Cowboys® Golf Club in Grapevine, Texas. Our attractions provide an advantage when we compete for large contracts as we are able to offer attractive entertainment rates as an incentive to book with us. We also opportunistically leverage our attractions by creating promotional packages which combine hotel stays with offerings of local attractions to drive leisure room night demand. These packages generate incremental business for our properties by attracting additional guests from the leisure travel segment as well as convincing convention attendees to return for leisure stays.

      Solid Brand Recognition. An American icon with a 75-year legacy, the Grand Ole Opry is a unique asset that provides us with a significant competitive advantage. The Grand Ole Opry appeals to the “country lifestyle” consumer, which we estimate to number approximately 70 million in the United States. The Grand Ole Opry has an 84% brand awareness among consumers in the U.S. and a 92% brand awareness among consumers in the “country lifestyle” demographic. Since 1925, when WSM-AM broadcast the first radio show which became the Grand Ole Opry, the Grand Ole Opry has entertained, and continues to entertain, millions of country-music lovers both nationally and abroad. With its high level of brand name awareness, the Grand Ole Opry provides us opportunities to leverage and extend its brand equity into other products and markets. In addition to significant brand awareness of the Grand Ole Opry name, we also enjoy a high level of brand name awareness among meeting planners with our Gaylord hotels brand.

      Experienced and Proven Management. Our senior management team has substantial experience in the lodging industry. In April 2001, Michael Rose, Chairman, and Colin Reed, President and CEO, joined us with a combined 56 years of industry experience. Mr. Rose was previously Chairman of the Board of Promus Hotel Corporation and Chairman of the Board of Harrah’s Entertainment, Inc. Prior to joining us, Mr. Reed was a member of the three-executive office of the President of Harrah’s Entertainment, Inc. During 2001, Mr. Rose and Mr. Reed applied their industry experience to refocus Gaylord as the only hospitality company with a primary emphasis on the large group meetings segment. Upon joining Gaylord, Mr. Rose and Mr. Reed significantly improved the management team by replacing nine out of ten senior managers. On average, our new senior management team has approximately 13 years of experience in the hospitality industry.

      Since early 2002, we identified and divested a number of non-core assets at attractive valuations. These divestitures resulted in cash proceeds in excess of $340 million, which we subsequently employed to repay existing debt and to partially fund the construction of our new Gaylord Texan hotel. In addition, our management team has implemented measures to improve customer satisfaction and employee morale and enacted cost-cutting measures aimed at improving operating performance and cash flow.

Business Strategy

      Our goal is to become the nation’s premier hotel brand serving the meetings and conventions sector and to enhance our business by offering additional vacation and entertainment opportunities to our guests and target consumers. Our Gaylord branded hotels focus on the $86 billion large group meetings market. Our properties and service are designed to appeal to meeting planners who arrange these large group meetings. Upon consummation of the ResortQuest acquisition, we will operate a leading provider of vacation, condominium and home rental management services with approximately 20,000 vacation rental properties under management. The Grand Ole Opry is one of the brands best-known by the “country lifestyle” consumer, which we estimate to number approximately 70 million in the United States.

      “All in One Place” Product Offering. Through our “All in One Place” strategy, our Gaylord branded hotels incorporate meeting and exhibition space, signature guest rooms, award-winning food and beverage offerings, fitness facilities and other attractions within a large hotel property so our attendees’ needs are met in one location. This strategy creates a better experience for both meeting planners and our guests, while at the same time allowing us to capture a greater share of their event spending. It is through this strategy of a self-contained destination dedicated primarily to the meetings industry that our Gaylord Opryland hotel in Nashville and our Gaylord Palms hotel in Florida claim a place among the leading convention hotels in the country.

      Create Customer Rotation Between Our Hotels. In order to further capitalize on our success in Nashville, we opened our Gaylord Palms Resort & Convention Center in Kissimmee, Florida in January 2002, and are scheduled to open our new Gaylord Texan Resort & Convention Center in Grapevine, Texas in April 2004. In 2001, we refocused the efforts of our sales force to capitalize on our expansion and the desires of some of our large group meeting clients to meet in different parts of the country each year. In addition, we establish relationships with new customers as we increase our geographic reach. For example, upon opening the Gaylord Palms, we added new association clients such as the North American Veterinarian Association and the Area Resort Development Association. There is a significant opportunity to establish strong relationships with new customers and rotate them to our other properties. For example, the National Collegiate Athletic Association (NCAA) has contracted for approximately 25,000 room nights among our Gaylord branded hotels over the next 5 years.

      Leverage Brand Name Awareness. We believe that the Grand Ole Opry is one of the most recognized entertainment brands within the United States. We promote the Grand Ole Opry name through a number of media including our WSM-AM radio station, the internet, television and performances by the Grand Ole Opry’s members, many of whom are renowned country music artists. In addition to these long-standing promotion media, we believe that significant growth opportunities exist through leveraging and extending the Grand Ole Opry brand into other products and markets. As such, we have alliances in place with multiple distribution partners such as Great American Country (GAC) cable television channel, Westwood One Radio Network and Sirius Satellite Radio in an effort to foster brand extension. We are currently exploring additional products, such as television specials and retail products, through which we can capitalize on our brand affinity and awareness. We believe that licensing our brand for products may provide an opportunity to increase revenues and cash flow with relatively little capital investment.

      Capitalize on the ResortQuest Acquisition. We believe the combination of Gaylord and ResortQuest formed a stronger, more diversified hospitality company with the ability to offer a broader range of accommodations to existing and potential customers. We believe that there are significant opportunities to cross-sell hospitality products by offering ResortQuest’s vacation properties to our “country lifestyle” consumers and introducing our hotels and “country lifestyle” offerings to ResortQuest’s customers. Drawing upon the experience of our combined management teams, we believe that we can more fully develop the ResortQuest brand and take advantage of future growth opportunities through increased scale, improved operational efficiency and access to additional sources of capital. In addition, we have identified a number of cost saving opportunities and synergies, including the elimination of redundant functions and optimization of the combined company’s infrastructure.

The November Transactions

      We acquired ResortQuest International, Inc. on November 20, 2003. Based on an exchange ratio of 0.275 share of Gaylord common stock issued as consideration for each outstanding share of ResortQuest common stock, we issued 5,318,363 shares of Gaylord common stock as consideration for the ResortQuest acquisition. In this prospectus we refer to this transaction as the “ResortQuest acquisition.” For a more detailed description of ResortQuest and the ResortQuest acquisition, see “Business—ResortQuest.”

      The net proceeds from the offering of the outstanding notes, together with cash on hand, were used as follows:

•	$275.6 million was used to repay the term loan portion of our 2003 Florida/Texas senior secured credit facility, our subordinated term loan and our Nashville mezzanine loan and to pay certain fees and expenses related to the ResortQuest acquisition; and

•	$79.2 million was used, together with available cash, to repay ResortQuest’s senior notes and its credit facility.

      In connection with the notes offering and the ResortQuest acquisition, we amended our 2003 Florida/ Texas senior secured credit facility, to, among other things, permit the ResortQuest acquisition and the issuance of the notes, retire the term loan portion of our 2003 Florida/Texas senior secured credit facility and make certain other amendments. We also replaced our revolving credit facility with a new $65.0 million revolving credit facility, which was increased to $100.0 million (which we refer to as our “new revolving credit facility”). See “Description of Certain Indebtedness” for a more detailed description of the amendment to our 2003 Florida/Texas senior secured credit facility and our new revolving credit facility.

      We refer in this prospectus to the ResortQuest acquisition, the offering of the outstanding notes, the application of the offering proceeds, the amendment of our 2003 Florida/Texas senior secured credit facility as the “November Transactions.”

Recent Developments

New Revolving Credit Facility

      On November 20, 2003, we entered into a new $65.0 million revolving credit facility, which has been increased to $100.0 million. The new revolving credit facility, which replaced the revolving credit portion under the 2003 Florida/Texas senior secured credit facility, matures in May 2006 and borrowings thereunder bear interest at a rate of either LIBOR plus 3.50% or the lending banks’ base rate plus 2.25%. The new revolving credit facility is guaranteed by our subsidiaries that were guarantors or borrowers under our 2003 Florida/Texas senior secured credit facility and is secured by a leasehold mortgage on the Gaylord Palms Resort & Convention Center. The new revolving credit facility requires us to achieve substantial completion and initial opening of our Gaylord Texan hotel by June 30, 2004. The new revolving credit facility was arranged by Deutsche Bank Securities Inc. and Banc of America Securities LLC.

Sale of Radio Stations

      On July 21, 2003, we completed the sale of WSM-FM and WWTN(FM) to Cumulus Broadcasting, Inc. for $62.5 million in cash. Net cash proceeds of $50.2 million from this sale were designated as restricted cash for completion of our Gaylord Texan hotel and the remaining net cash proceeds of $10.8 million were designated as unrestricted cash. We also entered into a joint sales agreement pursuant to which we received an initial payment of $2.5 million and Cumulus will sell airtime on our remaining radio station, WSM-AM.

Sale of Oklahoma Redhawks Interest

      We sold our interest in the Oklahoma Redhawks Class AAA baseball franchise for approximately $7 million in November 2003.

      Our principal executive offices are located at One Gaylord Drive, Nashville, Tennessee 37214. Our telephone number is (615) 316-6000 and our website address is www.gaylordentertainment.com (information set forth in our website is not incorporated herein by reference). Our common stock is listed on the New York Stock Exchange under the symbol “GET.”

The Exchange Offer

      On November 12, 2003, we completed a private offering of the outstanding notes. We entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed to deliver you this prospectus.

      The new notes will be identical to the outstanding notes except that the new notes have been registered under the Securities Act and will not have restrictions on transfer or certain registration rights. The new notes will evidence the same debt as the outstanding notes, and the same indenture will govern the new notes and the outstanding notes.

      The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all of the information that is important to you. For a more complete understanding of the new notes, see “Description of the Notes.”

Issuer	Gaylord Entertainment Company.

Securities	$350.0 million in principal amount of senior notes due 2013.

Maturity	November 15, 2013.

Interest	Annual rate: 8%.
Payment frequency: every six months on May 15 and November 15.
First payment: May 15, 2004.

Outstanding Notes	8% senior notes due 2013, which were issued on November 12, 2003.

New Notes	8% senior notes due 2013, which have been registered under the Securities Act.

Registration Rights Agreement	You are entitled under the registration rights agreement to exchange your outstanding notes for new registered notes with substantially identical terms. The exchange offer is intended to satisfy these rights. After the exchange offer is complete, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

The registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if you would not receive freely tradeable registered notes in the exchange offer or you are ineligible to participate in the exchange offer and indicate that you wish to have your outstanding notes registered under the Securities Act. See “The Exchange Offer — Procedures for Tendering.”

Exchange Offer	We are offering to exchange new notes for outstanding notes. The exchange offer is not conditioned on a minimum aggregate principal amount of the outstanding notes being tendered.

Resales of the New notes	We believe that the new notes to be issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if you meet the following conditions:

(1) the new notes are acquired by you in the ordinary course of your business;

(2) you are not engaging in and do not intend to engage in a distribution of the new notes;

(3) you do not have an arrangement or understanding with any person to participate in the distribution of the new notes; and

(4) you are not an affiliate of ours, as that term is defined in Rule 405 under the Securities Act.

Our belief is based on interpretations by the staff of the Commission, as set forth on no-action letters issued to third parties unrelated to us. The staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

If you do not meet the above conditions, you may incur liability under the Securities Act if you transfer any registered note without delivering a prospectus meeting the requirements of the Securities Act. We do not assume or indemnify you against that liability.

Each broker-dealer that is issued new notes in the exchange offer for its own account in exchange for old notes which were acquired by that broker-dealer as a result of market-making activities or other trading activities must agree to deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes. A broker-dealer may use this prospectus for an offer to resell or to otherwise transfer these new notes.

For more information on resales of the new notes, see “Exchange Offer — Resale of the New Notes.”

Expiration Date	The exchange offer will expire at 5:00 p.m., Eastern time, on , 2004, unless we decide to extend it.

Procedures for Tendering Outstanding Notes	To participate in the exchange offer, you must complete, sign and date the letter of transmittal and send it, together with all other documents required by the letter of transmittal, including the outstanding notes that you wish to exchange, to U.S. Bank National Association, as exchange agent, at the address indicated on the cover page of the letter of transmittal. In the alternative, you can tender your outstanding notes by following the procedures for book-entry transfer described in this prospectus.

If your outstanding notes are held through The Depository Trust Company, or DTC, and you wish to participate in the exchange offer, you may do so through the automated tender offer program of DTC. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal.

If a broker, dealer, commercial bank, trust company or other nominee is the registered holder of your outstanding notes, we urge you to contact that person promptly to tender your outstanding notes in the exchange offer.

For more information on tendering your outstanding notes, see “Exchange Offer — Terms of the Exchange Offer,” “— Procedures for Tendering” and “— Book-Entry Transfer.”

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and you cannot get your required documents to the exchange agent on time, you may tender your outstanding notes according to the guaranteed delivery procedures described in “Exchange Offer — Guaranteed Delivery Procedures.”

Withdrawal of Tenders	You may withdraw your tender of outstanding notes at any time prior to the expiration date of the exchange offer. To withdraw, you must deliver a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated on the cover page of the letter of transmittal before 5:00 p.m., Eastern time, on the expiration date of the exchange offer.

Acceptance of Outstanding Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer on or before 5:00 p.m., Eastern time, on the expiration date. We will return any outstanding notes that we do not accept for exchange to you as promptly as practicable after the expiration date and acceptance of the outstanding notes for exchange. See “Exchange Offer — Terms of the Exchange Offer.”

Broker-Dealers	Each broker-dealer registered as such under the Exchange Act that receives new notes for its own account in exchange for outstanding notes, when such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. See “Plan of Distribution.”

Fees and Expenses	We will bear all expenses related to the exchange offer. See “Exchange Offer — Fees and Expenses.”

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Consequences of Failure to Exchange Outstanding Notes	If you do not exchange your outstanding notes in this exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have regis-

tered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer the outstanding notes under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Considerations	The exchange of the new notes for the outstanding notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Exchange Agent	We have appointed U.S. Bank National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows: U.S. Bank National Association, 60 Livingston Avenue, St. Paul, MN 55107-2292, Attention: Specialized Finance, (800) 934-6802. Eligible institutions may make requests by facsimile at (651) 495-8097.

Registration Rights	Pursuant to the terms of the registration rights agreement among us, the guarantors and the initial purchasers of the outstanding notes, we and the guarantors have agreed:

• to file a registration statement on or prior to 60 days after the date of issuance of the outstanding notes with respect to an offer to exchange the outstanding notes for new registered notes with substantially identical terms to the outstanding notes, except that the new notes will not contain terms with respect to transfer restrictions;

• to use our best efforts to cause the registration statement to be declared effective under the Securities Act within 230 days after the date of the issuance of the outstanding notes; and

• upon the exchange offer registration statement being declared effective, to offer the new notes in exchange for surrender of the outstanding notes.

In the event that the exchange offer is not permitted by applicable law or Commission policy or any holder notifies us prior to the 20th day following the consummation of the exchange offer that such holder (i) is prohibited by law or Commission policy from participating in the exchange offer, (ii) may not resell the new notes acquired in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales, or (iii) is a broker-dealer who holds notes acquired directly from us or any of our affiliates, we and the guarantors will also be required to provide a shelf registration statement to cover resales of the notes by the holders thereof.

Guarantees	All of our subsidiaries that have guaranteed borrowings under our old 2003 Florida/Texas senior secured credit facility and our revolving credit facility will be guarantors of the new notes on a senior unsecured basis.

Ranking	The new notes will be unsecured unsubordinated debt of Gaylord Entertainment Company. Accordingly, they will rank:

• equally with all of its existing and future unsecured unsubordinated debt;

• effectively subordinated to its existing and future secured debt to the extent of the assets securing such debt, including our new revolving credit facility;

• ahead of any of its existing and future subordinated debt; and

• structurally behind all of the existing and future liabilities of its subsidiaries that are not guarantors, including the Nashville hotel loan and trade payables.

The guarantees will be general unsecured unsubordinated obligations of the guarantors. Accordingly, they will rank equally with all unsecured unsubordinated debt of the guarantors, effectively behind all secured debt of the guarantors to the extent of the assets securing such debt, and ahead of all future subordinated debt of the guarantors.

Assuming we had consummated the November Transactions as of September 30, 2003, we would have had $552.4 million of debt outstanding, $202.2 million of which would have been secured debt.

Optional Redemption	We may redeem the new notes, in whole or in part, at any time on or after November 15, 2008, at the redemption prices described in the section “Description of Notes — Optional Redemption,” plus accrued and unpaid interest.

In addition, on or before November 15, 2006, we may redeem up to 35% of the notes with the net cash proceeds from certain equity offerings at the redemption price listed in “Description of Notes — Optional Redemption.” However, we may only make such redemptions if at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption.

Change of Control	If we experience specific kinds of changes in control, we must offer to purchase the new notes at 101% of their face amount, plus accrued interest.

Certain Covenants	The indenture governing the notes, among other things, limits our ability and the ability of our restricted subsidiaries to:

• borrow money or sell preferred stock;

• create liens;

• pay dividends on or redeem or repurchase stock;

• make certain types of investments;

• sell stock in our restricted subsidiaries;

• restrict dividends or other payments from subsidiaries;

• enter into transactions with affiliates;

• issue guarantees of debt; and

• sell assets or merge with other companies.

These covenants contain important exceptions, limitations and qualifications. For more details, see “Description of Notes.”

Covenant Suspension	If the notes are rated investment grade by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services and we are not in default under the indenture, most of the covenants contained in the indenture will be subject to suspension. We currently do not meet the conditions for covenant suspension.

Transfer Restrictions	The new notes have been registered under the Securities Act and generally will be freely transferable. We do not intend to list the notes on any securities exchange.

SUMMARY HISTORICAL AND PRO FORMA COMBINED CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

      The following table sets forth, for the periods and as of the dates indicated, summary historical consolidated financial information for Gaylord Entertainment Company. The summary historical consolidated financial information as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 was derived from our audited consolidated financial statements. The summary historical consolidated financial information as of December 31, 2000 was derived from previously issued consolidated financial statements adjusted for unaudited revisions for discontinued operations. The summary historical consolidated financial information as of and for the nine months ended September 30, 2003 and 2002 was derived from our unaudited condensed consolidated financial statements. These interim unaudited condensed consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and include all adjustments necessary (consisting of normal recurring adjustments) in the opinion of management for a fair presentation of the financial position and the results of operations for these periods.

      The following table also sets forth summary unaudited pro forma combined condensed consolidated financial information as of September 30, 2003 and for the year ended December 31, 2002 and for the nine-month period ended September 30, 2003. The summary unaudited pro forma combined condensed consolidated financial information has been prepared to give effect to the ResortQuest acquisition, the issuance of the outstanding notes and the application of the net proceeds from the issuance of the outstanding notes, together with cash on hand, to retire our senior term loan, our Nashville mezzanine loan, ResortQuest’s credit facility, ResortQuest’s senior notes, and our subordinated term loan, and to pay fees and expenses related to the ResortQuest acquisition and in connection with the repayment of indebtedness and is based upon the assumptions and adjustments described in the notes to the unaudited pro forma combined condensed consolidated financial statements included elsewhere in this prospectus. The summary unaudited pro forma combined condensed consolidated financial information was prepared as if the November Transactions had been completed on January 1, 2002 for statements of operations purposes and on September 30, 2003, for balance sheet purposes. The unaudited pro forma combined condensed consolidated financial information presented below is not necessarily indicative of either future results or the results that might have been recorded if such transactions had been consummated on such dates.

      The table below should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus, “Selected Historical Financial Information,” “Unaudited Pro Forma Combined Condensed Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

								Pro Forma,
					Pro Forma,	Nine Months		Nine Months
	Years Ended December 31,				Year Ended	Ended September 30,		Ended
					December 31,			September 30,
	2002		2001	2000	2002	2003	2002	2003

	(In thousands)
Income Statement Data:
Revenues:
Hospitality	$339,380		$228,712	$237,260	$339,380	$272,502	$245,834	$272,502
Attractions and Opry Group	65,600		67,064	69,283	65,600	45,310	50,037	45,310
ResortQuest	—		—	—	190,241	—	—	153,187
Corporate and other	272		290	64	272	139	144	139

Total revenues	405,252		296,066	306,607	595,493	317,951	296,015	471,138

Operating expenses:
Operating costs	254,583		201,299	210,018	338,190	191,933	188,888	256,405
Selling, general and administrative	108,732		67,212	89,052	175,216	79,941	76,363	118,774
Preopening costs(1)	8,913		15,927	5,278	8,913	7,111	7,946	7,111
Other expenses from managed entities	—		—	—	36,504	—	—	28,062
Gain on sale of assets(2)	(30,529)		—	—	(30,529)	—	(30,529)	—
Impairment and other charges	—		14,262 (4)	75,660 (4)	—	—	—	—
Restructuring charges	(17	)(5)	2,182 (5)	12,952 (5)	(17)	—	50	—
Depreciation and amortization	56,480		38,405	44,659	65,821	43,444	41,925	50,651

Total operating expenses	398,162		339,287	437,619	594,098	322,429	284,643	461,003

Operating income (loss)	7,090		(43,221)	(131,012)	1,395	(4,478)	11,372	10,135
Interest expense, net of amounts capitalized	(46,960)		(39,365)	(30,307)	(62,893)	(31,139)	(36,289)	(42,203)
Interest income	2,808		5,554	4,046	3,374	1,773	1,917	1,773
Unrealized gain (loss) on Viacom stock, net	(37,300)		782	—	(37,300)	(27,067)	(39,611)	(27,067)
Unrealized gain (loss) on derivatives	86,476		54,282	—	86,476	24,016	80,805	24,016
Other gains and (losses)	1,163		2,661	(3,514)	1,189	435	665	435

Income (loss) from continuing operations before income taxes	13,277		(19,307)	(160,787)	(7,759)	(36,460)	18,859	(32,911)
Provision (benefit) for income taxes	1,318		(9,142)	(52,331)	(5,204)	(15,974)	1,605	(13,412)

Income (loss) from continuing operations	11,959		(10,165)	(108,456)	$(2,555)	(20,486)	17,254	$(19,499)

Gain (loss) from discontinued operations, net of taxes(3)	85,757		(48,833)	(47,600)		36,126	83,093
Cumulative effect of accounting change, net of taxes	(2,572	)(7)	11,202 (6)	—		—	(2,572)

Net income (loss)	$95,144		$(47,796)	$(156,056)		$15,640	$97,775

	As of December 31,			As of September 30,		Pro Forma At
						September 30,
	2000	2001	2002	2002	2003	2003

	(In thousands)
Balance Sheet Data:
Cash and cash equivalents:
Unrestricted	$26,757	$9,194	$98,632	$166,082	$24,772	$3,899
Restricted(8)	12,667	64,993	19,323	15,080	150,543	165,018
Total assets(9)	1,930,805	2,177,644	2,192,196	2,209,484	2,314,551	2,569,748
Total debt(10)	175,500	468,997	340,638	355,002	468,385	552,385
Secured forward exchange contract(9)	613,054	613,054	613,054	613,054	613,054	613,054
Total stockholders’ equity	765,937	696,988	787,579	797,267	806,268	907,127

See footnotes beginning on page 16

      The ratio of earnings to fixed charges below is computed by dividing (a) the sum of income from continuing operations before income taxes, plus fixed charges, plus amortization of capitalized interest, less interest capitalized, by (b) fixed charges. Fixed charges consist of interest expense, including capitalized interest, amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor. For the nine months ended September 30, 2003 and for the years ended December 31, 2000 and 2001, earnings were insufficient to cover fixed charges. The amount of earnings needed to cover fixed charges were $45.6 million for the nine months ended September 30, 2003 and $37.8 million and $167.3 million for the years ended December 31, 2001 and 2000, respectively. On a pro forma basis for the nine months ended September 30, 2003 and for the year ended December 31, 2002, earnings would have been insufficient to cover fixed charges. The pro forma amount of earnings needed to cover pro forma fixed charges would have been $42.1 million for the nine months ended September 30, 2003 and $13.7 million for the year ended December 31, 2002.

									Nine Months
									Ended
	Years Ended December 31,								September 30,

	2002		2001	2000	1999		1998		2003	2002

Other Financial Data
Ratio of earnings to fixed charges	1.12	x	—	—	28.03	x	2.61	x	—	1.30	x

				Nine Months
				Ended
	Years Ended December 31,			September 30,

	2002	2001	2000	2003	2002

Operating Data:
Gaylord Nashville:
Occupancy	68.6%	70.3%	75.9%	72.2%	67.0%
ADR	$142.58	$140.33	$140.03	$135.16	$140.09
RevPAR	$97.80	$98.65	$106.22	$97.64	$93.83
Gaylord Palms(11):
Occupancy	64.8%	—	—	76.2%	68.2%
ADR	$168.65	$—	$—	$169.57	$170.66
RevPAR	$109.37	$—	$—	$129.28	$116.41

(1)	Preopening costs are the costs associated with preopening expenses related to the construction of new hotels, start-up activities and organization costs related to the Gaylord Palms Resort & Convention Center hotel in Kissimmee, Florida and the new Gaylord Texan Resort & Convention Center under construction in Grapevine, Texas. Gaylord Palms opened in January 2002 and the Gaylord Texan is scheduled to open in April 2004.

(2)	During 2002, we sold our one-third interest in the Opry Mills Shopping Center in Nashville, Tennessee and the interest in the related land lease between Gaylord and the Mills Corporation.

(3)	In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” In accordance with the provisions of SFAS No. 144, we have presented the operating results and financial position of the following businesses as discontinued operations: WSM-FM and WWTN; Acuff-Rose Music Publishing; OKC Redhawks; Word Entertainment; GET Management, the artist management business; the international cable networks; the businesses sold to affiliates of The Oklahoma Publishing Company in 2001 consisting of Pandora Films, Gaylord Films, Gaylord Sports Management, Gaylord Event Television and Gaylord Production Company; and the water taxis.

(4)	Reflects the divestiture of certain businesses and reduction in the carrying values of certain assets.

(5)	Related primarily to employee severance and contract termination costs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(6)	Reflects the cumulative effect of the change in accounting method related to recording the derivatives associated with the secured forward exchange contract at fair value as of January 1, 2001 of $18.3 million less a related tax provision of $7.1 million. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview-Derivatives.”

(7)	Reflects the cumulative effect of the change in accounting method related to adopting the provisions of SFAS No. 142. We recorded an impairment loss related to impairment of the goodwill of the Radisson Hotel at Opryland. The impairment loss was $4.2 million, less taxes of approximately $1.6 million.

(8)	Cash and cash equivalents — restricted for Gaylord represent cash held in escrow for required capital expenditures, property taxes, insurance payments and other reserves required pursuant to the terms of credit agreements and certain collateralized outstanding letters of credit. For ResortQuest, this primarily represents guest advance deposits held in escrow for lodging reservations and deposits on real estate transactions.

(9)	Total assets include the Viacom, Inc. Class B common stock at its market values of $448.5 million, $485.8 million and $514.4 million at December 31, 2002, 2001 and 2000, respectively, and $421.4 million and $446.2 million at September 30, 2003 and 2002, respectively. During 2000, we entered into a seven-year secured forward exchange contract for a notional amount of $613.1 million with respect to 10,937,900 shares of the Viacom, Inc. Class B common stock. Prepaid interest related to the secured forward exchange contract of $118.1 million, $145.0 million and $171.9 million was included in total assets at December 31, 2002, 2001 and 2000, respectively, and $98.0 million and $124.9 million was included in total assets at September 30, 2003 and 2002, respectively.

(10)	Total debt includes both short-term and long-term debt.

(11)	Gaylord Palms opened in February 2002.

RISK FACTORS

      Participating in the exchange offer involves a number of risks. You should carefully consider the factors described and referred to below in addition to the other information set forth in this prospectus and the documents incorporated by reference into this prospectus before deciding whether to participate in the exchange offer.

Risks Relating to the Notes

If you do not properly tender your outstanding notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will remain restricted and may be adversely affected.

      We will only issue new notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding notes.

      If you do not exchange your outstanding notes for new notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register outstanding notes under the Securities Act unless our registration rights agreement with the initial purchasers of the outstanding notes requires us to do so. Further, if you continue to hold any outstanding notes after the exchange offer is consummated, you may be unable to sell them because there will be fewer of these notes outstanding.

Our substantial debt could adversely affect our cash flow and our financial health and prevent us from fulfilling our obligations under the notes.

      We have now, and will continue to have after the exchange offer, a significant amount of debt. As of September 30, 2003, we had $468.4 million of total debt, and stockholders’ equity of $806.3 million.

      Our substantial amount of debt could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations under the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future capital expenditures, working capital and other general corporate requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business and the hospitality industry, which may place us at a competitive disadvantage compared with competitors that are less leveraged;

•	increase our vulnerability to general adverse economic and industry conditions; and

•	limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity.

      In addition, the terms of our Nashville hotel loan, our new revolving credit facility and the indenture governing the notes allow us to incur substantial amounts of additional debt subject to certain limitations. Any such additional debt could increase the risks associated with our substantial leverage.

Although the notes are referred to as senior notes, they are effectively subordinated to our and the subsidiary guarantors’ secured debt and the liabilities of our non-guarantor subsidiaries.

      The notes, and each guarantee of the notes, are unsecured and therefore will be effectively subordinated to any secured debt we, or the relevant guarantor, may incur to the extent of the assets securing such debt. In the event of a bankruptcy or similar proceeding involving us or a guarantor, the assets which serve as collateral for any secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the notes. Assuming we had completed the November Transactions, as of September 30, 2003, we would have had $552.4 million of debt outstanding, $202.2 million of which would have been secured debt, and up to $25.0 million of additional availability under our 2003 Florida/ Texas senior secured credit facility. The notes are effectively subordinated to our Nashville hotel loan and any borrowings under our new revolving credit facility (which currently has approximately $88.7 million of availability) and our other secured debt. The terms of the indenture governing the notes allows us to incur substantial amounts of additional secured debt. See “Description of Certain Indebtedness.” In addition, the notes are effectively subordinated to the liabilities of our non-guarantor subsidiaries.

Not all of our subsidiaries have guaranteed the notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the notes.

      Not all of our subsidiaries have guaranteed the notes. In particular, our subsidiary that incurred our Nashville hotel loan, and certain affiliates thereof have not guaranteed, and all of our future unrestricted subsidiaries will not guarantee, the notes. Payments on the notes are only required to be made by us and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries that do not guarantee the notes, unless those assets are transferred by dividend or otherwise to us or a subsidiary guarantor. In 2002, our non-guarantor subsidiaries had revenues of $206.1 million, or 50.9% of our consolidated 2002 revenues, and loss from continuing operations before income taxes of $25.6 million. Similarly, at September 30, 2003, our non-guarantor subsidiaries had total assets of $531.5 million.

      In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its debt and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us. Consequently, your claims in respect of the notes are effectively subordinated to all of the liabilities of our non-guarantor subsidiaries, including trade payables. As of September 30, 2003, our non-guarantor subsidiaries had $349.6 million of debt and other liabilities (excluding intercompany liabilities).

Gaylord Entertainment Company is a holding company.

      Gaylord Entertainment Company is a holding company, and it conducts a substantial portion of its operations through its subsidiaries. As a result, its ability to meet its debt service obligations, including its obligations under the notes, substantially depends upon its subsidiaries’ cash flow and payment of funds to it by its subsidiaries as dividends, loans, advances or other payments. In addition, the payment of dividends or the making of loans, advances or other payments to Gaylord Entertainment Company may be subject to regulatory or contractual restrictions.

To service our debt, we will require a significant amount of cash, which may not be available to us.

      Our ability to make payments on, or repay or refinance, our debt, including the notes, and to fund planned capital expenditures will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on the satisfaction of the covenants in our new revolving credit facility and our other debt agreements, including the indenture governing the notes, and other agreements we may enter into in the future. Specifically, we will need to maintain certain financial ratios and complete construction of our new Gaylord Texan hotel in Grapevine, Texas in 2004. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our new revolving credit facility or from other sources in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs.

      In addition, prior to the repayment of the notes, we will be required to refinance our Nashville hotel loan ($201.2 million outstanding as of September 30, 2003), which matures in 2004, subject to extension to 2006, and our new revolving credit facility which matures in 2006. At the expiration of the secured forward exchange contract relating to shares of Viacom stock we own, we will be required to incur additional debt or use any cash on hand to pay the deferred tax payable at that time. See Note 10 to our consolidated financial statements for the year ended December 31, 2002 and “Management’s Discussion and Analysis of Financial Conditions and Results of Operation — Liquidity and Capital Resources.” We cannot assure you that we will be able to refinance any of our debt, including our Nashville hotel loan, our new revolving credit facility or finance the deferred taxes on our Viacom stock on commercially reasonable terms or at all. If we were unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as:

•	sales of assets;

•	sales of equity; and/or

•	negotiations with our lenders to restructure the applicable debt.

      Our credit agreements and the indenture governing the notes may restrict, or market or business conditions may limit, our ability to do some of these things.

The agreements governing our debt, including the notes and our senior secured loans, contain various covenants that limit our discretion in the operation of our business and could lead to acceleration of debt.

      Our existing agreements, including our new revolving credit facility, our Nashville hotel loan and the notes, impose, and future financing agreements are likely to impose, operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and ratios, including minimum consolidated net worth, minimum interest coverage ratio and maximum leverage ratios, and limit or prohibit our ability to, among other things:

•	incur additional debt and issue preferred stock;

•	create liens;

•	redeem and/or prepay certain debt;

•	pay dividends on our stock to our stockholders or repurchase our stock;

•	make certain investments;

•	enter new lines of business;

•	engage in consolidations, mergers and acquisitions;

•	make certain capital expenditures; and

•	pay dividends and make other distributions from our subsidiaries to us.

      These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities. In addition, our new revolving credit facility requires us to meet certain conditions relating to our new Gaylord Texan hotel in Grapevine, Texas by June 30, 2004. In particular, we are required to achieve substantial completion and initial opening of the Gaylord Texan by June 30, 2004. Failure to meet these conditions on schedule could result in a default and acceleration of any borrowings under our new revolving credit facility. See “Description of Certain Indebtedness.”

      Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

The subsidiary guarantees may not be enforceable because of fraudulent conveyance laws or state corporate laws prohibiting shareholder distributions by an insolvent subsidiary.

      The subsidiary guarantors’ guarantees of the notes may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws or state laws prohibiting subsidiary guarantees or other shareholder distributions by an insolvent subsidiary if a bankruptcy lawsuit or other action is commenced by or on behalf of our or the guarantors’ unpaid creditors.

      Under these laws, if in such a lawsuit a court were to find that, at the time a guarantor incurred debt (including debt represented by the guarantee), such guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring this debt and the guarantor:

•	was insolvent or was rendered insolvent by reason of the related financing transactions;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature; or

•	in some states, had assets valued at less than its liabilities, or would not be able to pay its debts as they become due in the usual course of business (regardless of the consideration for incurring the debt);

as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes or shareholder distribution statute, then the court could void the guarantee or subordinate the amounts owing under the guarantee to the guarantor’s presently existing or future debt or take other actions detrimental to you.

      In addition, the subsidiary guarantors may be subject to the allegation that, since they incurred their guarantees for our benefit, they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

      The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

      If a guarantee is voided as a fraudulent conveyance, is a prohibited distribution to the parent shareholder or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be Gaylord Entertainment Company’s creditor or that of any guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a guarantee will constitute a default under the indenture, which default would cause all outstanding notes to become immediately due and payable.

      We believe that, at the time the guarantors initially incurred the debt represented by the guarantees, the guarantors:

•	were not insolvent or rendered insolvent by the incurrence;

•	had sufficient capital to run our or their businesses effectively; and

•	were able to pay obligations on the notes and the guarantees as they matured or became due.

      In reaching the foregoing conclusions we have relied upon our analyses of internal cash flow projections and estimated values of the assets and liabilities of the guarantors. In addition, we have relied on a limitation to be contained in the guarantors’ guarantees that limits the guarantee as necessary to prevent it from constituting a fraudulent conveyance or prohibited distribution to shareholders under applicable law. However, a court passing on these questions might not reach the same conclusions.

We may be unable to make a change of control offer required by the indenture governing the notes, which would cause defaults under the indenture governing the notes, our new revolving credit facility and our other financing arrangements.

      The terms of the notes require us to make an offer to repurchase the notes upon the occurrence of a change of control at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest and liquidated damages, if any, to the date of the purchase. The terms of our new revolving credit facility may require, and other financing arrangements may require, repayment of amounts outstanding in the event of a change of control and limit our ability to fund the repurchase of your notes in certain circumstances. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our new revolving credit facility, and other financing agreements will not allow the repurchases. See “Description of Notes — Repurchase at the Option of Holders — Change of Control.”

There is no public trading market for the new notes and we do not know if a market will develop or, if a market does develop, whether it will be sustained.

      There is no established trading market for the new notes. Although the initial purchasers of the outstanding notes have informed us that they currently intend to make a market in the new notes, they have no obligation to do so and may discontinue making a market at any time without notice. We do not intend to apply for listing of the new notes on any securities exchange or for quotation through The Nasdaq National Market. The liquidity of any market for the new notes will depend upon the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors relating to us. A liquid trading market may not develop for the new notes.

Risks Relating to the Business of Gaylord

We may not be able to implement successfully our business strategy.

      We have refocused our business strategy on the development of additional resort and convention center hotels in selected locations in the United States and on our attractions properties and the Grand Ole Opry, which are focused primarily on the country music genres, as well as our recently acquired ResortQuest vacation rental and property management business. The success of our future operating results depends on our ability to implement our business strategy by successfully operating the Gaylord Opryland and Gaylord Palms and completing and successfully operating our new Gaylord Texan hotel in Grapevine, Texas, which is under construction, and further exploiting our attractions assets and our vacation rental business. Our ability to do this depends upon many factors, some of which are beyond our control. These include:

•	our ability to finance and complete the construction of our new Gaylord Texan hotel in Grapevine, Texas on schedule and to achieve positive cash flow from operations within the anticipated ramp-up period;

•	our ability to generate cash flows from existing operations;

•	our ability to hire and retain hotel management, catering and convention-related staff for our hotels and staff for our vacation rental offices;

•	our ability to capitalize on the strong brand recognition of certain of our media assets; and

•	the continued popularity and demand for country music.

Our hotel and convention business and our vacation rental and property management business are subject to significant market risks.

      Our ability to continue to successfully operate the Gaylord Opryland, the Gaylord Palms and our new Gaylord Texan hotel in Grapevine, Texas upon its completion, as well as our ability to operate our ResortQuest vacation rental business, is subject to factors beyond our control which could adversely impact these properties. These factors include:

•	the desirability and perceived attractiveness of the Nashville, Tennessee area; the Orlando, Florida area; and the Dallas, Texas area as tourist and convention destinations;

•	adverse changes in the national economy and in the levels of tourism and convention business that would affect our hotels or vacation rental properties we manage;

•	the hotel and convention business is highly competitive and Gaylord Palms is operating, and our new Gaylord Texan hotel will operate, in extremely competitive markets for convention and tourism business;

•	our group convention business is subject to reduced levels of demand during the year-end holiday periods, and we may not be able to attract sufficient general tourism guests to offset this seasonality; and

•	the vacation rental and property management business is highly competitive and has low barriers to entry, and we compete primarily with local vacation rental and property management companies located in its markets, some of whom are affiliated with the owners or operators of resorts where these competitors provide their services or which may have lower cost structures and may provide their services at lower rates.

Our recent acquisition of ResortQuest International, Inc., which we completed on November 20, 2003, involves substantial risks.

      The ResortQuest acquisition, which we completed on November 20, 2003, involves the integration of two companies that previously have operated independently, which is a complex, costly and time-consuming process. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the combined company’s business and the loss of key personnel. The diversion of management’s attention and any delays or difficulties encountered in connection with the ResortQuest acquisition and the integration of the two companies’ operations could harm the business, results of operations, financial condition or prospects of the combined company. In addition, we may be unable to achieve the anticipated cost savings from the ResortQuest acquisition for many reasons. Gaylord and ResortQuest have incurred substantial expenses, such as legal, accounting and financial advisor fees, in connection with the acquisition.

Unanticipated costs could adversely affect the results of hotels we open in new markets.

      As part of our growth plans, we may open or acquire new hotels in geographic areas in which we have little or no operating experience and in which potential customers may not be familiar with our business. As a result, we may have to incur costs relating to the opening, operation and promotion of those new hotel properties that are substantially greater than those incurred in other areas. Even though we may incur substantial additional costs with these new hotel properties, they may attract fewer customers than our existing hotels. As a result, the results of operations at new hotel properties may be inferior to those of our existing hotels. The new hotels may even operate at a loss. Even if we are able to attract enough customers to our new hotel properties to operate them at a profit, it is possible that those customers could simply be moving future meetings or conventions from our existing hotel properties to our new hotel properties. Thus, the opening of a new hotel property could reduce the revenue of our existing hotel properties.

Our hotel development is subject to timing, budgeting and other risks.

      We intend to develop additional hotel properties as suitable opportunities arise, taking into consideration the general economic climate. New project development has a number of risks, including risks associated with:

•	construction delays or cost overruns that may increase project costs;

•	construction defects or noncompliance with construction specifications;

•	receipt of zoning, occupancy and other required governmental permits and authorizations;

•	development costs incurred for projects that are not pursued to completion;

•	so-called acts of God such as earthquakes, hurricanes, floods or fires that could adversely impact a project;

•	the availability and cost of capital; and

•	governmental restrictions on the nature or size of a project or timing of completion.

      In particular, the terms of our new revolving credit facility require us to achieve substantial completion and initial opening of our Gaylord Texan hotel by June 30, 2004. We cannot assure you that any development project will be completed on time or within budget.

Our real estate investments are subject to numerous risks.

      Because we own hotels and attractions properties, we are subject to the risks that generally relate to investments in real property. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties, as well as the expenses incurred. In addition, a variety of other factors affect income from properties and real estate values, including governmental regulations, insurance, zoning, tax and eminent domain laws, interest rate levels and the availability of financing. For example, new or existing real estate zoning or tax laws can make it more expensive and/or time-consuming to develop real property or expand, modify or renovate properties. When interest rates increase, the cost of acquiring, developing, expanding or renovating real property increases and real property values may decrease as the number of potential buyers decreases. Similarly, as financing becomes less available, it becomes more difficult both to acquire and to sell real property. Finally, governments can, under eminent domain laws, take real property. Sometimes this taking is for less compensation than the owner believes the property is worth. Any of these factors could have a material adverse impact on our results of operations or financial condition. In addition, equity real estate investments, such as the investments we hold and any additional properties that we may acquire, are relatively difficult to sell quickly. If our properties do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, our income will be adversely affected.

Our hotel and vacation rental properties are concentrated geographically.

      Our existing hotel properties are located predominately in the southeastern United States. As a result, our business and our financial operating results may be materially affected by adverse economic, weather or business conditions in the Southeast. In addition, our ResortQuest vacation rental business manages properties that are significantly concentrated in beach and island resorts located in Florida and Hawaii and mountain resorts located in Colorado. Adverse events or conditions which affect these areas in particular, such as economic recession, changes in regional travel patterns, extreme weather conditions or natural disasters, may have an adverse impact on our ResortQuest operations.

Hospitality companies have been the target of class actions and other lawsuits alleging violations of federal and state law.

      We are subject to the risk that our results of operations may be adversely affected by legal or governmental proceedings brought by or on behalf of our employees or customers. In recent years, a number of hospitality companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted against us from time to time, and we cannot assure you that we will not incur substantial damages and expenses resulting from lawsuits of this type, which could have a material adverse effect on our business.

Our properties are subject to environmental regulations.

      Environmental laws, ordinances and regulations of various federal, state, local and foreign governments regulate certain of our properties and could make us liable for the costs of removing or cleaning up hazardous or toxic substances on, under or in the properties we currently own or operate or those we previously owned or operated. Those laws could impose liability without regard to whether we knew of, or were responsible for, the presence of hazardous or toxic substances. The presence of hazardous or toxic substances, or the failure to properly clean up such substances when present, could jeopardize our ability to develop, use, sell or rent the real property or to borrow using the real property as collateral. If we arrange for the disposal or treatment of hazardous or toxic wastes, we could be liable for the costs of removing or cleaning up wastes at the disposal or treatment facility, even if we never owned or operated that facility. Other laws, ordinances and regulations could require us to manage, abate or remove lead- or asbestos-containing materials. Similarly, the operation and closure of storage tanks are often regulated by federal, state, local and foreign laws. Finally, certain laws, ordinances and regulations, particularly those governing the management or preservation of wetlands, coastal zones and threatened or endangered species, could limit our ability to develop, use, sell or rent our real property.

Our business prospects depend on our ability to attract and retain senior level executives.

      During 2001, we appointed a new chairman and a new chief executive officer and had numerous changes in senior management. Our future performance depends upon our ability to attract qualified senior executives and to retain their services. Our future financial results also will depend upon our ability to attract and retain highly skilled managerial and marketing personnel in our different areas of operation. Competition for qualified personnel is intense and is likely to increase in the future. We compete for qualified personnel against companies with significantly greater financial resources than ours.

We have certain other minority equity interests over which we have no significant control and to or for which we may owe significant obligations.

      We have certain minority investments which are not liquid and over which we have no rights, or ability, to exercise the direction or control of the respective enterprises. These include our equity interests in Bass Pro and the Nashville Predators. When we make these investments, we sometimes extend guarantees related to such investments. For example, in connection with our investment in the Nashville Predators, we agreed to guarantee, severally and jointly with other investors, up to $15.0 million of specified obligations. The ultimate value of each of these investments will be dependent upon the efforts of others over an extended period of time. The nature of our interests and the absence of a market for those interests restricts our ability to dispose of them. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In addition, we may enter into joint venture arrangements. These arrangements are subject to uncertainties and risks, including those related to conflicting joint venture partner interests and to our joint venture partners failing to meet their financial or other obligations.

We are subject to risks relating to acts of God, terrorist activity and war.

      Our financial and operating performance may be adversely affected by acts of God, such as natural disasters or acts of terror, in locations where we own and/or operate significant properties and areas of the world from which we draw a large number of customers. Some types of losses, such as from earthquake, hurricane, terrorism and environmental hazards, may be either uninsurable or too expensive to justify insuring against. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a hotel, as well as the anticipated future revenue from the hotel. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. Similarly, wars (including the potential for war), terrorist activity (including threats of terrorist activity), political unrest and other forms of civil strife as well as geopolitical uncertainty have caused in the past, and may cause in the future, our results to differ materially from anticipated results.

We face risks related to an SEC investigation.

      In March 2003, we restated our historical financial statements for 2000, 2001 and the first nine months of 2002 to reflect certain non-cash changes, which resulted primarily from a change to our income tax accrual and a change in the manner in which we accounted for our investment in the Nashville Predators. We have been advised by the SEC staff that it is conducting a formal investigation into the financial results and transactions that were the subject of our restatement. We have been cooperating with the SEC staff and intend to continue to do so. Although we cannot predict the ultimate outcome of the investigation, we do not currently believe that the investigation will have a material adverse effect on our financial condition or results of operations. Nevertheless, if the SEC makes a determination adverse to us, we may face sanctions, including, but not limited to, monetary penalties and injunctive relief.

The hospitality industry and the vacation and property management industry are heavily regulated, including with respect to food and beverage sales, real estate brokerage licensing, employee relations and construction concerns, and compliance with these regulations could reduce our revenues and profits.

      Our hotel operations are subject to numerous laws, including those relating to the preparation and sale of food and beverages, liquor service and health and safety of premises. Our vacation rental operations are also subject to licensing requirements applicable to real estate operations, laws and regulations relating to consumer protection and local ordinances. We are also subject to laws regulating our relationship with our employees in areas such as hiring and firing, minimum wage and maximum working hours, overtime and working conditions. The success of expanding our hotel operations also depends upon our obtaining necessary building permits and zoning variances from local authorities.

If vacation rental property owners do not renew a significant number of property management contracts, our ResortQuest vacation rental business would be adversely affected.

      Through our ResortQuest vacation rental business, we provide rental and property management services to property owners pursuant to management contracts, which generally have one-year terms. The majority of such contracts contain automatic renewal provisions but also allow property owners to terminate the contract at any time. If property owners do not renew a significant number of management contracts or if we are unable to attract additional property owners, it would have a material adverse effect on our vacation rental business and financial results. In addition, although most of its contracts are exclusive, industry standards in certain geographic markets dictate that rental services be provided on a non-exclusive basis.

You are unlikely to be able to seek remedies against Arthur Andersen LLP, ResortQuest’s former independent auditor.

      ResortQuest’s consolidated financial statements as of and for the fiscal years ended December 31, 2000 and December 31, 2001 were audited by Arthur Andersen LLP, ResortQuest’s former independent auditor. In June 2002, Arthur Andersen was convicted of federal obstruction of justice charges in connection with its destruction of documents. As a result of its conviction, Arthur Andersen has ceased operations and is no longer in a position to reissue its audit reports or to provide consent to include financial statements reported on by it in this prospectus. Because Arthur Andersen has not reissued its reports and because ResortQuest is not able to obtain a consent from Arthur Andersen, you will be unable to sue Arthur Andersen for material misstatements or omissions, if any, in this prospectus, including the financial statements covered by its previously issued reports. Even if you have a basis for asserting a remedy against, or seeking to recover from, Arthur Andersen, we believe that it is unlikely that you would be able to recover damages from Arthur Andersen.

FORWARD-LOOKING STATEMENTS

      The prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “estimates,” “anticipates,” “believes,” “expects,” “intends” and similar expressions. Although we believe that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in our forward-looking statements. These factors, risks and uncertainties include, among others, the following:

•	the potential adverse effect of our debt on our cash flow and our ability to fulfill our obligations under the notes;

•	the availability of debt and equity financing on terms that are favorable to us;

•	the challenges associated with the integration of ResortQuest’s operations into our operations;

•	general economic and market conditions and economic and market conditions related to the hotel and large group meetings and convention industry;

•	the timing, budgeting and other factors and risks relating to new hotel development, including our ability to open our new Gaylord Texan hotel in Grapevine, Texas;

•	our restatement of our financial results and the related SEC investigation;

•	the possibility that an active market may not develop for the notes and therefore hinder your ability to liquidate your investment; and

•	other risks that are described in “Risk Factors.”

      Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. We do not intend, and we undertake no obligation, to update any forward-looking statement. We urge you to review carefully “Risk Factors” in this prospectus for a more complete discussion of the risks of an investment in the notes.

MARKET, RANKING AND OTHER DATA

      The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on reports of published industry sources and our estimates based on our management’s knowledge and experience in the markets in which we operate. Our estimates have been based on information obtained primarily from trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of such information contained in this prospectus.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

      In connection with the issuance of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. The following description of the registration rights agreement is a summary only. It is not complete and does not describe all of the provisions of the registration rights agreement. For more information, you should review the provisions of the registration rights agreement that we filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

      Under the registration rights agreement, we agreed that, promptly after the effectiveness of the registration statement of which this prospectus is a part, we would offer to the holders of outstanding notes who are not prohibited by any law or policy of the Securities and Exchange Commission from participating in the exchange offer, the opportunity to exchange their outstanding notes for a new series of notes, which we refer to as the new notes, that are identical in all material respects to the outstanding notes, except that the new notes do not contain transfer restrictions, have been registered under the Securities Act and are not subject to further registration rights. We and our subsidiary guarantors have agreed to keep the exchange offer open for not less than 20 days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the outstanding notes. We and our subsidiary guarantors also have agreed to use our reasonable best efforts to cause the exchange offer to be consummated on or before the date that is 30 days after the registration statement of which this prospectus is a part has become effective, or longer, if required by the federal securities laws.

      If:

•	we and our subsidiary guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Securities and Exchange Commission policy; or

•	any holder of notes notifies us prior to the 20th business day following consummation of the exchange offer that:

•	it is prohibited by law or Securities and Exchange Commission policy from participating in the exchange offer; or

•	that it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the registration statement of which this prospectus is a part is not appropriate or available for such resales; or

•	that it is a broker-dealer and owns outstanding notes acquired directly from us or one of our affiliates,

then we and the subsidiary guarantors have agreed to file with the Securities and Exchange Commission a shelf registration statement to cover resales of the outstanding notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

      We and our subsidiary guarantors will use commercially reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

      We and our subsidiary guarantors also have agreed:

•	to use our reasonable best efforts to have the registration statement of which this prospectus is a part declared effective by the Securities and Exchange Commission on or prior to 230 days after the closing of the sale of the outstanding notes;

•	unless the exchange offer would not be permitted by applicable law or Securities and Exchange Commission policy, we and our subsidiary guarantors will commence the exchange offer; and

•	we will issue new notes in exchange for all outstanding notes tendered prior thereto in the exchange offer pursuant to the requirements of the registration rights agreement; and

•	if obligated to file a shelf registration statement, we will use our commercially reasonable efforts to file the shelf registration statement with the Securities and Exchange Commission on or prior to 45 days after such filing obligation arises and to cause the shelf registration to be declared effective by the Securities and Exchange Commission on or prior to 90 days after such obligation arises, but in no event prior to 230 days after the closing of the sale of the outstanding notes.

      If:

•	we and our subsidiary guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

•	any of such registration statements is not declared effective by the Securities and Exchange Commission on or prior to the date specified for such effectiveness, also known as the effectiveness target date; or

•	we and our subsidiary guarantors fail to consummate the exchange offer within 30 business days of the effectiveness target date with respect to the registration statement of which this prospectus is a part; or

•	the shelf registration statement or the registration statement of which this prospectus is a part is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities during the periods specified in the registration rights agreement, then a registration default shall be deemed to have occurred and we and our subsidiary guarantors will pay liquidated damages to each holder of outstanding notes, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to a per annum rate of 0.25% per annum on the principal amount of outstanding notes held by such holder. The amount of the liquidated damages will increase by an additional per annum rate of 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of 1.0% per annum on the principal amount of outstanding notes constituting transfer restricted securities.

      All accrued liquidated damages will be paid by us and our subsidiary guarantors on each damages payment date to the global note holder by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

      Following the cure of all registration defaults, the accrual of liquidated damages will cease. Holders of outstanding notes will be required to make certain representations to us in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their outstanding notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above.

      By acquiring notes, a holder will be deemed to have agreed to indemnify us and our subsidiary guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any registration statement. Holders of outstanding notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of notice to that effect from us.

Resale of the New Notes

      Based on no action letters of the Securities and Exchange Commission staff issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	the new notes are acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in and are not engaged in, and do not intend to engage in, a distribution of the new notes; and

•	you are not our affiliate (within the meaning of Rule 405 under the Securities Act) or a broker-dealer that acquired outstanding notes directly from us for its own account.

      The Securities and Exchange Commission, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the Securities and Exchange Commission may not make a similar determination as in the no action letters issued to these third parties.

      If you tender outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes or otherwise do not satisfy the foregoing criteria, you

•	cannot rely on the interpretations by the Securities and Exchange Commission staff discussed above;

•	will not be able to exchange your outstanding notes for new notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the outstanding notes, unless the resale is made pursuant to an exemption from, or is otherwise not subject to, those requirements.

      Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder’s information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other transfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of new notes.

Terms of the Exchange Offer

      Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m., Eastern time, on the expiration date. We will issue new notes in principal amount equal to the principal amount of outstanding notes surrendered in the exchange offer. Outstanding notes may be tendered only for new notes and only in integral multiples of $1,000.

      The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

      As of the date of this prospectus, $350.0 million in aggregate principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission. Outstanding notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

      We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

      If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses in connection with the exchange offer. It is important that you read the section labeled “— Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

      We will return any outstanding notes that we do not accept for exchange for any reason to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration Date

      The exchange offer will expire at 5:00 p.m., Eastern time, on                     , 2004, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance Termination or Amendment

      We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

      In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., Eastern time, on the business day after the previously scheduled expiration date.

      If any of the conditions described below under “— Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion

•	to delay accepting for exchange any outstanding notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of and the approvals required under the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

      Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer.

Conditions to the Exchange Offer

      We will not be required to accept for exchange, or exchange any new notes for, any outstanding notes if as a result of any change in law or applicable interpretations thereof by the staff of the Securities and

Exchange Commission, we determine upon advice of our outside counsel that we are not permitted to effect the exchange offer as described in this prospectus.

      In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

      We expressly reserve the right to extend, amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the failure to be satisfied of any of the conditions to the exchange offer specified herein or in the letter of transmittal. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

      These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

      In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

     Procedures for Tendering Generally

      Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

•	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

•	mail or deliver such letter of transmittal or facsimile to the exchange agent prior to 5:00 p.m., Eastern time, on the expiration date; or

•	comply with the automated tender offer program procedures of DTC described below.

      In addition, either:

•	the exchange agent must receive outstanding notes along with the letter of transmittal;

•	the exchange agent must receive, prior to 5:00 p.m., Eastern time, on the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

      To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address indicated on the cover page of the letter of transmittal. The exchange agent must receive such documents prior to 5:00 p.m., Eastern time, on the expiration date.

      The tender by a holder that is not withdrawn prior to 5:00 p.m., Eastern time, on the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

      THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     How to Tender if You are a Beneficial Owner

      If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

      The transfer of registered ownership, if permitted under the indenture for the notes, may take considerable time and may not be completed prior to the expiration date.

     Signatures and Signature Guarantees

      You must have signatures on a letter of transmittal or a notice of withdrawal, as described below, guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act. In addition, the entity must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

     When You Need Endorsements or Bond Powers

      If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes. A member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

      If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

     Tendering Through DTC’s Automated Tender Offer Program

      The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.

      The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering outstanding notes that are the subject of such book-entry confirmation;

•	such participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	the agreement may be enforced against such participant.

Determinations Under the Exchange Offer

      We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

When We Will Issue New Notes

      In all cases, we will issue new notes for outstanding notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Return of Outstanding Notes not Accepted or Exchanged

      If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned to their tendering holder. In the case of outstanding notes tendered by book-entry transfer in the exchange agent’s account at DTC according to the procedures described below, such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

      By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	you are not our affiliate (as defined in Rule 144 of the Securities Act);

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in the exchange offer;

•	you are acquiring the new notes in your ordinary course of business; and

•	if you are a broker-dealer, that you will receive new notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities and that you will comply with the registration and prospectus delivery requirement of the Securities Act in connection with any resale of the new notes.

Book Entry Transfer

      The exchange agent will establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to 5:00 p.m., Eastern time, on the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

      If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s automated tender offer program prior to the expiration date, you may tender if:

•	the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered,

•	stating that the tender is being made thereby, and

•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

      Upon request to the exchange agent, a notice of guaranteed delivery will be sent you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

      Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., Eastern time, on the expiration date.

      For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at the address indicated on the cover page of the letter of transmittal, or

•	you must comply with the appropriate procedures of DTC’s automated tender offer program system.

      Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn, and

•	identify the outstanding notes to be withdrawn, including the principal amount of such withdrawn outstanding notes.

      If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the procedures of DTC.

      We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

      Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under “— Procedures for Tendering” above at any time on or prior to the expiration date.

Fees and Expenses

      We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

      We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	Securities and Exchange Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	our accounting and legal fees and printing costs;

•	reasonable fees and disbursements of counsel for the initial purchasers of the outstanding notes incurred in connection with the registration statement of which this prospectus is a part and, in the event of any shelf registration statement, reasonable fees and disbursements of one firm or counsel designated by the holders of a majority of the aggregate principal amount of the outstanding notes to act as counsel for the holders in connection with the shelf registration statement; and

•	related fees and expenses.

Transfer Taxes

      You will not be obligated to pay any transfer taxes in connection with the tender of outstanding notes unless you instruct us to register new notes in the name of, or request that outstanding notes not tendered or accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Consequences of Failure to Exchange

      If you do not exchange new notes for your outstanding notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or unless the offer or sale is exempt from the registration requirements under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Accounting Treatment

      We will record the new notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other Considerations

      Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

      We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

Exchange Agent

      We have appointed U.S. Bank National Association as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the exchange agent addressed as follows:

By Mail:	By Hand:	By Facsimile:
U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance (800) 934-6802	U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance (800) 934-6802	(651) 495-8097 (For Eligible Institutions Only) Confirm by Telephone: (651) 495-3913

USE OF PROCEEDS

      We will not receive any proceeds from the issuance of the new notes. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement. In consideration for issuing the new notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the outstanding notes, except the new notes have been registered under the Securities Act and will not contain certain restrictions on transfer or registration rights. Outstanding notes surrendered in exchange for the new notes will be retired and canceled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness. In November 2003, we received net proceeds of approximately $340.0 million from the offering of the outstanding notes. The net proceeds, together with cash on hand, were used as follows: (1) $275.6 million was used to repay the term loan portion of our Florida/Texas senior secured credit facility, our subordinated term loan and our Nashville mezzanine loan and to pay certain fees and expenses related to the ResortQuest acquisition; and (2) $79.2 million was used, together with cash on hand, to repay ResortQuest’s senior notes and its credit facility.

CAPITALIZATION

      The following table sets forth cash and cash equivalents and capitalization as of September 30, 2003 on an actual basis and pro forma as adjusted basis after giving effect to the November Transactions.

	As of September 30, 2003

		Pro Forma,
	Actual	As Adjusted

	(In millions)
Unrestricted cash and cash equivalents(1)	$24.8	$3.9
Restricted cash and cash equivalents(2)	150.5	165.0

Total cash and cash equivalents	$175.3	$168.9

Long-term debt:
Gaylord Nashville senior secured debt due 2004	$201.2	$201.2
Gaylord Nashville mezzanine debt due 2004	66.0	—
Gaylord 2003 Florida/ Texas senior term loan due 2006	150.0	—
Gaylord 2003 Florida/ Texas revolving credit facility due 2006(3)	—	—
Gaylord 2003 Florida/ Texas subordinated term loan due 2006	50.0	—
Other debt(4)	1.2	1.2
8% Senior notes due 2013	—	350.0

Total debt	468.4	552.4
Total stockholders’ equity(5)	806.3	907.1

Total capitalization	$1,274.7	$1,459.5

(1)	The pro forma, as adjusted calculation includes $24.8 million of our unrestricted cash as of September 30, 2003, plus $1.3 million of ResortQuest’s unrestricted cash as of September 30, 2003, less $22.2 million of cash used, together with the proceeds from the issuance of the outstanding notes, to retire our senior term loan, our Nashville mezzanine loan, ResortQuest’s credit facility, ResortQuest’s senior notes, and our subordinated term loan, and to pay fees and expenses related to the ResortQuest acquisition and in connection with the repayment of indebtedness.

(2)	The pro forma, as adjusted calculation includes $150.5 million of our restricted cash as of September 30, 2003 and $14.5 million of ResortQuest’s restricted cash as of September 30, 2003.

(3)	The pro forma, as adjusted calculation reflects no borrowings under our old $25.0 million revolving credit facility. Our new revolving credit facility is not reflected in the pro forma, as adjusted calculation.

(4)	The pro forma, as adjusted calculation includes $6,292 of ResortQuest’s capital leases as of September 30, 2003. We expect approximately $11 million of letters of credit to be outstanding on a pro forma, as adjusted basis.

(5)	The pro forma, as adjusted calculation reflects $7.5 million of after-tax charges related to certain prepayment penalties and the write-off of debt issuance costs associated with the repayment of our and ResortQuest’s indebtedness in connection with issuance of the outstanding notes and $108.4 million of stockholders’ equity adjustment related to the ResortQuest acquisition.

UNAUDITED PRO FORMA COMBINED CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

      The following unaudited pro forma combined condensed consolidated financial statements have been prepared to give effect to the issuance of the outstanding notes, and the merger of Gaylord and ResortQuest using the purchase method of accounting, and are based upon the assumptions and adjustments described in the notes below. These unaudited pro forma combined condensed consolidated financial statements were prepared as if the notes offering and related debt repayments, and the ResortQuest acquisition had been completed on January 1, 2002, for statements of operations purposes, and on September 30, 2003, for balance sheet purposes.

      The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the notes been issued, the indebtedness repaid and the ResortQuest acquisition occurred on the dates indicated, nor is it necessarily indicative of the future financial position or results of operations of the combined company. The unaudited pro forma combined condensed consolidated financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase price to the acquired assets and assumed liabilities of ResortQuest. The final allocation of the purchase price will be determined after the completion of the ResortQuest acquisition and will be based upon actual net tangible and intangible assets acquired and liabilities assumed. The preliminary purchase price allocation for ResortQuest is subject to revision as more detailed analysis is completed and additional information related to the fair values of ResortQuest’s assets and liabilities becomes available. Any change in the fair value of the net assets of ResortQuest will change the amount of the purchase price allocable to goodwill. Additionally, changes in ResortQuest’s working capital, including the results of operations from September 30, 2003 through the date the ResortQuest acquisition was completed, will change the amount of goodwill recorded. The final purchase price is dependent on the actual number of shares of Gaylord common stock issued, the actual number of Gaylord stock options exchanged and actual direct merger costs incurred. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

      The unaudited pro forma combined condensed consolidated financial statements also include adjustments to reflect the issuance of the outstanding notes plus amortization of estimated financing costs.

      These unaudited pro forma combined condensed consolidated financial statements are based upon, and should be read in conjunction with, the historical consolidated financial statements of Gaylord and ResortQuest and related notes and other financial information included in this prospectus.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

BALANCE SHEET

SEPTEMBER 30, 2003

			ResortQuest Acquisition			Notes
	Historical		Pro Forma			Offering
						Pro Forma		Pro Forma
	Gaylord	ResortQuest	Adjustments		Combined	Adjustments		Combined

	(amounts in thousands)
ASSETS
Current Assets:
Cash and cash equivalents — unrestricted	$24,772	$1,287	$—		$26,059	$(22,160	)(o)	$3,899
Cash and cash equivalents — restricted	150,543	14,475	—		165,018	—		165,018
Trade receivables, net	21,271	9,178	—		30,449	—		30,449
Deferred financing costs	29,462	—	—		29,462	(380	)(p)	29,082
Deferred income taxes	20,553	820	1,142	(f)	22,515	—		22,515
Other current assets	27,647	5,559	(2,475	)(g)	30,731	—		30,731
Current assets of discontinued operations	2,185	—	—		2,185	—		2,185

Total current assets	276,433	31,319	(1,333)		306,419	(22,540)		283,879
Property and Equipment, Net	1,238,002	33,208	(1,971	)(h)	1,264,164	—		1,264,164
			(5,075	)(h)
Goodwill	6,915	205,933	(29,718	)(a)	151,733	—		151,733
			(38,835	)(a)
			4,165	(a,b)
			(127,367	)(a,c)
			104,901	(a,d)
			3,464	(a,e)
			10,838	(a,f)
			2,475	(a,g)
			7,046	(a,h)
			1,916	(a,j)
Intangible Assets, Net of Accumulated Amortization	1,970	—	29,718	(a)	31,688	—		31,688
Indefinite Lived Intangible Assets			38,835	(a)	38,835	—		38,835
Investments	482,012	—	—		482,012	—		482,012
Estimated Fair Value of Derivative Assets	200,274	—	—		200,274	—		200,274
Long-term Deferred Financing Costs	78,177	781	—		78,958	2,190	(p)	81,148
Other Long-term Assets	22,370	5,247	—	(t)	27,617	—		27,617
Long-term Assets of Discontinued Operations	8,398	—	—		8,398	—		8,398

Total assets	$2,314,551	$276,488	$(941)		$2,590,098	$(20,350)		$2,569,748

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

BALANCE SHEET — (Continued)

SEPTEMBER 30, 2003

			ResortQuest Acquisition			Notes
	Historical		Pro Forma			Offering
						Pro Forma		Pro Forma
	Gaylord	ResortQuest	Adjustments		Combined	Adjustments		Combined

	(amounts in thousands)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$74,543	$83,906	$—		$158,449	$(149,906	)(q)	$8,543
Accounts payable and accrued liabilities	85,710	45,757	3,975	(b)	141,726	(3,975	)(r)	133,586
			4,165	(b)		(4,165	)(r)
			2,119	(j)
Current liabilities of discontinued operations	3,167	—	—		3,167	—		3,167

Total current liabilities	163,420	129,663	10,259		303,342	(158,046)		145,296
Secured Forward Exchange Contract	613,054	—	—		613,054	—		613,054
Long-term Debt and Capital Lease Obligations, Net of Current Portion	393,842	—	—		393,842	150,000	(s)	543,842
Deferred Income Taxes, Net	246,962	10,708	11,980	(f)	269,650	(4,798	)(f)	264,852
Estimated Fair Value of Derivative Liabilities	17,177	—	—		17,177	—		17,177
Other Long-term Liabilities	70,981	4,572	—		75,553	—		75,553
Long-term Liabilities of Discontinued Operations	828	—	—		828	—		828
Minority Interest of Discontinued Operations	2,019	—	—		2,019	—		2,019
Stockholders’ Equity:
Preferred stock	—	—	—		—	—		—
Common stock	339	193	(193	)(c)	392	—		392
			53	(d)
Additional paid-in capital	523,330	153,952	(153,952	)(c)	632,202	—		632,202
			104,848	(d)
			4,024	(e)
Retained earnings	298,438	7,136	(3,975	)(b)	298,438	(7,506	)(k)	290,932
			(2,958	)(c)
			(203	)(j)
Excess distributions	—	(29,500)	29,500	(c)	—	—		—
Other stockholders’ equity	(15,839)	(236)	236	(c)	(16,399)	—		(16,399)
			(560	)(e)

Total stockholders’ equity	806,268	131,545	(23,180)		914,633	(7,506)		907,127

Total liabilities and stockholders’ equity	$2,314,551	$276,488	$(941)		$2,590,098	$(20,350)		$2,569,748

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT

OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

			ResortQuest
			Acquisition			Notes
	Historical		Pro Forma			Offering
						Pro Forma		Pro Forma
	Gaylord	ResortQuest	Adjustments		Combined	Adjustments		Combined

	(amounts in thousands, except per share data)
Revenues	$317,951	$153,187	$—		$471,138	$—		$471,138
Operating Expenses:
Operating costs	191,933	64,472	—		256,405	—		256,405
Selling, general and administrative	79,941	38,833			118,774			118,774
Preopening costs	7,111	—	—		7,111	—		7,111
Other expenses from managed entities	—	28,062	—		28,062	—		28,062
Depreciation	39,661	5,030	(664	)(l)	44,027	—		44,027
Amortization	3,783	—	2,841	(l)	6,624			6,624

Operating (loss) income	(4,478)	16,790	(2,177)		10,135	—		10,135
Interest Expense, Net of Amounts Capitalized	(31,139)	(6,306)	—		(37,445)	(4,758	)(i)	(42,203)
Interest Income	1,773		—		1,773	—		1,773
Unrealized Loss on Viacom Stock	(27,067)	—	—		(27,067)	—		(27,067)
Unrealized Gain on Derivatives	24,016	—	—		24,016	—		24,016
Other Gains and (Losses), Net	435	—	—		435	—		435

Income (loss) before provision for income taxes and discontinued operations	(36,460)	10,484	(2,177)		(28,153)	(4,758)		(32,911)
Provision (Benefit) for Income Taxes	(15,974)	5,266	(849	)(m)	(11,557)	(1,855	)(m)	(13,412)

Income (loss) from continuing operations before discontinued operations	$(20,486)	$5,218	$(1,328)		$(16,596)	$(2,903)		$(19,499)

Income (Loss) Per Share:
Income (loss) from continuing operations before discontinued operations	$(0.61)	$0.27			$(0.42)			$(0.50)

Shares used in per share calculation — basic	33,818	19,252	(13,958	)(n)	39,112	—		39,112

Income (Loss) Per
Share — Assuming Dilution:
Income (loss) from continuing operations before discontinued operations	$(0.61)	$0.27			$(0.42)			$(0.50)

Shares used in per share calculation — diluted	33,840	19,293	(13,987	)(n)	39,146	—		39,146

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT

OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

			ResortQuest
			Acquisitions			Notes
	Historical		Pro Forma			Offering
						Pro Forma		Pro Forma
	Gaylord	ResortQuest	Adjustments		Combined	Adjustments		Combined

	(amounts in thousands, except per share data)
Revenues	$405,252	$190,241	$—		$595,493	$—		$595,493
Operating Expenses:
Operating costs	254,583	83,607	—		338,190	—		338,190
Selling, general and administrative	108,732	66,484	—		175,216	—		175,216
Preopening costs	8,913	—	—		8,913	—		8,913
Other expenses from managed entities	—	36,504	—		36,504	—		36,504
Gain on sale of assets	(30,529)	—	—		(30,529)	—		(30,529)
Restructuring charges, net	(17)	—	—		(17)	—		(17)
Depreciation	52,694	6,465	(912	)(l)	58,247	—		58,247
Amortization	3,786	—	3,788	(l)	7,574	—		7,574

Operating income (loss)	7,090	(2,819)	(2,876)		1,395	—		1,395
Interest Expense, Net of Amounts Capitalized	(46,960)	(6,825)	—		(53,785)	(9,108	)(i)	(62,893)
Interest Income	2,808	566	—		3,374	—		3,374
Unrealized Loss on Viacom Stock	(37,300)	—	—		(37,300)	—		(37,300)
Unrealized Gain on Derivatives	86,476	—	—		86,476	—		86,476
Other Gains and (Losses), Net	1,163	26	—		1,189	—		1,189

Income (loss) before income taxes, discontinued operations and cumulative effect of accounting change	13,277	(9,052)	(2,876)		1,349	(9,108)		(7,759)
Provision (Benefit) for Income Taxes	1,318	(1,848)	(1,122	)(m)	(1,652)	(3,552	)(m)	(5,204)

Income (loss) from continuing operations before discontinued operations and cumulative effect of accounting change	$11,959	$(7,204)	$(1,754)		$3,001	$(5,556)		$(2,555)

Income (Loss) Per Share:
Income (loss) from continuing operations before discontinued operations and cumulative effect of accounting change	$0.36	$(0.37)			$0.08			$(0.07)

Shares used in per share calculation — basic	33,763	19,249	(13,956	)(n)	39,056	—		39,056

Income (Loss) Per Share —
Assuming Dilution:
Income (loss) from continuing operations before discontinued operations and cumulative effect of accounting change	$0.36	$(0.37)			$0.08			$(0.07)

Shares used in per share calculation — diluted	33,794	19,370	(13,970	)(n)	39,194	—		39,194

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

1.	Basis of Pro Forma Presentation

      On November 20, 2003, pursuant to the Agreement and Plan of Merger dated as of August 4, 2003 Gaylord acquired ResortQuest, one of the nation’s largest vacation rental property management companies with approximately 20,000 units under management in 50 premier destination resorts located in the continental United States and Canada. Under the terms of the agreement, ResortQuest stockholders received 0.275 shares of Gaylord common stock for each outstanding share of ResortQuest common stock, and the ResortQuest option holders received 0.275 options to purchase Gaylord common stock for each outstanding option to purchase one share of ResortQuest common stock. Based on the number of shares of ResortQuest common stock outstanding as of September 30, 2003, Gaylord would have issued approximately 5.3 million shares of Gaylord common stock and would have issued an estimated 596,140 options. Together with direct merger costs, this would have resulted in an aggregate purchase price of approximately $113.1 million plus the assumption of ResortQuest’s outstanding debt as of September 30, 2003. The actual amount of Gaylord shares and options to be issued was determined on the effective date of the ResortQuest acquisition based on the number of shares of ResortQuest common stock and options actually outstanding on November 20, 2003. Gaylord will account for the ResortQuest acquisition under the purchase method of accounting.

      The proceeds from issuance of the notes on November 12, 2003 of $350.0 million were used to repay the ResortQuest credit facility and senior notes, the Gaylord senior term loan, the Gaylord Nashville mezzanine loan, the Gaylord subordinated term loan, the ResortQuest acquisition fees and expenses, estimated offering costs and certain prepayment penalties.

2.     Preliminary Purchase Price of ResortQuest

      The unaudited pro forma combined condensed consolidated financial statements reflect an estimated purchase price of approximately $113.1 million plus the assumption of ResortQuest’s outstanding debt as if the ResortQuest acquisition had been completed on September 30, 2003. The preliminary fair value of the Gaylord common stock to be issued is based on ResortQuest common stock outstanding as of September 30, 2003 (19,255,833 shares), the exchange ratio (0.275 Gaylord common shares for each ResortQuest common share) and the average market price of Gaylord’s common stock ($19.81), which is based on an average of the closing prices from two days before, the day of, and two days after the date of the definitive agreement, August 4, 2003. Based on the total number of ResortQuest options outstanding at September 30, 2003, Gaylord would exchange ResortQuest options for options to purchase approximately 596,140 shares of Gaylord common stock. The fair value of the options was determined using the Black-Scholes option pricing model and was based on the following weighted average assumptions: expected volatility — 34.42%; expected life — 4.03 years; risk-free interest rate — 2.9%; and expected dividend yield — 0%. The estimated total purchase price of the proposed ResortQuest acquisition is as follows (amounts in thousands):

Fair value of Gaylord common stock issued	$104,901
Fair value of Gaylord options issued	4,024
Estimated direct merger costs by Gaylord	4,165

Total	$113,090

      Under the purchase method of accounting, the total estimated purchase price is allocated to ResortQuest’s net tangible and identifiable intangible assets based upon their estimated fair value as of the date of completion of the ResortQuest acquisition. Any excess of the purchase price over the estimated fair value of the net tangible and identifiable intangibles will be recorded as goodwill. Based upon the estimated purchase price and the preliminary valuation, the preliminary purchase price allocation, which is

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL INFORMATION — (Continued)

subject to change based on Gaylord’s final analysis and changes in ResortQuest’s working capital from September 30, 2003, through the date of the acquisition is as follows:

Amount

(in thousands)
Cash acquired	$1,287
Tangible assets acquired	60,889
Amortizable intangible assets	29,718
Trade names	38,835
Goodwill	144,818

Total assets acquired	275,547
Liabilities assumed	(79,111)
Debt assumed	(83,906)
Deferred stock-based compensation	560

Net assets acquired	$113,090

      Tangible assets acquired totaling $60.9 million include $14.5 million of restricted cash, $26.2 million of property and equipment and $9.2 million of net trade receivables. A preliminary estimate of $29.7 million has been allocated to amortizable intangible assets consisting primarily of existing property management contracts and ResortQuest’s customer database. Property management contracts represent existing contracts with property owners, homeowner associations and other direct ancillary service contracts.

      Gaylord expects to amortize property management contracts on a straight-line basis over the estimated useful life of the contracts which is estimated to be 10 years for all contracts originating in Hawaii and seven years for contracts originating in the continental United States and Canada. Gaylord expects to amortize the customer database over a two-year period. Included in the tangible assets acquired is ResortQuest’s vacation rental management software, First Resort Software. Gaylord expects to amortize First Resort Software over an estimated useful life of five years.

      The depreciation and amortization related to the fair value adjustments are reflected as pro forma adjustments to the unaudited pro forma combined condensed consolidated financial statements.

      Of the total estimated purchase price, approximately $38.8 million has been allocated to trade names. The assumption used in the preliminary valuation is that trade names, which consist primarily of the “ResortQuest” trade name, will not be amortized and will have an indefinite remaining useful life. If Gaylord should change the assumptions used in the valuation, amounts preliminarily allocated to trade names may significantly decrease or be eliminated, and amounts allocated to amortizable intangible assets may increase significantly, which could result in a material increase in amortization of intangible assets.

      Of the total estimated purchase price, a preliminary estimate of $144.8 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair market value of the net tangible and intangible assets acquired and liabilities assumed. Goodwill will not be amortized and will be tested for impairment on an annual basis and whenever events or circumstances occur indicating that the goodwill may be impaired. The preliminary purchase price allocation for ResortQuest is subject to revision as more detailed analysis is completed and additional information on the fair values of ResortQuest’s assets and liabilities becomes available. Any change in the fair value of the net assets of ResortQuest will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL INFORMATION — (Continued)

3.     Pro Forma Adjustments

      Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to ResortQuest’s net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments. Intercompany transactions between Gaylord and ResortQuest were not significant. Certain reclassifications have been made to conform ResortQuest’s historical and unaudited pro forma combined condensed consolidated financial statements to Gaylord’s financial presentation.

      The pro forma combined provision (benefit) for income taxes does not reflect the amounts that would have resulted had Gaylord and ResortQuest filed consolidated income tax returns during the periods presented.

      The accompanying unaudited pro forma combined condensed consolidated financial statements have been prepared as if the ResortQuest acquisition was completed on September 30, 2003, for balance sheet purposes and as of January 1, 2002, for statements of operations purposes and reflect the following pro forma adjustments:

(a) To eliminate ResortQuest existing intangible assets and to establish indefinite lived and amortizable intangible assets and goodwill resulting from the proposed purchase.

(b) To record estimated direct merger costs of approximately $4.2 million to be incurred by Gaylord that are eligible to be capitalized in accordance with SFAS No. 141, “Business Combinations.” ResortQuest’s estimated direct costs of approximately $4.0 million have been reflected as an accrual and a reduction in ResortQuest’s retained earnings. Actual amounts could differ materially upon close of the proposed acquisition.

(c) To eliminate adjusted pro forma stockholders’ equity of ResortQuest.

(d) To record the estimated fair value of Gaylord shares of common stock to be issued.

(e) To record the estimated fair value of $4.0 million of Gaylord vested and unvested options to be exchanged. For unvested awards, FASB Interpretation No. 44 requires that the intrinsic value (estimated at approximately $560,000 as of September 30, 2003) be allocated to unearned compensation and be expensed over the remaining future vesting period. The actual amount to be allocated to unearned compensation expense will be based on the stock price of Gaylord common stock and the number of unvested ResortQuest options on the date the ResortQuest acquisition is complete. The amortization of unearned compensation expense established at the date of the ResortQuest acquisition for unvested stock options as if the ResortQuest acquisition were effective January 1, 2002, is immaterial and has not been included in the unaudited pro forma combined condensed consolidated statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002.

(f) To adjust deferred tax assets and liabilities to reflect the impact of the pro forma adjustments at a tax rate of 39%.

(g) To reduce ResortQuest’s inventory balance to conform ResortQuest’s accounting treatment for certain inventory items, including but not limited to linens, soaps, shampoos and miscellaneous supplies, to Gaylord’s method of accounting.

(h) To adjust the ResortQuest vacation rental management software by approximately $2.0 million to its fair value based on preliminary valuations and to adjust the historical net book value of $5.1 million related to ResortQuest’s accounting and financial reporting software platform to

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL INFORMATION — (Continued)

zero. Gaylord intends to replace ResortQuest’s current accounting and financial reporting software platform with Gaylord’s accounting and financial reporting platform.

(i) To adjust interest expense (including the amortization of deferred financing costs) for the estimated changes in interest expense resulting from the issuance of the notes offset by the debt repayments of the ResortQuest credit facility and senior notes and the Gaylord Nashville mezzanine loan, senior term loan and subordinated term loan.

(j) Certain ResortQuest employees have existing employment contracts requiring payments by ResortQuest under certain circumstances, including change of control. These contractual payments are estimated to aggregate approximately $2.1 million in which approximately $1.9 million is eligible to be capitalized in accordance with EITF 95-8 “Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination” whereby the amount will be accounted for as an adjustment of the purchase price of ResortQuest. These capitalized items include change of control payments and other severance related costs.

(k) To record the write-off of deferred financing costs and to recognize prepayment penalties aggregating $12.3 million, offset by an income tax benefit of $4.8 million utilizing a statutory tax rate of 39%.

(l) To adjust depreciation expense related to purchase price adjustments of ResortQuest’s property and equipment and amortization expense related to the purchase price of the amortizable intangible assets.

(m) To record the income tax effects of the pro forma statement of operations adjustments utilizing a statutory tax rate of 39%.

(n) Represents reduction in weighted average shares outstanding based on the 0.275 exchange ratio in the ResortQuest acquisition. Shares used to calculate unaudited pro forma net income (loss) per basic share were computed by adding approximately 5.3 million shares assumed to be issued in exchange for the outstanding ResortQuest shares to Gaylord’s weighted average shares outstanding. Shares used to calculate unaudited pro forma net income per diluted share were computed by adding approximately 5.3 million assumed to be issued and approximately 107,000 options assumed to be issued and dilutive to Gaylord’s weighted average shares outstanding.

(o) Reflects the use of cash on hand for payment of certain fees and expenses.

(p) To record the estimated deferred financing costs associated with the offering of $10.3 million, offset by the write-off of deferred financing costs of $0.8 million related to the extinguishment of ResortQuest’s credit facility and senior notes and $7.7 million related to Gaylord’s mezzanine loan, senior term loan and subordinated term loan (of which $0.4 million was included in current assets).

(q) To record the prepayment of the $33.9 million ResortQuest credit facility, the $50.0 million ResortQuest senior notes, and the $66.0 million Gaylord Nashville mezzanine loan from the proceeds of the offering.

(r) To record the payment of the estimated direct merger costs of approximately $4.2 million to be incurred by Gaylord and $4.0 million to be incurred by ResortQuest from the proceeds of the offering.

(s) To record the $350.0 million notes offering, offset by the prepayment of $50.0 million of the Gaylord subordinated term loan and the prepayment of $150.0 million of the Gaylord senior term loan from the proceeds of the notes offering.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL INFORMATION — (Continued)

(t) As of September 30, 2003, ResortQuest had an outstanding note receivable totaling approximately $4 million which is collateralized by certain residential property. During November 2003, Gaylord contracted an independent external third party to appraise the property, confirm outstanding senior lien claims and assess the associated credit risk. Based on Gaylord’s assessment of the appraisal, the Company intends to recognize a valuation allowance effective at closing of the ResortQuest acquisition of approximately $3.8 million which will be accounted for as an adjustment of the ResortQuest purchase price allocations. The establishment of this valuation allowance, which will decrease the amount of the asset represented by the note receivable and increase the amount of the purchase price allocable to goodwill, has not been reflected in the accompanying pro forma combined condensed consolidated financial statements as the impairment was subsequent to September 30, 2003.

4.	Integration and Miscellaneous Costs Related to ResortQuest Merger

      The unaudited pro forma combined condensed consolidated financial statements do not reflect any anticipated cost savings or synergies that are anticipated to result from the ResortQuest acquisition as there can be no assurances that such cost savings or synergies will occur.

      The unaudited pro forma combined condensed consolidated financial statements do not include any adjustments for liabilities resulting from integration planning, severance or relocation costs related to ResortQuest employees, costs of vacating some facilities of ResortQuest, or other costs associated with existing activities of ResortQuest that could affect amounts in the unaudited pro forma combined condensed consolidated financial statements. In addition, Gaylord may incur significant restructuring changes upon completion of the ResortQuest acquisition.

5.	ResortQuest Other Charges

      ResortQuest’s general and administrative expenses included in the statement of operations for the year ended December 31, 2002 includes approximately $15.1 million of items that ResortQuest management considered other items. These charges include a $10.6 million non-cash write-down of certain capitalized software development costs and intangibles related to ResortQuest’s vacation rental management software, $2.6 million in severance and employee related charges, $1.1 million in professional fees and expenses related to financing and strategic alternatives, and $760,000 of other charges related to property and office closings/consolidations. These other charges have not been adjusted in the unaudited pro forma combined condensed consolidated financial statements.

SELECTED HISTORICAL FINANCIAL INFORMATION

      The following selected historical financial information of Gaylord and its subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 was derived from our audited consolidated financial statements. The selected financial information as of December 31, 2000, 1999 and 1998 and for each of the two years in the period ended December 31, 1999 was derived from previously issued audited consolidated financial statements adjusted for unaudited revisions for discontinued operations. The selected financial information for the nine-month periods ended September 30, 2003 and 2002 was derived from our unaudited consolidated financial statements. These unaudited interim consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and include all adjustments necessary (consisting of normal recurring adjustments) in the opinion of management for a fair presentation of the financial position and the results of operations for these periods. The information in the following table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Income Statement Data

									Nine Months Ended
	Years Ended December 31,								September 30,

	1998		1999		2000	2001	2002		2002	2003

	(In thousands)
Revenues:
Hospitality	$237,076		$239,248		$237,260	$228,712	$339,380		$245,834	$272,502
Attractions	110,452		97,839		69,283	67,064	65,600		50,037	45,310
Corporate and other	5,797		5,318		64	290	272		144	139

Total revenues	353,325		342,405		306,607	296,066	405,252		296,015	317,951

Operating expenses:
Operating costs	217,064		220,088		210,018	201,299	254,583		188,888	191,933
Selling, general and administrative	66,428		74,004		89,052	67,212	108,732		76,363	79,941
Preopening costs(1)	—		1,892		5,278	15,927	8,913		7,946	7,111
Gain on sale of assets(2)	—		—		—	—	(30,529)		(30,529)	—
Impairment and other charges	—		—		75,660 (9)	14,262 (9)	—		—	—
Restructuring charges	—		2,786	(6)	12,952 (6)	2,182 (6)	(17	)(6)	50	—
Merger costs	—		(1,741	)(7)	—	—	—		—	—
Depreciation and amortization	34,663		40,857		44,659	38,405	56,480		41,925	43,444

Total operating expenses	318,155		337,886		437,619	339,287	398,162		284,643	322,429

Total operating income (loss)	35,170		4,519		(131,012)	(43,221)	7,090		11,372	(4,478)

Interest expense, net of amounts capitalized	(28,742)		(15,047)		(30,307)	(39,365)	(46,960)		(36,289)	(31,139)
Interest income	25,067		5,922		4,046	5,554	2,808		1,917	1,773
Unrealized gain on Viacom stock, net	—		—		—	782	(37,300)		(39,611)	(27,067)
Unrealized gain on derivatives	—		—		—	54,282	86,476		80,805	24,016
Other gains and losses	19,351	(4)(5)	586,371	(8)(4)	(3,514)	2,661	1,163		665	435

Income (loss) from continuing operations before income taxes	50,846		581,765		(160,787)	(19,307)	13,277		18,859	(36,460)
Provision (benefit) for income taxes	19,866		172,831		(52,331)	(9,142)	1,318		1,605	(15,974)

see footnotes beginning on page 52

Nine Months Ended
Years Ended December 31,	September 30,

1998	1999	2000	2001	2002	2002	2003

(In thousands)
Income (loss) from continuing operations	30,980	408,934	(108,456)	(10,165)	11,959	17,254	(20,486)
Gain (loss) from discontinued operations, net of taxes(3)	(1,359)	(15,280)	(47,600)	(48,833)	85,757	83,093	36,126
Cumulative effect of accounting change, net of taxes	—	—	—	11,202	(10)	(2,572	)(11)	(2,572)	—

Net income (loss)	$29,621	$393,654	$(156,056)	$(47,796)	$95,144	$97,775	$15,640

Income (loss) per share:
Income (loss) from continuing operations	$0.94	$12.42	$(3.25)	$(0.30)	$0.36	$0.51	$(0.61)
Gain (loss) from discontinued operations	(0.04)	(0.46)	(1.42)	(1.45)	2.54	2.46	1.07
Cumulative effect of accounting change	—	—	—	0.33	(0.08)	(0.08)	—

Net income (loss)	$0.90	$11.96	$(4.67)	$(1.42)	$2.82	$2.89	$0.46

Income (loss) per share-assuming dilution:
Income (loss) from continuing operations	$0.93	$12.31	$(3.25)	$(0.30)	$0.36	$0.51	$(0.61)
Gain (loss) from discontinued operations	(0.04)	(0.46)	(1.42)	(1.45)	2.54	2.46	1.07
Cumulative effect of accounting change	—	—	—	0.33	(0.08)	(0.08)	—

Net income (loss)	$0.89	$11.85	$(4.67)	$(1.42)	$2.82	$2.89	$0.46

Dividends per share	$0.65	$0.80	$—	$—	$—	$—	$—

Other Financial Data

									Nine Months
									Ended
	Years Ended December 31,								September 30,

	1998		1999		2000	2001	2002		2002		2003

Ratio of earnings to fixed charges(13)	2.61	x	28.03	x	—	—	1.12	x	1.30	x	—

Balance Sheet Data

	As of December 31,									As of September 30,

	1998	1999		2000		2001		2002		2002		2003

Total assets	$1,012,624	$1,741,215		$1,930,805	(8)	$2,177,644	(8)	$2,192,196	(8)	$2,209,484		$2,314,551
Total debt	261,328	297,500		175,500		468,997	(12)	340,638	(12)	355,002		468,385
Secured forward exchange contract	—	—		613,054	(8)	613,054	(8)	613,054	(8)	613,054	(8)	613,054	(8)
Total stockholders’ equity	523,587	1,007,149	(10)	765,937		696,988		787,579		797,267		806,268

(1)	Preopening costs are the costs associated with pre-opening expenses related to the construction of new hotels, start-up activities and organization costs related to the Company’s Gaylord Palms Resort and Convention Center hotel in Kissimmee, Florida and the new Gaylord Texan hotel under construction in Grapevine, Texas. Gaylord Palms opened in January 2002 and the Gaylord Texan is anticipated to open in April 2004.

(2)	During 2002, the Company sold its one-third interest in the Opry Mills Shopping Center in Nashville, Tennessee and its interest in the related land lease between the Company and the Mills Corporation.

(3)	In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” In accordance with the provisions of SFAS No. 144, the Company has presented the operating results and financial position of the following businesses as discontinued operations: WSM-FM and WWTN (the “Radio Operations”); Acuff-Rose Music; OKC Redhawks; Word Entertainment; GET Management; the Company’s artist management business; the Company’s international cable networks; the businesses sold to affiliates of The Oklahoma Publishing Company (“OPUBCO”) in 2001 consisting of Pandora Films, Gaylord Films, Gaylord Sports Management, Gaylord Event Television and Gaylord Production Company; and the Company’s water taxis.

(4)	In 1995, the Company sold its cable television systems. Net proceeds were $198.8 million in cash and a note receivable with a face amount of $165.7 million, which was recorded at $150.7 million, net of a $15.0 million discount. As part of the sale transaction, the Company also received contractual equity participation rights (the “Rights”) equal to 15% of the net distributable proceeds from future asset sales. During 1998, the Company collected the full amount of the note receivable and recorded a pretax gain of $15.0 million related to the note receivable discount. During 1999, the Company received cash and recognized a pretax gain of $129.9 million representing the value of the Rights. The proceeds from the note receivable prepayment and the Rights were used to reduce outstanding bank indebtedness.

(5)	Includes a pretax gain of $16.1 million on the sale of the Company’s investment in the Texas Rangers Baseball Club, Ltd. and a pretax gain totaling $8.5 million primarily related to the settlement of contingencies from the sales of television stations KHTV in Houston and KSTW in Seattle.

(6)	Related primarily to employee severance and contract termination costs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(7)	The merger costs relate to the reversal of merger costs associated with the October 1, 1997 merger when TNN and CMT were acquired by CBS.

(8)	Includes a pretax gain of $459.3 million on the divestiture of television station KTVT in Dallas-Ft. Worth in exchange for CBS Series B preferred stock (which was later converted into 11,003,000 shares of Viacom, Inc. Class B common stock), $4.2 million of cash, and other consideration. The CBS Series B preferred stock was included in total assets at its market value of $648.4 million at December 31, 1999. The Viacom, Inc. Class B common stock was included in total assets at its market values of $448.5 million, $485.8 million and $514.4 million at December 31, 2002, 2001 and 2000, respectively, and $421.4 million and $446.2 million at September 30, 2003 and 2002, respectively. During 2000, the Company entered into a seven-year forward secured exchange contract for a notional amount of $613.1 million with respect to 10,937,900 shares of the Viacom, Inc. Class B common stock. Prepaid interest related to the secured forward exchange contract of $118.1 million, $145.0 million and $171.9 million was included in total assets at December 31, 2002, 2001 and 2000, respectively, and $98.0 million and $124.9 million was included in total assets at September 30, 2003 and 2002, respectively.

(9)	Reflects the divestiture of certain businesses and reduction in the carrying values of certain assets.

(10)	Reflects the cumulative effect of the change in accounting method related to recording the derivatives associated with the secured forward exchange contract at fair value as of January 1, 2001, of $18.3 million less a related tax provision of $7.1 million.

(11)	Reflects the cumulative effect of the change in accounting method related to adopting the provisions of SFAS No. 142. The Company recorded an impairment loss related to impairment of the goodwill of the Radisson Hotel at Opryland. The impairment loss was $4.2 million, less taxes of approximately $1.6 million.

(12)	Related primarily to the construction of the Company’s Gaylord Palms Resort and Convention Center hotel in Kissimmee, Florida and its new Gaylord Texan Resort and Convention Center in Grapevine, Texas.

(13)	The ratio of earnings to fixed charges is computed by dividing (a) the sum of income from continuing operations before income taxes, plus fixed charges, plus amortization of capitalized interest, less interest capitalized, by (b) fixed charges. Fixed charges consist of interest expense, including capitalized interest, amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor. For the nine months ended September 30, 2003 and for the years ended December 31, 2000 and 2001, earnings were insufficient to cover fixed charges. The amount of earnings needed to cover fixed charges were $45.6 million for the nine months ended September 30, 2003 and $167.3 million and $37.8 million for the years ended December 31, 2000 and 2001, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

      Gaylord Entertainment Company is a diversified hospitality and entertainment company which has operated through its subsidiaries, principally in three business segments: Hospitality; Opry and Attractions Group; and Corporate and Other. During 2003, the Company revised its reportable segments for all periods presented based upon the sale of WSM-FM and WWTN(FM), new management and an internal realignment of operational responsibilities. The Company is managed using the three business segments described above, as well as its recently acquired ResortQuest vacation rental and property management business, which will be a new segment. Due to management’s decision during 2003 and 2002 to pursue plans to dispose of certain businesses, those businesses have been presented as discontinued operations as described in more detail below.

Hotel Development and Financing

      Gaylord Palms in Kissimmee, Florida commenced operations in January 2002. The Company recorded $4.5 million and $12.2 million of preopening expenses during 2002 and 2001, respectively. The Gaylord Texan in Grapevine, Texas, which is currently under construction and is scheduled to open in April 2004, recorded $4.0 million and $3.1 million of preopening expenses during 2002 and 2001, respectively. The Company expects increases in preopening costs related to the Gaylord Texan until its completion. As of December 31, 2002, the Company had $98.6 million in unrestricted cash in addition to the net cash flows from certain operations to fund its cash requirements including the Company’s 2003 construction commitments related to its hotel construction projects. These resources were not adequate to fund all of the Company’s 2003 construction commitments. Therefore, additional long-term financing was required to fund the Company’s construction commitments related to its hotel development projects and to fund its overall anticipated operating losses in 2003. During May 2003, the Company finalized a $225 million credit facility, which we refer to as the 2003 Florida/ Texas senior secured loans or the 2003 Loans, with Deutsche Bank Trust Company Americas, Bank of America, N.A., CIBC Inc. and a syndicate of other lenders. The 2003 Florida/ Texas senior secured loans were repaid with the proceeds of our outstanding 8% senior notes due 2013 and were replaced by our new revolving credit facility in November 2003. The 2003 Loans consisted of a $25 million senior revolving facility, a $150 million senior term loan and a $50 million subordinated term loan. The 2003 Loans were due in 2006. The senior loan bore interest of LIBOR plus 3.5%. The subordinated loan bore interest of LIBOR plus 8.0%. The 2003 Loans were secured by the Gaylord Palms assets and the Gaylord Texan. At the time of closing the 2003 Loans, the Company engaged LIBOR interest rate swaps which fixed the LIBOR rates of the 2003 Loans at 1.48% in year one and 2.09% in year two. The Company was required to pay a commitment fee equal to 0.5% per year of the average daily unused portion of the 2003 Loans. At the end of the third quarter of 2003, the Company had 100% borrowing capacity of the $25 million revolver. Proceeds of the 2003 Loans were used to pay off the Term Loan of $60 million as discussed below and the remaining net proceeds of approximately $134 million were deposited into an escrow account for the completion of the construction of the Gaylord Texan. At September 30, 2003 the unamortized balances of the 2003 Loans deferred financing costs were $2.6 million in current assets and $4.3 million in long-term assets. The provisions of the 2003 Loans contained covenants and restrictions including compliance with certain financial covenants, restrictions on additional indebtedness, escrowed cash balances, as well as other customary restrictions. As of September 30, 2003, the Company was in compliance with all covenants under the 2003 loans.

Recent Developments

      On November 12, 2003, the Company completed its offering of $350 million in aggregate principal amount of senior notes due 2013 (the “Senior Notes”) in an institutional private placement, increased from the $225 million proposed offering previously announced. The interest rate of the Senior Notes is 8%, although the Company has entered into interest rate swaps with respect to $125 million principal amount of the Senior Notes which results in an effective interest rate of LIBOR plus 2.95% with respect to that portion of the Senior Notes. The Senior Notes, which mature on November 15, 2013, bear interest semi-annually in cash in arrears on May 15 and November 15 of each year, starting on May 15, 2004. The Senior Notes are redeemable, in whole or in part, at any time on or after November 15, 2008 at a designated redemption amount, plus accrued and unpaid interest. In addition, the Company may redeem up to 35% of the Senior Notes before November 15, 2006 with the net cash proceeds from certain equity offerings. The Senior Notes rank equally in right of payment with the Company’s other unsecured unsubordinated debt, but are effectively subordinated to all of the Company’s secured debt to the extent of the assets securing such debt. The Senior Notes are guaranteed on a senior unsecured basis by each of the Company’s subsidiaries that was a borrower or guarantor under the 2003 Loans, and as of November 2003, of the new revolving credit facility. The net proceeds from the offering of the Senior Notes, together with the Company’s cash on hand, were used as follows:

•	$275.6 million was used to repay the $150 million senior term loan portion and the $50 million subordinated term loan portion of the 2003 Loans, as well as the remaining $66 million of the Company’s $100 million Mezzanine Loan and to pay certain estimated fees and expenses related to the ResortQuest acquisition; and

•	$79.2 million was placed in escrow pending consummation of the ResortQuest acquisition, at which time that amount was used, together with available cash, to repay ResortQuest’s senior notes and its credit facility.

      On November 20, 2003, we entered into a new $65.0 million revolving credit facility, which has been increased to $100.0 million. The new revolving credit facility, which replaced the revolving credit portion under the 2003 Florida/Texas senior secured credit facility, matures in May 2006 and borrowings thereunder bear interest at a rate of either LIBOR plus 3.50% or the lending banks’ base rate plus 2.25%. The new revolving credit facility is guaranteed by our subsidiaries that were guarantors or borrowers under our 2003 Florida/Texas senior secured credit facility and is secured by a leasehold mortgage on the Gaylord Palms Resort & Convention Center. The new revolving credit facility requires us to achieve substantial completion and initial opening of the Gaylord Texan by June 30, 2004. The new revolving credit facility was arranged by Deutsche Bank Securities Inc. and Banc of America Securities LLC.

      On November 20, 2003, the Company acquired ResortQuest in a tax-free stock-for-stock merger. ResortQuest, which is based in Destin, Florida, is one of the largest vacation rental property manager in the United States. ResortQuest will continue to operate as a separate brand led by its existing senior management team. Under the terms of the definitive merger agreement, the ResortQuest stockholders received 0.275 shares of Gaylord common stock for each outstanding share of ResortQuest common stock.

      The Company revised its reportable segments during the first quarter of 2003 due to the Company’s decision to dispose of WSM-FM and WWTN(FM). Subsequent to committing to a plan of disposal during the first quarter of 2003, the Company, through a wholly-owned subsidiary, entered into an agreement to sell the assets primarily used in the operations of WSM-FM and WWTN(FM) to Cumulus Broadcasting, Inc. (“Cumulus”) in exchange for approximately $62.5 million in cash. The Company also entered into a local marketing agreement with Cumulus pursuant to which, from April 21, 2003 until the closing of the sale of the assets, the Company, for a fee, made available to Cumulus substantially all of the broadcast time on WSM-FM and WWTN(FM). In turn, Cumulus provided programming to be broadcast during such broadcast time and collected revenues from the advertising that it sold for broadcast during this programming time. On July 21, 2003, the Company finalized the sale of WSM-FM and WWTN(FM) for approximately $62.5 million. At the time of the sale, net proceeds of approximately $50 million were placed in an escrow account for completion of the Gaylord Texan. Concurrently, the Company also entered into a joint sales agreement with Cumulus for WSM-AM in exchange for $2.5 million in cash. The Company will continue to own and operate WSM-AM, and under the terms of the joint sales agreement with Cumulus, Cumulus will be responsible for all sales of commercial advertising on WSM-AM and provide certain sales promotion, billing and collection services relating to WSM-AM, all for a specified commission. The joint sales agreement has a term of five years.

      Gaylord is a party to the lawsuit styled Nashville Hockey Club Limited Partnership v. Gaylord Entertainment Company, Case No. 03-1474, now pending in the Chancery Court for Davidson County, Tennessee. In its complaint for breach of contract, Nashville Hockey Club Limited Partnership alleges that Gaylord failed to honor its payment obligation under a Naming Rights Agreement for the multi-purpose arena in Nashville known as the Gaylord Entertainment Center. Specifically, Plaintiff alleges that Gaylord failed to make a semi-annual payment to Plaintiff in the amount of $1,186,565.50 when due on January 1, 2003 and in the amount of $1,245,894 when due on July 1, 2003. Gaylord contends that it made the payment due under the Naming Rights Agreement by way of set off against obligations owed by Plaintiff to CCK Holdings, LLC (“CCK”) (a wholly-owned consolidated subsidiary of the Company) under a “put option” CCK exercised pursuant to the Partnership Agreement between CCK and Plaintiff. CCK has assigned the proceeds of its put option to Gaylord. Gaylord is vigorously contesting this case by filing an answer and counterclaim denying any liability to Plaintiff, specifically alleging that all payments due to Plaintiff under the Naming Rights Agreement have been paid in full and asserting a counterclaim for amounts owing on the put option under the Partnership Agreement. Nashville Hockey Club Limited Partnership has filed a motion for summary judgment, which has been set for hearing on February 6, 2004, and the parties are proceeding with discovery. Gaylord will continue to vigorously assert its rights in this litigation.

      The Company restated its historical financial statements for 2000, 2001 and the first nine months of 2002 to reflect certain non-cash changes, which resulted primarily from a change to the Company’s income tax accrual and the manner in which the Company accounted for its investment in the Nashville Hockey Club Limited Partnership, which owns the Nashville Predators. The Company has been advised by the SEC Staff that it is conducting a formal investigation into the financial results and transactions that were the subject of the restatement by the Company. The Company has been cooperating with the SEC staff and intends to continue to do so. Although the Company cannot predict the ultimate outcome of the investigation, the Company does not currently believe that the investigation will have a material adverse effect on the Company’s financial condition or results of operations.

Critical Accounting Policies

      “Management’s Discussion and Analysis of Financial Condition and Results of Operations” discusses Gaylord’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. Accounting estimates are an integral part of the preparation of the consolidated financial statements and the financial reporting process and are based upon current judgments. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Certain accounting estimates are particularly sensitive because of their complexity and the possibility that future events affecting them may differ materially from the Company’s current judgments and estimates.

      This listing of critical accounting policies is not intended to be a comprehensive list of all of the Company’s accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by generally accepted accounting principles, with no need for management’s judgment regarding accounting policy. The Company believes that of its significant accounting policies, as discussed in Note 1 to the consolidated financial statements, the following may involve a higher degree of judgment and complexity.

      Revenue Recognition. The Company recognizes revenue from its rooms as earned on the close of business each day. Revenues from concessions and food and beverage sales are recognized at the time of the sale. The Company recognizes revenues from the Opry and Attractions Group segment when services are provided or goods are shipped, as applicable. Provision for returns and other adjustments are provided for in the same period the revenues are recognized. The Company defers revenues related to deposits on advance room bookings and advance ticket sales at the Company’s tourism properties until such amounts are earned.

      Impairment of Long-Lived Assets and Goodwill. In accounting for the Company’s long-lived assets other than goodwill, the Company applies the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company adopted the provisions of SFAS No. 144 during 2001 with an effective date of January 1, 2001. The Company previously accounted for goodwill using SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.” In June 2001, SFAS No. 142, “Goodwill and Other Intangible Assets,” was issued. SFAS No. 142 is effective January 1, 2002. Under SFAS No. 142, goodwill and other intangible assets with indefinite useful lives will not be amortized but will be tested for impairment at least annually and whenever events or circumstances occur indicating that these intangibles may be impaired. The determination and measurement of an impairment loss under these accounting standards require the significant use of judgment and estimates. The determination of fair value of these assets and the timing of an impairment charge are two critical components of recognizing an asset impairment charge that are subject to the significant use of judgment and estimation. Future events may indicate differences from these judgments and estimates.

      Restructuring Charges. The Company has recognized restructuring charges in accordance with Emerging Issues Task Force (“EITF”) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring),” in its consolidated financial statements. Restructuring charges are based upon certain estimates of liabilities related to costs to exit an activity. Liability estimates may change as a result of future events, including negotiation of reductions in contract termination liabilities and expiration of outplacement agreements.

Discontinued Operations

      In August 2001, the FASB issued SFAS No. 144, which superseded SFAS No. 121 and the accounting and reporting provisions for the disposal of a segment of a business of APB Opinion No. 30, “Reporting the Results of Operations -Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.” SFAS No. 144 retains the requirements of SFAS No. 121 for the recognition and measurement of an impairment loss and broadens the presentation of discontinued operations to include a component of an entity (rather than a segment of a business).

      In accordance with the provisions of SFAS No. 144, the Company has presented the operating results, financial position and cash flows of the following businesses as discontinued operations in its consolidated financial statements as of December 31, 2002 and 2001 and for each of the three years ended December 31, 2002 and as of September 30, 2003 and for the nine months ended September 30, 2003 and September 30, 2002: WSM-FM and WWTN(FM) (the “Radio Operations”); Word Entertainment (“Word”), the Company’s contemporary Christian music business; the Acuff-Rose Music Publishing catalog entity; GET Management, the Company’s artist management business which was sold during 2001; the Company’s ownership interest in the Oklahoma Redhawks (the “Redhawks”), a minor league baseball team based in Oklahoma City, Oklahoma; the Company’s international cable networks; the businesses sold to affiliates of OPUBCO in 2001 consisting of Pandora Films, Gaylord Films, Gaylord Sports Management, Gaylord Event Television and Gaylord Production Company; and the Company’s water taxis sold in 2001.

Derivatives

      The Company utilizes derivative financial instruments to reduce interest rate risks and to manage risk exposure to changes in the value of certain owned marketable securities. Effective January 1, 2001, the Company records derivatives in accordance with SFAS No. 133, as amended. SFAS No. 133, as amended, established accounting and reporting standards for derivative instruments and hedging activities.

SFAS No. 133 requires all derivatives to be recognized in the statement of financial position and to be measured at fair value. Changes in the fair value of those instruments are reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for treatment as cash flow hedges in accordance with the provisions of SFAS No. 133. In October 1999, CBS Corporation (“CBS”) acquired the television station KTVT from the Company in exchange for $485.0 million of CBS Series B convertible preferred stock, $4.2 million of cash and other consideration. The Company recorded a pretax gain of $459.3 million, which is included in other gains and losses in the consolidated statements of operations, based upon the disposal of the net assets of KTVT of $29.9 million, including related selling costs. CBS merged with Viacom in May 2000, resulting in the conversion of CBS convertible preferred stock into Viacom stock. During 2000, the Company entered into a seven-year secured forward exchange contract with respect to 10,937,900 shares of its Viacom, Inc. (“Viacom”) stock investment acquired, indirectly, as a result of the divestiture of KTVT in exchange for $485.0 million of CBS Series B convertible preferred stock, $4.2 million of cash and other consideration. Under SFAS No. 133, components of the secured forward exchange contract are considered derivatives. The adoption of SFAS No. 133 has had a material impact on the Company’s results of operations and financial position.

      During 2001, the Company entered into three contracts to cap its interest rate risk exposure on its long-term debt. Two of the contracts cap the Company’s exposure to one-month LIBOR rates on up to $375.0 million of outstanding indebtedness at 7.5%. Another interest rate cap, which caps the Company’s exposure on one-month Eurodollar rates on up to $100.0 million of outstanding indebtedness at 6.625%, expired in October 2002. These interest rate caps qualify for hedge accounting and changes in the values of these caps are recorded as other comprehensive income and losses in the consolidated statements of stockholders’ equity.

Results of Operations

      The following table contains unaudited summary financial data for the nine month periods ended September 30, 2003 and 2002 and the three years ended December 31, 2002. The table also shows the percentage relationships to total revenues and, in the case of segment operating income (loss), its relationship to segment revenues.

							Nine Months Ended
	Years Ended December 31,						September 30,

	2002	%	2001	%	2000	%	2003	%	2002	%

	(Dollars in thousands)
Revenues:
Hospitality	$339,380	83.7	$228,712	77.3	$237,260	77.4	$272,502	85.7	$245,834	83.0
Opry and Attractions Group	65,600	16.2	67,064	22.6	69,283	22.6	45,310	14.3	50,037	16.9
Corporate and other	272	0.1	290	0.1	64	—	139	—	144	—

Total revenues	405,252	100.0	296,066	100.0	306,607	100.0	317,951	100.0	296,015	100.0

Operating expenses:
Operating costs	254,583	62.8	201,299	68.0	210,018	68.5	191,933	60.4	188,888	63.8
Selling, general & administrative	108,732	26.8	67,212	22.7	89,052	29.0	79,941	25.1	76,363	25.8
Preopening costs	8,913	2.2	15,927	5.4	5,278	1.7	7,111	2.2	7,946	2.7
Gain on sale of assets	(30,529)	—	—	—	—	—	—	—	(30,529)	—
Impairment and other charges	—	—	14,262	—	75,660	—
Restructuring charge, net	(17)	—	2,182	—	12,952	—	—	—	50	—
Depreciation and amortization:
Hospitality	44,924		25,593		24,447		34,991		33,547
Opry and Attractions Group	5,778		6,270		13,955		3,851		4,095
Corporate and other	5,778		6,542		6,257		4,602		4,283

Total depreciation and amortization	56,480	13.9	38,405	13.0	44,659	14.6	43,444	13.7	41,925	14.2

Total operating expenses	398,162	98.3	339,287	114.6	437,619	142.7	322,429	101.4	284,643	96.2
Operating income (loss);
Hospitality	25,972	7.7	34,270	15.0	45,478	19.2	34,687	12.7	18,018	7.3
Opry and Attractions Group	1,596	2.4	(5,010)	(7.5)	(44,413)	(64.1)	(610)	(1.3)	2,400	4.8
Corporate and other	(42,111)	—	(40,110)	—	(38,187)	—	(31,379)	—	(31,535)	—
Preopening costs	(8,913)	—	(15,927)	—	(5,278)	—	(7,176)	—	(7,990)	—
Gain on sale of assets	30,529	—	—	—	—	—	—	—	30,529	—
Impairment and other charges	—	—	(14,262)	—	(75,660)	—
Restructuring charge, net	17	—	(2,182)	—	(12,952)	—	—	—	(50)	—

Total operating income (loss)	7,090	1.8	(43,221)	(14.6)	(131,012)	(42.7)	(4,478)	(1.4)	11,372	3.8
Interest expense, net of amounts capitalized	(46,960)	—	(39,365)	—	(30,307)	—	(31,139)	—	(36,289)	—
Interest income	2,808	—	5,554	—	4,046	—	1,773	—	1,917	—
Gain (loss) on Viacom and derivatives, net	49,176	—	55,064	—	—	—	(3,051)	—	41,194	—
Other gains and losses	1,163	—	2,661	—	(3,514)	—	435	—	665	—
(Provision) benefit for income taxes	(1,318)	—	9,142	—	52,331	—	15,974	—	(1,605)	—
Income from discontinued operations, net of taxes	85,757	—	(48,833)	—	(47,600)	—	36,126	—	83,093	—
Cumulative effect of accounting change, net of taxes	(2,572)	—	11,202	—	—	—	—	—	(2,572)	—

Net income (loss)	$95,144		$(47,796)	—	$(156,056)	—	$15,640	—	$97,775	—

      The Company considers Revenue per Available Room (RevPAR) to be a meaningful indicator of our hospitality segment performance because it measures the period over period change in room revenues. The Company calculates RevPAR by dividing room sales by room nights available to guests for the period. RevPAR is not comparable to similarly titled measures such as revenues. Occupancy, average daily rate and RevPAR for Gaylord Opryland and Gaylord Palms, subsequent to its January 2002 opening, are shown in the following table.

	Years Ended December 31,

	2002	2001	2000

Gaylord Opryland
Occupancy	68.6%	70.3%	75.9%
ADR	$142.58	$140.33	$140.03
RevPAR	$97.80	$98.65	$106.22
Gaylord Palms
Occupancy	64.8%	—	—
ADR	$168.65	—	—
RevPAR	$109.37	—	—

Nine Month Periods Ended September 30, 2003 and September 30, 2002

Hospitality

      The Hospitality segment comprises the operations of the Gaylord Hotel properties and the Radisson Hotel at Opryland. The Gaylord Hotel properties consist of the Gaylord Opryland Resort and Convention Center located in Nashville, Tennessee (“Gaylord Opryland”) and the Gaylord Palms Resort and Convention Center located in Kissimmee, Florida (“Gaylord Palms”).

      The Company considers Revenue per Available Room (RevPAR) to be a meaningful indicator of our hospitality segment performance because it measures the period over period change in room revenues. The Company calculates RevPAR by dividing room sales by room nights available to guests for the period. RevPAR is not comparable to similarly titled measures such as revenues. Occupancy, Average Daily Rate and RevPAR for Gaylord Opryland and Gaylord Palms, subsequent to its January 2002 opening, are shown in the following table.

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,

	2003	2002	2003	2002

Gaylord Opryland
Occupancy	70.7%	68.7%	72.2%	67.0%
Average Daily Rate	$132.25	$140.78	$135.16	$140.09
RevPAR	$93.46	$96.71	$97.64	$93.83
Gaylord Palms
Occupancy	70.0%	68.6%	76.2%	68.2%
Average Daily Rate	$147.17	$155.54	$169.57	$170.66
RevPAR	$103.00	$106.72	$129.28	$116.41

      Total revenues in the Hospitality segment decreased $2.3 million, or 2.7%, to $82.8 million in the third quarter of 2003 as compared to the third quarter of 2002, and increased $26.7 million, or 10.8%, to $272.5 million in the first nine months of 2003 compared to the same period of 2002. Revenues of Gaylord Palms decreased $3.1 million, or 9.0%, to $31.5 million in the third quarter of 2003, and increased $15.6 million, or 15.6%, to $115.8 million for the first nine months of 2003. Revenues of Gaylord Opryland increased $0.8 million, or 1.5%, to $49.4 million in the third quarter of 2003 and increased $10.8 million, or 7.7%, to $151.5 million in the first nine months of 2003.

      Revenues decreased at Gaylord Palms for the three months ended September 30, 2003, as compared to the three months ended September 30, 2002, due to a reduction in group rooms occupied due to accommodations to groups needing to move their meetings from third quarter 2003 to 2004. The increase in revenues at Gaylord Palms for the nine months ended September 30, 2003, as compared to the nine months ended September 30, 2002, is attributed to higher levels of occupancy at the hotel during the period and higher RevPAR during the period. This higher level of occupancy can be attributed to lower than anticipated results in 2002 due to the effects of the September 11, 2001 terrorist attacks, as well as the fact that the hotel was in operation for the full nine months of 2003. Management also believes this higher level of occupancy can also be attributed to higher customer satisfaction at the hotel, resulting in increases in return and first-time group and individual bookings.

      The increase in revenues at Gaylord Opryland for the three months ended September 30, 2003, as compared to the three months ended September 30, 2002, was driven by higher occupancy at the hotel. While occupancy increased, lower group room rates and an unfavorable change in group customer mix during the period contributed to a reduction in average daily rate and RevPAR during this period. The increase in revenues at Gaylord Opryland for the nine months ended September 30, 2003, as compared to the nine months ended September 30, 2002, is primarily attributed to increased occupancy during the period.

      Total operating expenses, which consists of operating costs and selling, general and administrative expenses, in the Hospitality segment increased $0.4 million, or 0.6%, to $65.7 million in the third quarter of 2003, and increased $8.6 million, or 4.4%, to $202.9 million in the first nine months of 2003. For the third quarter of 2003, Gaylord Palms’ total operating expenses decreased $0.4 million, or 1.5%, to $26.8 million and Gaylord Opryland’s total operating expenses increased $0.6 million, or 1.6%, to $37.6 million. For the first nine months of 2003, Gaylord Palms’ total operating expenses increased $6.3 million, or 8.0%, to $85.2 million and Gaylord Opryland’s total operating expenses increased $2.0 million, or 1.8%, to $113.8 million.
      Operating costs consists of direct costs associated with the daily operations of the Company’s businesses. Operating costs in the Hospitality segment increased $2.7 million, or 5.5%, to $51.5 million for the third quarter of 2003, and increased $6.8 million, or 4.5%, to $157.2 million in the first nine months of 2003. Operating costs at Gaylord Palms increased $0.7 million, to $19.4 million for the third quarter of 2003, and increased $3.8 million, to $61.6 million, for the first nine months of 2003. Operating costs at Gaylord Opryland increased $1.8 million to $31.0 million in the third quarter of 2003, and increased $2.8 million, to $92.9 million, for the first nine months of 2003. The increase at Gaylord Palms for the three months ended September 30, 2003 was due to the increased level of occupancy at the hotel, while the increase at Gaylord Palms for the nine months ended September 30, 2003 was primarily attributed to the fact that the hotel was open for the full nine months of 2003. The increase in operating costs at Gaylord Opryland for the three and nine months ended September 30, 2003 was due to an increase in utilities expense, as well as higher costs resulting from increased occupancy at the hotel.

      Selling, general and administrative expenses in the hospitality segment decreased $2.3 million, or 13.7%, to $14.3 million, for the three months ended September 30, 2003 compared to the same period ended 2002, and increased $1.8 million, or 4.0%, to $45.6 million for the first nine months of 2003. Selling, general and administrative expenses at Gaylord Palms decreased $1.1 million, to $7.3 million, for the third quarter of 2003, and increased $2.5 million to $23.6 million for the first nine months of 2003. The decrease in selling, general and administrative expenses at Gaylord Palms for the three months ending September 30, 2003 is due to a reduction in advertising expenditures and raw materials and supplies. This reduction can be attributed to a higher level of expenditures in 2002 associated with the hotel’s continued “start-up” operations in the third quarter of 2002. The increase in selling, general and administrative expenses at Gaylord Palms for the nine month period ended September 30, 2003, as compared to the nine month period ended September 30, 2002, is primarily attributable to the fact that the hotel was in operation for the full nine months of 2003.

      Selling, general and administrative expenses at Gaylord Opryland decreased $1.2 million, to $6.6 million for the third quarter of 2003, and decreased $0.8 million, to $21.0 million, for the first nine months of 2003. The decrease in selling, general and administrative expenses for the three and nine months ended September 30, 2003 for Gaylord Opryland is due to a decrease in advertising expense related to a reduction in special event advertising and a decrease in direct mail advertising.

Attractions and Opry Group

      The Attractions and Opry Group consists of the Grand Ole Opry, WSM-AM, the Ryman Auditorium, the Wildhorse Saloon, the General Jackson Showboat, the Springhouse Golf Course and Corporate Magic, a company specializing in the production of creative and entertainment events in support of the corporate and meeting marketplace.

      Revenues in the Attractions and Opry Group segment were flat at $15.3 million for the third quarter of 2003 as compared to the third quarter of 2002, and decreased $4.7 million, or 9.4%, to $45.3 million for the first nine months of 2003. The decrease in revenues in the Attractions and Opry Group is primarily due to a $4.3 million decrease at Corporate Magic due to decreased corporate customer spending during the first nine months of 2003, as compared to the same period of 2002. The decrease in revenue of Corporate Magic was partially offset by increased revenues of the Grand Ole Opry and the Wildhorse Saloon during the first nine months of 2003 due to a slightly better tourism market during 2003 as compared to 2002.

      Total operating expenses in the Attractions and Opry Group segment increased $0.6 million, or 4.8%, to $13.2 million in the third quarter of 2003, and decreased $1.5 million, or 3.4%, to $42.1 million for the first nine months of 2003. The decrease in total operating expense for the nine months of 2003 is primarily due to the decrease in operating expenses associated with Corporate Magic’s decrease in revenue.

      Operating costs of the Attractions and Opry Group segment increased $1.3 million, or 15.2%, to $10.1 million for the third quarter of 2003, as compared to the third quarter of 2002, and decreased $4.7 million, or 14.1%, to $28.7 million for the first nine months of 2003, compared to the same period of 2002. The increase in operating costs for the third quarter is primarily attributed to increased labor costs and corporate shared services allocations. The operating costs decrease for the nine months ending September 30, 2003, is due to a decrease in the operating costs of Corporate Magic of $3.4 million, to $6.3 million for the first nine months of 2003, as compared to same period of 2002, as a result of a decrease in Corporate Magic revenue.

      During 2000, the Company began production of an IMAX movie to portray the history of country music. As a result of the 2001 Strategic Assessment, the carrying value of the IMAX film asset was reevaluated on the basis of its estimated future cash flows resulting in an initial impairment charge of $6.9 million.

      In the third quarter of 2003, based on the revenues generated by the theatrical release of the movie, the asset was again reevaluated on the basis of estimated future cash flows. As a result, an additional impairment charge of $0.9 million was recorded in the third quarter of 2003. The carrying value of the asset was $1.2 million, as of September 30, 2003.

      Selling, general and administrative expenses of the Attractions and Opry Group decreased $0.7 million to $3.2 million for the third quarter of 2003, as compared to the third quarter of 2002, and increased $3.3 million, to $13.4 million for the first nine months of 2003. The increase in selling, general and administrative expenses during the first nine months of 2003 is primarily due to the increase in certain profit sharing and bonus plan expenses.

Corporate and Other

      Corporate and Other segment consists of the naming rights agreement, salaries and benefits, legal, human resources, accounting, pension and other administrative costs. Total operating expenses in the Corporate and Other segment increased $0.8 million, or 10.1%, to $9.2 million during the third quarter of 2003, and decreased $0.5 million, or 1.8%, to $27.0 million for the first nine months of 2003. Effective December 31, 2001, the Company amended its retirement plans and its retirement savings plan. As a result of these amendments, the retirement cash balance benefit was frozen and the policy related to future Company contributions to the retirement savings plan was changed. The Company recorded a pretax charge of $5.7 million in the first quarter of 2002 related to the write-off of unamortized prior service cost in accordance with SFAS No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined

Benefit Pension Plans and for Termination Benefits”, and related interpretations, which is included in selling, general and administrative expenses. In addition, the Company amended the eligibility requirements of its postretirement benefit plans effective December 31, 2001. In connection with the amendment and curtailment of the plans and in accordance with SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” and related interpretations, the Company recorded a gain of $2.1 million which is reflected as a reduction in corporate and other selling, general and administrative expenses in the first quarter of 2002. The change in operating costs associated with the change in pension plans was a net increase of selling, general and administrative costs in 2002 of $3.3 million. These nonrecurring gains and losses were recorded in the Corporate and Other segment and were not allocated to the Company’s other operating segments.

Preopening Costs

      Preopening costs are costs related to the Company’s hotel development activities. Preopening costs increased $1.4 million, to $3.3 million for the third quarter of 2003, and decreased $0.8 million, to $7.1 million for the first nine months of 2003. The changes in the preopening costs are attributed to the opening of Gaylord Palms in January 2002, and the increased activity in preparing the Gaylord Texan expected to open in April 2004. Preopening costs for the three months and nine months ended September 30 are as follows:

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(In thousands)
Gaylord Palms	$—	$41	$—	$4,846
Gaylord Texan	3,257	1,438	6,928	2,712
Other preopening	26	388	183	388

Total preopening costs	$3,283	$1,867	$7,111	$7,946

      The Company expects preopening costs to increase during the remainder of 2003 as a result of the Gaylord Texan. The Company anticipates preopening costs associated with the Gaylord Texan to total approximately $12.6 million for the twelve months ended December 31, 2003.

Gain on Sale of Assets

      During 1998, the Company entered into a partnership with The Mills Corporation to develop the Opry Mills Shopping Center in Nashville, Tennessee. The Company held a one-third interest in the partnership as well as the title to the land on which the shopping center was constructed, which was being leased to the partnership. During the second quarter of 2002, the Company sold its partnership share to certain affiliates of The Mills Corporation for approximately $30.8 million in cash proceeds upon the disposition. In accordance with the provisions of SFAS No. 66, “Accounting for Sales of Real Estate”, and other applicable pronouncements, the Company deferred approximately $20.0 million of the gain representing the estimated present value of the continuing land lease interest between the Company and the Opry Mills partnership at June 30, 2002. The Company recognized approximately $10.6 million of the proceeds, net of certain transaction costs, as a gain during the second quarter of 2002. During the third quarter of 2002, the Company sold its interest in the land lease and recognized the remaining $20.0 million deferred gain, less certain transaction costs.

Restructuring Charges

      As part of the Company’s ongoing assessment of operations during 2002, the Company identified certain duplication of duties within divisions and realized the need to streamline those tasks and duties. Related to this assessment, during the second quarter of 2002 the Company adopted a plan of restructuring to streamline certain operations and duties. Accordingly, the Company recorded a pretax restructuring charge of $1.1 million related to employee severance costs and other employee benefits. The restructuring charges all relate to continuing operations. The 2002 restructuring charge was partially offset by reversal of prior years’ restructuring accrual of $1.1 million, as discussed below.

      During the second quarter of 2002, the Company reversed $0.9 million of the 2001 restructuring charges related to continuing operations. The reversal included charges related to a lease commitment and certain placement costs related to the 2001 and 2000 restructuring. During the second quarter of 2002, the Company entered into two subleases to lease certain office space the Company previously had recorded in the 2001 and 2000 restructuring charges. The sublease agreements resulted in a reversal of the 2001 and 2000 restructuring charges in the amount of $0.7 million and $0.1 million, respectively. Also during the second quarter of 2002, the Company evaluated the 2001 restructuring accrual and determined certain severance benefits and outplacement services had expired.

      During the fourth quarter of 2000, the Company recognized pretax restructuring charges of $16.4 million related to exiting certain lines of business and implementing a new strategic plan. The restructuring charges consisted of contract termination costs of $10.0 million to exit specific activities and employee severance and related costs of $6.4 million. During the second quarter of 2001, the Company negotiated reductions in certain contract termination costs, which allowed the reversal of $2.3 million of the restructuring charges originally recorded during the fourth quarter of 2000.

Depreciation Expense

      Depreciation expense was $13.2 million for the third quarter and $39.7 million for the first nine months of 2003 and remained relatively constant compared to the same periods of 2002, due to the same amount of depreciable assets in service during the periods.

Amortization Expense

      Amortization expense increased $0.4 million for the third quarter and $1.1 million for the nine months ended September 30, 2003, as compared to the same periods of 2002. The increase in amortization expense is due to additional amortization of software during the periods.

Consolidated Operating Income (Loss)

      Total operating income decreased $26.2 million to an operating loss of $7.9 million in the third quarter of 2003 as compared to the third quarter of 2002, and decreased $15.9 million, to a $4.5 million operating loss in the first nine months of 2003, as compared to the same period of 2002. This decrease is primarily attributed to a gain of $20.0 million representing the estimated fair value of the continuing land lease interest between the Company and the Opry Mills partnership at June 30, 2002, that was recognized in the operating results for the nine months ended September 30, 2002. Operating income in the hospitality segment decreased $4.7 million during the third quarter of 2003, and increased $17.5 million for the first nine months of 2003. The decrease for the three months ended September 30, 2003 is attributed to lower RevPAR. The increase for the first nine months of 2003 is primarily as a result of the Gaylord Palms being open for a full nine months in 2003. Operating income of the Attractions and Opry Group segment decreased $0.6 million to $0.8 million for the third quarter of 2003, and decreased $3.0 million, to an operating loss of $0.6 million for the first nine months of 2003. The operating income of the Attractions and Opry Group segment decreased as a result of decreased operating income of Corporate Magic of $1.0 million due to decreased corporate customer spending and a reduction in events for the first nine months of 2003 as compared to 2002.

      The Corporate and Other segment realized an operating loss of $10.7 million for the third quarter of 2003 compared to an operating income of $10.2 million for the same period a year earlier. The decrease of $20.9 million is primarily attributed to a gain of $20.0 million representing the estimated fair value of the continuing land lease interest between the Company and the Opry Mills partnership at June 30, 2002, that was recognized in the operating results for the third quarter of 2002. The change is due to increased personnel costs, changes in the Company’s medical plans and the Company’s amendment of its retirement plans, retirement savings plan and postretirement benefits plans.

Consolidated Interest Expense

      Consolidated interest expense, including amortization of deferred financing costs, decreased $1.5 million to $10.5 million for the third quarter of 2003 and decreased $5.2 million in the nine months ended September 30, 2003. The decrease in 2003 was caused by an increase in capitalized interest of $5.7 million primarily related to the increase in capitalized interest of the Gaylord Texan during the first nine months of 2003. The increase in capitalized interest was partially offset by the write-off of unamortized deferred financing costs of the Term Loan at the time the Term Loan was paid off in May 2003. The Company’s weighted average interest rate on its borrowings, including the interest expense related to the secured forward exchange contract, was 5.2% in the first nine months of 2003 as compared to 5.3% in the first nine months of 2002.

Consolidated Interest Income

      Interest income remained relatively constant at $0.7 million for the third quarter of 2003, and $1.8 million for the first nine months of 2003.

Unrealized Gain (Loss) on Viacom Stock and Derivatives

      During 2000, the Company entered into a seven-year secured forward exchange contract with respect to 10.9 million shares of Viacom Class B Common Stock (the “Viacom Stock”). Effective January 1, 2001, the Company adopted the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, as amended, and reclassified its investment in Viacom Stock from available-for-sale to trading. Under SFAS No. 133, components of the secured forward exchange contract are considered derivatives.

      For the three months ended September 30, 2003, the Company recorded net pretax losses of $59.0 million related to the decrease in fair value of the Viacom Stock and a pretax gain of $33.0 million related to the increase in fair value of the derivatives associated with the secured forward exchange contract. For the nine months ended September 30, 2003, the Company recorded a pretax loss of $27.1 million related to the decrease in fair value of the Viacom Stock and pretax gains of $24.0 million related to the increase in fair value of the derivatives associated with the secured forward exchange contract.

      For the three months ended September 30, 2002, the Company recorded net pretax losses of $42.0 million related to the decrease in fair value of the Viacom Stock and a pretax gain of $60.7 million related to the increase in fair value of the derivatives associated with the secured forward exchange contract. For the nine months ended September 30, 2002, the Company recorded a pretax loss of $39.6 million related to the decrease in fair value of the Viacom Stock and pretax gains of $80.8 million related to the increase in fair value of the derivatives associated with the secured forward exchange contract.

Consolidated Other Gains and Losses

      Other gains and losses decreased $0.6 million during the three months ended September 30, 2003 as compared to the same period in 2002 and decreased $0.2 million for the nine months ended September 30, 2003.

Consolidated Income Taxes

      The provision for income taxes decreased $26.4 million to a $19.1 million benefit in the third quarter of 2003, and decreased $17.6 million to a $16.0 million benefit for the nine months ended September 30,

2003. The effective tax rate for income taxes was 43.87% for the first nine months of 2003 compared to 8.51% for the first nine months of 2002.

  Discontinued Operations

      In accordance with the provisions of SFAS No. 144, the Company has presented the operating results, financial position, cash flows and any gain or loss on disposal of the following businesses as discontinued operations in its financial statements as of September 30, 2003 and December 31, 2002 and for the three months and nine months ended September 30, 2003 and 2002: WSM-FM, WWTN(FM), Acuff-Rose Music Publishing, the Oklahoma Redhawks (the “Redhawks”), Word Entertainment (“Word”) and the Company’s international cable networks.

      WSM-FM and WWTN(FM). During the first quarter of 2003, the Company committed to a plan of disposal of WSM-FM and WWTN(FM) (collectively, the “Radio operations”). Subsequent to committing to a plan of disposal during the first quarter, the Company, through a wholly-owned subsidiary, entered into an agreement to sell the assets primarily used in the operations of WSM-FM and WWTN(FM) to Cumulus Broadcasting, Inc. (“Cumulus”) in exchange for approximately $62.5 million in cash. In connection with this agreement, the Company also entered into a local marketing agreement with Cumulus pursuant to which, from April 21, 2003 until the closing of the sale of the assets, the Company, for a fee, made available to Cumulus substantially all of the broadcast time on WSM-FM and WWTN(FM). In turn, Cumulus provided programming to be broadcast during such broadcast time and collected revenues from the advertising that it sold for broadcast during this programming time. On July 21, 2003, the Company finalized the sale of WSM-FM and WWTN(FM) for approximately $62.5 million and recorded a pretax gain on the sale during the third quarter of 2003 of approximately $54.6 million. At the time of the sale, net proceeds of approximately $50 million were placed in restricted cash for completion of the Gaylord Texan. Concurrently, the Company also entered into a joint sales agreement with Cumulus for WSM-AM in exchange for $2.5 million in cash. The Company will continue to own and operate WSM-AM, and under the terms of the joint sales agreement with Cumulus, Cumulus will be responsible for all sales of commercial advertising on WSM-AM and provide certain sales promotion, billing and collection services relating to WSM-AM, all for a specified commission. The joint sales agreement has a term of five years.

      Acuff-Rose Music Publishing. During the second quarter of 2002, the Company committed to a plan of disposal of its Acuff-Rose Music Publishing catalog entity. During the third quarter of 2002, the Company finalized the sale of the Acuff-Rose Music Publishing catalog entity to Sony/ATV Music Publishing for approximately $157.0 million in cash before royalties payable to Sony for the period beginning July 1, 2002 until the sale date. Proceeds of $25.0 million were used to reduce the Company’s outstanding indebtedness as further described in “Liquidity and Capital Resources — Financing”. During the third quarter of 2003, the Company revised its estimates of reserves previously established for certain sale-related, transaction costs resulting in a reduction in the reserve amount of $0.5 million.

      OKC Redhawks. During the first quarter of 2002, the Company committed to a plan of disposal of its ownership interests in the Redhawks, a minor league baseball team based in Oklahoma City, Oklahoma. During the third quarter 2003, the Company agreed to sell its interests in the Redhawks. The sale closed during November 2003.

      Word Entertainment. The Company committed to a plan to sell Word during the third quarter of 2001. During January 2002, the Company sold Word’s domestic operations to an affiliate of Warner Music Group for $84.1 million in cash. The Company recognized a pretax gain of $0.5 million during the three months ended March 31, 2002 related to the sale in discontinued operations in the condensed consolidated statements of operations. Proceeds from the sale of $80.0 million were used to reduce the Company’s outstanding indebtedness as further described in “Liquidity and Capital Resources — Financing”. During the third quarter of 2003, due to the expiration of certain indemnification periods as specified in the sales contract, the previously established indemnification reserve of $1.5 million was reversed.

      International Cable Networks. On June 1, 2001, the Company adopted a formal plan to dispose of its international cable networks. During the first quarter of 2002, the Company finalized a transaction to sell certain assets of its Asia and Brazil networks. The terms of this transaction included the assignment of certain transponder leases, which resulted in a reduction of the Company’s transponder lease liability and a related $3.8 million pretax gain, during the first quarter of 2002, which is reflected in discontinued operations in the condensed consolidated statements of operations. The Company guaranteed $0.9 million in future lease payments by the assignee from the date of the sale until December 31, 2002. At the time the Company entered into the guarantee, the Company recorded the associated liability of $0.9 million. Due to the assignee’s failure to pay the lease liability during the fourth quarter of 2002, the Company was required to pay the lease payments. The Company is not required to pay any future lease payments related to the transponder lease. In addition, the Company ceased its operations based in Argentina during 2002.

      The following table reflects the results of operations of businesses accounted for as discontinued operations for the three months and nine months ended September 30:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(In thousands)
Revenues:
Radio operations	$360	$2,764	$3,703	$7,344
Acuff-Rose Music Publishing	—	—	—	7,654
Redhawks	2,137	2,557	5,000	6,048
Word	—	—	—	2,594
International cable networks	—	—	—	744

Total revenues of discontinued operations	$2,497	$5,321	$8,703	$24,384

Operating income (loss):
Radio operations	$89	$741	$613	$661
Acuff-Rose Music Publishing	—	(460)	—	933
Redhawks	497	711	529	974
Word	—	(11)	—	(917)
International cable networks	—	—	—	(1,576)

Total operating income of discontinued operations	586	981	1,142	75
Interest expense	(1)	—	(1)	(80)
Interest income	2	11	7	61
Other gains and losses	56,885	130,790	57,239	135,393

Income before provision for income taxes	57,472	131,782	58,387	135,449
Provision for income taxes	22,322	51,072	22,261	52,356

Income from discontinued operations	$35,150	$80,710	$36,126	$83,093

      The assets and liabilities of the discontinued operations presented in the accompanying condensed consolidated balance sheets are comprised of:

	September 30,	December 31,
	2003	2002

	(In thousands)
Current assets:
Cash and cash equivalents	$1,919	$1,812
Trade receivables, less allowance of $0 and $490, respectively	112	1,600
Inventories	154	163
Prepaid expenses	—	127
Other current assets	—	393

Total current assets	2,185	4,095
Property and equipment, net of accumulated depreciation	3,256	5,157
Goodwill	—	3,527
Amortizable intangible assets, net of accumulated amortization	3,942	3,942
Other long-term assets	1,200	702

Total long-term assets	8,398	13,328

Total assets	$10,583	$17,423

Current liabilities:
Current portion of long-term debt	$—	$94
Accounts payable and accrued expenses	3,167	6,558

Total current liabilities	3,167	6,652
Other long-term liabilities	828	789

Total long-term liabilities	828	789

Total liabilities	3,995	7,441

Minority interest of discontinued operations	2,019	1,885

Total liabilities and minority interest of discontinued operations	$6,014	$9,326

Cumulative Effect of Accounting Change

      During the second quarter of 2002, the Company completed its transitional goodwill impairment test as required by SFAS No. 142. In accordance with the provisions of SFAS No. 142, the Company has reflected the pretax $4.2 million impairment charge as a cumulative effect of a change in accounting principle in the amount of $2.6 million, net of tax benefit of $1.6 million, as of January 1, 2002 in the consolidated statements of operations.

Three Years Ended December 31, 2002

Assessment of Strategic Alternatives

      As part of the Company’s ongoing assessment and streamlining of operations, the Company identified certain duplication of duties during 2002 within divisions and realized the need to streamline those tasks and duties. Related to this assessment, the Company adopted a plan of restructuring during 2002 as discussed in “Results of Operations.”

      In 2001, the Company named a new chairman and a new chief executive officer, and had numerous changes in senior management, primarily because of certain 2000 events discussed below. During 2001, the new management team instituted a corporate reorganization, re-evaluated the Company’s businesses and other investments and employed certain cost savings initiatives (the “2001 Strategic Assessment”). As a result of the 2001 Strategic Assessment, the Company recorded impairment and other charges and restructuring charges as discussed in “Results of Operations.”

      During 2000, the Company experienced a significant number of departures from its senior management, including the Company’s president and chief executive officer. In addition, the Company continued to produce weaker than anticipated operating results during 2000 while attempting to fund its capital requirements related to its hotel construction project in Florida and hotel development activities in Texas. As a result of these factors, during 2000, the Company assessed its strategic alternatives related to its operations and capital requirements and developed a strategic plan designed to refocus the Company’s operations, reduce its operating losses and reduce its negative cash flows (the “2000 Strategic Assessment”). As a result of the 2000 Strategic Assessment, the Company sold or ceased operations of several businesses and recorded impairment and other charges and restructuring charges as discussed in “Results of Operations.”

Terrorist Attacks

      As a result of the September 11, 2001 terrorist attacks and a slowdown in the U.S. economy, the hospitality industry has experienced occupancy rates that were significantly lower than those experienced in the first eight months of 2001 and during 2000 due to decreased tourism and travel activity. Although the Company experienced a slight increase of occupancy, average daily rate and revenue per available room in the fourth quarter of 2002 over fourth quarter of 2001, there is no guarantee that this increase will continue. The September 11 terrorist attacks were dramatic in scope and in their impact on the hospitality industry and it is currently not possible to accurately predict if and when travel patterns will be restored to pre-September 11 levels.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Revenues

      Total revenues increased $109.2 million, or 36.9%, to $405.3 million in 2002. As discussed below, the increase is primarily due to the opening of Gaylord Palms in January 2002.

      Revenues in the Hospitality segment increased $110.7 million, or 48.4%, to $339.4 million in 2002. Revenues of the Gaylord Palms, subsequent to the January 2002 opening, were $126.5 million. The increase in revenues of the Gaylord Palms was partially offset by a decrease in revenues of Gaylord Opryland of $15.8 million, to $206.1 million, in 2002. This decrease was primarily attributable to the impact of a softer economy and decreased occupancy levels in the weeks following the September 11, 2001 terrorist attacks. The decrease in revenue of the Gaylord Opryland was also partially attributable to the annual rotation of convention business among different markets that is common in the meeting and convention industry.

      Revenues in the Opry and Attractions Group segment decreased $1.5 million, or 2.2%, to $65.6 million in 2002. Revenues from Corporate Magic, a company specializing in the production of creative events in the corporate entertainment marketplace, decreased $5.1 million, to $18.7 million, primarily due to reduced spending by corporate customers as a result of the downturn in the economy. The decrease in revenue of Corporate Magic was partially offset by an increase in revenues of the Grand Ole Opry of $2.5 million, to $15.9 million in 2002. The Grand Ole Opry revenue increase is due to an increase in popular performers appearing on the Grand Ole Opry.

      Revenues in the Corporate and Other segment remained constant at $0.3 million.

Operating Expenses

      Total operating expenses increased $58.9 million, or 17.4%, to $398.2 million in 2002. Operating costs, as a percentage of revenues, decreased to 62.8% during 2002 as compared to 68.0% during 2001. Selling, general and administrative expenses, as a percentage of revenues, increased to 26.9% during 2002 as compared to 22.7% in 2001. Excluding the gain on sale of assets, the impairment and other charges and restructuring charges from both periods, total operating expenses increased $105.9 million, or 32.8%, to $428.7 million in 2002.

      Total operating costs consist of direct costs associated with the daily operations of the Company’s core assets, primarily the room, food and beverage and convention costs in the Hospitality segment. Operating costs also include the direct costs associated with the operations of all of the Company’s business units. Total operating costs increased $53.3 million, or 26.5%, to $254.6 million in 2002.

      Operating costs in the Hospitality segment increased $68.6 million, or 49.0%, to $208.5 million in 2002 primarily as a result of the opening of the Gaylord Palms. Operating costs of the Gaylord Palms, subsequent to the January 2002 opening, was $75.2 million. The increase of operating costs generated by the opening of the Gaylord Palms was partially offset by a decrease in operating costs of the Gaylord Opryland of $6.9 million, to $129.7 million, in 2002. The decrease in operating costs at Gaylord Opryland is associated with lower revenues and reduced occupancy.

      Operating costs in the Opry and Attractions Group segment decreased $11.2 million, or 22.0%, to $39.5 million in 2002. The operating costs of Corporate Magic decreased $7.6 million, to $13.2 million in 2002 as compared to 2001 primarily due to the lower revenue and certain cost saving measures taken by the Company during 2002. The operating costs of the Grand Ole Opry and the General Jackson, the Company’s entertainment showboat, decreased $1.0 million in 2002 due to cost saving measures.

      The operating costs in the Corporate and Other segment decreased $4.1 million, or 38.4%, to $6.6 million in 2002 as compared to 2001 due to the elimination of unnecessary management levels and overhead at the hotels identified in the 2001 reorganization.

      Selling, general and administrative expenses consist of administrative and overhead costs. Selling, general and administrative expenses increased $41.5 million, or 61.8%, to $108.7 million in 2002.

      Selling, general and administrative expenses in the Hospitality segment increased $31.1 million, or 107.2%, to $60.0 million in 2002. The increase is primarily attributable to the opening of Gaylord Palms in January 2002. Selling, general and administrative expenses for Gaylord Palms subsequent to its January 2002 opening was $29.3 million. Selling, general and administrative expenses at Gaylord Opryland increased $2.3 million, to $29.9 million in 2002 primarily due to an increase in advertising to promote the special events held at the resort.

      Selling, general and administrative expenses in the Opry and Attractions Group segment increased $3.6 million, or 23.7%, to $18.7 million in 2002. Selling, general and administrative expenses increased $1.4 million, to $1.9 million, at the General Jackson due to increased labor costs associated with additional revenue and increased management support during 2002. Also, selling, general and administrative expenses increased $1.3 million, to $5.5 million, at the Grand Ole Opry associated with the increase in revenue.

      Corporate selling, general and administrative expenses, consisting primarily of the naming rights agreement, senior management salaries and benefits, legal, human resources, accounting, pension and other administrative costs increased $6.9 million, or 29.8%, to $30.0 million during 2002. Effective December 31, 2001, the Company amended its retirement plans and its retirement savings plan. As a result of these amendments, the retirement cash balance benefit was frozen and the policy related to future Company contributions to the retirement savings plan was changed. The Company recorded a pretax charge of $5.7 million in 2002 related to the write-off of unamortized prior service cost in accordance with SFAS No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits,” and related interpretations, which is included in selling, general and administrative expenses. In addition, the Company amended the eligibility requirements of its postretirement benefit plans effective December 31, 2001. In connection with the amendment and curtailment of the plans and in accordance with SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions,” and related interpretations, the Company recorded a gain of $2.1 million which is reflected as a reduction in corporate and other selling, general and administrative expenses in 2002. These nonrecurring gains and losses were recorded in the Corporate and Other segment and were not allocated to the Company’s other operating segments. Other increases in corporate, selling, general and administrative expenses can be attributed to increased personnel costs related to new corporate departments that did not exist last year, new management personnel in other corporate departments, and increased corporate marketing expenses as compared to the same period in 2001.

      Preopening costs decreased $7.0 million, or 44.0%, to $8.9 million in 2002 related to the Company’s hotel development activities. The decrease in preopening costs is due to the opening of the Gaylord Palms in January of 2002. Gaylord Palms preopening costs decreased $7.7 million, to $4.5 million in 2002 as compared to 2001. This decrease was partially offset by an increase in preopening costs related to the hotel development in Texas. Preopening costs related to the Gaylord Texan were $4.0 million in 2002, as compared to $3.1 million in 2001. The Gaylord Texan is scheduled to open in April, 2004. In accordance with AICPA SOP 98-5, “Reporting on the Costs of Start-Up Activities,” the Company expenses the costs associated with start-up activities and organization costs as incurred.

     Gain on Sale of Assets

      During 1998, the Company entered into a partnership with The Mills Corporation to develop the Opry Mills Shopping Center in Nashville, Tennessee. The Company held a one-third interest in the partnership as well as the title to the land on which the shopping center was constructed, which was being leased to the partnership. During the second quarter of 2002, the Company sold its partnership share to certain affiliates of The Mills Corporation for approximately $30.8 million in cash proceeds. In accordance with the provisions of SFAS No. 66, “Accounting for Sales of Real Estate,” and other applicable pronouncements, the Company deferred approximately $20.0 million of the gain representing the estimated fair value of the continuing land lease interest between the Company and the Opry Mills partnership at June 30, 2002. The Company recognized the remainder of the proceeds, net of certain transaction costs, as a gain of approximately $10.6 million during the second quarter of 2002. During the third quarter of 2002, the Company sold its interest in the land lease to an affiliate of the Mills Corporation and recognized the remaining $20.0 million deferred gain, less certain transaction costs.

     Impairment and Other Charges

      The Company recognized pretax impairment and other charges as a result of the 2001 Strategic Assessment. The components of these charges for the year ended December 31 are as follows (amounts in thousands):

2001

Programming, film and other content	$6,858
Technology investments	4,576
Property and equipment	2,828

Total impairment and other charges	$14,262

      The Company began production of an IMAX movie during 2000 to portray the history of country music. As a result of the 2001 Strategic Assessment, the carrying value of the IMAX film asset was reevaluated on the basis of its estimated future cash flows resulting in an impairment charge of $6.9 million. At December 31, 2000, the Company held a minority investment in a technology start-up business. During 2001, the unfavorable environment for technology businesses created difficulty for this business to obtain adequate capital to execute its business plan and, subsequently, the Company was notified that this technology business had been unsuccessful in arranging financing, resulting in an impairment charge of $4.6 million. The Company also recorded an impairment charge related to idle real estate of $2.0 million during 2001 based upon an assessment of the value of the property. The Company sold this idle real estate during the second quarter of 2002. Proceeds from the sale approximated the carrying value of the property. In addition, the Company recorded an impairment charge for other idle property and equipment totaling $0.8 million during 2001 primarily due to the consolidation of offices resulting from personnel reductions.

     Restructuring Charges

      2002 Restructuring Charge. As part of the Company’s ongoing assessment of operations, the Company identified certain duplication of duties within divisions and realized the need to streamline those tasks and duties. Related to this assessment, during the second quarter of 2002, the Company adopted a plan of restructuring resulting in a pretax restructuring charge of $1.1 million related to employee severance costs and other employee benefits unrelated to discontinued operations. Also during 2002, the Company reversed approximately $1.1 million of the 2001 restructuring charge. The 2002 restructuring charges were recorded in accordance with EITF No. 94-3. As of December 31, 2002, the Company has recorded cash payments of $1.1 million against the 2002 restructuring accrual. During the fourth quarter of 2002, the outplacement agreements expired related to the 2002 restructuring charge. Therefore, the Company reversed the remaining $67,000. There was no remaining balance of the 2002 restructuring accrual at December 31, 2002.

      2001 Restructuring Charge. During 2001, the Company recognized pretax restructuring charges from continuing operations of $5.8 million related to streamlining operations and reducing layers of management. The Company recognized additional pretax restructuring charges from discontinued operations of $3.0 million in 2001. These restructuring charges were recorded in accordance with EITF No. 94-3. The restructuring costs from continuing operations consist of $4.7 million related to severance and other employee benefits and $1.1 million related to contract termination costs, offset by the reversal of restructuring charges recorded in 2000 of $3.7 million primarily related to negotiated reductions in certain contract termination costs. The restructuring costs from discontinued operations consist of $1.6 million related to severance and other employee benefits and $1.8 million related to contract termination costs offset by the reversal of restructuring charges recorded in 2000 of $0.4 million. The 2001 restructuring charges primarily resulted from the Company’s strategic decisions to exit certain businesses and reduce corporate overhead and administrative costs. The 2001 restructuring plan resulted in the termination or notification of pending termination of approximately 150 employees. As of December 31, 2002, the Company has recorded cash payments of $4.4 million against the 2001 restructuring accrual, all of which related to continuing operations. The remaining balance of the 2001 restructuring accrual related to continuing operations at December 31, 2002 of $0.4 million is included in accounts payable and accrued liabilities in the consolidated balance sheets. The Company expects the remaining balances of the restructuring accruals for both continuing and discontinued operations to be paid in 2003.

     Depreciation Expense

      Depreciation expense increased $18.0 million, or 51.7%, to $52.7 million in 2002. The increase during 2002 is primarily attributable to the opening of Gaylord Palms in January 2002. Depreciation expense of Gaylord Palms was $18.6 million subsequent to the January 2002 opening.

     Amortization Expense

      Amortization expense increased slightly, by $0.1 million in 2002. Amortization of software increased $0.9 million during 2002 primarily at Gaylord Opryland, Gaylord Palms and the Corporate and Other segment. This increase was partially offset by the adoption of SFAS No. 142 on January 1, 2002, under the provisions of which the Company no longer amortizes goodwill. Amortization of goodwill for continuing operations for 2001 was $0.7 million.

     Operating Income (Loss)

      Total operating loss decreased $50.3 million to an operating income of $7.1 million during 2002. Hospitality segment operating income decreased $8.3 million to $26.0 million in 2002 primarily as a result of decreased operating income of Gaylord Opryland. The operating loss of the Opry and Attractions Group segment decreased $6.6 million to an operating income of $1.6 million in 2002 primarily as a result of increased operating income of Corporate Magic and the Grand Ole Opry. The operating loss of the

Corporate and Other segment increased $2.0 million to an operating loss of $42.1 million in 2002 primarily because of the net change in the Company’s pension plans.

Interest Expense

      Interest expense increased $7.6 million, or 19.3%, to $47.0 million in 2002, net of capitalized interest of $6.8 million. The increase in interest expense is primarily due to ceasing of interest capitalization in January 2002 because of the opening of the Gaylord Palms. Capitalized interest related to the Gaylord Palms hotel was $0.4 million during 2002 before its opening and was $16.4 million during 2001. The absence of capitalized interest related to Gaylord Palms was partially offset by an increase of $4.0 million of capitalized interest related to the Gaylord Texan. Interest expense related to the amortization of prepaid costs and interest of the secured forward exchange contract was $26.9 million during 2002 and 2001.

      Excluding capitalized interest from each period, interest expense decreased $4.4 million in 2002 due to the lower average borrowing levels and lower weighted average interest rates during 2002. The Company’s weighted average interest rate on its borrowings, including the interest expense associated with the secured forward exchange contract, was 5.3% in 2002 as compared to 6.3% in 2001 as compared to 6.6% in 2000.

      During May 2003, the Company finalized its 2003 Florida/ Texas senior secured loans with Deutsche Bank Trust Company Americas, Bank of America, N.A., CIBC Inc. and a syndicate of other lenders. The 2003 Florida/ Texas senior secured loans consisted of a $25 million senior revolving facility, a $150 million senior term loan and a $50 million subordinated term loan, which were repaid in November 2003 with the proceeds of the offering of our 8% senior notes. The following terms applied: The 2003 Florida/ Texas senior secured loans are due in 2006. The senior loan bears interest of LIBOR plus 3.5%. The subordinated loan bears interest of LIBOR plus 8.0%. The 2003 Florida/ Texas senior secured loans are secured by the Gaylord Palms assets and the Gaylord Texan. At the time of closing the 2003 Florida/ Texas senior secured loans, the Company engaged LIBOR interest rate swaps which fixed the LIBOR rates of the 2003 Florida/ Texas senior secured loans at 1.48% in year one and 2.09% in year two. The Company is required to pay a commitment fee equal to 0.5% per year of the average daily unused portion of the revolving portion of the 2003 Florida/ Texas senior secured loans. At the end of the second quarter, the Company had 100% borrowing capacity of the $25 million revolver, which pending completion of the Gaylord Texan, may only be drawn to fund the Gaylord Texan construction. Proceeds of the 2003 Florida/ Texas senior secured loans were used to pay off the Term Loan of $60 million and the remaining net proceeds of approximately $134 million were deposited into an escrow account for the completion of the construction of the Gaylord Texan. The provisions of the 2003 Florida/ Texas senior secured loans contain covenants and restrictions including compliance with certain financial covenants, restrictions on additional indebtedness, escrowed cash balances, as well as other customary restrictions.

Interest Income

      Interest income decreased $2.7 million, or 49.4%, to $2.8 million in 2002. The decrease in 2002 primarily relates to a decrease in average invested cash balances in 2002 as compared to 2001.

Unrealized Gain (Loss) on Viacom Stock and Derivatives

      During 2000, the Company entered into a seven-year secured forward exchange contract with respect to 10.9 million shares of its Viacom stock investment. Effective January 1, 2001, the Company adopted the provisions of SFAS No. 133, as amended. Components of the secured forward exchange contract are considered derivatives as defined by SFAS No. 133.

      In connection with the adoption of SFAS No. 133, the Company recorded a cumulative effect of an accounting change to record the derivatives associated with the secured forward exchange contract at fair value as of January 1, 2001, as discussed below. For the year ended December 31, 2002, the Company recorded net pretax gains of $86.5 million related to the increase in fair value of the derivatives associated with the secured forward exchange contract. For the year ended December 31, 2002, the Company recorded net pretax losses of $37.3 million related to the decrease in fair value of the Viacom Stock. For the year ended December 31, 2001, the Company recorded net pretax gains of $54.3 million related to the increase in fair value of the derivatives associated with the secured forward exchange contract. Additionally, the Company recorded a nonrecurring pretax gain of $29.4 million on January 1, 2001, related to reclassifying its investment in Viacom stock from available-for-sale to trading as permitted by SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” For the year ended December 31, 2001, the Company recorded net pretax losses of $28.6 million related to the decrease in fair value of the Viacom stock subsequent to January 1, 2001.

Other Gains and Losses

      Other gains and losses decreased $1.5 million, or 56.3%, to $1.2 million in 2002. During 2001, the indemnification period ended related to the sale of KTVT and the Company recognized a $4.6 million gain.

Income Taxes

      The Company’s provision for income taxes was $1.3 million in 2002 compared to an income tax benefit of $9.1 million in 2001.

Discontinued Operations

      The Company has reflected the following businesses as discontinued operations, consistent with the provisions of SFAS No. 144. The results of operations, net of taxes (prior to their disposal where applicable), and the estimated fair value of the assets and liabilities of these businesses have been reflected in the Company’s consolidated financial statements as discontinued operations in accordance with SFAS No. 144 for all periods presented.

      WSM-FM and WWTN(FM). During the first quarter of 2003, the Company committed to a plan of disposal of WSM-FM and WWTN(FM). Subsequent to committing to a plan of disposal during the first quarter, the Company, through a wholly-owned subsidiary, entered into an agreement to sell the assets primarily used in the operations of WSM-FM and WWTN(FM) to Cumulus in exchange for approximately $62.5 million in cash. In connection with this agreement, the Company also entered into a local marketing agreement with Cumulus pursuant to which, from April 21, 2003 until the closing of the sale of the assets, the Company, for a fee, made available to Cumulus substantially all of the broadcast time on WSM-FM and WWTN(FM). In turn, Cumulus provided programming to be broadcast during such broadcast time and collected revenues from the advertising that it sold for broadcast during this programming time. On July 21, 2003, the Company finalized the sale of WSM-FM and WWTN(FM) for approximately $62.5 million. At the time of the sale, net proceeds of approximately $50 million were placed in an escrow account for completion of the Gaylord Texan. Concurrently, the Company also entered into a joint sales agreement with Cumulus for WSM-AM in exchange for $2.5 million in cash. The Company will continue to own and operate WSM-AM, and, under the terms of the joint sales agreement with Cumulus, Cumulus will be responsible for all sales of commercial advertising on WSM-AM and provide certain sales promotion, billing and collection services relating to WSM-AM, all for a specified commission. The joint sales agreement has a term of five years.

      Acuff-Rose Music Publishing. During the second quarter of 2002, the Company committed to a plan of disposal of its Acuff-Rose Music Publishing entity. During the third quarter of 2002, the Company finalized the sale of the Acuff-Rose Music Publishing entity to Sony/ ATV Music Publishing for approximately $157.0 million in cash. The Company recognized a pretax gain of $130.6 million during the third quarter of 2002 related to the sale in discontinued operations. The gain on the sale of Acuff-Rose Music Publishing is recorded in income from discontinued operations in the consolidated statement of operations. Proceeds of $25.0 million were used to reduce the Company’s outstanding indebtedness.

      OKC Redhawks. During 2002, the Company committed to a plan of disposal of its ownership interests in the Redhawks, a minor league baseball team based in Oklahoma City, Oklahoma. Subsequent to September 30, 2003, the Company agreed to sell its interest in the Redhawks. The sale closed during November 2003.

      Word Entertainment. During 2001, the Company committed to a plan to sell Word Entertainment. As a result of the decision to sell Word Entertainment, the Company reduced the carrying value of Word Entertainment to its estimated fair value by recognizing a pretax charge of $30.4 million in discontinued operations during 2001. The estimated fair value of Word Entertainment’s net assets was determined based upon ongoing negotiations with potential buyers. Related to the decision to sell Word Entertainment, a pretax restructuring charge of $1.5 million was recorded in discontinued operations in 2001. The restructuring charge consisted of $0.9 million related to lease termination costs and $0.6 million related to severance costs. In addition, the Company recorded a reversal of $0.1 million of restructuring charges originally recorded during 2000. During the first quarter of 2002, the Company sold Word Entertainment’s domestic operations to an affiliate of Warner Music Group for $84.1 million in cash, subject to future purchase price adjustments. The Company recognized a pretax gain of $0.5 million in discontinued operations during the first quarter of 2002 related to the sale of Word Entertainment. Proceeds from the sale of $80.0 million were used to reduce the Company’s outstanding indebtedness.

      International Cable Networks. During the second quarter of 2001, the Company adopted a formal plan to dispose of its international cable networks. As part of this plan, the Company hired investment bankers to facilitate the disposition process, and formal communications with potentially interested parties began in July 2001. In an attempt to simplify the disposition process, in July 2001, the Company acquired an additional 25% ownership interest in its music networks in Argentina, increasing its ownership interest from 50% to 75%. In August 2001, the partnerships in Argentina finalized a pending transaction in which a third party acquired a 10% ownership interest in the companies in exchange for satellite, distribution and sales services, bringing the Company’s interest to 67.5%.

      In December 2001, the Company made the decision to cease funding of its cable networks in Asia and Brazil as well as its partnerships in Argentina if a sale had not been completed by February 28, 2002. At that time the Company recorded pretax restructuring charges of $1.9 million consisting of $1.0 million of severance and $0.9 million of contract termination costs related to the networks. Also during 2001, the Company negotiated reductions in the contract termination costs with several vendors that resulted in a reversal of $0.3 million of restructuring charges originally recorded during 2000. Based on the status of the Company’s efforts to sell its international cable networks at the end of 2001, the Company recorded pretax impairment and other charges of $23.3 million during 2001. Included in this charge are the impairment of an investment in the two Argentina-based music channels totaling $10.9 million, the impairment of fixed assets, including capital leases associated with certain transponders leased by the Company, of $6.9 million, the impairment of a receivable of $3.0 million from the Argentina-based channels, current assets of $1.5 million, and intangible assets of $1.0 million.

      During the first quarter of 2002, the Company finalized a transaction to sell certain assets of its Asia and Brazil networks, including the assignment of certain transponder leases. Also during the first quarter of 2002, the Company ceased operations based in Argentina. The transponder lease assignment requires the Company to guarantee lease payments in 2002 from the acquirer of these networks. As such, the Company recorded a lease liability for the amount of the assignee’s portion of the transponder lease.

      Businesses Sold to OPUBCO. During 2001, the Company sold five businesses (Pandora Films, Gaylord Films, Gaylord Sports Management, Gaylord Event Television and Gaylord Production Company) to affiliates of OPUBCO for $22.0 million in cash and the assumption of debt of $19.3 million. The Company recognized a pretax loss of $1.7 million related to the sale in discontinued operations in the accompanying consolidated statement of operations. OPUBCO owns a minority interest in the Company. Three of the Company’s directors are also directors of OPUBCO and voting trustees of a voting trust that controls OPUBCO. Additionally, those three directors collectively own a significant ownership interest in the Company.

      The following table reflects the results of operations of businesses accounted for as discontinued operations for the years ended December 31 (amounts in thousands):

	2001	2002

REVENUES:
Radio Operations	$8,207	$10,240
Acuff-Rose Music Publishing	14,764	7,654
Redhawks	6,122	6,289
Word Entertainment	115,677	2,594
International cable networks	5,025	744
Businesses sold to OPUBCO	2,195	—
Other	609	—

Total revenues	$152,599	$27,521

OPERATING INCOME (LOSS):
Radio Operations	$2,184	$1,305
Acuff-Rose Music Publishing	2,119	933
Redhawks	363	841
Word Entertainment	(5,710)	(917)
International cable networks	(6,375)	(1,576)
Businesses sold to OPUBCO	(1,816)	—
Other	(383)	—
Impairment and other charges	(53,716)	—
Restructuring charges	(2,959)	(20)

Total operating income (loss)	(66,293)	566
INTEREST EXPENSE	(797)	(81)
INTEREST INCOME	199	81
OTHER GAINS AND LOSSES	(4,131)	135,442

Income (loss) before provision (benefit) for income taxes	(71,022)	136,008
PROVISION (BENEFIT) FOR INCOME TAXES	(22,189)	50,251

Net income (loss) from discontinued operations	$(48,833)	$85,757

      The assets and liabilities of the discontinued operations at December 31 are comprised of (amounts in thousands):

	2001	2002

CURRENT ASSETS:
Cash and cash equivalents	$3,889	$1,812
Trade receivables, less allowance of $5,132 and $2,938, respectively	29,990	1,954
Inventories	6,486	163
Prepaid expenses	10,333	97
Other current assets	891	69

Total current assets	51,589	4,095
PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION	19,497	5,157
GOODWILL	31,053	3,527
INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION	6,125	3,942
MUSIC AND FILM CATALOGS	26,274	—
OTHER LONG-TERM ASSETS	5,632	702

Total long-term assets	88,581	13,328

Total assets	$140,170	$17,423

CURRENT LIABILITIES:
Current portion of long-term debt	$5,515	$94
Accounts payable and accrued liabilities	25,713	6,558

Total current liabilities	31,228	6,652
LONG-TERM DEBT, NET OF CURRENT PORTION	—	—
OTHER LONG-TERM LIABILITIES	844	789

Total long-term liabilities	844	789

Total liabilities	32,072	7,441
MINORITY INTEREST OF DISCONTINUED OPERATIONS	1,679	1,885

TOTAL LIABILITIES AND MINORITY INTEREST OF DISCONTINUED OPERATIONS	$33,751	$9,326

     Cumulative Effect of Accounting Change

      During the second quarter of 2002, the Company completed its goodwill impairment test as required by SFAS No. 142. In accordance with the provisions of SFAS No. 142, the Company has reflected the pretax $4.2 million impairment charge as a cumulative effect of a change in accounting principle in the amount of $2.6 million, net of tax benefit of $1.6 million, as of January 1, 2002 in the consolidated statements of operations.

      On January 1, 2001, the Company recorded a gain of $11.2 million, net of taxes of $7.1 million, as a cumulative effect of an accounting change to record the derivatives associated with the secured forward exchange contract on its Viacom stock at fair value as of January 1, 2001, in accordance with the provisions of SFAS No. 133.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

     Revenues

      Total revenues decreased $10.5 million, or 3.4%, to $296.1 million in 2001. Excluding the revenues of businesses divested in 2000, including the Orlando-area Wildhorse Saloon, KOA Campground, Gaylord Digital and country music record label development (collectively, the “2000 Divested Businesses”) from 2000, total revenues decreased $1.3 million, or 0.4% in 2001.

      Revenues in the Hospitality segment decreased $8.5 million, or 3.6%, to $228.7 million in 2001. Revenues of the Gaylord Opryland decreased $7.9 million to $222.0 million in 2001. Gaylord Opryland’s occupancy rate decreased to 70.3% in 2001 compared to 75.9% in 2000. Revenue per available room (RevPAR) for the Gaylord Opryland decreased 7.1% to $98.65 for 2001 compared to $106.22 for 2000. This decrease was primarily attributable to the impact of a softer economy and decreased occupancy levels in the weeks following the September 11 terrorist attacks. The collection of a $2.2 million cancellation fee in 2000 also adversely affects comparisons with the prior year period. Gaylord Opryland’s average daily rate increased to $140.33 in 2001 from $140.03 in 2000.

      Revenues in the Opry and Attractions Group segment decreased $2.2 million, or 3.2%, to $67.1 million in 2001. Excluding the revenues of the 2000 Divested Businesses from 2000, revenues in the Opry and Attractions Group segment increased $7.0 million, or 11.7% due to increased revenues of $10.1 million at Corporate Magic, a company specializing in the production of creative events in the corporate entertainment marketplace that was acquired in March 2000. Revenues of the Grand Ole Opry increased $1.4 million, to $13.4 million in 2001. These increases in revenues were partially offset by decreased revenues of the General Jackson, which decreased $1.5 million in 2001 as a result of an attendance decline of 16.3% partially offset by an increase in per capita spending of 16.3%.

      Revenues in the Corporate and Other segment increased $0.2 million to $0.3 million in 2001.

     Operating Expenses

      Total operating expenses decreased $98.3 million, or 22.5%, to $339.3 million in 2001. Excluding impairment and other charges and restructuring charges, total operating expenses decreased $26.2 million, or 7.5%, to $322.8 million in 2001. Operating costs, as a percentage of revenues, decreased slightly to 68.0% during 2001 as compared to 68.5% during 2000. Selling, general and administrative expenses, as a percentage of revenues, decreased to 22.7% during 2001 as compared to 29.0% in 2000.

      Operating costs decreased $8.7 million, or 4.2%, to $201.3 million in 2001. Excluding the operating costs of the 2000 Divested Businesses from 2000, operating costs increased $8.9 million, or 4.6% in 2001.

      Operating costs in the Hospitality segment increased $1.5 million, or 1.1%, to $139.9 million in 2001 primarily as a result of increased operating costs at Gaylord Opryland of $1.7 million. During 2000, the Company recorded certain unusual operating costs associated primarily with the settlement of tax and utility contingencies related to prior years totaling $5.0 million in the Hospitality segment, $4.5 million of which was related to Gaylord Opryland. Excluding these nonrecurring costs, operating costs at Gaylord Opryland increased $6.7 million, or 5.2% due primarily to costs associated with various new shows and exhibits at the hotel in 2001.

      Operating costs in the Opry and Attractions Group segment decreased $11.1 million, or 18.0%, to $50.7 million in 2001. Excluding the operating costs of the 2000 Divested Businesses from 2000, operating costs in the Opry and Attractions Group segment increased $6.4 million, or 14.6%, in 2001. The operating costs of Corporate Magic increased $9.8 million in 2001 as compared to 2000 subsequent to its acquisition in March 2000 due to the fact that a large share of its annual business occurs in the first quarter of each year. This increase was partially offset by a decrease in operating costs of the Acuff Theater, a venue for concerts and theatrical performances, which had reduced operating costs in 2001 as compared to 2000 of $1.2 million due to decreased utilization of this venue.

      The operating costs in the Corporate and Other segment increased $0.9 million in 2001 as compared to 2000 due to increased overhead and administrative costs related to the management of the Company’s hotels.

      Selling, general and administrative expenses decreased $21.8 million, or 24.5%, to $67.2 million in 2001. Excluding the selling, general and administrative expenses of the 2000 Divested Businesses from 2000, selling, general and administrative expenses decreased $3.0 million, or 4.2%, in 2001.

      Selling, general and administrative expenses in the Hospitality segment remained constant at $29.0 million for 2001 and 2000. Selling, general and administrative expenses at the Gaylord Opryland increased $0.1 million, to $27.6 million in 2001. Selling and promotion expense at the Gaylord Opryland increased $1.9 million due to increased advertising offset by lower general and administrative costs at the Gaylord Opryland of $1.8 million due to cost controls.

      Selling, general and administrative expenses in the Opry and Attractions Group segment decreased $22.8 million, or 60.1%, to $15.1 million in 2001. Excluding the selling, general and administrative expenses of the 2000 Divested Businesses from 2000, selling, general and administrative expenses in the Opry and Attractions Group segment decreased $3.9 million, or 20.6%, in 2001. The decrease in 2001 is primarily attributable to nonrecurring bad debt expense recognized in 2000 of $2.4 million related to the Company’s live entertainment business. In addition, the selling, general and administrative expenses of the Ryman Auditorium decreased $1.2 million in 2001 as compared to 2000 due to reductions in marketing expenses, fewer shows being produced in 2001 compared to 2000 and a shift to more co-produced shows in 2001 compared to 2000.

      Corporate selling, general and administrative expenses, consisting primarily of senior management salaries and benefits, legal, human resources, accounting, and other administrative costs increased $0.9 million, or 4.3%, to $23.1 million in 2001. The increase is primarily related to attracting new key management personnel needed as a result of the 2000 Strategic Assessment.

      Preopening costs increased $10.6 million to $15.9 million in 2001 related to the Company’s hotel development activities in Florida and Texas. In accordance with AICPA SOP 98-5, “Reporting on the Costs of Start-Up Activities,” the Company expenses the costs associated with start-up activities and organization costs as incurred.

Impairment and Other Charges

      The Company recognized pretax impairment and other charges as a result of the 2001 and 2000 Strategic Assessments. The components of these charges for the years ended December 31 are as follows (amounts in thousands):

	2000	2001

Programming, film and other content	$7,410	$6,858
Gaylord Digital and other technology investments	48,127	4,576
Property and equipment	3,397	2,828
Orlando-area Wildhorse Saloon	15,854	—
Other	872	—

Total impairment and other charges	$75,660	$14,262

      Additional impairment and other charges of $29.9 million during 2000 are included in discontinued operations.

2001 Impairment and Other Charges

      The Company began production of an IMAX movie during 2000 to portray the history of country music. As a result of the 2001 Strategic Assessment, the carrying value of the IMAX film asset was reevaluated on the basis of its estimated future cash flows resulting in an impairment charge of $6.9 million. At December 31, 2000, the Company held a minority investment in a technology start-up business. During 2001, the unfavorable environment for technology businesses created difficulty for this business to obtain adequate capital to execute its business plan and, subsequently, the Company was notified that this technology business had been unsuccessful in arranging financing, resulting in an impairment charge of $4.6 million. The Company also recorded an impairment charge related to idle real estate of $2.0 million during 2001 based upon an assessment of the value of the property. The Company sold this idle real estate during the second quarter of 2002. Proceeds from the sale approximated the carrying value of the property. In addition, the Company recorded an impairment charge for other idle property and equipment totaling $0.8 million during 2001 primarily due to the consolidation of offices resulting from personnel reductions.

2000 Impairment and Other Charges

      The Company’s 2000 Strategic Assessment of its programming, film and other content assets resulted in pretax impairment and other charges of $7.4 million based upon the projected cash flows for these assets. This charge included investments of $5.1 million, other receivables of $2.1 million and music and film catalogs of $0.2 million.

      The Company closed Gaylord Digital, its Internet-related business in 2000. During 1999 and 2000, Gaylord Digital was unable to produce the operating results initially anticipated and required an extensive amount of capital to fund its operating losses, investments and technology infrastructure. As a result of the closing, the Company recorded a pretax charge of $48.1 million in 2000 to reduce the carrying value of Gaylord Digital’s assets to their fair value based upon estimated selling prices. The Gaylord Digital charge included the write-down of intangible assets of $25.8 million, property and equipment (including software) of $14.8 million, investments of $7.0 million and other assets of $0.6 million. The operating results of Gaylord Digital are included in continuing operations. Excluding the effect of the impairment and other charges, Gaylord Digital had revenues of $3.9 million and operating losses of $27.5 million for the year ended December 31, 2000.

      During the course of conducting the 2000 Strategic Assessment, other property and equipment of the Company were reviewed to determine whether the change in the Company’s strategic direction resulted in additional impaired assets. This review indicated that certain property and equipment would not be recovered by projected cash flows. The Company recorded pretax impairment and other charges related to its property and equipment of $3.4 million. These charges included property and equipment write-downs in the Hospitality segment of $1.4 million, in the Opry and Attractions Group segment of $0.5 million and in the Corporate and Other segment of $1.5 million.

      During November 2000, the Company ceased the operations of the Orlando-area Wildhorse Saloon. Walt Disney World® Resort paid the Company approximately $1.8 million for the net assets of the Orlando-area Wildhorse Saloon and released the Company from its operating lease for the Wildhorse Saloon location. As a result of this divestiture, the Company recorded pretax charges of $15.9 million to reflect the impairment and other charges related to the divestiture. The Orlando-area Wildhorse Saloon charges included the write-off of equipment of $9.4 million, intangible assets of $8.1 million and other working capital items of $0.1 million offset by the $1.8 million of proceeds received from Disney. The operating results of the Orlando-area Wildhorse Saloon are included in continuing operations. Excluding the effect of the impairment and other charges, the Orlando-area Wildhorse Saloon had revenues of $4.4 million and operating losses of $1.6 million for the year ended December 31, 2000.

Restructuring Charges

      During 2001, the Company recognized pretax restructuring charges from continuing operations of $5.8 million related to streamlining operations and reducing layers of management. The Company recognized additional pretax restructuring charges from discontinued operations of $3.0 million in 2001. These restructuring charges were recorded in accordance with EITF No. 94-3. The restructuring costs from continuing operations consisted of $4.7 million related to severance and other employee benefits and $1.1 million related to contract termination costs, offset by the reversal of restructuring charges recorded in 2000 of $3.7 million primarily related to negotiated reductions in certain contract termination costs. The restructuring costs from discontinued operations consist of $1.6 million related to severance and other employee benefits and $1.8 million related to contract termination costs offset by the reversal of restructuring charges recorded in 2000 of $0.4 million. The 2001 restructuring charges primarily resulted from the Company’s strategic decisions to exit certain businesses and reduce corporate overhead and administrative costs. The 2001 restructuring plan resulted in the termination or notification of pending termination of approximately 150 employees. As of December 31, 2002, the Company has recorded cash payments of $4.4 million against the 2001 restructuring accrual, all of which relate to continuing operations. The remaining balance of the 2001 restructuring accrual related to continuing operations at December 31, 2002 of $0.4 million is included in accounts payable and accrued liabilities in the consolidated balance sheets. The Company expects the remaining balances of the restructuring accruals for both continuing and discontinued operations to be paid in 2003.

      As part of the Company’s 2000 strategic assessment, the Company recognized pretax restructuring charges of $13.2 million related to continuing operations during 2000, in accordance with EITF No. 94-3. Additional restructuring charges of $3.2 million during 2000 were included in discontinued operations. Restructuring charges related to continuing operations consist of contract termination costs of $8.0 million to exit specific activities and employee severance and related costs of $5.4 million offset by the reversal of the remaining restructuring accrual from the restructuring charges recorded in 1999 of $0.2 million. The 2000 restructuring charges relate to the Company’s strategic decisions to exit certain lines of business, primarily businesses included in the Company’s former music, media and entertainment segment, and to implement its 2000 strategic plan. As part of the Company’s 2000 restructuring plan, approximately 375 employees were terminated or were informed of their pending termination. During the second quarter of 2002, the Company entered into a sublease that reduced the liability the Company was originally required to pay, and the Company reversed $0.1 million of the 2000 restructuring charge related to the reduction in required payments. During 2001, the Company negotiated reductions in certain contract termination costs, which allowed the reversal of $3.7 million of the restructuring charges originally recorded during 2000. As of December 31, 2002, the Company has recorded cash payments of $9.3 million against the 2000 restructuring accrual related to continuing operations. The remaining balance of the 2000 restructuring accrual at December 31, 2002 of $0.3 million, from continuing operations, is included in accounts payable and accrued liabilities in the consolidated balance sheets, which the Company expects to be paid during 2003.

Depreciation Expense

      Depreciation expense decreased $0.6 million, or 1.8%, to $34.7 million in 2001. Excluding the depreciation of the 2000 Divested Businesses from 2000, depreciation expense increased $0.8 million, or 2.3%, in 2001. The increase is primarily attributable to increased depreciation expense at Gaylord Opryland of $0.9 million related to capital expenditures.

Amortization Expense

      Amortization expense decreased $5.6 million in 2001 primarily due to the divestiture of Gaylord Digital. Amortization expense of Gaylord Digital was zero and $6.1 million during 2001 and 2000, respectively. Amortization of software increased $0.6 million during 2001 primarily at Gaylord Opryland and the Corporate and Other segment.

Operating Income (Loss)

      Total operating loss decreased $87.8 million to an operating loss of $43.2 million during 2001. Excluding the operating losses of the 2000 Divested Businesses from 2000, as well as impairment and other charges and restructuring charges from both periods, total operating loss increased $19.6 million to an operating loss of $26.8 million in 2001.

      Hospitality segment operating income decreased $11.2 million to $34.3 million in 2001 as a result of decreased operating income of Gaylord Opryland. Excluding the operating losses of the 2000 Divested Businesses from 2000, the operating loss of the Opry and Attractions Group segment decreased $4.2 million to an operating loss of $5.0 million in 2001 primarily as a result of decreased operating losses of the Acuff Theater, Corporate Magic and the Ryman Auditorium. The operating loss of the Corporate and Other segment increased $1.9 million to an operating loss of $40.1 million in 2001.

Interest Expense

      Interest expense increased $9.1 million to $39.4 million in 2001, net of capitalized interest of $18.8 million, including $16.4 million of capitalized interest related to Gaylord Palms. The Company no longer capitalized interest on Gaylord Palms subsequent to its opening date in January 2002. The increase in 2001 interest expense is primarily attributable to higher average borrowing levels including construction-related financing related to Gaylord Palms and the new Gaylord Texan in Grapevine, Texas, the secured forward exchange contract entered into in May 2000 and the amortization of deferred costs related to these financing activities. The Company’s weighted average interest rate on its borrowings, including the interest expense associated with the secured forward exchange contract, was 6.3% in 2001 as compared to 6.6% in 2000.

Interest Income

      Interest income increased $1.5 million to $5.6 million in 2001. The increase in 2001 primarily relates to an increase in interest income from invested cash balances.

Unrealized Gain (Loss) on Viacom Stock and Derivatives

      The Company adopted the provisions of SFAS No. 133 on January 1, 2001. In connection with the adoption of SFAS No. 133, as amended, the Company recorded a gain of $11.2 million, net of taxes of $7.1 million, as a cumulative effect of an accounting change to record the derivatives associated with the secured forward exchange contract at fair value effective January 1, 2001. For the year ended December 31, 2001, the Company recorded net pretax gains of $54.3 million related to the increase in fair value of the derivatives associated with the secured forward exchange contract. Additionally, the Company recorded a nonrecurring pretax gain of $29.4 million on January 1, 2001, related to reclassifying its investment in Viacom stock from available-for-sale to trading as defined by SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” For the year ended December 31, 2001, the Company recorded net pretax losses of $28.6 million related to the decrease in fair value of the Viacom stock subsequent to January 1, 2001.

Other Gains and Losses

      During 2001, the indemnification period related to the Company’s 1999 disposition of television station KTVT in Dallas-Fort Worth ended, resulting in the recognition of a pretax gain of $4.6 million related to the reversal of previously recorded contingent liabilities.

      During 2001 and 2000, the Company recorded its share of equity losses of $3.9 million and $2.0 million, respectively, in the Nashville Predators. During 2000, the Company sold its KOA Campground located near Gaylord Opryland for $2.0 million in cash. The Company recognized a pretax loss on the sale of $3.2 million.

Income Taxes

      The Company’s benefit for income taxes was $9.1 million in 2001 compared to an income tax benefit of $52.3 million in 2000.

Discontinued Operations

      The Company has reflected the following businesses as discontinued operations, consistent with the provisions of SFAS No. 144. The results of operations, net of taxes, (prior to their disposal where applicable) and the estimated fair value of the assets and liabilities of these businesses have been reflected in the Company’s consolidated financial statements as discontinued operations in accordance with SFAS No. 144 for all periods presented.

      WSM-FM and WWTN(FM). During the first quarter of 2003, the Company committed to a plan of disposal of the Radio Operations.

      Acuff-Rose Music Publishing. During the second quarter of 2002, the Company committed to a plan of disposal of its Acuff-Rose Music Publishing entity.

      OKC Redhawks. During 2002, the Company committed to a plan of disposal of its ownership interests in the Redhawks, a minor league baseball team based in Oklahoma City, Oklahoma.

      Word Entertainment. During 2001, the Company committed to a plan to sell Word Entertainment. As a result of the decision to sell Word Entertainment, the Company reduced the carrying value of Word Entertainment to its estimated fair value by recognizing a pretax charge of $30.4 million in discontinued operations during 2001. The estimated fair value of Word Entertainment’s net assets was determined based upon ongoing negotiations with potential buyers. Related to the decision to sell Word Entertainment, a pretax restructuring charge of $1.5 million was recorded in discontinued operations in 2001. The restructuring charge consisted of $0.9 million related to lease termination costs and $0.6 million related to severance costs. In addition, the Company recorded a reversal of $0.1 million of restructuring charges originally recorded during 2000. During the first quarter of 2002, the Company sold Word Entertainment’s domestic operations to an affiliate of Warner Music Group for $84.1 million in cash, subject to future purchase price adjustments.

      International Cable Networks. During the second quarter of 2001, the Company adopted a formal plan to dispose of its international cable networks. As part of this plan, the Company hired investment bankers to facilitate the disposition process, and formal communications with potentially interested parties began in July 2001. In an attempt to simplify the disposition process, in July 2001, the Company acquired an additional 25% ownership interest in its music networks in Argentina, increasing its ownership interest from 50% to 75%. In August 2001, the partnerships in Argentina finalized a pending transaction in which a third party acquired a 10% ownership interest in the companies in exchange for satellite, distribution and sales services, bringing the Company’s interest to 67.5%.

      In December 2001, the Company made the decision to cease funding of its cable networks in Asia and Brazil as well as its partnerships in Argentina if a sale had not been completed by February 28, 2002. At that time the Company recorded pretax restructuring charges of $1.9 million consisting of $1.0 million of severance and $0.9 million of contract termination costs related to the networks. Also during 2001, the Company negotiated reductions in the contract termination costs with several vendors that resulted in a reversal of $0.3 million of restructuring charges originally recorded during 2000. Based on the status of the Company’s efforts to sell its international cable networks at the end of 2001, the Company recorded pretax impairment and other charges of $23.3 million during 2001. Included in this charge are the impairment of an investment in the two Argentina-based music channels totaling $10.9 million, the impairment of fixed assets, including capital leases associated with certain transponders leased by the Company, of $6.9 million, the impairment of a receivable of $3.0 million from the Argentina-based channels, current assets of $1.5 million, and intangible assets of $1.0 million.

      Businesses Sold to OPUBCO. During 2001, the Company sold five businesses (Pandora Films, Gaylord Films, Gaylord Sports Management, Gaylord Event Television and Gaylord Production Company) to affiliates of OPUBCO for $22.0 million in cash and the assumption of debt of $19.3 million. The Company recognized a pretax loss of $1.7 million related to the sale in discontinued operations in the accompanying consolidated statement of operations. OPUBCO owns a minority interest in the Company. Three of the Company’s directors are also directors of OPUBCO and voting trustees of a voting trust that controls OPUBCO. Additionally, those three directors collectively own a significant ownership interest in the Company.

      The following table reflects the results of operations of businesses accounted for as discontinued operations for the years ended December 31 (amounts in thousands):

	2000	2001

REVENUES:
Radio operations	$8,865	$8,207
Acuff-Rose Music Publishing	14,100	14,764
Redhawks	5,890	6,122
Word Entertainment	130,706	115,677
International cable networks	6,606	5,025
Businesses sold to OPUBCO	39,706	2,195
Other	1,900	609

Total revenues	$207,773	$152,599

OPERATING INCOME (LOSS):
Radio operations	$3,200	$2,184
Acuff-Rose Music Publishing	1,688	2,119
Redhawks	169	363
Word Entertainment	(15,241)	(5,710)
International cable networks	(9,655)	(6,375)
Businesses sold to OPUBCO	(8,240)	(1,816)
Other	(144)	(383)
Impairment and other charges	(29,878)	(53,716)
Restructuring charges	(3,241)	(2,959)

Total operating loss	(61,342)	(66,293)
INTEREST EXPENSE	(1,322)	(797)
INTEREST INCOME	683	199
OTHER GAINS AND LOSSES	(4,419)	(4,131)

Loss before benefit for income taxes	(66,400)	(71,022)
BENEFIT FOR INCOME TAXES	(18,800)	(22,189)

Net loss from discontinued operations	$(47,600)	$(48,833)

Cumulative Effect of Accounting Change

      On January 1, 2001, the Company recorded a gain of $11.2 million, net of taxes of $7.1 million, as a cumulative effect of an accounting change to record the derivatives associated with the secured forward exchange contract on its Viacom stock at fair value as of January 1, 2001, in accordance with the provisions of SFAS No. 133.

Liquidity and Capital Resources

Overview

      Net cash flows provided by operating activities totaled $47.0 million and $63.2 million for the nine months ended September 30, 2003 and 2002, respectively. The decrease in the total provided by operating activities was primarily related to a significant income tax refund received in 2002. Net cash flows from investing activities was a net use of $110.5 million for the nine months ended September 30, 2003, and was a net source of $157.5 million for the nine months ended September 30, 2002. The decrease was primarily attributed to the sale of Word during the first quarter of 2002 and increased levels of capital spending related to the Gaylord Texan. The decrease in investing activities was also attributed to the sale of the Company’s Opry Mills investment during 2002. Net cash flows from financing activities for the nine months ended September 30, 2003 was a use of $10.3 million compared to a use of $63.8 million for the nine months ended September 30, 2002. The change in financing activities was primarily due to the Company’s 2003 Loans as discussed below.

Indebtedness

2003 Loans

      In this liquidity section, we use the term “2003 Loans” to describe our 2003 Florida/Texas senior secured credit facility, which was repaid with the proceeds of our outstanding 8% senior notes due 2013 and replaced by our new revolving credit facility in November 2003. During May of 2003, the Company finalized a $225 million credit facility (the “2003 Loans”) with Deutsche Bank Trust Company Americas, Bank of America, N.A., CIBC Inc. and a syndicate of other lenders. The 2003 Loans consisted of a $25 million senior revolving facility, a $150 million senior term loan and a $50 million subordinated term loan. The 2003 Loans were due in 2006. The senior loan bore interest of LIBOR plus 3.5%. The subordinated loan bore interest of LIBOR plus 8.0%. The 2003 Loans were secured by the Gaylord Palms assets and the Gaylord Texan. At the time of closing the 2003 Loans, the Company engaged LIBOR interest rate swaps which fixed the LIBOR rates of the 2003 Loans at 1.48% in year one and 2.09% in year two. The interest rate swaps related to the 2003 Loans are discussed in more detail in Note 7. The Company was required to pay a commitment fee equal to 0.5% per year of the average daily unused portion of the 2003 Loans. At the end of the third quarter of 2003, the Company had 100% borrowing capacity of the $25 million revolver. Proceeds of the 2003 Loans were used to pay off the Term Loan of $60 million as discussed below and the remaining net proceeds of approximately $134 million were deposited into an escrow account for the completion of the construction of the Gaylord Texan. At September 30, 2003 the unamortized balances of the 2003 Loans deferred financing costs were $2.6 million in current assets and $4.3 million in long-term assets. The provisions of the 2003 Loans contained covenants and restrictions including compliance with certain financial covenants, restrictions on additional indebtedness, escrowed cash balances, as well as other customary restrictions. As of September 30, 2003, the Company was in compliance with all covenants under the 2003 loans.

Term Loan

      During 2001, the Company entered into a three-year delayed-draw senior term loan (the “Term Loan”) of up to $210.0 million with Deutsche Banc Alex. Brown Inc., Salomon Smith Barney, Inc. and CIBC World Markets Corp. (collectively the “Banks”). During May 2003, the Company used $60 million of the proceeds from the 2003 Loans to pay off the Term Loan. Concurrent with the payoff of the Term Loan, the Company expensed the remaining, unamortized deferred financing costs of $1.5 million related to the Term Loan. The $1.5 million is recorded as interest expense in the accompanying condensed consolidated statement of operations. Proceeds of the Term Loan were used to finance the construction of Gaylord Palms and the initial construction phases of the Gaylord Texan as well as for general operating purposes. The Term Loan was primarily secured by the Company’s ground lease interest in Gaylord Palms.

      During the first three months of 2002, the Company sold Word’s domestic operations, which required a prepayment on the Term Loan in the amount of $80.0 million. As required by the Term Loan, the Company used $15.9 million of the net cash proceeds, as defined under the Term Loan agreement, received from the 2002 sale of the Opry Mills investment to reduce the outstanding balance of the Term Loan. In addition, the Company used $25.0 million of the net cash proceeds, as defined under the Term Loan agreement, received from the 2002 sale of Acuff-Rose Music Publishing to further reduce the outstanding balance of the Term Loan. Excluding the payoff amount of $60 million discussed above, the Company made principal payments of approximately $0 and $4.1 million during 2003 and 2002, respectively, under the Term Loan. Net borrowings under the Term Loan for 2003 and 2002 were $0 and $85.0 million, respectively. As of September 30, 2003 and December 31, 2002, the Company had outstanding borrowings of $0 million and $60 million, respectively, under the Term Loan.

      The terms of the Term Loan required the Company to purchase an interest rate instrument which capped the interest rate paid by the Company. This instrument expired in the fourth quarter of 2002. Due to the expiration of the interest rate instrument, the Company was out of compliance with the terms of the Term Loan. Subsequent to December 31, 2002, the Company obtained a waiver from the lenders whereby this event of non-compliance was waived as of December 31, 2002 and also removed the requirement to maintain such instruments for the remaining term of the Term Loan.

Senior Loan and Mezzanine Loan

      In 2001, the Company, through wholly owned subsidiaries, entered into two loan agreements, a $275.0 million senior loan (the “Senior Loan”) and a $100.0 million mezzanine loan (the “Mezzanine Loan”) (collectively, the “Nashville Hotel Loans”) with affiliates of Merrill Lynch & Company acting as principal. The Senior Loan is secured by a first mortgage lien on the assets of Gaylord Opryland Resort and Convention Center (“Gaylord Opryland”) and is due in March 2004. Amounts outstanding under the Senior Loan bear interest at one-month LIBOR plus approximately 1.02%. The Mezzanine Loan, which was repaid and terminated using proceeds of the outstanding notes, was secured by the equity interest in the wholly-owned subsidiary that owns Gaylord Opryland, was due in April 2004 and bore interest at one-month LIBOR plus 6.0%. At the Company’s option, the Senior Loan may be extended for two additional one-year terms beyond its scheduled maturity, subject to Gaylord Opryland meeting certain financial ratios and other criteria. The Company currently anticipates meeting the financial ratios and other criteria and exercising the option to extend the Senior Loan. However, based on the Company’s projections and estimates at September 30, 2003, the Company did not anticipate meeting the financial ratios to extend the Mezzanine Loan. Therefore, the Company has recorded the outstanding balance of the Mezzanine Loan of $66 million as current portion of long-term debt in the accompanying condensed consolidated balance sheet as of September 30, 2003. The Nashville Hotel Loans required monthly principal payments of $0.7 million during their three-year terms in addition to monthly interest payments. The terms of the Senior Loan and the Mezzanine Loan required the Company to purchase interest rate hedges in notional amounts equal to the outstanding balances of the Senior Loan and the Mezzanine Loan in order to protect against adverse changes in one-month LIBOR. Pursuant to these agreements, the Company had purchased instruments that cap its exposure to one-month LIBOR at 7.5%. The Company used $235.0 million of the proceeds from the Nashville Hotel Loans to refinance the remaining outstanding portion of an interim loan obtained from Merrill Lynch Mortgage Capital, Inc. in 2000 (the “Interim Loan”). At closing, the Company was required to escrow certain amounts, including $20.0 million related to future renovations and related capital expenditures at Gaylord Opryland. The net proceeds from the Nashville Hotel Loans after refinancing of the Interim Loan and paying required escrows and fees were approximately $97.6 million. At September 30, 2003 and December 31, 2002, the unamortized balance of the deferred financing costs related to the Nashville Hotel Loans was $2.8 million and $7.3 million, respectively. The weighted average interest rates for the Senior Loan for the nine months ended September 30, 2003 and 2002, including amortization of deferred financing costs, were 4.3% and 4.5%, respectively. The weighted average interest rates for the Mezzanine Loan for the nine months ended September 30, 2003 and 2002, including amortization of deferred financing costs, were 10.7% and 10.3%, respectively.

      The terms of the Nashville Hotel Loans require that the Company maintain certain escrowed cash balances and comply with certain financial covenants, and impose limits on transactions with affiliates and indebtedness. The financial covenants under the Nashville Hotel Loans are structured such that noncompliance at one level triggers certain cash management restrictions and noncompliance at a second level results in an event of default. Based upon the financial covenant calculations at December 31, 2002, the cash management restrictions were in effect which requires that all excess cash flows, as defined, be escrowed and may be used to repay principal amounts owed on the Senior Loan. During 2002, the Company negotiated certain revisions to the financial covenants under the Nashville Hotel Loans and the Term Loan. In the first quarter of 2003, the noncompliance level which triggered cash management restrictions was cured and the cash management restrictions were lifted. As of September 30, 2003, the Company is in compliance with the financial covenants related to cash management restrictions. There can be no assurance that the Company will remain in compliance with the covenants under the Nashville Hotel Loans. Any event of noncompliance that results in an event of default under the Nashville Hotel Loans would enable the lenders to demand payment of all outstanding amounts, which would have a material adverse effect on the Company’s financial position, results of operations and cash flows.

Completion of Senior Notes Offering

      On November 12, 2003, the Company completed its offering of $350 million in aggregate principal amount of senior notes due 2013 (the “Senior Notes”) in an institutional private placement, increased from the $225 million proposed offering previously announced. The interest rate of the Senior Notes is 8%, although the Company has entered into interest rate swaps with respect to $125 million principal amount of the Senior Notes which results in an effective interest rate of LIBOR plus 2.95% with respect to that portion of the Senior Notes. The Senior Notes, which mature on November 15, 2013, bear interest semi-annually in cash in arrears on May 15 and November 15 of each year, starting on May 15, 2004. The Senior Notes are redeemable, in whole or in part, at any time on or after November 15, 2008 at a designated redemption amount, plus accrued and unpaid interest. In addition, the Company may redeem up to 35% of the Senior Notes before November 15, 2006 with the net cash proceeds from certain equity offerings. The Senior Notes rank equally in right of payment with the Company’s other unsecured unsubordinated debt, but are effectively subordinated to all of the Company’s secured debt to the extent of the assets securing such debt. The Senior Notes are guaranteed on a senior unsecured basis by each of the Company’s subsidiaries that was a borrower or guarantor under the 2003 Loans, and as of November 2003, of the new revolving credit facility. The net proceeds from the offering of the Senior Notes, together with the Company’s cash on hand, were used as follows:

•	$275.6 million was used to repay the $150 million senior term loan portion and the $50 million subordinated term loan portion of the 2003 Loans, as well as the remaining $66 million of the Company’s $100 million Mezzanine Loan and to pay certain estimated fees and expenses related to the ResortQuest acquisition; and

•	$79.2 million was placed in escrow pending consummation of the ResortQuest acquisition, at which time that amount was used, together with available cash, to repay ResortQuest’s senior notes and its credit facility.

Amendment to 2003 Loans

      In connection with the offering of the Senior Notes and the ResortQuest acquisition, on November 12, 2003 the Company amended the 2003 Loans to, among other things, permit the ResortQuest acquisition and the issuance of the Senior Notes, maintain the $25.0 million revolving credit facility portion of the 2003 Loans, to repay and eliminate the $150 million senior term loan portion and the $50 million subordinated term loan portion of the 2003 Loans and make certain other amendments to the 2003 Loans.

New Revolving Credit Facility

      On November 20, 2003, we entered into a new $65.0 million revolving credit facility, which has been increased to $100.0 million. The new revolving credit facility, which replaced the revolving credit portion under the 2003 Florida/Texas senior secured credit facility, matures in May 2006 and borrowings thereunder bear interest at a rate of either LIBOR plus 3.50% or the lending banks’ base rate plus 2.25%. The new revolving credit facility is guaranteed by our subsidiaries that were guarantors or borrowers under our 2003 Florida/Texas senior secured credit facility and is secured by a leasehold mortgage on the

Gaylord Palms Resort & Convention Center. The new revolving credit facility requires us to achieve substantial completion and initial opening of our Gaylord Texan Resort & Convention Center by June 30, 2004. The new revolving credit facility was arranged by Deutsche Bank Securities Inc. and Banc of America Securities LLC.

      On November 20, 2003, the Company acquired ResortQuest in a tax-free stock-for-stock merger. ResortQuest, which is based in Destin, Florida, is one of the largest vacation rental property managers in the United States. ResortQuest will continue to operate as a separate brand led by its existing senior management team. Under the terms of the definitive merger agreement, the ResortQuest stockholders received 0.275 shares of Gaylord common stock for each outstanding share of ResortQuest common stock.

Significant Contractual Obligations

      The following table summarizes our significant contractual obligations as of September 30, 2003, including long-term debt and operating lease commitments:

	Total Amounts	Less than			Over
Contractual Obligations	Committed	1 year	1-2 years	3-4 years	4 years

	(In thousands)
Long-term debt	$467,182	$74,004	$18,004	$375,174	$—
Capital leases	1,127	613	237	252	25
Construction commitments	130,539	115,406	11,483	3,650	—
Arena naming rights	58,950	2,492	5,364	5,913	45,181
Operating leases	701,291	5,056	4,810	7,466	683,959
Other	4,828	322	644	644	3,218

Total contractual obligations	$1,363,917	$197,893	$40,542	$393,099	$732,383

      The total operating lease amount of $701.3 million above includes the 75-year operating lease agreement the Company entered into during 1999 for 65.3 acres of land located in Osceola County, Florida where Gaylord Palms is located. At the expiration of the secured foreign exchange contract relating to the Viacom Stock owned by the Company which is scheduled for May 2007, the Company will be required to pay the deferred taxes relating thereto. A complete description of the secured foreign exchange contract and this deferred tax liability is contained in Notes 10 and 13 to the Company’s Consolidated Financial Statements for the year ended December 31, 2002 included herewith.

Capital Expenditures

      The Company currently projects capital expenditures for the twelve months of 2003 to total approximately $230.5 million, which includes continuing construction costs at the new Gaylord Texan of approximately $207.8 million, approximately $2.0 million related to the possible development of a new Gaylord hotel in Prince George’s County, Maryland and approximately $12.0 million related to Gaylord Opryland. In addition, the Company anticipates approximately $8.6 million of capital expenditures related to the Grand Ole Opry. The Company’s capital expenditures for continuing operations for the nine months ended September 30, 2003 were $170.3 million.

      During the third quarter of 2002, the Company announced that the Gaylord Texan located in Grapevine, Texas near the Dallas/Fort Worth airport, is projected to open in April 2004, two months earlier than previously announced.

Newly Issued Accounting Standards

      In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 replaces EITF No. 94-3. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereas EITF No. 94-3 had recognized the liability at the commitment date to an exit plan. The Company is required to adopt the provisions of SFAS No. 146 effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS No. 146 is not expected to have any significant impact on previously reported costs.

      In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of FASB Statement No. 123.” SFAS No. 148 amends SFAS No. 123 to provide two additional methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of SFAS No. 123 to require certain disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted the amended provisions of SFAS No. 148 on December 31, 2002 and the information contained in this report reflects the disclosure requirements of the new pronouncement. The Company will continue to account for employee stock-based compensation in accordance with APB Opinion No. 25.

BUSINESS

Our Company

      We are the only hospitality company focused primarily on the large group meetings segment of the lodging market. Our hospitality business includes our Gaylord branded hotels consisting of the Gaylord Opryland Resort & Convention Center in Nashville, Tennessee, the Gaylord Palms Resort & Convention Center near Orlando, Florida and the Gaylord Texan Resort & Convention Center near Dallas, Texas (scheduled completion date: April 2004). We also own and operate the Radisson Opryland Hotel in Nashville, Tennessee. Driven by our “All in One Place” strategy, our award-winning Gaylord branded hotels incorporate not only high quality lodging, but also significant meeting, convention and exhibition space, superb food and beverage options and retail facilities within a single self-contained property. As a result, our properties provide a convenient and entertaining environment for our convention guests. In addition, our custom-tailored, all-inclusive solutions cater to the unique needs of meeting planners.

      In order to strengthen and diversify our hospitality business, on November 20, 2003, we acquired ResortQuest in a stock-for-stock transaction. ResortQuest is a leading provider of vacation condominium and home rental property management services in premier destination resort locations in the United States and Canada, with a branded network of vacation rental properties. Our ResortQuest business currently offers management services to approximately 20,000 vacation rental properties.

      In addition to our hospitality business, we own and operate several attractions in Nashville, including the Grand Ole Opry, a live country music variety show, which is the nation’s longest running radio show and an icon in country music. Our local Nashville attractions provide entertainment opportunities for Nashville-area residents and visitors, including our Nashville hotel and convention guests, while adding to our destination appeal.

      Prior to the November Transactions, our operations were organized into three principal business segments: (i) Hospitality, which includes our hotel operations; (ii) Opry and Attractions Group, which includes our Nashville attractions and assets related to the Grand Ole Opry; and (iii) Corporate and Other, which includes corporate expenses and results from our minority investments. On a pro forma basis reflecting the November Transactions for the nine months ended September 30, 2003, our total revenues and operating income were $471.1 million and $10.1 million, respectively.

Competitive Strengths

      Strong Revenue and Cash Flow Visibility. We have significant visibility with regards to our future revenues and cash flows. Approximately 82% of our total room nights booked in 2002 were related to large group meetings. Within the group meetings segment, we identify and market to meeting planners for large group clients who reserve more than 200 peak room nights per group event and typically hold meetings on an annual basis. In 2002, these large groups accounted for only 18% of the total number of our group customers but represented 86% of our occupied room nights. In order to reserve the required capacity, our large group clients typically contract room nights several years in advance. As of September 30, 2003, we have events booked as far into the future as 2021, with the median large group client contracting 3.4 years in advance. The terms of our contracts typically specify total number and average daily rates of reserved rooms and minimum food and beverage spending requirements, and often contain mechanisms to increase rates based on increases in hotel occupancy or on inflation measures and impose significant cancellation penalties. Approximately 50% of our group room nights in 2002 were generated by associations, which typically have more attendees, longer advance booking periods, longer stays and a pattern of rotating meetings through locations around the country. In addition, as their meetings are an integral part of the associations’ business, these clients tend to exhibit more consistent booking cycles that are less influenced by economic downturns. As a result of the implementation of cross-marketing plans among our three Gaylord branded hotels, we have created further visibility into our future results as large group clients often arrange multiple meetings at our properties. Many associations are required by their charter to rotate their meetings among different locations, and we are well positioned to capture their business. As of

September 30, 2003, advanced bookings at the Gaylord Opryland and Gaylord Palms for 2004 through 2005 represented approximately 40% of our total available room nights at these hotels for that period.

      Superior Business Model. We believe that through a combination of excellent customer service, a unique product offering and an entertaining environment, we are able to provide our customers with a one-of-a-kind experience that distinguishes our hotels from those of our competitors. Our properties have gained significant industry recognition, as evidenced by Gaylord Opryland receiving the prestigious 2002 Gold Key Elite Award from Meeting & Conventions magazine, and the Gaylord Palms receiving the AAA Four Diamond Award 2003 and Successful Meeting’s Pinnacle Award 2003. Our superior business model is characterized by the following:

Excellent Customer Service. We strive to provide our hotel guests with a level of service that ranks among the highest in the industry. Through the Gaylord University training program, we instill our “Consider it Done” service philosophy in each employee. In order to maintain the highest levels of customer service and employee morale, we provide all property-level employees with financial incentives based on feedback received from our guests and the financial performance of their individual hotel. We strive to provide excellent service to all of our customers, and we also offer more specialized services that cater to the needs of the meeting planners who coordinate large group events. These services are designed to facilitate the entire process of an event from the initial planning and booking to its consummation.

Examples of such services include providing a single contact to plan the event, constructing a marketing toolkit to attract attendees and assigning a customer service representative at the hotel during the event to assist with smooth execution.

Unique Product Offering. Our hotels combine significant scale with an “All in One Place” approach to create a product which we believe is unique in our industry. With some of the highest ratios of meeting space per room in our industry, our resort properties have the capability to accommodate multiple large groups simultaneously on a regular basis. Through our “All in One Place” approach, we incorporate meeting and exhibition space, signature guest rooms, award-winning food and beverage offering, fitness facilities and other attractions within a single, self-contained location which provides our guests with a convenient and entertaining environment. This approach allows meeting planners to avoid local travel logistics issues, improves the attendees’ experience by enhancing interaction and allows us to gain a larger amount of our customers’ business than a traditional hotel. Capitalizing on this approach, our Gaylord branded hotels generally derive as much food, beverage and other revenues as room revenues. Finally, our Gaylord branded hotels offer state-of-the-art meeting facilities, a proprietary advanced meeting planner communication system, express check-out and customizable meeting room set-up, all of which provide maximum convenience to meeting planners and reduce administrative functions related to the organization of an event.

Entertaining Environment. In an effort to provide the best all around experience to our guests, we offer unique entertainment options inside each of our resort hotels. Each of these hotels offers a series of expansive atriums themed to capture geographical and cultural aspects of the region in which the property is located. These properties also offer a wide range of restaurants, bars, shopping and other options to meet the varying preferences of individual guests. Our in-house entertainment amenities are complemented by local attractions which add to our destination appeal. Our properties are strategically located in close proximity to a wide range of attractions which include the Grand Ole Opry and Ryman Auditorium in Nashville, Tennessee, Universal Studios® and Walt Disney World® in Orlando, Florida and Lake Grapevine and the Dallas Cowboys® Golf Club in Grapevine, Texas. Our attractions provide an advantage when we compete for large contracts as we are able to offer attractive entertainment rates as an incentive to book with us. We also opportunistically leverage our attractions by creating promotional packages which combine hotel stays with offerings of local attractions to drive leisure room night demand. These packages generate incremental business for our properties by attracting additional guests from the leisure travel segment as well as convincing convention attendees to return for leisure stays.

      Solid Brand Recognition. An American icon with a 75-year legacy, the Grand Ole Opry is a unique asset that provides us with a significant competitive advantage. The Grand Ole Opry appeals to the “country lifestyle” consumer, of which there is estimated to be approximately 70 million in the United States. The Grand Ole Opry has an 84% brand awareness among consumers in the U.S. and a 92% brand awareness among consumers in the “country lifestyle” demographic. Since 1925, when WSM-AM broadcast the first radio show which became the Grand Ole Opry, the Grand Ole Opry has entertained, and continues to entertain, millions of country-music lovers both nationally and abroad. With its high level of brand name awareness, the Grand Ole Opry provides us opportunities to leverage and extend its brand equity into other products and markets. In addition to significant brand awareness of the Grand Ole Opry name, we also enjoy a high level of brand name awareness among meeting planners with our Gaylord hotels brand.

      Experienced and Proven Management. Our senior management team has substantial experience in the lodging industry. In April 2001, Michael Rose, Chairman, and Colin Reed, President and CEO, joined us with a combined 56 years of industry experience. Mr. Rose was previously Chairman of the Board of Promus Hotel Corporation and Chairman of the Board of Harrah’s Entertainment, Inc. Prior to joining us, Mr. Reed was a member of the three-executive office of the President of Harrah’s Entertainment, Inc. During 2001, Mr. Rose and Mr. Reed applied their industry experience to refocus Gaylord as the only hospitality company with a primary emphasis on the large group meetings segment. Upon joining Gaylord, Mr. Rose and Mr. Reed significantly improved the management team by replacing nine out of ten senior managers. On average, our new senior management team has approximately 13 years of experience in the hospitality industry.

      Since early 2002, we identified and divested a number of non-core assets at attractive valuations. These divestitures resulted in cash proceeds in excess of $340 million, which we subsequently employed to repay existing debt and to partially fund the construction of our new Gaylord Texan hotel. In addition, our management team has implemented measures to improve customer satisfaction and employee morale and enacted cost-cutting measures aimed at improving operating performance and cash flow.

Business Strategy

      Our goal is to become the nation’s premier hotel brand serving the meetings and conventions sector and to enhance our business by offering additional vacation and entertainment opportunities to our guests and target consumers. Our Gaylord branded hotels focus on the $86 billion large group meetings market. Our properties and service are designed to appeal to meeting planners who arrange these large group meetings. Upon consummation of the ResortQuest acquisition, we will operate a leading provider of vacation, condominium and home rental management services with approximately 20,000 vacation rental properties under management. The Grand Ole Opry is one of the brands best-known by the “country lifestyle” consumer, which we estimate to be approximately 70 million people in the United States.

      “All in One Place” Product Offering. Through our “All in One Place” strategy, our Gaylord branded hotels incorporate meeting and exhibition space, signature guest rooms, award-winning food and beverage offerings, fitness facilities and other attractions within a large hotel property so our attendees’ needs are met in one location. This strategy creates a better experience for both meeting planners and our guests, while at the same time allowing us to capture a greater share of their event spending. It is through this strategy of a self-contained destination dedicated primarily to the meetings industry that our Gaylord Opryland hotel in Nashville and our Gaylord Palms hotel in Florida claim a place among the leading convention hotels in the country.

      Create Customer Rotation Between Our Hotels. In order to further capitalize on our success in Nashville, we opened our Gaylord Palms Resort & Convention Center in Kissimmee, Florida in January 2002, and are scheduled to open our new Gaylord Texan Resort & Convention Center in Grapevine, Texas in April 2004. In 2001, we refocused the efforts of our sales force to capitalize on our expansion and the desires of some of our large group clients to meet in different parts of the country each year. In addition, we establish relationships with new customers as we increase our geographic reach. For example, upon opening the Gaylord Palms, we added new association clients such as the North American Veterinarian Association and the Area Resort Development Association. There is a significant opportunity to establish strong relationships with new customers and rotate them to our other properties. For example, the National Collegiate Athletic Association (NCAA) has contracted for approximately 25,000 room nights among our Gaylord branded hotels over the next 5 years.

      Leverage Brand Name Awareness. We believe that the Grand Ole Opry is one of the most recognized entertainment brands within the United States. We promote the Grand Ole Opry name through a number of media including our WSM-AM radio station, the internet, television and performances by the Grand Ole Opry’s members, many of whom are renowned country music artists. In addition to these long-standing promotion media, we believe that significant growth opportunities exist through leveraging and extending the Grand Ole Opry brand into other products and markets. As such, we have alliances in place with multiple distribution partners such as Great American Country (GAC) cable television channel, Westwood One Radio Network and Sirius Satellite Radio in an effort to foster brand extension. We are currently exploring additional products, such as television specials and retail products, through which we can capitalize on our brand affinity and awareness. We believe that licensing our brand for products may provide an opportunity to increase revenues and cash flow with relatively little capital investment.

      Capitalize on the ResortQuest Acquisition. We believe the combination of Gaylord and ResortQuest has formed a stronger, more diversified hospitality company with the ability to offer a broader range of accommodations to existing and potential customers. We believe that there are significant opportunities to cross-sell hospitality products by offering ResortQuest’s vacation properties to our “country lifestyle” consumers and introducing our hotels and “country lifestyle” offerings to ResortQuest’s customers. Drawing upon the experience of our combined management teams, we believe that we can more fully develop the ResortQuest brand and take advantage of future growth opportunities through increased scale, improved operational efficiency and access to additional sources of capital. In addition, we have identified a number of cost saving opportunities and synergies, including eliminating redundant functions and optimizing the combined company’s infrastructure.

Industry Description

      According to Tradeshow Week, the large group meetings market generated approximately $86 billion of revenues for the companies that provide services to it. The convention hotel industry is estimated to have generated approximately $15 billion of these revenues. These revenues include event producer total gross sales (which includes exhibitor and sponsor expenditures) and attendee “economic impact” (which includes spending on lodging, meals, entertainment and in-city transportation), not all of which we capture. The convention hotels that attract these group meetings typically have at least 25,000 square feet of exhibit space, often have more than 1,000 guest rooms and, on average, contain 118,904 square feet of exhibit space, 93,720 square feet of meeting space and 42 meeting rooms.

      The large group meetings market is comprised of approximately one million events annually (of which approximately 80% are corporate meetings and 18% are association meetings) and creates demand for approximately 300 million aggregate room nights per year. The large majority of these events require less than 250,000 square feet of exhibit or meeting space, with only 8% requiring over 500,000 square feet. Examples of industries participating in these meetings include health care, home furnishings, computers, sporting goods and recreation, education, building and construction, industrial, agriculture, food and beverage, boats and automotive. Association-sponsored events, which draw a large number of attendees requiring extensive meeting space and room availability, account for over half of total group spending and economic impact. Because associations and trade shows generally select their sites 2 to 5 years in advance, thereby increasing earnings visibility, the convention hotel segment of the lodging industry is more predictable and less susceptible to economic downturns than the general lodging industry.

      A number of factors contribute to the success of a convention center hotel, including the following: the availability of sufficient meeting and exhibit space to satisfy large group users; the availability of rooms at competitive prices; access to quality entertainment and food & beverage venues; destination appeal;

appropriate regional professional and consumer demographics; adequate loading docks, storage facilities and security; ease of site access via air and ground transportation; and the quality of service provided by hotel staff and event coordinators. The ability to offer as many of these elements within a close distance of each other is important in order to reduce the organizational and logistical planning efforts of the meeting planner. The meeting planner, who acts as an intermediary between the hotel event coordinator and the group scheduling the event, is typically a convention hotel’s direct customer. Effective interaction and coordination with meeting planners is key to booking events and generating repeat customers.

Largest Hotel Exhibit Hall Rankings 2003

				Total
		Total Exhibit	Number of	Meeting
Facility	City	Space (sq. ft.)	Meeting Rooms	Space (sq. ft.)

Sands Expo	Las Vegas, NV	1,125,600	146	231,477
Mandalay Bay Resort & Casino	Las Vegas, NV	934,731	121	360,924
Walt Disney World Swan and Dolphin	Lake Buena Vista, FL	329,000	84	248,655
Wyndham Anatole Hotel	Dallas, TX	315,000	73	187,000
Gaylord Opryland™ Resort & Convention Center	Nashville, TN	288,972	85	300,000
Hyatt Regency Chicago’s Riverside Center	Chicago, IL	225,000	71	115,000
MGM Grand Hotel & Conference Center	Las Vegas, NV	210,000	60	315,000
The Westin Diplomat Resort & Spa	Hollywood, FL	209,000	39	60,000
Reno Hilton	Reno, NV	190,000	40	110,000
Gaylord Texan™ Resort & Convention Center*	Grapevine, TX	179,800	69	180,000
Gaylord Palms™ Resort & Convention Center	Kissimmee, FL	178,500	61	200,000

Source: the Company; Tradeshow Week Major Exhibit Hall Directory 2003

*	Scheduled to open in April 2004.

Hospitality

      Gaylord Hotels — Strategic Plan. Our goal is to become the nation’s premier brand in the meetings and convention sector. To accomplish this, our business strategy is to develop resorts and convention centers in desirable event destinations that are created based in large part on the needs of meeting planners and attendees. Using the slogan “All in One Place,” our hotels incorporate meeting, convention and exhibition space with a large hotel property so the attendees never have to leave the location during their meetings. This concept of a self-contained destination dedicated primarily to the meetings industry has made Gaylord Opryland in Nashville one of the leading convention hotels in the country. In addition to operating Gaylord Opryland, we opened Gaylord Palms in Kissimmee, Florida in January 2002. We are scheduled to open our new Gaylord Texan hotel in Grapevine, Texas in April of 2004, and have the option to purchase land for the development of a hotel in the Washington, D.C. area. We believe that our new convention hotels will enable us to capture additional convention business from groups that currently utilize Gaylord Opryland but must rotate their meetings to other locations due to their attendees’ desires to visit different areas. Gaylord also anticipates that our new hotels will capture new group business that currently do not come to the Nashville market and will seek to gain additional business at Gaylord Opryland in Nashville once these groups have experienced a Gaylord hotel in other markets.

      Gaylord Opryland Resort and Convention Center — Nashville, Tennessee. Our flagship, Gaylord Opryland in Nashville, is one of the leading convention destinations in the United States. Designed with the lavish gardens and magnificent charm of a glorious Southern mansion, the resort is situated on approximately 172 acres in the Opryland complex. Gaylord Opryland is one of the largest hotels in the

United States in terms of number of guest rooms. It also serves as a destination resort for vacationers due to its proximity to the Grand Ole Opry, the General Jackson showboat, the Springhouse Golf Club (Gaylord’s 18-hole championship golf course), and other attractions in the Nashville area. Gaylord Opryland has 2,881 guest rooms, four ballrooms with approximately 121,000 square feet, 85 banquet/ meeting rooms, and total dedicated exhibition space of approximately 289,000 square feet. Total meeting, exhibit and pre-function space in the hotel is approximately 600,000 square feet.

      Gaylord Palms Resort and Convention Center — Kissimmee, Florida. We opened Gaylord Palms Resort and Convention Center in Kissimmee, Florida in January 2002. Gaylord Palms has 1,406 signature guest rooms and approximately 360,000 square feet of total meeting and exhibit space. The hotel is situated on a 65-acre site in Osceola County, Florida and is approximately 5 minutes from the main gate of the Walt Disney World® Resort complex. Gaylord Palms has a full-service spa, with 20,000-square feet of dedicated space and 15 treatment rooms. Hotel guests also have golf privileges at the world class Falcon’s Fire Golf Club, located a half-mile from the property.

      Gaylord Texan Resort and Convention Center — Grapevine, Texas. We began construction on our new Gaylord Texan hotel in Grapevine, Texas in June of 2000, and the hotel is scheduled to open in April of 2004. The 1,511 room hotel and convention center is located eight minutes from the Dallas/ Fort Worth International Airport. Like its sister property in Kissimmee, Florida, the Gaylord Texan will feature a grand atrium enclosing several acres as well as over 360,000 square feet of pre-function, meeting and exhibition space all under one roof. The property will also include a number of themed restaurants with an additional restaurant located on the point overlooking Lake Grapevine.

      Gaylord Hotels Development Plan. In January 2000, we announced plans to develop a Gaylord hotel on property to be acquired on the Potomac River in Prince George’s County, Maryland (in the Washington, D.C. market). This project is subject to the availability of financing and resolution of certain zoning issues and final approval of Gaylord’s board of directors. Gaylord’s management is also considering other sites to locate future Gaylord Hotel properties.

      Radisson Hotel at Opryland. We also own and operate the Radisson Hotel at Opryland, a Radisson franchise hotel which is located across the street from Gaylord Opryland. The hotel has 303 rooms and approximately 14,000 square feet of meeting space. In March 2000, we entered into a 20-year franchise agreement with Radisson in connection with the operation of this hotel.

Opry and Attractions Group

      The Grand Ole Opry. The Grand Ole Opry, which celebrated its 75th anniversary in 2000, is one of the most widely known platforms for country music in the world. The Opry features a live country music show with performances every Friday and Saturday night, as well as a Tuesday Night Opry on a seasonal basis. The Opry House, home of the Grand Ole Opry, is located in the Opryland complex. The Grand Ole Opry moved to the Opry House in 1974 from its most famous home in the Ryman Auditorium in downtown Nashville.

      Each week the Grand Ole Opry is broadcast live to millions of country lifestyle consumers on terrestrial radio via Westwood One, and WSM-AM, on satellite radio via Sirius Satellite Radio and on television via the Great American Country network starting October 4, 2003. The broadcast of the Opry is also streamed on the Internet via www.opry.com and www.wsmonline.com. The show has been broadcast since 1925 on WSM-AM, making it the longest running live radio program in the United States. The television broadcast schedule on the Great American Country network will include 52 weekly telecasts airing on Saturday nights at 8 p.m. EST and repeating three times on weekends and twice on Tuesday evenings. The Grand Ole Opry is also re-aired on 205 radio stations across the country through syndication of “America’s Grand Ole Opry Weekend,” which is distributed by Westwood One. In addition to performances by members, the Grand Ole Opry presents performances by many other country music artists.

      Ryman Auditorium. The Ryman Auditorium, which was built in 1892 and seats approximately 2,300, was recently designated as a National Historic Landmark. The former home of the Grand Ole Opry, the Ryman Auditorium was renovated and re-opened in 1994 for concerts and musical productions. The Grand Ole Opry returns to the Ryman Auditorium periodically, most recently from November 2002 to February 2003.

      The General Jackson Showboat. We operate the General Jackson, a 300-foot, four-deck paddle wheel showboat, on the Cumberland River, which flows past the Gaylord Opryland complex in Nashville. Its Victorian Theatre can seat 620 people for banquets and 1,000 people for theater-style presentations. The showboat stages Broadway-style shows and other theatrical productions. The General Jackson is one of many sources of entertainment that Gaylord makes available to conventions held at Gaylord Opryland. During the day it operates cruises, primarily serving tourists visiting the Opryland complex and the Nashville area.

      The Springhouse Golf Club. Home to a Senior PGA Tour event from 1994 to 2003 and minutes from Gaylord Opryland, the Springhouse Golf Club was designed by former U.S. Open and PGA Champion Larry Nelson. The 40,000 square-foot antebellum-style clubhouse offers meeting space for up to 450 guests.

      The Wildhorse Saloon. Since 1994, we have owned and operated the Wildhorse Saloon, a country music performance venue on historic Second Avenue in downtown Nashville. The three story facility includes a dance floor of approximately 2,500 square feet, a restaurant and banquet facility which can accommodate up to 2,000 guests.

      Corporate Magic. In March 2000, we acquired Corporate Magic, Inc., a company specializing in the production of creative and entertainment events in support of the corporate and meeting marketplace. We believe the event and corporate entertainment planning function of Corporate Magic complements the meeting and convention aspects of our Gaylord Hotels business.

      WSM-AM. WSM-AM commenced broadcasting in 1925. The involvement of Gaylord’s predecessors with country music dates back to the creation of the radio program that became The Grand Ole Opry, which has been broadcast live on WSM-AM since 1925. WSM-AM is broadcast from the Gaylord Opryland complex in Nashville and has a country music format. WSM-AM went on the air in 1925 and is one of the nation’s “clear channel” stations, meaning that no other station in a 750-mile radius uses the same frequency for nighttime broadcasts. As a result, the station’s signal, transmitted by a 50,000 watt transmitter, can be heard at night in much of the United States and parts of Canada.

      On July 21, 2003, we, through our wholly-owned subsidiary Gaylord Investments, Inc., sold the assets primarily used in the operations of WSM-FM and WWTN(FM) to Cumulus Broadcasting, Inc. for $62.5 million in cash, and Gaylord entered into a joint sales agreement with Cumulus for WSM-AM in exchange for approximately $2.5 million in cash. Under the joint sales agreement with Cumulus, Cumulus will sell all of the commercial advertising on WSM-AM and provide certain sales promotion and billing and collection services relating to WSM-AM, all for a specified fee. The joint sales agreement has a term of five years.

Corporate and Other

      Bass Pro Shops. We own a 19.1% interest in Bass Pro, Inc. Bass Pro, Inc. owns and operates Bass Pro Shops, a retailer of premium outdoor sporting goods and fishing tackle. Bass Pro Shops serves its customers through an extensive mail order catalog operation, a retail center in Springfield, Missouri, and additional retail stores at Opry Mills in Nashville and in various other U.S. locations.

      Nashville Predators. We own a 12.84% interest in the Nashville Hockey Club Limited Partnership, a limited partnership that owns the Nashville Predators, a National Hockey League franchise that begins its sixth season in the fall of 2003. In July of 2002 and 2003 respectively, we exercised the first two of our three put options, each of which gives us the right to require that the Predators repurchase one-third of its interest in the partnership. To date, the Predators have not completed this repurchase. In August 1999, we entered into a Naming Rights Agreement with the limited partnership whereby we purchased the right to name the Nashville Arena the “Gaylord Entertainment Center” and to place certain advertising within the arena. Under the agreement, which has a 20-year term, we are required to make annual payments, beginning at $2,050,000 in the first year and with a 5% escalation each year thereafter, and to purchase a minimum number of tickets to Predators games each year. We contend that we made the payment due under the Naming Rights Agreement by way of set off against obligations owed pursuant to the put option. We are currently are in litigation with the Nashville Hockey Club Limited Partnership to resolve the disputes regarding the team ownership and the naming rights for the Gaylord Entertainment Center. See “— Legal Proceedings” below.

      Viacom. We hold an investment of approximately 11 million shares of Viacom Class B common stock, which was received as the result of the sale of television station KTVT to CBS in 1999 and the subsequent acquisition of CBS by Viacom in 2000. We entered into a secured forward exchange contract related to 10.9 million shares of the Viacom stock in 2000. The secured forward exchange contract protects us against decreases in the fair market value of the Viacom stock, while providing for participation in increases in the fair market value. At September 30, 2003, the fair market value of our investment in the shares of Viacom stock was $421.4 million, or $38.30 per share. The secured forward exchange contract protects us from market decreases below $56.05 per share, thereby limiting our market risk exposure related to the Viacom stock. At per share prices greater than $56.04, we retain 100% of the per-share appreciation to a maximum per-share price of $75.66. For per-share appreciation above $75.66, Gaylord participates in 25.9% of the appreciation. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

ResortQuest

      ResortQuest is a leading provider of vacation condominium and home rental property management services in premier destination resort locations in the United States and Canada. ResortQuest has developed a branded network of vacation rental properties and currently offers management services to approximately 20,000 vacation rental properties. ResortQuest’s operations are located in more than 50 premier beach, mountain, desert and tropical resort locations.

Terms of the ResortQuest Acquisition

      Under the terms of the ResortQuest acquisition, GET Merger Sub, Inc., a wholly owned subsidiary of Gaylord formed for the purpose of the ResortQuest acquisition, merged with and into ResortQuest. As a result, ResortQuest survived the merger and became a wholly owned subsidiary of Gaylord. ResortQuest stockholders received 0.275 shares of Gaylord common stock for each share of ResortQuest common stock they hold. Gaylord stockholders owned approximately 86% of the combined company and former ResortQuest stockholders owned approximately 14% of the combined company, on a fully diluted basis immediately following the merger. The combined company incurred fees and expenses related to the ResortQuest acquisition, including employee severance costs, at the time of the merger, certain of which will be reflected in the combined company’s financial results for the period in which the merger was consummated. See Notes 3 and 4 to the Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

Implementation of Strategic Direction

      During the second quarter of 2001, we hired a new Chairman of the Board and a new Chief Executive Officer. Once the new senior management team was in place, they devoted a significant portion of 2001 to reviewing the many different businesses they inherited when they joined the Company. After significant review, it was determined that, while we had four business segments for financial reporting purposes (Hospitality, Opry and Attractions Group, Media and Corporate and Other — all described above), the future direction of the Company would be based on two core asset groups, which were aligned as follows: (i) Hospitality Core Asset Group: consisting of the Gaylord Hotels, the Corporate Magic meeting and event planning business and the various attractions that provide entertainment to guests of the hotels and (ii) Opry Core Asset Group: consisting of the Grand Ole Opry, WSM-AM radio, and the Ryman Auditorium.

      As a result, it was determined that Acuff-Rose Music Publishing, Word Entertainment, Music Country/ CMT International, Opry Mills, GET Management, WSM-FM radio and WWTN-FM radio were not core assets of the Company, and as a result each has either been sold or otherwise disposed of by the Company as reflected in the following table.

		Proceeds
		From Sale
		(Cash and
Business Sold	Date	Other)

		(In
		millions)
WSM-FM and WWTN (FM)	July 21, 2003	$62.5
Acuff-Rose Music Publishing	August 27, 2002	$157.0
Opry Mills 33.3% Partnership Interest	Second Quarter 2002	$30.8
Word Entertainment	January 4, 2002	$84.0
International Cable Operations	February 25, 2003	$3.7
Gaylord Production Company, Gaylord Films, Pandora Films, Gaylord Sports Management Group and Gaylord Event Television	March 9, 2001	$42.0 (1)
Interest in Oklahoma Redhawks	November 20, 2003	$6.8

(1)	Shortly after the closing, OPUBCO asserted that the Company breached certain representations and warranties in the purchase agreement. The Company entered into settlement negotiations pursuant to which the Company paid OPUBCO an aggregate of $825,000.

      Gaylord Digital, Pandora Films, Gaylord Films, Gaylord Sports Management, Gaylord Event Television, Gaylord Production Company, Z Music and the Opryland River Taxis, also not core assets of the Company, had previously been sold or otherwise disposed of by the Company. Remaining businesses to be sold include the Company’s interests in the Nashville Predators and certain miscellaneous real estate holdings. Management has yet to make a final decision as to whether to sell its minority interest in Bass Pro Shops, which it has determined to be a non-core asset. Following the decision to divest certain businesses, we restructured the corporate organization to streamline operations and remove duplicative costs. The Opryland Hospitality management group was combined with the Corporate management group and all Nashville management employees were consolidated into the Company’s Wendell Office Building.

Employees

      As of September 30, 2003, we had approximately 4,129 full-time and 1,877 part-time and temporary employees. Of these, approximately 3,493 full-time and 1,237 part-time employees were employed in Hospitality; approximately 259 full-time and 566 part-time employees were employed in Opry and Attractions Group; and approximately 240 full-time and 68 part-time employees were employed in Corporate and Other. The Company believes its relations with its employees are good.

Competition

Hospitality

      The Gaylord Hotel properties compete with numerous other hotels throughout the United States and abroad, particularly the approximately 84 convention hotels located outside of Las Vegas, Nevada that have more than 800 rooms each, as well as the Las Vegas hotel/ casinos. Many of these hotels are operated by companies with greater financial, marketing, and human resources than the Company. We believe that competition among convention hotels is based on, among other things: (i) the hotel’s reputation, (ii) the quality of the hotel’s facility, (iii) the quality and scope of a hotel’s meeting and convention facilities and services, (iv) the desirability of a hotel’s location, (v) travel distance to a hotel for meeting attendees, (vi) a hotel facility’s accessibility to a recognized airport, (vii) the amount of entertainment and recreational options available in and in the vicinity of the hotel, and (viii) price. Our hotels also compete against civic convention centers. These include the largest convention centers (e.g., Orlando, Chicago and Atlanta) as well as, for Gaylord Opryland, mid-size convention centers (between 100,000 and 500,000 square feet of meeting space located in second-tier cities).

      The hotel business is management and marketing intensive. The Gaylord Hotels compete with other hotels throughout the United States for high quality management and marketing personnel. There can be no assurance that the Company’s hotels will be able to attract and retain employees with the requisite managerial and marketing skills.

Opry and Attractions Group

      The Grand Ole Opry and other attractions businesses compete with all other forms of entertainment and recreational activities. The success of the Attractions group is dependent upon certain factors beyond our control including economic conditions, the amount of available leisure time, transportation cost, public taste, and weather conditions. Our radio station competes with numerous other types of entertainment businesses, and success is often dependent on taste and fashion, which may fluctuate from time to time. WSM-AM competes for advertising revenues with other radio stations in the Nashville market on the basis of formats, ratings, market share, and the demographic makeup of their audience. Advertising rates of WSM-AM are based principally on the size, market share, and demographic profile of its listening audiences. WSM-AM primarily competes for both audience share and advertising revenues and also competes with the Internet, newspapers, billboards, cable networks, local cable channels, and magazines for advertising revenues. Management competence and experience, station frequency signal coverage, network affiliation, effectiveness of programming format, sales effort, and level of customer service are all important factors in determining competitive position. Under a joint sales agreement with Cumulus, WSM-AM continues to own and operate the station, and Cumulus sells all commercial advertising on WSM-AM and provides certain sales promotion and billing and collection services for a specified fee.

Regulation and Legislation

      The Gaylord Hotels are subject to certain federal, state, and local governmental regulations including, without limitation, health, safety, and environmental regulations applicable to hotel and restaurant operations. We believe that we are in substantial compliance with such regulations. In addition, the sale of alcoholic beverages by a hotel requires a license and is subject to regulation by the applicable state and local authorities. The agencies involved have the power to limit, condition, suspend, or revoke any such license, and any disciplinary action or revocation could have an adverse effect upon the results of operations of the Company’s Hospitality and Opry and Attractions Group segments.

      WSM-AM is subject to regulation under the Communications Act of 1934, as amended (the “Communications Act”). Under the Communications Act, the Federal Communications Commission, or FCC, among other things, assigns frequency bands for broadcasting; determines the frequencies, location, and signal strength of stations; issues, renews, revokes, and modifies station licenses; regulates equipment used by stations; and adopts and implements regulations and policies that directly or indirectly affect the ownership, operation, and other practices of broadcasting stations.

      Licenses issued for radio stations have terms of eight years. Radio broadcast licenses are renewable upon application to the FCC and in the past have been renewed except in rare cases. Competing applications will not be accepted at the time of license renewal, and will not be entertained at all unless the FCC first concludes that renewal of the license would not serve the public interest. A station will be entitled to renewal in the absence of serious violations of the Communications Act or the FCC regulations or other violations which constitute a pattern of abuse. The Company is not aware of any reason why its radio station license should not be renewed.

      The foregoing is only a brief summary of certain provisions of the Communications Act and FCC regulations. The Communications Act and FCC regulations may be amended from time to time, and the

Company cannot predict whether any such legislation will be enacted or whether new or amended FCC regulations will be adopted, or the effect on the Company of any such changes.

Properties

      We own our executive offices and headquarters located at One Gaylord Drive, Nashville, Tennessee, which consists of a four-story office building comprising approximately 80,000 square feet. We own the land and improvements that comprise the Opryland complex in Nashville, Tennessee which are composed of the properties described below. We also own the former offices and television studios of TNN and CMT, all of which are located within the Opryland complex and contain approximately 84,000 square feet of space. These facilities were previously leased to CBS through September 30, 2002. Gaylord believes that its present facilities for each of its business segments are generally well maintained.

Hospitality

      The Opryland complex includes the site of Gaylord Opryland (approximately 172 acres). In connection with the Nashville Hotel Loans, a first mortgage lien was granted on Gaylord Opryland, including the site on which it stands. Gaylord has executed a 75-year lease with a 24-year renewal option on a 65-acre tract in Osceola County, Florida, on which Gaylord Palms is located. Gaylord has acquired approximately 100 acres in Grapevine, Texas, through ownership (approximately 75 acres) or ground lease (approximately 25 acres), on which the Gaylord Texan in Grapevine, Texas is being constructed.

Opry and Attractions Group

      We own the General Jackson showboat’s docking facility and the Opry House, both are located within the Opryland complex. We also own the Springhouse Golf Club, an 18-hole golf course situated on over 200 acres and the 6.7-acre site of the Radisson Hotel at Opryland, both located near the Opryland complex. In downtown Nashville, we own the Ryman Auditorium and the Wildhorse Saloon dance hall and production facility. We own WSM Radio’s offices and studios, which are also located within the Opryland complex.

Legal Proceedings

      We are a party to the lawsuit styled Nashville Hockey Club Limited Partnership v. Gaylord Entertainment Company, Case No. 03-1474, now pending in the Chancery Court for Davidson County, Tennessee. In its complaint for breach of contract, Nashville Hockey Club Limited Partnership alleges that we failed to honor our payment obligation under a Naming Rights Agreement for the multi-purpose arena in Nashville known as the Gaylord Entertainment Center. Among other things, Plaintiff alleges that we failed to make a semi-annual payment to Plaintiff in the amount of $1,186,565.50 when due on January 1, 2003 and in the amount of $1,245,894 when due on July 1, 2003. We contend that we made the payments due under the Naming Rights Agreement by way of set off against obligations owed by Plaintiff to CCK Holdings, LLC (“CCK”), a wholly-owned subsidiary of ours, under a “put option” CCK exercised pursuant to the Partnership Agreement between CCK and Plaintiff. CCK has assigned the proceeds of its put option to us. We are vigorously contesting this case by filing an answer and counterclaim denying any liability to Plaintiff, specifically alleging that all payments due to Plaintiff under the Naming Rights Agreement have been paid in full and asserting a counterclaim for amounts owing on the put option under the Partnership Agreement. Plaintiff has filed a motion for summary judgment which has been set for hearing on February 6, 2004, and the parties are proceeding with discovery. Gaylord will continue to vigorously assert its rights in this litigation.

      We maintain various insurance policies, including general liability and property damage insurance, as well as workers’ compensation, business interruption, and other policies, which we believe provide adequate coverage for the risks associated with the Company’s range of operations. Various of our subsidiaries are involved in lawsuits incidental to the ordinary course of their businesses, such as personal injury actions by guests and employees and complaints alleging employee discrimination. We believe that we are adequately insured against these claims by our existing insurance policies and that the outcome of any pending claims or proceedings will not have a material adverse effect on our financial position or results of operations.

      We may have potential liability under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA” or “Superfund”), for response costs at two Superfund sites. The liability relates to properties formerly owned by our predecessor. In 1991, OPUBCO assumed these liabilities and agreed to indemnify us for any losses, damages, or other liabilities incurred by it in connection with these matters. We believe that OPUBCO’s indemnification will fully cover our Superfund liabilities, if any, and that, based on our current estimates of these liabilities, OPUBCO has sufficient financial resources to fulfill its indemnification obligations.

DESCRIPTION OF CERTAIN INDEBTEDNESS

New Revolving Credit Facility

      On November 20, 2003, we entered into a new $65.0 million revolving credit facility, which has been increased to $100.0 million. The new revolving credit facility, which replaces our old revolving credit portion of our 2003 Florida/Texas senior secured credit facility, matures in May 2006. The new revolving credit facility has an interest rate of either LIBOR plus 3.50% or the lending banks’ base rate plus 2.25%. The new revolving credit facility is guaranteed by our subsidiaries that are guarantors of our new notes and is secured by a leasehold mortgage on the Gaylord Palms Resort & Convention Center. The new revolving credit facility was arranged by Deutsche Bank Securities Inc. and Banc of America Securities LLC.

      The Company is required to pay a commitment fee equal to 0.5% per year of the average daily unused revolving portion of the new revolving credit facility.

      The provisions of the new revolving credit facility contain various covenants and restrictions including compliance with certain financial covenants and restrictions on additional indebtedness, as well as other customary restrictions. In particular, we are required to achieve substantial completion and initial opening of the Gaylord Texan by June 30, 2004. Failure to meet these conditions on schedule could result in a default and acceleration of any borrowings under our new revolving credit facility.

Nashville Hotel Loans

      On March 27, 2001, we, through wholly owned subsidiaries, entered into two loan agreements, a senior loan and the mezzanine loan, which we refer to as our Nashville hotel loans, with Merrill Lynch Mortgage Lending, Inc. The mezzanine loan was repaid with the proceeds of the outstanding notes. The senior loan is secured by a first mortgage lien on the assets of Gaylord Opryland and is due in March 2004. Amounts outstanding under the senior loan bear interest at one-month LIBOR plus 1.02%. At our option, the senior loan may be extended for two additional one-year terms beyond its scheduled maturity, subject to Gaylord Opryland meeting certain financial ratios and other criteria. We currently anticipate meeting the financial ratios and other criteria and exercising the option to extend the senior loan. The Nashville hotel loans required monthly principal payments of $0.7 million during their three-year terms in addition to monthly interest payments. The terms of the senior loan required us to purchase interest rate hedges in notional amounts equal to the outstanding balances of the senior loan in order to protect against adverse changes in one-month LIBOR. Pursuant to the senior loan agreement, we had purchased instruments that cap our exposure to one-month LIBOR at 7.5%. We used $235.0 million of the proceeds from the Nashville hotel loans to refinance an existing interim loan. At closing, we were required to escrow certain amounts, including $20.0 million related to future renovations and related capital expenditures at Gaylord Opryland. The net proceeds from the Nashville hotel loans after refinancing the existing interim loan and paying required escrows and fees were approximately $97.6 million. At September 30, 2003 and December 31, 2002, the unamortized balance of the deferred financing costs related to the Nashville hotel loans was $2.8 million and $7.3 million, respectively. The weighted average interest rates for the senior loan for the nine months ended September 30, 2003 and 2002, including amortization of deferred financing costs, were 4.3% and 4.5%, respectively.

      The terms of the Nashville hotel loan require that we maintain certain escrowed cash balances and comply with certain financial covenants, and impose limits on transactions with affiliates and indebtedness. The financial covenants under the Nashville hotel loan are structured such that noncompliance at one level triggers certain cash management restrictions and noncompliance at a second level results in an event of default. Based upon the financial covenant calculations at December 31, 2002, the cash management restrictions were in effect which requires that all excess cash flows, as defined, be escrowed and may be used only to repay principal amounts owed on the senior loan. As of June 30, 2003, the noncompliance level which triggered cash management restrictions was cured and the cash management restrictions were lifted. During 2002, we negotiated certain revisions to the financial covenants under the Nashville hotel loans. After these revisions, we were in compliance with the covenants under the Nashville hotel loans for which the failure to comply would result in an event of default at December 31, 2002. We were also in compliance with applicable covenants at September 30, 2003. In the event of noncompliance, we believe we have certain other possible alternatives to reduce borrowings outstanding under the Nashville hotel loan which would allow us to remedy any event of default. Any event of noncompliance that results in an event of default under the Nashville hotel loan would enable the lenders to demand payment of all outstanding amounts.

      See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” for a more complete description of our financing activities.

DESCRIPTION OF NOTES

      The Company will issue the new notes under an Indenture (the “Indenture”) among itself, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). This is the same Indenture pursuant to which we issued the outstanding notes. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

      The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of the new notes. Copies of the Indenture and the Registration Rights Agreement are filed as exhibits to the registration statement of which this prospectus is a part.

      You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture. In this description, the word “Company” refers only to Gaylord Entertainment Company and not to any of its subsidiaries.

      If the exchange offer contemplated by this prospectus is consummated, holders of outstanding notes who do not exchange outstanding notes for new notes in the exchange offer will vote together with holders of new notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any outstanding unregistered notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the holders of such outstanding unregistered notes and the new notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the outstanding unregistered notes and the new notes then outstanding.

      The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the New Notes

      The new notes:

•	are general unsecured obligations of the Company;

•	are effectively subordinated to any secured Indebtedness of the Company, including the Indebtedness of the Company under the Credit Agreement, and any liabilities of the Company’s subsidiaries that are not Guarantors;

•	are pari passu in right of payment with any unsecured, unsubordinated Indebtedness of the Company;

•	are senior in right of payment to any subordinated Indebtedness of the Company; and

•	are guaranteed by the Guarantors.

      Assuming we had completed the November Transactions, as of September 30, 2003, we and our subsidiaries, on a consolidated basis, would have had $552.4 million of indebtedness outstanding, $202.2 million of which would have been secured indebtedness and none of which would have been subordinated to the notes. As of September 30, 2003, assuming we had completed this offering and applied the net proceeds as intended, our subsidiaries that are not Guarantors would have had $349.6 million of liabilities (excluding intercompany liabilities), $201.2 million of which would have been indebtedness.

      As of the date of the Indenture, all of our subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes. As of the date of the Indenture, each of our subsidiaries that is a borrower or guarantor under the Credit Agreement will guarantee the Notes.

Principal, Maturity and Interest

      The Indenture provides for the issuance by the Company of Notes with an unlimited principal amount, of which $350.0 million will be issued in this offering. The Company may issue additional notes (the “Additional Notes”) from time to time after this offering. Any offering of Additional Notes is subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on November 15, 2013.

      Interest on the Notes will accrue at the rate of 8% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 2004. The Company will make each interest payment to the Holders of record on the immediately preceding May 1 and November 1.

      Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

      If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

      The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

      A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

      The registered Holder of a Note will be treated as the owner of it for all purposes.

Note Guarantees

      The Notes are guaranteed, jointly and severally, by all of our existing Domestic Subsidiaries that are borrowers or guarantors under our Credit Agreement. Each Note Guarantee:

•	is a general unsecured obligation of the Guarantor;

•	is effectively subordinated to any secured Indebtedness of the Guarantor, including the Guarantee of the Guarantor under the Credit Agreement;

•	is pari passu in right of payment with any unsecured, unsubordinated Indebtedness of the Guarantor; and

•	is senior in right of payment to any subordinated Indebtedness of the Guarantor.

      The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable state law or a violation of state law prohibiting shareholder distributions by an insolvent subsidiary. See “Risk Factors — Risks Related to the Notes — The subsidiary guarantees may not be enforceable because of fraudulent conveyance laws or state corporate laws prohibiting shareholder distributions by an insolvent subsidiary.” Assuming we had completed the offering of the outstanding Notes, completed the ResortQuest acquisition and applied the proceeds of the notes offering, as of September 30, 2003, the Guarantors would have had $350.2 million of indebtedness outstanding (which includes the Guarantors’ guarantees of the $350.0 million principal amount of the Notes), $6,292 of which would have been secured indebtedness. Our subsidiaries that will not guarantee the Notes had total assets of $531.5 million as of September 30, 2003 and had total revenues of $151.6 million for the nine months ended September 30, 2003.

Optional Redemption

      At any time prior to November 15, 2006, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 108.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2) the redemption must occur within 45 days of the date of the closing of such Equity Offering.

      Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company’s option prior to November 15, 2008.

      On or after November 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

Year	Percentage

2008	104.000%
2009	102.667%
2010	101.333%
2011 and thereafter	100.000%

      If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

      No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

      If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

Special Redemption

      $75.0 million aggregate principal amount of the Notes was subject to mandatory redemption (the “Special Redemption”) at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption in the event that the Merger was not consummated on or prior to May 31, 2004 (the “Termination Date”).

      On November 20, 2003, the Company completed its acquisition of ResortQuest, and the provisions relating to the Special Redemption no longer apply. Immediately prior to the issuance of the Notes in the November 12, 2003 notes offering, the Company entered into a pledge agreement (the “Pledge Agreement”) with U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”), pursuant to which the Company, on the date of the issuance of the Notes, deposited with the Collateral Agent $79.2 million of the net proceeds from the offering of the Notes, which was pledged to the Collateral Agent for the benefit of the Holders to secure the payment of principal, interest and Liquidated Damages, if any, on the Notes. These funds were released to the Company in connection with the Merger.

Other Mandatory Redemption

      Except as set forth above under “— Special Redemption,” the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

      If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

      On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

      The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

      The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The Credit Agreement will prohibit the Company from purchasing any Notes, and will also provide that certain change of control events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other similar agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

      The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

      The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined by the Company’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and

(3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Replacement Assets or a combination of both. For purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is pari passu with the Notes or any Note Guarantee (other than (x) Indebtedness under Credit Facilities and (y) Indebtedness secured by the assets subject to such Asset Sale), Indebtedness that is subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a customary written novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 90 days of the applicable Asset Sale.

      Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

(1) to repay (A) Indebtedness of the Company or any Restricted Subsidiary thereof under Credit Facilities, (B) Indebtedness of the Company or any Restricted Subsidiary thereof secured by such assets or (C) Indebtedness of any Restricted Subsidiary of the Company that is not a Guarantor, and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

(2) to purchase Replacement Assets or make a capital expenditure in or that is used or useful in a Permitted Business (or enter into a binding agreement to purchase such assets or make such capital expenditure; provided that if such binding agreement ceases to be in full force and effect during such 360-day period, the Company may enter into another such binding agreement; provided further that if such binding agreement ceases to be in full force and effect after such 360-day period, any portion of the Net Proceeds of such Asset Sale not applied or invested pursuant to such binding agreement shall constitute Excess Proceeds).

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” Within 10 days after the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and, at the Company’s option, all holders of other Indebtedness that is pari passu with the Notes or any Note

Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

      The Credit Agreement will prohibit the Company from purchasing any Notes, and will also provide that certain asset sale events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other similar agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

Suspension Condition

      During any period of time that the Notes are rated Investment Grade by both Rating Agencies and no Default or Event of Default shall have occurred and then be continuing (the foregoing conditions being referred to collectively as the “Suspension Condition”), the Company and its Restricted Subsidiaries will not be subject to the covenants described under “— Certain Covenants — Restricted Payments,” “— Incurrence of Indebtedness and Issuance of Preferred Stock,” clause (3) of “— Merger, Consolidation or Sale of Assets,” “— Transactions with Affiliates,” clauses (1) and (3) of “— Sale and Leaseback Transactions” and will not be subject to the provisions of the Indenture described under “— Repurchase at the Option of the Holders — Asset Sales” (collectively, the “Suspended Covenants”). As a result, if and while the Company meets the Suspension Condition, the Notes will be entitled to substantially less covenant protection. If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any period of time as a result of the foregoing and, subsequently, one or both Rating Agencies withdraw their Investment Grade rating or downgrade the Investment Grade rating assigned to the Notes such that the Notes are no longer rated Investment Grade by both Rating Agencies, then the Company and each of its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants. Compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the covenant described below under “— Certain Covenants — Restricted Payments” as if such covenant had been in effect during the entire period of time from the date of the Indenture.

      So long as the Notes are outstanding, including while the Company meets the Suspension Condition, the Company and its Restricted Subsidiaries will be subject to the provisions of the Indenture described under “— Repurchase at the Option of the Holders — Change of Control” and the covenants described under: “— Certain Covenants — Liens,” “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,” “— Merger, Consolidation or Sale of Assets” (other than clause (3)), “— Guarantees,” “— Designation of Restricted and Unrestricted Subsidiaries,” “— Sale and Leaseback Transactions” (other than clauses (1) and (3)), “— Business Activities,” “— Payments for Consent” and “— Reports.”

Certain Covenants

Restricted Payments

      (A) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or of any Restricted Subsidiaries of the Company held by Persons other than the Company or any of its Restricted Subsidiaries;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except (a) a payment of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition;

(4) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value the Company’s obligations under the SAILS Forward Exchange Contracts (other than through delivery of some or all of the Viacom Stock securing such contracts or through Permitted SAILS Refinancing Indebtedness); or

(5) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (5) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture

(excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a) an amount equal to the Company’s Consolidated Cash Flow for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the “Basket Period”) less the product of 2.0 times the Company’s Fixed Charges for the Basket Period, plus

(b) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

(c) with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the date of the Indenture, an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

      (B) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Guarantor (including payment of accrued and unpaid dividends on any such Equity Interests) in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph (A);

(3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

(5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(b) of the preceding paragraph (A);

(6) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company;

(8) the repayment of subordinated Indebtedness with the proceeds of the Notes issued on the date of the Indenture;

(9) the declaration or payment of dividends on Disqualified Stock the issuance of which was permitted by the Indenture;

(10) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any current or former employee or director of the Company (or any of its Restricted Subsidiaries) pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any calendar year shall not exceed $2.0 million; provided further that, to the extent that such aggregate price paid under this clause (10) in any calendar year is less than $2.0 million, any unused amount may be used to make such repurchases, redemptions or other acquisition or retirement only in the immediately succeeding twelve-month period; or

(11) other Restricted Payments in an amount, when taken together with all other Restricted Payments made pursuant to this clause (11) since the date of the Indenture, not to exceed $25.0 million.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt and Construction Indebtedness), and the Company will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Company or any Restricted Subsidiary thereof may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

      The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities (including the Credit Agreement and the Nashville Senior Loan) in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $300.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary thereof to permanently repay any such Indebtedness (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant “— Repurchase at the Option of Holders — Asset Sales;”

(2) the incurrence of Existing Indebtedness;

(3) the incurrence by the Company and the Guarantors of (a) Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of the Indenture, (b) Indebtedness represented by the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement and (c) Indebtedness to the extent the net proceeds are promptly used to defease the Notes as described under “— Legal Defeasance and Covenant Defeasance;”

(4) the incurrence by the Company or any Restricted Subsidiary of the Company of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $30.0 million at any time outstanding;

(5) the incurrence by the Company or any Restricted Subsidiary of the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (9) or (12) of this paragraph;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

(b) Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor; and

(c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee by the Company or any Restricted Subsidiary thereof of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

(8) the incurrence by the Company or any Guarantor of Indebtedness represented by the SAILS Forward Exchange Contracts and any Permitted SAILS Refinancing Indebtedness;

(9) the incurrence by the Company or any Restricted Subsidiary thereof of Indebtedness to the extent the net proceeds are used to pay the Company’s tax liability with respect to its sale of the Viacom Stock pursuant to the SAILS Forward Exchange Contracts or any Permitted SAILS Refinancing Indebtedness;

(10) upon consummation of the Merger, the 10.06% Guaranteed Senior Secured Notes due June 16, 2004 of ResortQuest International, Inc.; provided that such notes are repaid within 35 days of the date of consummation of the Merger;

(11) the issuance of preferred stock by a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary thereof; provided that (i) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary thereof or (ii) any sale or other transfer of any such preferred stock to a Person that is not the Company or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an issuance of preferred stock by such Restricted Subsidiary that was not permitted by this clause (11); or

(12) the incurrence by the Company or any Restricted Subsidiary thereof of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $50.0 million.

      For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify at the time of its incurrence such item of Indebtedness in any manner that complies with this covenant. In addition, the Company may at any time change the classification of an item of Indebtedness, or any portion thereof, to any other clause or to the first paragraph of this covenant provided that the Company or its Restricted Subsidiary, as the case may be, would be permitted to incur the item of Indebtedness, or portion of the item of Indebtedness, under such new clause or the first paragraph of this covenant, as the case may be, at the time of such reclassification.

      Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that may be incurred pursuant to this “Limitation on Indebtedness” covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

      The Company will not incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the Notes to the same extent. The Company will not permit any Guarantor to incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated or junior in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

     Liens

      The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

      However, the preceding restrictions will not apply to encumbrances or restrictions:

(1) existing under, by reason of or with respect to the Credit Agreement, the SAILS Forward Exchange Contracts, the Nashville Senior Loan, Existing Indebtedness or any other agreements in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements as in effect on the date of the Indenture;

(2) existing under, by reason of, or with respect to, the Indenture, the Notes or the Note Guarantees;

(3) existing under, by reason of or with respect to applicable law;

(4) with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5) existing under, by reason of or with respect to Indebtedness of any Restricted Subsidiary of the Company if the encumbrance or restriction applies only upon a payment or financial covenant default or event of default contained in such Indebtedness; provided that (A) such encumbrances or restrictions are not materially more adverse to the Holders of the Notes than is customary for comparable financings (as determined in good faith by the Board of Directors) and (B) the Company delivers an Officers’ Certificate to the Trustee evidencing the Company’s determination that the imposition of such encumbrances or restrictions will not materially impair the Company’s ability to make payments when due with respect to the Notes;

(6) in the case of clause (3) of the first paragraph of this covenant:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, or lease of, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(7) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the capital stock of, or property and assets of, a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(8) restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

(10) customary supermajority voting provisions and customary provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements.

     Merger, Consolidation or Sale of Assets

      The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction no Default or Event of Default exists;

(3) immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) have a Fixed Charge Coverage Ratio that exceeds the Company’s Fixed Charge Coverage Ratio (determined without giving effect to such transaction) for such applicable four-quarter period; and

(4) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this “Consolidation, Merger or Sale of Assets” covenant, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and the Indenture.

      In addition, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person. Clause (3) above of this “Merger, Consolidation or Sale of Assets” covenant will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

     Transactions with Affiliates

      The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

      The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Company and/or its Restricted Subsidiaries;

(2) payment (a) of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Company, or (b) pursuant to any employment agreement or other employee compensation arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(3) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments;”

(4) any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company;

(5) transactions with a Person that is an Affiliate of the Company solely because the Company or any of its Restricted Subsidiaries owns Capital Stock in, or controls, such Person; and

(6) transactions entered into pursuant to any agreement existing on the date of the Indenture.

Designation of Restricted and Unrestricted Subsidiaries

      The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(2) the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “— Certain Covenants — Restricted Payments;”

(3) such Subsidiary does not own any Equity Interests of, or hold any Liens on any Property of, the Company or any Restricted Subsidiary;

(4) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(d) has at least one director on its Board of Directors that is not a director or officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or officer of the Company or any of its Restricted Subsidiaries; and

(5) no Default or Event of Default would be in existence following such designation.

      Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would (x) fail to meet any of the preceding requirements described in subclauses (a), (b) and (c) of clause (4) above, or (y) fails to meet the requirement described in subclause (d) of clause (4) above and such failure continues for a period of 30 days, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred as of such date under the Indenture, the Company shall be in default under the Indenture.

      The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such

Investments would be permitted under the covenant described above under the caption “— Certain Covenants — Restricted Payments;”

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “— Certain Covenants — Liens;” and

(4) no Default or Event of Default would be in existence following such designation.

Sale and Leaseback Transactions

      The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales.”

Guarantees

      The Company caused ResortQuest and its Domestic Subsidiaries to execute a supplemental indenture providing for the Guarantee of the payment of the Notes within 35 days after consummation of the Merger. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Guarantor unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness. The form of the Note Guarantee will be attached as an exhibit to the Indenture.

      A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales.”

      The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale of all such Capital Stock of that Guarantor complies with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(2) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the Indenture; or

(3) solely in the case of a Note Guarantee created pursuant to the second sentence of the first paragraph of this covenant, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant, except a discharge or release by or as a result of payment under such Guarantee.

Business Activities

      The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Payments for Consent

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

      Whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) below with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and, upon request furnish such information to the Holders of the Notes and prospective investors:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

      If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

      In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

      Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Mandatory Redemption — Special Redemption” or “— Certain Covenants — Merger, Consolidation or Sale of Assets”;

(4) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

(8) the Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms (other than in accordance with its terms) or the Company denies or disaffirms its obligations under the Pledge Agreement or the obligations under the Pledge Agreement cease to be secured by a perfected first priority security interest in any portion of the collateral purported to be pledged under the Pledge Agreement (other than in accordance with its terms); and

(9) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).

      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

      Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes. The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

      However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Liquidated Damages, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

      In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in the first paragraph under “— Optional Redemption” shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

      The Company is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the

Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

      The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

      In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute Events of Default with respect to the Notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code, and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(7) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(8) if the Notes are to be redeemed prior to their stated maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(9) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

      Except as provided in the next two succeeding paragraphs, the Indenture, the Pledge Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

(7) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture or release any collateral under the Pledge Agreement, except in accordance with the terms of the Indenture or the Pledge Agreement, respectively;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(9) amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the “Repurchase at the Option of Holders — Asset Sales” covenant after the obligation to make such Asset Sale Offer has arisen or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the “Repurchase at the Option of Holders — Change of Control” covenant after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10) except as otherwise permitted under the “Merger, Consolidation and Sale of Assets” and “Guarantees” covenants, consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under the Indenture; or

(11) make any change in the preceding amendment and waiver provisions.

      Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to comply with the provision described under “Certain Covenants — Guarantees;”

(7) to evidence and provide for the acceptance of appointment by a successor Trustee; or

(8) to provide for the issuance of Additional Notes in accordance with the Indenture.

Satisfaction and Discharge

      The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

      In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

      If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

      The outstanding Notes were offered and sold on November 12, 2003 to qualified institutional buyers in reliance on Rule 144A (“Rule 144A Notes”). Outstanding Notes also were offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”). Except as set forth below, both new Notes and outstanding Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

      Rule 144A Notes initially were represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”). Regulation S Notes initially were represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Notes”). The new Notes will initially be represented by one or more new Notes, in registered, global form without interest coupons (collectively the “Exchange Global Notes” and together with the 144A Global Notes and the Regulation S Global Notes, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of the offering of the outstanding notes and the closing of the offering of the outstanding notes (such period through and including such 40th day, the “Restricted Period”), beneficial interests in the Regulation S Global Notes may be held only through the Euroclear System (“Euroclear”), Clearstream Banking, S.A. (“Clearstream”) or DTC, if they are participants in such systems, or indirectly through organizations which are participants in such systems. However, upon the issuance of the Notes, we intend to deliver interests in the Regulation S Global Note solely through

Euroclear and Clearstream. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See “— Exchanges between Regulation S Notes and Rule 144A Notes.”

      Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

      In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

      The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

      DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised the Company that, pursuant to procedures established by it:

ownership of interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

      Investors in the Rule 144A Global Notes and the Exchange Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes and the Exchange Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Except as described below, owners of interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

      Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

      DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Subject to the transfer restrictions applicable to interests in Rule 144A Global Notes and Regulation S Global Notes transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

      Subject to compliance with the transfer restrictions applicable to the outstanding Notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

      DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

      Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

      A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Company fails to appoint a successor depositary;

(2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

      In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear any applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

      Certificated Notes may be exchanged for beneficial interests in a Global Note in compliance with the Indenture.

Same Day Settlement and Payment

      The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the Portal market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds.

The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Registration Rights; Liquidated Damages

      The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as Holders of these Notes.

      The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on the closing of the offering of the outstanding notes on November 12, 2003. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have filed with the Commission this Exchange Offer Registration Statement under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of this Exchange Offer Registration Statement, the Company and the Guarantors will offer to the Holders of Notes pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Notes for Exchange Notes.

      If:

(1) the Company and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

(2) any Holder of Notes notifies the Company prior to the 20th day following consummation of the Exchange Offer that:

(a) it is prohibited by law or Commission policy from participating in the Exchange Offer; or

(b) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c) it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company,

the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

      The Company and the Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

      The Registration Rights Agreement provides:

(1) the Company and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after the closing of this offering;

(2) the Company and the Guarantors will use their reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 230 days after the closing of the offering of the outstanding notes;

(3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will

(a) commence the Exchange Offer; and

(b) issue Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer; and

(4) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and use their best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises, but in no event prior to 230 days after the closing of this offering.

      If:

(1) the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; or

(2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”); or

(3) the Company and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the Company and the Guarantors will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to one-quarter of one percent (0.25%) per annum on the principal amount of Notes held by such Holder.

      The amount of the Liquidated Damages will increase by an additional one-quarter of one percent (0.25%) per annum on the principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of 1.0% per annum.

      All accrued Liquidated Damages will be paid by the Company and the Guarantors on each interest payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

      Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

      Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Notes, a Holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Certain Definitions

      Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

      “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any property or assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants —Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) (a) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business and (b) leases which are ancillary to the operations of the Company and its Restricted Subsidiaries;

(5) the sale or other disposition of Cash Equivalents;

(6) a Permitted Investment or a Restricted Payment that is permitted by the covenant described above under the caption “— Certain Covenants —Restricted Payments;”

(7) any sale or disposition of the Company’s interests in the Nashville Hockey Club Limited Partnership, Bass Pro, Inc. or the Oklahoma City Athletic Club, Inc.;

(8) the disposition of all or some of the Viacom Stock in satisfaction of the Company’s Obligations under the SAILS Forward Exchange Contracts or any Permitted SAILS Refinancing Indebtedness;

(9) any sale or disposition of any property or equipment that has become damaged, worn out obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;

(10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; and

(11) any sale or disposition deemed to occur in connection with creating or granting a Permitted Lien.

      “Attributable Debt” in respect of a sale and leaseback transaction by the Company or any of its Restricted Subsidiaries means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

      “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      “Cash Equivalents” means:

(1) United States dollars and, to the extent received by the Company or any of its Subsidiaries in the ordinary course of business, foreign currency;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having a rating of P-2 or better from Moody’s or A-2 or better from S&P and in each case maturing within six months after the date of acquisition;

(6) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than six months from the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

      “Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the ultimate Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

      “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person and its Restricted Subsidiaries for such period and any interest on the SAILS Forward Exchange Contracts or on any Permitted SAILS Refinancing Indebtedness for such period (to the extent any such interest on the SAILS Forward Exchange Contracts or on any Permitted SAILS Refinancing Indebtedness was excluded from Fixed Charges), to the extent that any such Fixed Charges or interest were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including the non-cash portion of (A) ground rents expense and (B) expense with respect to the Naming Rights Agreement dated November 24, 1999 between Nashville Hockey Club Limited Partnership and the Company; provided that in the case of clause (A) and (B) the cash portion of each such expense not deducted in computing the Consolidated Net Income of such Person in any future period shall be deducted in computing the Consolidated Cash Flow of such Person for such future period, but excluding any other such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, (C) non-cash write-offs of goodwill, intangibles and long-lived assets and (D) the amortization of prepaid deferred finance charges on the SAILS Forward Exchange Contracts) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4) preopening costs relating to the operations of such Person and its Restricted Subsidiaries for such period as calculated and presented in accordance with GAAP on the face of such Person’s consolidated statements of operations, to the extent deducted in computing such Consolidated Net Income; plus

(5) any extraordinary loss for such period, together with any related provision for taxes on such extraordinary loss; minus

(6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice, in each case, on a consolidated basis and determined in accordance with GAAP.

      Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded; and

(5) notwithstanding clause (1) above, the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

      “Construction Indebtedness” means, with respect to any Person, any Indebtedness incurred to finance the cost of design, development, construction and opening of new or redeveloped assets that will be used or useful in a Permitted Business, including the cost of acquisition of related property, plant or equipment, to be owned by such Person or any of its Restricted Subsidiaries.

      “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of the Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      “Credit Agreement” means that certain Credit Agreement, dated as of May 22, 2003, by and among Opryland Hotel — Florida Limited Partnership, Opryland Hotel — Texas Limited Partnership, the Company, Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank Securities, Inc., Banc of America Securities LLC and CIBC World Markets Corp., as Joint Book Running Managers and Co-Lead Arrangers, and the other Lenders named therein providing for up to $25.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

      “Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement and the Nashville Senior Loan) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the Notes mature.

      “Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code or (2) a Subsidiary of any such controlled foreign corporation.

      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      “Equity Offering” means a public or private offer and sale of Capital Stock (other than Disqualified Stock) of the Company.

      “Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than (i) Indebtedness under the Credit Agreement, (ii) Indebtedness represented by the SAILS Forward Exchange Contracts and (iii) Indebtedness under the Nashville Senior Loan) in existence on the date of the Indenture after giving effect to the application of the proceeds of the Notes (when such proceeds are applied) and any Indebtedness borrowed on the date of the Indenture, until such amounts are repaid.

      “Fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

      “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs (other than as specified below) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, but excluding (a) any interest expense under the SAILS Forward Exchange Contracts to the extent paid prior to the date of the Indenture, (b) any non-cash interest expense under any Permitted SAILS Refinancing Indebtedness to the extent that (x) the obligation with respect to such expense may be satisfied in full by delivery of some or all of the Viacom Stock and (y) the Company does not sell, dispose of or otherwise convey any interest in the Viacom Stock owned by the Company on the date of the Indenture other than pursuant to such Permitted SAILS Refinancing Indebtedness, (c) the amortization of prepaid deferred finance charges on the SAILS Forward Exchange Contracts and (d) amortization of debt issuance costs for Indebtedness outstanding on the date of the Indenture; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred or, in the case of Construction Indebtedness, committed but undrawn) computed (i) with respect to all Indebtedness other than the committed but undrawn portion of any Construction Indebtedness, on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period and (ii) with respect to the committed but undrawn portion of any Construction Indebtedness, on a pro forma basis shall be computed as if the rate in effect on the drawn portion of such Construction Indebtedness on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

      “Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

      “Guarantors” means:

(1) Gaylord Program Services, Inc., Grand Ole Opry Tours, Inc., Wildhorse Saloon Entertainment Ventures, Inc., Gaylord Investments, Inc., OLH Holdings, LLC, OLH, G.P., Opryland Hotel-Florida Limited Partnership, Gaylord Hotels, LLC, Opryland Hospitality, LLC, Opryland Hotel-Texas, LLC, Opryland Hotel-Texas Limited Partnership, Opryland Productions Inc., Opryland Theatricals Inc., Corporate Magic, Inc., Opryland Attractions, Inc., Gaylord Creative Group, Inc. and CCK Holdings, LLC; and

(2) any other subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

      “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) the committed but undrawn portion of any Construction Indebtedness available to any Person will be deemed to be incurred by such Person at the time of such commitment and will not be deemed to be incurred upon being subsequently drawn, (2) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (3) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) shall be considered an incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Company or its Restricted Subsidiary as accrued.

      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money including, without limitation, obligations under the SAILS Forward Exchange Contracts, any prepaid forward contract relating to the Viacom Stock or any Permitted SAILS Refinancing Indebtedness;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) evidenced by letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clauses (1) or (2) above or clauses (5), (6) or (8)

below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;

(4) in respect of banker’s acceptances;

(5) in respect of Capital Lease Obligations and Attributable Debt;

(6) in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(7) representing Hedging Obligations, other than Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(8) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person and (z) the committed but undrawn portion of any Construction Indebtedness of such Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and, if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

      The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; and

(3) in the case of Construction Indebtedness, the committed but undrawn portion thereof;

provided that Indebtedness shall not include:

(i) any liability for federal, state, local or other taxes,

(ii) performance, surety or appeal bonds provided in the ordinary course of business or

(iii) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.

      “Investment Grade” means (1) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) the equivalent in respect of the Rating Categories of any Rating Agencies.

      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, payroll, travel and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Wholly Owned Restricted Subsidiary of the Company or any Guarantor such that, after giving effect to any such sale or disposition, such Person is no longer a Wholly Owned Restricted Subsidiary of the Company or a Guarantor, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      “Merger” means the merger of GET Merger Sub, Inc. and ResortQuest International, Inc. pursuant to the terms of the Merger Agreement.

      “Merger Agreement” means the Agreement and Plan of Merger, dated as of August 4, 2003, among the Company, GET Merger Sub, Inc. and ResortQuest International, Inc.

      “Moody’s” means Moody’s Investors Service, Inc.

      “Nashville Senior Loan” means the loan in the original principal amount of $275.0 million made as of March 27, 2001 by Merrill Lynch Mortgage Lending, Inc. to Opryland Hotel Nashville, LLC, secured by, among other things, a first priority deed of trust encumbering Opryland Nashville, as in effect on the date of the Indenture.

      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or

(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2) any realized or unrealized gains or losses from the SAILS Forward Exchange Contracts, Permitted SAILS Refinancing Indebtedness or the Viacom stock;

(3) one-time nonrecurring costs and expenses of the Company and its Restricted Subsidiaries incurred in connection with the Merger in an aggregate amount since the date of the Indenture not to exceed $10.0 million; and

(4) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

      “Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (5) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP.

      “Net Tangible Assets” means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (1) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and all liabilities under the SAILS Forward Exchange Contracts and Permitted SAILS Refinancing Indebtedness and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP.

      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      “Permitted Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries or by ResortQuest International, Inc. and its Subsidiaries on the date of the Indenture and other businesses reasonably related, ancillary or complementary thereto.

      “Permitted Investments” means:

(1) any Investment in the Company, in a Wholly Owned Restricted Subsidiary of the Company or in a Guarantor;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company, a Wholly Owned Restricted Subsidiary of the Company or a Guarantor;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(5) Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnifies and compensation payable thereunder;

(6) stock, obligations or securities received in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement under the bankruptcy or insolvency of any debtor;

(7) Investments by the Company or any of its Restricted Subsidiaries in Bass Pro, Inc. or the Oklahoma City Athletic Club, Inc. to the extent received in consideration for the Company’s or its Restricted Subsidiaries’ Investments in Bass Pro, Inc. or the Oklahoma City Athletic Club, Inc., respectively, to the extent such Investments were permitted under the Indenture;

(8) Investments by the Company to the extent received (a) in consideration for the Company’s Investments in the Nashville Hockey Club Limited Partnership permitted under the Indenture or (b) in satisfaction of obligations pursuant to the Agreement of Limited Partnership of Nashville Hockey Club Limited Partnership dated as of June 25, 1997 between and among Leipold Hockey Holdings, LLC, Craig Leipold, Helen P. Johnson-Leipold, Samuel C. Johnson, CCK, Inc. and Nashville Hockey Club Limited Partnership or the Naming Rights Agreement dated as of November 24, 1999 by and between Nashville Hockey Club Limited Partnership and the Company;

(9) loans by the Company or any of its Restricted Subsidiaries to ResortQuest International, Inc. pursuant to arrangements in existence on the date of the Indenture;

(10) the Viacom Stock and any other Investments in existence on the date of the Indenture;

(11) any Investment by the Company deemed to be made by its incurrence of any Permitted SAILS Refinancing Indebtedness;

(12) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary thereof in an amount, together with all other loans or advances made pursuant to this clause (12), not to exceed $500,000 at any time outstanding;

(13) loans to ResortQuest International, Inc. in an amount, together with all other loans to ResortQuest International, Inc. pursuant to this clause (13), not to exceed $20.0 million at any time outstanding;

(14) Investments of ResortQuest International, Inc. in existence as of the date of the Indenture;

(15) Investments in any Person in an aggregate amount (measured on the date such Investments were made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) since the date of the Indenture (but, to the extent that any Investment made pursuant to this clause (15)since the date of the Indenture is sold or otherwise liquidated for cash, minus the lesser of (a) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (b) the initial amount of such Investment), not to exceed 10% of the Company’s Net Tangible Assets; provided that, if such Person is not a Restricted Subsidiary of the Company, the Company or a Restricted Subsidiary thereof has entered or, concurrently with any such Investment, enters into a long-term management contract with respect to assets of such Person that are used or useful in a Permitted Business;

provided further that the aggregate amount (measured on the date such Investments were made and without giving effect to subsequent changes in value) of Investments made in Persons that are not Restricted Subsidiaries of the Company do not exceed 5% of the Company’s Net Tangible Assets; and

(16) other Investments in any Person having an aggregate value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) since the date of the Indenture, not to exceed $5.0 million.

      “Permitted Liens” means:

(1) Liens on the assets of the Company or any Restricted Subsidiary thereof securing Indebtedness in an amount not to exceed the sum of (A) the amount of secured Indebtedness in existence on the date of the Indenture after giving effect to the application of the proceeds of the Notes, plus (B) the amount of Indebtedness available for incurrence under the Credit Agreement on the date of the Indenture after giving effect to the application of the proceeds of the Notes, plus (C) up to $100.0 million of additional Indebtedness incurred by the Company or any Guarantor after the date of the Indenture under Credit Facilities, plus (D) (x) the amount of committed but undrawn Construction Indebtedness incurred after the date of the Indenture, minus (y) the amount of such Construction Indebtedness drawn after the date of the Indenture, plus (E) 75% of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or any Restricted Subsidiary thereof purchased or constructed after the date of the Indenture, including any funds in restricted accounts to be used for the sole purpose of financing such purchase price or cost of construction or improvement, minus (F) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to permanently repay any Indebtedness in the foregoing clauses (A), (B), (C), (D) or (E) (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant “— Repurchase at the Option of Holders — Asset Sales;”

(2) Liens in favor of the Company or any Restricted Subsidiary

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary (and additions and accessions thereto);

(4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary (and additions and accessions thereto);

(5) Liens existing on the date of the Indenture;

(6) Liens with respect to obligations that do not exceed $15.0 million at any one time outstanding;

(7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(8) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(9) Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any of its Restricted Subsidiaries that do not constitute Indebtedness or securing letters of credit that support such Hedging Obligations and Liens securing Hedging Obligations of the Company that do not constitute Indebtedness and that fix, hedge or swap interest rate risk on the Notes;

(10) Liens securing Permitted Refinancing Indebtedness (and all Obligations related thereto) and Permitted SAILS Refinancing Indebtedness; provided that such Liens do not extend to or cover any property or assets other than the property or assets that secure the Indebtedness being refinanced (and additions and accessions to such property or assets);

(11) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(12) carriers, warehousemen’s, mechanics’, worker’s, materialmen’s, operators’, landlords’ or similar Liens arising in the ordinary course of business;

(13) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(14) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(15) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries;

(16) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(17) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(18) Liens on property or assets used to defease Indebtedness that was not incurred in violation of the Indenture;

(19) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(20) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense;

(21) Liens created under the Pledge Agreement;

(22) Liens arising from precautionary UCC financing statements regarding operating leases or consignments; and

(23) Liens of franchisors in the ordinary course of business not securing Indebtedness.

      “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(5) such Indebtedness is incurred by the Company, any Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      “Permitted SAILS Refinancing Indebtedness” means any Indebtedness (including any related options on some or all of the Viacom Stock, whether in one or more separate agreements) of the Company issued in exchange for, or the net proceeds of which are used solely to offset, purchase, redeem, extend, refinance, renew, replace, defease, refund or otherwise acquire or retire the Company’s Indebtedness represented by the SAILS Forward Exchange Contracts as in effect on the date of the Indenture or any Permitted SAILS Refinancing Indebtedness; provided that, (i) on the date of its incurrence, the purchase price or principal amount of such Permitted SAILS Refinancing Indebtedness does not exceed the fair market value of the Viacom Stock on such date and (ii) the Company’s obligations with respect to the purchase price or principal amount of such Permitted SAILS Refinancing Indebtedness (x) may be satisfied in full by delivery of the Viacom Stock and any related options on the Viacom Stock or any proceeds received by the Company on account of such options (provided that, in the case of the Viacom Stock, such delivery need not be the exclusive method of satisfying the Company’s obligations thereunder); provided that if the Company no longer owns sufficient Viacom Stock and/or related options on Viacom Stock to satisfy in full the Company’s Obligations under such Permitted SAILS Refinancing Indebtedness, such Indebtedness shall no longer be deemed to be Permitted SAILS Refinancing Indebtedness, and (y) are not secured by any Liens on any of the Company’s or its Subsidiaries’ assets other than the Viacom Stock and the related options on such Viacom Stock.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      “Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.

      “Rating Category” means (1) with respect to S&P, any of the following categories (any of which may include a “+” or “-”: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

      “Replacement Assets” means (1) non-current tangible assets that will be used or useful in a Permitted Business, (2) substantially all the assets of a Permitted Business or the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Wholly Owned Restricted Subsidiary or (3) Investments to the extent permitted under the covenant described above under the caption “— Certain Covenants — Restricted Payments” (other than Investments permitted by clause (4) of Permitted Investments).

      “Restricted Investment” means an Investment other than a Permitted Investment.

      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      “S&P” means Standard & Poor’s Rating Services.

      “SAILS Forward Exchange Contracts” means, collectively, the SAILS Mandatorily Exchangeable Securities Contract dated May 22, 2000, among the Company, OLH, G.P., Credit Suisse First Boston International and Credit Suisse First Boston Corporation, as Agent, together with the SAILS Pledge Agreement dated as of May 22, 2000, among the Company, Credit Suisse First Boston International and Credit Suisse First Boston Corporation, as Agent, as amended by the letter dated October 6, 2000 by Credit Suisse First Boston International and Credit Suisse First Boston Corporation to OLH, G.P. and Merrill Lynch Mortgage Capital, Inc., each as in effect on the date of the Indenture.

      “sale and leaseback transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

      “Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act; provided, however, that for purposes of the Indenture and the Notes, 5% shall be substituted for 10% in each place that it appears in such definition.

      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

      “Viacom Stock” means the 10,937,900 shares of Class B common stock, par value $.01 per share, of Viacom Inc. owned by the Company, and any other securities into which such shares may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such shares of Class B common stock by reason of any stock splits, stock dividends, distributions, mergers consolidations or other like events.

      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

      “Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Overview

      The following is a summary of the material U.S. federal income tax considerations relating to the exchange of the outstanding notes by an initial beneficial owner of the outstanding notes. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Prospective investors should note that any such change or interpretation with retroactive effect could result in federal income tax consequences different from those discussed below. This summary does not purport to address all tax considerations that may be important to a particular holder in light of the holder’s circumstances or to certain categories of investors (such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities or foreign currency, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies, persons who hold the outstanding notes through partnerships or other pass-through entities, U.S. expatriates, persons who hold the outstanding notes as part of a hedge, conversion, straddle or other risk reduction transaction or U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar) that may be subject to special rules. This discussion also does not deal with purchasers of subsequent offerings under the same Indenture or subsequent holders of the outstanding notes. This summary assumes the holders hold the outstanding notes as “capital assets” within the meaning of Section 1221 of the Code. This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or the applicability of U.S. federal gift or estate taxation.

      This summary discusses the federal income tax considerations applicable to the initial owners of the outstanding notes who are beneficial owners of the outstanding notes and who purchased the outstanding notes for cash at their “issue price” as defined in Section 1273 of the Code and the regulations thereunder and does not discuss the tax considerations applicable to subsequent purchasers of the outstanding notes. We have not sought any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with those statements and conclusions. In addition, those statements and conclusions do not preclude the IRS from successfully asserting, or a court from adopting, a contrary position.

      BENEFICIAL OWNERS OF OUTSTANDING NOTES CONSIDERING THE EXCHANGE OF OUTSTANDING NOTES FOR NEW NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

      As used herein, the term “U.S. Holder” means a beneficial owner of an outstanding note that is:

•	an individual citizen or resident of the U.S.;

•	a corporation (including any entity treated as a corporation for U.S. tax purposes) created or organized in or under the laws of the U.S. or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of the source of the income; or

•	a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons, or a trust in existence on August 20, 1996 that has elected to continue to be treated as a U.S. person.

      If a partnership (including for this purpose any entity treated as a partnership for U.S. tax purposes) is a beneficial owner of outstanding notes, the U.S. tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Both a partnership holding outstanding notes and the partners in that partnership should consult their tax advisors about the U.S. federal income tax consequences of participating in this exchange offer.

      As used herein, the term “Non-U.S. Holder” means a beneficial owner of an outstanding note that is not a U.S. Holder.

      The exchange of the outstanding notes for new notes pursuant to the exchange offer should not constitute a material modification of the terms of the outstanding notes and therefore should not constitute a taxable event for U.S. federal income tax purposes. In that event, the exchange would have no U.S. federal income tax consequences to a U.S. Holder or Non-U.S. Holder, so that the U.S. Holder’s or Non-U.S. Holder’s holding period and adjusted tax basis for an outstanding note would not be affected and thus the U.S. Holder or Non-U.S. Holder will have the same adjusted tax basis and holding period in the new note as it had in the outstanding note immediately before the exchange, and the U.S. Holder or Non-U.S. Holder would continue to take into account income in respect of a new note in the same manner as before the exchange.

      THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH BENEFICIAL OWNER OF OUTSTANDING NOTES SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER, AND THE FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER, AS WELL AS THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives new notes in the exchange offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the notes. We reserve the right in our sole discretion to purchase or make offers for, or to offer new notes for, any outstanding notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including broker-dealers in connection with resales of new notes received in the exchange offer, where the notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the effectiveness of the registration statement of which the prospectus is a part, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such a resale.

      We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers in the exchange offer for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Such a resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from such a broker-dealer and/or the purchasers of any of the new notes. Any broker-dealer that resells new notes that were received by it in the exchange offer for its own account and any broker or dealer that participates in a distribution of the notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on such a resale of the notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      For a period ending on the earlier of (i) 180 days after the effectiveness of the registration statement of which this prospectus is a part and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the reasonable fees and expenses of counsel to the initial purchasers of the outstanding notes, other than commissions or concessions of any brokers or dealers, and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      The legality of the securities offered in this exchange offer will be passed upon for the Company by Bass, Berry & Sims PLC, Nashville, Tennessee and Carter R. Todd, Senior Vice President, General Counsel and Secretary of the Company.

EXPERTS

      Ernst & Young LLP, independent auditors, have audited Gaylord’s consolidated financial statements as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, included in this registration statement (Form S-4) and included in Gaylord’s current report on Form 8-K filed January 9, 2004 as set forth in their report, which is included and incorporated by reference in this registration statement (Form S-4). Ernst & Young LLP, independent auditors, have also audited certain Gaylord financial statement schedules included in Gaylord’s Annual Report (Form 10-K) for the year ended December 31, 2002, as set forth in their report dated February 5, 2003, which is incorporated by reference in this registration statement (Form S-4). Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

      The consolidated financial statements of ResortQuest International, Inc. as of December 31, 2002 and for the year then ended, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes three explanatory paragraphs relating to the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications and also includes an explanatory paragraph relating to ResortQuest changing its method of accounting for goodwill and other intangible assets to conform with Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets”), which is included in this registration statement (Form S-4), and has been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements of ResortQuest International, Inc. as of December 31, 2001 and 2000, and for the years then ended, included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein. See “Risk Factors — Risks Relating to the Business of ResortQuest — You are unlikely to be able to seek remedies against Arthur Andersen LLP, ResortQuest’s former independent auditor.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You can read and copy any materials we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may request a copy of our filings at no cost, by writing or telephoning us at the following address:

Gaylord Entertainment Company

One Gaylord Drive
Nashville, Tennessee 37214
Attn: Corporate Secretary
Telephone: (615) 316-6000

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Securities and Exchange Commission allows us to “incorporate by reference” information into this prospectus, meaning that we can disclose important information by referring to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about our companies and their finances.

•	Gaylord’s annual report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 31, 2003

•	Gaylord’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2003, filed with the SEC on May 15, 2003

•	Gaylord’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2003, filed with the SEC on August 14, 2003

•	Gaylord’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2003, filed with the SEC on November 14, 2003

•	Gaylord’s current report on Form 8-K filed with the SEC on January 17, 2003

•	Gaylord’s current report on Form 8-K filed with the SEC on June 30, 2003

•	Gaylord’s current report on Form 8-K filed with the SEC on August 5, 2003

•	Gaylord’s current report on Form 8-K filed with the SEC on September 18, 2003

•	Gaylord’s current report on Form 8-K filed with the SEC on October 20, 2003

•	Gaylord’s current report on Form 8-K filed with the SEC on October 29, 2003

•	Gaylord’s current report on Form 8-K filed with the SEC on November 4, 2003

•	Gaylord’s current report on Form 8-K filed with the SEC on November 13, 2003

•	Gaylord’s current report on Form 8-K filed with the SEC on November 20, 2003

•	Gaylord’s current report on Form 8-K filed with the SEC on January 9, 2004

      We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the date the exchange offer is terminated.

      All information contained or incorporated by reference in this prospectus relating to Gaylord has been supplied by Gaylord.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended September 30, 2003 and 2002

	2003	2002

	(Unaudited)
	(In thousands, except
	per share data
Revenues	$98,101	$100,421
Operating expenses:
Operating costs	63,527	59,380
Selling, general and administrative	24,621	26,909
Preopening costs	3,283	1,867
Gain on sale of assets	—	(19,962)
Depreciation	13,235	12,984
Amortization	1,332	949

Operating income (loss)	(7,897)	18,294
Interest expense, net of amounts capitalized	(10,476)	(11,939)
Interest income	742	840
Unrealized loss on Viacom stock	(58,976)	(42,032)
Unrealized gain on derivatives	32,976	60,667
Other gains and (losses), net	152	787

Income (loss) before income taxes and discontinued operations	(43,479)	26,617
Provision (benefit) for income taxes	(19,072)	7,283

Income (loss) from continuing operations	(24,407)	19,334
Income from discontinued operations, net of taxes	35,150	80,710

Net income	$10,743	$100,044

Income (loss) per share:
Income (loss) from continuing operations	$(0.72)	$0.57
Income from discontinued operations, net of taxes	1.04	2.39

Net income	$0.32	$2.96

Income (loss) per share — assuming dilution:
Income (loss) from continuing operations	$(0.72)	$0.57
Income from discontinued operations, net of taxes	1.04	2.39

Net income	$0.32	$2.96

The accompanying notes are an integral part of these condensed consolidated financial statements.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2003 and 2002

	2003	2002

	(Unaudited)
	(In thousands, except
	per share data)
Revenues	$317,951	$296,015
Operating expenses:
Operating costs	191,933	188,888
Selling, general and administrative	79,941	76,363
Preopening costs	7,111	7,946
Gain on sale of assets	—	(30,529)
Restructuring charges, net	—	50
Depreciation	39,661	39,237
Amortization	3,783	2,688

Operating income (loss)	(4,478)	11,372
Interest expense, net of amounts capitalized	(31,139)	(36,289)
Interest income	1,773	1,917
Unrealized loss on Viacom stock	(27,067)	(39,611)
Unrealized gain on derivatives	24,016	80,805
Other gains and (losses), net	435	665

Income (loss) before income taxes and discontinued operations	(36,460)	18,859
Provision (benefit) for income taxes	(15,974)	1,605

Income (loss) from continuing operations, before discontinued operations and cumulative effect of accounting change	(20,486)	17,254
Income from discontinued operations, net of taxes	36,126	83,093
Cumulative effect of accounting change, net of taxes	—	(2,572)

Net income	$15,640	$97,775

Income (loss) per share:
Income (loss) from continuing operations	$(0.61)	$0.51
Income from discontinued operations, net of taxes	1.07	2.46
Cumulative effect of accounting change, net of taxes	—	(0.08)

Net income	$0.46	$2.89

Income (loss) per share — assuming dilution:
Income (loss) from continuing operations	$(0.61)	$0.51
Income from discontinued operations, net of taxes	1.07	2.46
Cumulative effect of accounting change, net of taxes	—	(0.08)

Net income	$0.46	$2.89

The accompanying notes are an integral part of these condensed consolidated financial statements.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2003 and December 31, 2002

	September 30,	December 31,
	2003	2002

	(Unaudited)
	(In thousands, except
	per share data)
ASSETS
Current assets:
Cash and cash equivalents — unrestricted	$24,772	$98,632
Cash and cash equivalents — restricted	150,543	19,323
Trade receivables, less allowance of $885 and $467, respectively	21,271	22,374
Deferred financing costs	29,462	26,865
Deferred income taxes	20,553	20,553
Other current assets	27,647	25,889
Current assets of discontinued operations	2,185	4,095

Total current assets	276,433	217,731

Property and equipment, net of accumulated depreciation	1,238,002	1,110,163
Goodwill	6,915	6,915
Amortized intangible assets, net of accumulated amortization	1,970	1,996
Investments	482,012	509,080
Estimated fair value of derivative assets	200,274	207,727
Long-term deferred financing costs	78,177	100,933
Other long-term assets	22,370	24,323
Long-term assets of discontinued operations	8,398	13,328

Total assets	$2,314,551	$2,192,196

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$74,543	$8,526
Accounts payable and accrued liabilities	85,710	80,685
Current liabilities of discontinued operations	3,167	6,652

Total current liabilities	163,420	95,863

Secured forward exchange contract	613,054	613,054
Long-term debt, net of current portion	393,842	332,112
Deferred income taxes, net	246,962	244,372
Estimated fair value of derivative liabilities	17,177	48,647
Other long-term liabilities	70,981	67,895
Long-term liabilities of discontinued operations	828	789
Minority interest of discontinued operations	2,019	1,885
Stockholders’ equity:
Preferred stock, $.01 par value, 100,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 150,000 shares authorized, 33,852 and 33,780 shares issued and outstanding, respectively	339	338
Additional paid-in capital	523,330	520,796
Retained earnings	298,438	282,798
Other stockholders’ equity	(15,839)	(16,353)

Total stockholders’ equity	806,268	787,579

Total liabilities and stockholders’ equity	$2,314,551	$2,192,196

The accompanying notes are an integral part of these condensed consolidated financial statements.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2003 and 2002

	2003	2002

	(Unaudited)

	(In thousands)
Cash flows from operating activities:
Net income	$15,640	$97,775
Amounts to reconcile net income to net cash flows provided by operating activities:
Income from discontinued operations, net of taxes	(36,126)	(83,093)
Cumulative effect of accounting change, net of taxes	—	2,572
Unrealized (gain) loss on Viacom stock and related derivatives	3,051	(41,194)
Gain on sale of assets	—	(30,529)
Depreciation and amortization	43,444	41,925
Benefit for deferred income taxes	(21,121)	(4,439)
Amortization of deferred financing costs	28,154	27,054
Changes in (net of acquisitions and divestitures):
Trade receivables	1,103	(20,882)
Income tax refund received	1,450	64,598
Accounts payable and accrued liabilities	4,693	(2,349)
Other assets and liabilities	4,163	12,140

Net cash flows provided by operating activities — continuing operations	44,451	63,578
Net cash flows provided by (used in) operating activities — discontinued operations	2,524	(366)

Net cash flows provided by operating activities	46,975	63,212

Cash flows from investing activities:
Purchases of property and equipment	(167,428)	(105,892)
Sale of assets	—	30,875
Other investing activities	(2,578)	(242)

Net cash flows used in investing activities — continuing operations	(170,006)	(75,259)
Net cash flows provided by investing activities — discontinued operations	59,485	232,745

Net cash flows provided by (used in) investing activities	(110,521)	157,486

Cash flows from financing activities:
Repayment of long-term debt	(72,003)	(200,054)
Proceeds from issuance of long-term debt	200,000	85,000
Deferred financing costs paid	(7,793)	—
(Increase) decrease in restricted cash and cash equivalents	(131,220)	49,913
Proceeds from exercise of stock option and purchase plans	1,287	856
Other financing activities, net	(491)	1,314

Net cash flows used in financing activities — continuing operations	(10,220)	(62,971)
Net cash flows used in financing activities — discontinued operations	(94)	(839)

Net cash flows used in financing activities	(10,314)	(63,810)

Net change in cash and cash equivalents	(73,860)	156,888
Cash and cash equivalents — unrestricted, beginning of period	98,632	9,194

Cash and cash equivalents — unrestricted, end of period	$24,772	$166,082

The accompanying notes are an integral part of these condensed consolidated financial statements.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.     Basis of Presentation

      The condensed consolidated financial statements include the accounts of Gaylord Entertainment Company and subsidiaries (the “Company”) and have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the financial information presented not misleading. It is recommended that these condensed consolidated financial statements be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and the audited consolidated financial statements and the notes thereto as of December 31, 2002 and 2001 and for each of the three years ended December 31, 2002, as amended in the Company’s Current Report on Form 8-K dated September 18, 2003, as filed with the Securities and Exchange Commission. In the opinion of management, all adjustments necessary for a fair statement of the results of operations for the interim periods have been included. All adjustments are of a normal, recurring nature. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

2.     Income Per Share

      The weighted average number of common shares outstanding is calculated as follows:

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(In thousands)
Weighted average shares outstanding	33,849	33,769	33,818	33,759
Effect of dilutive stock options	36	3	22	41

Weighted average shares outstanding — assuming dilution	33,885	33,772	33,840	33,800

3.     Comprehensive Income

      Comprehensive income is as follows for the three months and nine months of the respective periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(In thousands)
Net income	$10,743	$100,044	$15,640	$97,775
Unrealized gain (loss) on interest rate hedges	77	33	227	(229)
Foreign currency translation	—	—	—	792

Comprehensive income	$10,820	$100,077	$15,867	$98,338

4.     Discontinued Operations

      In August 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 144, which superseded SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” and the accounting and reporting provisions for the disposal of a segment of a business of Accounting Principles Board (“APB”) Opinion No. 30, “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”. SFAS No. 144 retains the requirements of SFAS No. 121 for the recognition and measurement of an impairment loss and broadens the presentation of discontinued operations to include a component of an entity (rather than a segment of a business).

      In accordance with the provisions of SFAS No. 144, the Company has presented the operating results, financial position, cash flows and any gain or loss on disposal of the following businesses as discontinued operations in its financial statements as of September 30, 2003 and December 31, 2002 and for the three months and nine months ended September 30, 2003 and 2002: WSM-FM, WWTN(FM), Acuff-Rose Music Publishing, the Oklahoma Redhawks (the “Redhawks”), Word Entertainment (“Word”), and the Company’s international cable networks.

WSM-FM and WWTN(FM)

      During the first quarter of 2003, the Company committed to a plan of disposal of WSM-FM and WWTN(FM) (collectively, the “Radio operations”). Subsequent to committing to a plan of disposal during the first quarter, the Company, through a wholly-owned subsidiary, entered into an agreement to sell the assets primarily used in the operations of WSM-FM and WWTN(FM) to Cumulus Broadcasting, Inc. (“Cumulus”) in exchange for approximately $62.5 million in cash. In connection with this agreement, the Company also entered into a local marketing agreement with Cumulus pursuant to which, from April 21, 2003 until the closing of the sale of the assets, the Company, for a fee, made available to Cumulus substantially all of the broadcast time on WSM-FM and WWTN(FM). In turn, Cumulus provided programming to be broadcast during such broadcast time and collected revenues from the advertising that it sold for broadcast during this programming time. On July 21, 2003, the Company finalized the sale of WSM-FM and WWTN(FM) for approximately $62.5 million and recognized a pretax gain on the sale during the third quarter of 2003 of approximately $54.6 million. At the time of the sale, net proceeds of approximately $50 million were placed in restricted cash for completion of the Gaylord hotel in Texas. Concurrently, the Company also entered into a joint sales agreement with Cumulus for WSM-AM in exchange for $2.5 million in cash. The Company will continue to own and operate WSM-AM, and under the terms of the joint sales agreement with Cumulus, Cumulus will be responsible for all sales of commercial advertising on WSM-AM and will provide certain sales promotion, billing and collection services relating to WSM-AM, all for a specified commission. The joint sales agreement has a term of five years.

Acuff-Rose Music Publishing

      During the second quarter of 2002, the Company committed to a plan of disposal of its Acuff-Rose Music Publishing catalog entity. During the third quarter of 2002, the Company finalized the sale of the Acuff-Rose Music Publishing catalog entity to Sony/ATV Music Publishing for approximately $157.0 million in cash before royalties payable to Sony for the period beginning July 1, 2002 until the sale date. Proceeds of $25.0 million were used to reduce the Company’s outstanding indebtedness. During the third quarter of 2003, the Company revised its estimates of reserves previously established for certain sale-related transaction costs resulting in a reduction in the reserve of $0.5 million.

OKC Redhawks

      During the first quarter of 2002, the Company committed to a plan of disposal of its ownership interests in the Redhawks, a minor league baseball team based in Oklahoma City, Oklahoma. During the third quarter 2003, the Company agreed to sell its interests in the Redhawks. The sale closed during November 2003.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

Word Entertainment

      The Company committed to a plan to sell Word during the third quarter of 2001. During January 2002, the Company sold Word’s domestic operations to an affiliate of Warner Music Group for $84.1 million in cash. The Company recognized a pretax gain of $0.5 million during the three months ended March 31, 2002, related to the sale in discontinued operations in the accompanying condensed consolidated statements of operations. Proceeds from the sale of $80.0 million were used to reduce the Company’s outstanding indebtedness. During the third quarter of 2003, due to the expiration of certain indemnification periods as specified in the sales contract, the previously established indemnification reserve of $1.5 million was reversed.

International Cable Networks

      On June 1, 2001, the Company adopted a formal plan to dispose of its international cable networks. During the first quarter of 2002, the Company finalized a transaction to sell certain assets of its Asia and Brazil networks. The terms of this transaction included the assignment of certain transponder leases, which resulted in a reduction of the Company’s transponder lease liability and a related $3.8 million pretax gain, during the first quarter of 2002, which is reflected in discontinued operations in the accompanying condensed consolidated statements of operations. The Company guaranteed $0.9 million in future lease payments by the assignee from the date of the sale until December 31, 2002. At the time the Company entered into the guarantee, the Company recorded the associated liability of $0.9 million. Due to the assignee’s failure to pay the lease liability during the fourth quarter of 2002, the Company was required to pay the lease payments. The Company is not required to pay any future lease payments related to the transponder lease. In addition, the Company ceased its operations based in Argentina during 2002.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

      The following table reflects the results of operations of businesses accounted for as discontinued operations for the three months and nine months ended September 30:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(In thousands)
Revenues:
Radio operations	$360	$2,764	$3,703	$7,344
Acuff-Rose Music Publishing	—	—	—	7,654
Redhawks	2,137	2,557	5,000	6,048
Word	—	—	—	2,594
International cable networks	—	—	—	744

Total revenues of discontinued operations	$2,497	$5,321	$8,703	$24,384

Operating income (loss):
Radio operations	$89	$741	$613	$661
Acuff-Rose Music Publishing	—	(460)	—	933
Redhawks	497	711	529	974
Word	—	(11)	—	(917)
International cable networks	—	—	—	(1,576)

Total operating income of discontinued operations	586	981	1,142	75
Interest expense	(1)	—	(1)	(80)
Interest income	2	11	7	61
Other gains and (losses), net	56,885	130,790	57,239	135,393

Income before provision for income taxes	57,472	131,782	58,387	135,449
Provision for income taxes	22,322	51,072	22,261	52,356

Income from discontinued operations	$35,150	$80,710	$36,126	$83,093

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

      The assets and liabilities of the discontinued operations presented in the accompanying condensed consolidated balance sheets are comprised of:

	September 30,	December 31,
	2003	2002

	(In thousands)
Current assets:
Cash and cash equivalents	$1,919	$1,812
Trade receivables, less allowance of $0 and $490, respectively	112	1,600
Inventories	154	163
Prepaid expenses	—	127
Other current assets	—	393

Total current assets	2,185	4,095
Property and equipment, net of accumulated depreciation	3,256	5,157
Goodwill	—	3,527
Amortizable intangible assets, net of accumulated amortization	3,942	3,942
Other long-term assets	1,200	702

Total long-term assets	8,398	13,328

Total assets	$10,583	$17,423

Current liabilities:
Current portion of long-term debt	$—	$94
Accounts payable and accrued expenses	3,167	6,558

Total current liabilities	3,167	6,652
Other long-term liabilities	828	789

Total long-term liabilities	828	789

Total liabilities	3,995	7,441

Minority interest of discontinued operations	2,019	1,885

Total liabilities and minority interest of discontinued operations	$6,014	$9,326

5.     Debt

2003 Loans

      During May of 2003, the Company finalized a $225 million credit facility (the “2003 Loans”) with Deutsche Bank Trust Company Americas, Bank of America, N.A., CIBC Inc. and a syndicate of other lenders. The 2003 Loans consist of a $25 million senior revolving facility, a $150 million senior term loan and a $50 million subordinated term loan. The 2003 Loans are due in 2006. The senior loan bears interest of LIBOR plus 3.5%. The subordinated loan bears interest of LIBOR plus 8.0%. The 2003 Loans are secured by the Gaylord Palms assets and the Gaylord hotel in Texas. At the time of closing the 2003 Loans, the Company engaged LIBOR interest rate swaps which fixed the LIBOR rates of the 2003 Loans at 1.48% in year one and 2.09% in year two. The interest rate swaps related to the 2003 Loans are discussed in more detail in Note 7. The Company is required to pay a commitment fee equal to 0.5% per year of the average daily unused portion of the 2003 Loans. At the end of the third quarter of 2003, the Company had 100% borrowing capacity of the $25 million revolver. Proceeds of the 2003 Loans were used

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

to pay off the Term Loan of $60 million as discussed below and the remaining net proceeds of approximately $134 million were deposited into an escrow account for the completion of the construction of the Gaylord hotel in Texas. At September 30, 2003 the unamortized balance of the 2003 Loans deferred financing costs were $2.6 million in current assets and $4.3 million in long-term assets. The provisions of the 2003 Loans contain covenants and restrictions including compliance with certain financial covenants, restrictions on additional indebtedness, escrowed cash balances, as well as other customary restrictions. As of September 30, 2003, the Company was in compliance with all covenants under the 2003 loans.

Term Loan

      During 2001, the Company entered into a three-year delayed-draw senior term loan (the “Term Loan”) of up to $210.0 million with Deutsche Banc Alex. Brown Inc., Salomon Smith Barney, Inc. and CIBC World Markets Corp. (collectively the “Banks”). During May 2003, the Company used $60 million of the proceeds from the 2003 Loans to pay off the Term Loan. Concurrent with the payoff of the Term Loan, the Company expensed the remaining, unamortized deferred financing costs of $1.5 million related to the Term Loan. The $1.5 million is recorded as interest expense in the accompanying condensed consolidated statement of operations. Proceeds of the Term Loan were used to finance the construction of Gaylord Palms and the initial construction phases of the Gaylord hotel in Texas as well as for general operating purposes. The Term Loan was primarily secured by the Company’s ground lease interest in Gaylord Palms.

Senior Loan and Mezzanine Loan

      In 2001, the Company, through wholly owned subsidiaries, entered into two loan agreements, a $275.0 million senior loan (the “Senior Loan”) and a $100.0 million mezzanine loan (the “Mezzanine Loan”) (collectively, the “Nashville Hotel Loans”) with affiliates of Merrill Lynch & Company acting as principal. The Senior Loan is secured by a first mortgage lien on the assets of Gaylord Opryland Resort and Convention Center (“Gaylord Opryland”) and is due in March 2004. Amounts outstanding under the Senior Loan bear interest at one-month LIBOR plus approximately 1.02%. The Mezzanine Loan, secured by the equity interest in the wholly-owned subsidiary that owns Gaylord Opryland, is due in April 2004 and bears interest at one-month LIBOR plus 6.0%. At the Company’s option, the Senior and Mezzanine Loans may be extended for two additional one-year terms beyond their scheduled maturities, subject to Gaylord Opryland meeting certain financial ratios and other criteria. The Company currently anticipates meeting the financial ratios and other criteria and exercising the option to extend the Senior Loan. However, based on the Company’s projections and estimates at September 30, 2003, the Company did not anticipate meeting the financial ratios to extend the Mezzanine Loan. As described below, the Company expects to refinance the Mezzanine Loan in connection with the offering of Senior Notes. Therefore, the Company has recorded the outstanding balance of the Mezzanine Loan of $66 million as current portion of long-term debt in the accompanying condensed consolidated balance sheet as of September 30, 2003. The Nashville Hotel Loans require monthly principal payments of $0.7 million during their three-year terms in addition to monthly interest payments. The terms of the Senior Loan and the Mezzanine Loan required the Company to purchase interest rate hedges in notional amounts equal to the outstanding balances of the Senior Loan and the Mezzanine Loan in order to protect against adverse changes in one-month LIBOR. Pursuant to these agreements, the Company had purchased instruments that cap its exposure to one-month LIBOR at 7.5% as discussed in Note 7. The Company used $235.0 million of the proceeds from the Nashville Hotel Loans to refinance the remaining outstanding portion of an interim loan obtained from Merrill Lynch Mortgage Capital, Inc. in 2000 (the “Interim Loan”). At closing, the Company was required to escrow certain amounts, including $20.0 million related to future renovations and

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

related capital expenditures at Gaylord Opryland. The net proceeds from the Nashville Hotel Loans after refinancing of the Interim Loan and paying required escrows and fees were approximately $97.6 million. At September 30, 2003 and December 31, 2002, the unamortized balance of the deferred financing costs related to the Nashville Hotel Loans was $2.8 million and $7.3 million, respectively. The weighted average interest rates for the Senior Loan for the nine months ended September 30, 2003 and 2002, including amortization of deferred financing costs, were 4.3% and 4.5%, respectively. The weighted average interest rates for the Mezzanine Loan for the nine months ended September 30, 2003 and 2002, including amortization of deferred financing costs, were 10.7% and 10.3%, respectively.

      The terms of the Nashville Hotel Loans require that the Company maintain certain escrowed cash balances and comply with certain financial covenants, and impose limits on transactions with affiliates and indebtedness. The financial covenants under the Nashville Hotel Loans are structured such that noncompliance at one level triggers certain cash management restrictions and noncompliance at a second level results in an event of default. Based upon the financial covenant calculations at December 31, 2002, the cash management restrictions were in effect which requires that all excess cash flows, as defined, be escrowed and may be used to repay principal amounts owed on the Senior Loan. During 2002, the Company negotiated certain revisions to the financial covenants under the Nashville Hotel Loans and the Term Loan. In the first quarter of 2003, the noncompliance level which triggered cash management restrictions was cured and the cash management restrictions were lifted. As of September 30, 2003, the Company is in compliance with the financial covenants related to cash management restrictions. There can be no assurance that the Company will remain in compliance with the covenants under the Nashville Hotel Loans. Any event of noncompliance that results in an event of default under the Nashville Hotel Loans would enable the lenders to demand payment of all outstanding amounts, which would have a material adverse effect on the Company’s financial position, results of operations and cash flows.

      Accrued interest payable at September 30, 2003 and December 31, 2002 was $0.5 million and $0.6 million, respectively, and is included in accounts payable and accrued liabilities in the accompanying condensed consolidated balance sheets.

Completion of Senior Notes Offering

      Subsequent to the third quarter of 2003, the Company completed, on November 12, 2003, its offering of $350 million in aggregate principal amount of senior notes due 2013 (the “Senior Notes”) in an institutional private placement, increased from the $225 million proposed offering previously announced. The interest rate of the Senior Notes is 8%. The Company has also entered into interest rate swaps with respect to $125 million principal amount of the Senior Notes which results in an effective interest rate of LIBOR plus 2.95% for that portion of the Senior Notes. The Senior Notes, which mature on November 15, 2013, bear interest semi-annually with respect to that portion of the Senior Notes in arrears on May 15 and November 15 of each year, starting on May 15, 2004. The Senior Notes are redeemable, in whole or in part, at any time on or after November 15, 2008 at a designated redemption amount, plus accrued and unpaid interest. In addition, the Company may redeem up to 35% of the Senior Notes before November 15, 2006 with the net cash proceeds from certain equity offerings. The Senior Notes rank equally in right of payment with the Company’s other unsecured unsubordinated debt, but are effectively subordinated to all of the Company’s secured debt to the extent of the assets securing such debt. The Senior Notes are guaranteed on a senior unsecured basis by each of the Company’s subsidiaries that is a borrower or guarantor under the 2003 Loans. The net proceeds from the offering of the Senior Notes, together with the Company’s cash on hand, were used as follows:

•	$275.6 million was used to repay the $150 million senior term loan portion and the $50 million subordinated term loan portion of the 2003 Loans, as well as the remaining $66 million of the

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

Company’s $100 million Mezzanine Loan and to pay certain estimated fees and expenses related to the ResortQuest acquisition as discussed in Note 16; and

•	$79.2 million was placed in escrow pending consummation of the ResortQuest acquisition, at which time that amount will be used, together with available cash, to repay ResortQuest’s senior notes and its credit facility.

      If the ResortQuest acquisition is not consummated on or prior to May 31, 2004, (i) the Company will be required to redeem Senior Notes in an aggregate principal amount of $75.0 million at a redemption price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date (the “Special Redemption”), and (ii) $275.0 million aggregate principal amount of the Senior Notes would remain outstanding.

Amendment to 2003 Loans

      In connection with the offering of the Senior Notes and the ResortQuest acquisition, on November 12, 2003 the Company amended the 2003 Loans to, among other things, permit the ResortQuest acquisition and the issuance of the Senior Notes, maintain the $25.0 million revolving credit facility portion of the 2003 Loans, to repay and eliminate the $150 million senior term loan portion and the $50 million subordinated term loan portion of the 2003 Loans and make certain other amendments to the 2003 Loans.

New Revolving Credit Facility

      The Company has received a commitment from certain of its bank lenders under the 2003 Loans to provide a $65.0 million revolving credit facility following the issuance of the Senior Notes and repayment of amounts outstanding under the 2003 Loans (the “New Revolving Credit Facility”). The New Revolving Credit Facility will replace the $25.0 million revolving credit facility portion of the 2003 loans. It is expected that the New Revolving Credit Facility will mature in May 2006 and borrowings thereunder will bear interest at a rate of either LIBOR plus 3.50% or the lending banks’ base rate plus 2.25%. The New Revolving Credit Facility is expected to be guaranteed by the Company’s subsidiaries that are guarantors or borrowers under the 2003 Loans and will be secured by a leasehold mortgage on the Gaylord Palms. The Company anticipates that the New Revolving Credit Facility will require it to achieve substantial completion and initial opening of the Gaylord hotel in Texas by June 30, 2004. Effectiveness of the New Revolving Credit Facility is subject to customary closing conditions, including the negotiation and execution of definitive documentation.

6. Secured Forward Exchange Contract

      During May 2000, the Company entered into a seven-year secured forward exchange contract (“SFEC”) with an affiliate of Credit Suisse First Boston with respect to 10,937,900 shares of Viacom Class B Common Stock (the “Viacom Stock”). The seven-year SFEC has a notional amount of $613.1 million and required contract payments based upon a stated 5% rate. The SFEC protects the Company against decreases in the fair market value of the Viacom Stock while providing for participation in increases in the fair market value, as discussed below. The Company realized cash proceeds from the SFEC of $506.5 million, net of discounted prepaid contract payments and prepaid interest related to the first 3.25 years of the contract and transaction costs totaling $106.6 million. In October 2000, the Company prepaid the remaining 3.75 years of contract interest payments required by the SFEC of $83.2 million. As a result of the prepayment, the Company will not be required to make any further contract payments during the seven-year term of the SFEC. Additionally, as a result of the prepayment, the Company was released from certain covenants of the SFEC, which related to sales of assets, additional

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

indebtedness and liens. The unamortized balances of the prepaid contract interest are classified as current assets of $26.9 million as of September 30, 2003 and December 31, 2002 and long-term assets of $71.1 million and $91.2 million in the accompanying condensed consolidated balance sheets as of September 30, 2003 and December 31, 2002, respectively. The Company is recognizing the prepaid contract payments and deferred financing charges associated with the SFEC as interest expense over the seven-year contract period using the effective interest method.

      In accordance with the provisions of SFAS No. 133, as amended, certain components of the SFEC are considered derivatives, as discussed in Note 7.

7. Derivative Financial Instruments

      The Company purchased LIBOR rate swaps as required by the 2003 Loans as discussed in Note 5. The LIBOR rate swap effectively locks the variable interest rate at a fixed interest rate at 1.48% in year one and 2.09% in year two. The LIBOR rate swaps qualify for treatment as cash flow hedges in accordance with the provisions of SFAS No. 133, as amended.

      The Company utilizes derivative financial instruments to reduce interest rate risks and to manage risk exposure to changes in the value of its Viacom Stock. For the three months and nine months ended September 30, 2003, the Company recorded net pretax gain in the Company’s condensed consolidated statement of operations of $33.0 million and $60.7 million, respectively, related to the increase in the fair value of the derivatives associated with the SFEC.

      During 2001, the Company entered into three contracts to cap its interest rate risk exposure on its Nashville Hotel Loan. Two of the contracts cap the Company’s exposure to one-month LIBOR rates on up to $375.0 million of outstanding indebtedness at 7.5%. Another interest rate cap, which caps the Company’s exposure on one-month Eurodollar rates on up to $100.0 million of outstanding indebtedness at 6.625%, expired in October 2002. These interest rate caps qualify for treatment as cash flow hedges in accordance with the provisions of SFAS No. 133, as amended. As such, the effective portion of the gain or loss on the derivative instrument is initially recorded in accumulated other comprehensive income as a separate component of stockholder’s equity and subsequently reclassified into earnings in the period during which the hedged transaction is recognized in earnings. The ineffective portion of the gain or loss, if any, is reported in income (expense) immediately.

8. Restructuring Charges

      The following table summarizes the activities of the restructuring charges liabilities for the nine months ended September 30, 2003:

	Balance at	Restructuring charges		Balance at
	December 31, 2002	and adjustments	Payments	September 30, 2003

	(In thousands)
2001 restructuring charges	$431	$—	$288	$143
2000 restructuring charges	270	—	57	213

	$701	$—	$345	$356

2002 Restructuring Charge

      As part of the Company’s ongoing assessment of operations, the Company identified certain duplication of duties within divisions and realized the need to streamline those tasks and duties. Related to this assessment, during the second quarter of 2002 the Company adopted a plan of restructuring to

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

streamline certain operations and duties. Accordingly, the Company recorded a pretax restructuring charge of $1.1 million related to employee severance costs and other employee benefits. The restructuring charges all relate to continuing operations. These restructuring charges were recorded in accordance with Emerging Issues Task Force Issue (“EITF”) No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)”. At December 31, 2002, the balance of the 2002 restructuring accrual was zero.

2001 Restructuring Charges

      During 2001, the Company recognized net pretax restructuring charges from continuing operations of $5.8 million related to streamlining operations and reducing layers of management. These restructuring charges were recorded in accordance with EITF No. 94-3. During the second quarter of 2002, the Company entered into two subleases to lease certain office space the Company previously had recorded in the 2001 restructuring charges. As a result, the Company reversed $0.9 million of the 2001 restructuring charges during 2002 related to continuing operations based upon the occurrence of certain triggering events. Also during the second quarter of 2002, the Company evaluated the 2001 restructuring accrual and determined certain severance benefits and outplacement agreements had expired and adjusted the previously recorded amounts by $0.2 million. As of September 30, 2003, the Company has recorded cash payments of $4.7 million against the 2001 restructuring accrual. The remaining balance of the 2001 restructuring accrual at September 30, 2003 of $0.1 million is included in accounts payable and accrued liabilities in the accompanying condensed consolidated balance sheet. The Company expects the remaining balances of the 2001 restructuring accrual to be paid by 2005.

2000 Restructuring Charges

      As part of the Company’s 2000 strategic assessment, the Company recognized pretax restructuring charges of $13.1 million related to continuing operations during 2000, in accordance with EITF Issue No. 94-3. Additional restructuring charges of $3.2 million during 2000 were included in discontinued operations. During the second quarter of 2002, the Company entered into a sublease that reduced the liability the Company was originally required to pay, and the Company reversed $0.1 million of the 2000 restructuring charge related to the reduction in required payments. During 2001, the Company negotiated reductions in certain contract termination costs, which allowed the reversal of $3.7 million of the restructuring charges originally recorded during 2000. As of September 30, 2003, the Company has recorded cash payments of $9.4 million against the 2000 restructuring accrual related to continuing operations. The remaining balance of the 2000 restructuring accrual at September 30, 2003 of $0.2 million, from continuing operations, is included in accounts payable and accrued liabilities in the accompanying condensed consolidated balance sheet, which the Company expects to be paid by 2005.

9. Gain on Sale of Assets

      During 1998, the Company entered into a partnership with The Mills Corporation to develop the Opry Mills Shopping Center in Nashville, Tennessee. The Company held a one-third interest in the partnership as well as the title to the land on which the shopping center was constructed, which was being leased to the partnership. During the second quarter of 2002, the Company sold its partnership share to certain affiliates of The Mills Corporation for approximately $30.8 million in cash proceeds upon the disposition. In accordance with the provisions of SFAS No. 66, “Accounting for Sales of Real Estate”, and other applicable pronouncements, the Company deferred approximately $20.0 million of the gain representing the estimated present value of the continuing land lease interest between the Company and the Opry Mills partnership at June 30, 2002. The Company recognized approximately $10.6 million of the proceeds, net of certain transaction costs, as a gain during the second quarter of 2002. During the third

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

quarter of 2002, the Company sold its interest in the land lease and recognized the remaining $20.0 million deferred gain, less certain transaction costs.

10. Supplemental Cash Flow Disclosures

      Cash paid for interest related to continuing operations for the three months and nine months ended September 30, 2003 and 2002 was comprised of:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(In thousands)
Debt interest paid	$5,446	$4,555	$13,024	$14,060
Deferred financing costs paid	29	—	7,598	—
Capitalized interest	(4,057)	(1,658)	(10,111)	(4,772)

Cash interest paid, net of capitalized interest	$1,418	$2,897	$10,511	$9,288

      Income tax refunds received were $1.5 million and $64.6 million for the nine months ended September 30, 2003 and 2002 respectively.

11.     Goodwill and Intangibles

      In June 2001, the FASB issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 141 supersedes APB Opinion No. 16, “Business Combinations” and requires the use of the purchase method of accounting for all business combinations prospectively. SFAS No. 141 also provides guidance on recognition of intangible assets apart from goodwill. SFAS No. 142 supersedes APB Opinion No. 17, “Intangible Assets”, and changes the accounting for goodwill and intangible assets. Under SFAS No. 142, goodwill and intangible assets with indefinite useful lives will not be amortized but will be tested for impairment at least annually and whenever events or circumstances occur indicating that these intangible assets may be impaired. The Company adopted the provisions of SFAS No. 141 in June of 2001. The Company adopted the provisions of SFAS No. 142 effective January 1, 2002, and as a result, the Company ceased the amortization of goodwill on that date.

      The transitional provisions of SFAS No. 142 required the Company to perform an assessment of whether goodwill was impaired at the beginning of the fiscal year in which the statement is adopted. Under the transitional provisions of SFAS No. 142, the first step was for the Company to evaluate whether the reporting unit’s carrying amount exceeded its fair value. If the reporting unit’s carrying amount exceeds its fair value, the second step of the impairment test would be completed. During the second step, the Company compared the implied fair value of the reporting unit’s goodwill, determined by allocating the reporting unit’s fair value to all of its assets and liabilities in a manner similar to a purchase price allocation in accordance with SFAS No. 141, to its carrying amount.

      The Company completed the transitional goodwill impairment reviews required by SFAS No. 142 during the second quarter of 2002. In performing the impairment reviews, the Company estimated the fair values of the reporting units using a present value method that discounted estimated future cash flows. Such valuations are sensitive to assumptions associated with cash flow growth, discount rates and capital rates. In performing the impairment reviews, the Company determined one reporting unit’s goodwill to be impaired. Based on the estimated fair value of the reporting unit, the Company impaired the recorded goodwill amount of $4.2 million associated with the Radisson Hotel at Opryland in the hospitality segment. The circumstances leading to the goodwill impairment assessment for the Radisson Hotel at

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

Opryland primarily relate to the effect of the September 11, 2001 terrorist attacks on the hospitality and tourism industries. In accordance with the provisions of SFAS No. 142, the Company has reflected the impairment charge as a cumulative effect of a change in accounting principle in the amount of $2.6 million, net of tax benefit of $1.6 million, as of January 1, 2002 in the accompanying condensed consolidated statements of operations.

      The Company performed the annual impairment review on all goodwill at December 31, 2002 and determined that no further impairment, other than the goodwill impairment of the Radisson Hotel at Opryland as discussed above, would be required during 2002.

      During the three months and nine months ended September 30, 2003, there were no changes to the carrying amounts of goodwill. The carrying amounts of goodwill are included in the Attractions and Opry Group at September 30, 2003 and December 31, 2002.

      The Company also reassessed the useful lives and classification of identifiable finite-lived intangible assets upon adoption effective January 1, 2002, and determined the lives of these intangible assets to be appropriate. The carrying amount of amortized intangible assets in continuing operations, including the intangible assets related to benefit plans, was $2.4 million at September 30, 2003 and December 31, 2002. The related accumulated amortization of intangible assets in continuing operations was $472,263 and $445,000 at September 30, 2003 and December 31, 2002, respectively. The amortization expense related to intangibles from continuing operations during the three months ended September 30, 2003 and 2002 was $10,203 and $14,463, respectively. The estimated amounts of amortization expense for the next five years are equivalent to $37,763 per year.

12.     Stock Plans

      SFAS No. 123, “Accounting for Stock-Based Compensation”, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method as prescribed in APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations, under which no compensation cost related to employee stock options has been recognized. In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of SFAS No. 123”. SFAS No. 148 amends SFAS No. 123 to provide two additional methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of SFAS No. 123 to require certain disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted the amended disclosure provisions of SFAS No. 148 on December 31, 2002, and the information contained in this report reflects the disclosure requirements of the new pronouncement. The Company will continue to account for employee stock-based compensation in accordance with APB Opinion No. 25.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

      If compensation cost for these plans had been determined consistent with the provisions of SFAS No. 123, as amended, the Company’s net income and income per share for the three and nine month periods ended September 30, 2003 and 2002 would have been reduced to the following pro forma amounts:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(Net income in thousands)
	(Per share data in dollars)
Net income:
As reported	$10,743	$100,044	$15,640	$97,775
Stock-based employee compensation, net of tax	722	770	2,184	2,414

Pro forma	$10,021	$99,274	$13,456	$95,361

Net income per share:
As reported	$0.32	$2.96	$0.46	$2.89

Pro forma	$0.30	$2.94	$0.40	$2.82

Net income per share assuming dilution:
As reported	$0.32	$2.96	$0.46	$2.89

Pro forma	$0.30	$2.94	$0.40	$2.82

      At September 30, 2003 and December 31, 2002, 3,338,650 and 3,241,037 shares, respectively, of the Company’s common stock were reserved for future issuance pursuant to the exercise of stock options under the stock option and incentive plan. Under the terms of this plan, stock options are granted with an exercise price equal to the fair market value at the date of grant and generally expire ten years after the date of grant. Generally, stock options granted to non-employee directors are exercisable immediately, while options granted to employees are exercisable one to five years from the date of grant. The Company accounts for this plan under APB Opinion No. 25 and related interpretations, under which no compensation expense for employee and non-employee director stock options has been recognized.

      The plan also provides for the award of restricted stock. At September 30, 2003 and December 31, 2002, awards of restricted stock of 89,225 and 86,025 shares, respectively, of common stock were outstanding. The market value at the date of grant of these restricted shares was recorded as unearned compensation as a component of stockholders’ equity. Unearned compensation is amortized and expensed over the vesting period of the restricted stock.

      Included in compensation for the third quarter of 2003 is $0.6 million related to the grant of 552,500 units under the Company’s Performance Accelerated Restricted Stock Unit Program which was implemented in the second quarter of 2003. At September 30, 2003, there was approximately $10.7 million in unearned deferred compensation related to restricted unit grants recorded as other stockholders’ equity in the accompanying condensed consolidated balance sheet.

13.     Retirement Plans and Retirement Savings Plan

      Effective December 31, 2001, the Company amended its retirement plans and its retirement savings plan. As a result of these amendments, the retirement cash balance benefit was frozen, and the policy related to future Company contributions to the retirement savings plan was changed. The Company recorded a pretax charge of $5.7 million in the first quarter of 2002 related to the write-off of unamortized prior service cost in accordance with SFAS No. 88, “Employers’ Accounting for Settlements and

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

Curtailments of Defined Benefit Pension Plans and for Termination Benefits”, and related interpretations, which is included in selling, general and administrative expenses. In addition, the Company amended the eligibility requirements of its postretirement benefit plans effective December 31, 2001. In connection with the amendment and curtailment of the plans and in accordance with SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” and related interpretations, the Company recorded a gain of $2.1 million which is reflected as a reduction in corporate and other selling, general and administrative expenses in the first quarter of 2002.

14.     Newly Issued Accounting Standards

      In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS No. 146 replaces Emerging Issues Task Force (“EITF”) No. 94-3. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereas EITF No. 94-3 had recognized the liability at the commitment date to an exit plan. The Company adopted the provisions of SFAS No. 146 effective for exit or disposal activities initiated after December 31, 2002, and the adoption did not have a material effect on the Company’s consolidated results of operations or financial position.

      In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN No. 45”). FIN No. 45 elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. Certain guarantee contracts are excluded from both the disclosure and recognition requirements of FIN No. 45, including, among others, residual value guarantees under capital lease arrangements and loan commitments. The disclosure requirements of FIN No. 45 were effective as of December 31, 2002. The recognition requirements of FIN No. 45 are to be applied prospectively to guarantees issued or modified after December 31, 2002. The adoption of FIN No. 45 did not have a material impact on our consolidated results of operations, financial position, or liquidity.

      In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (“FIN No. 46”). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN No. 46 must be applied for the first interim or annual period beginning after December 15, 2003. The Company is currently examining the impact FIN No. 46 will have on its future results of operations or financial position.

15.     Commitments and Contingencies

      The Company is a party to the lawsuit styled Nashville Hockey Club Limited Partnership v. Gaylord Entertainment Company, Case No. 03-1474, now pending in the Chancery Court for Davidson County, Tennessee. In its complaint for breach of contract, Nashville Hockey Club Limited Partnership (“Plaintiff” or the “Limited Partnership”) alleges that the Company failed to honor its payment obligation under a Naming Rights Agreement for the multi-purpose arena in Nashville known as the Gaylord Entertainment Center. Among other things, Plaintiff alleges that the Company failed to make semi-annual payments to Plaintiff in the amount of $1,186,566 when due on January 1, 2003 and in the amount of

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

$1,245,894 when due on July 1, 2003. The Company contends that it made the payments due under the Naming Rights Agreement by way of set off against obligations owed by Plaintiff to CCK Holdings, LLC (“CCK”), a wholly-owned subsidiary of the Company, under a “put option” CCK exercised pursuant to the Partnership Agreement between CCK and Plaintiff. CCK has assigned the proceeds of its put option to the Company. Although the Company does not have any obligations to make additional capital contributions to the Limited Partnership under the Partnership Agreement, the Company (along with the other partners in the Limited Partnership) have executed a guarantee of certain of the Limited Partnership’s obligations to the National Hockey League. The Company is vigorously contesting this case by filing an answer and counterclaim denying any liability to Plaintiff, specifically alleging that all payments due to Plaintiff under the Naming Rights Agreement have been paid in full and asserting a counterclaim for amounts owing on the put option under the Partnership Agreement. Plaintiff has filed a motion for summary judgment which has been set for hearing on February 6, 2004 and the parties are proceeding with discovery. The Company will continue to vigorously assert its rights in this litigation.

      As previously disclosed in January 2003, the Company restated its historical financial statements for 2000, 2001 and the first nine months of 2002 to reflect certain non-cash changes, which resulted primarily from a change to the Company’s income tax accrual and the manner in which the Company accounted for its investment in the Nashville Predators. The Company has been advised by the Securities and Exchange Commission (the “SEC”) Staff that it is conducting a formal investigation into the financial results and transactions that were the subject of the restatement by the Company. The Company has been cooperating with the SEC staff and intends to continue to do so. Although the Company cannot predict the ultimate outcome of the investigation, the Company does not currently believe that the investigation will have a material adverse effect on the Company’s financial condition or results of operations.

16.     ResortQuest Acquisition

      On August 4, 2003, the Company entered into a merger agreement to acquire ResortQuest International, Inc (“ResortQuest”), based in Destin, Florida and a leading provider of vacation rental property management services in premier resort locations. Under the terms of the definitive agreement, ResortQuest stockholders will receive 0.275 shares of Gaylord common stock for each outstanding share of ResortQuest common stock, and the Resort Quest option holders will receive 0.275 options to purchase Gaylord common stock for each outstanding option to purchase one share of ResortQuest common stock. ResortQuest will continue to operate as a separate brand. ResortQuest will become a wholly-owned subsidiary of the Company and ResortQuest stockholders will own approximately 14% of the outstanding shares of the Company, on a fully diluted basis, after the merger. The acquisition is expected to close in the fourth quarter of 2003, and is subject to approval by the respective stockholders of both the Company and ResortQuest and certain other customary conditions.

      As part of this transaction and during the period prior to closing, the Company agreed to provide ResortQuest, subject to the approval of ResortQuest’s lenders and certain other customary conditions, a line of credit of up to $10.0 million. The Company also provided an unconditional and irrevocable letter of credit in the amount of $5.0 million to ResortQuest’s former credit card processor on behalf of ResortQuest. Any amounts drawn on the letter of credit by the processor are automatically deemed advances under the line of credit between the Company and ResortQuest, and are thereby automatically owed by ResortQuest to the Company under that agreement. As a result, amounts owed to the Company by ResortQuest under the line of credit may be as much as $15.0 million, $10.0 million under the terms of the line of credit and an additional $5.0 million as a result of draws on the letter of credit. As of September 30, 2003, were no amounts outstanding under the Company’s line of credit to ResortQuest.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

      This line of credit, which bears interest at 10.5% per annum, is unsecured and subordinated to ResortQuest’s existing debt and will be used by ResortQuest for general working capital purposes. In addition, pursuant to the merger agreement, the merger is conditioned on the payment of ResortQuest’s indebtedness under its credit facility. ResortQuest was also required, as a result of entering into the merger agreement, to offer to repurchase its senior notes. Accordingly, the Company expects to retire the indebtedness of ResortQuest under its credit facility and senior notes in connection with consummation of the merger through the use of proceeds from the offering of the Senior Notes, as described in Note 5, and cash on hand. As of September 30, 2003, ResortQuest’s indebtedness was $33.9 million under its credit facility and $50 million under its senior notes.

17.     Subsequent Events

Senior Notes Offering, Amendment to 2003 Loans and New Revolving Credit Facility

      On November 12, 2003, the Company completed its offering of $350 million in aggregate principal amount of Senior Notes, as more fully described in Note 5. The proceeds of the Senior Notes have been used for the repayment of certain indebtedness of the Company while the remaining proceeds are expected to be used to repay certain indebtedness of ResortQuest. In connection with the offering of the Senior Notes, the Company has amended the provisions of the 2003 Loans. In addition, the Company has received a commitment from certain of its bank lenders under the 2003 Loans to provide a $65.0 million revolving credit facility to replace the Company’s existing $25.0 million revolving credit facility following the issuance of the Senior Notes and repayment of amounts outstanding under the 2003 Loans.

Derivative Financial Instruments

      Subsequent to September 30, 2003, and in conjunction with the Company’s offering of $350 million 8% Senior Notes due 2013, the Company terminated its variable to fixed interest rate swaps with an original notional value of $200 million related to the senior term loan and the subordinated term loan portions of the 2003 Loans which were repaid, resulting in a net benefit aggregating approximately $242,000. The Company has also entered into a new interest rate swap with respect to $125 million aggregate principal amount of its $350 million 8% Senior Notes due 2013. This interest rate swap, which has a term of ten years, effectively adjusts the interest rate of that portion of the Senior Notes to LIBOR plus 2.95%. The interest rate swap and the Senior Notes are deemed effective and therefore the hedge is expected to qualify as an effective Fair Value Hedge under SFAS No. 133.

ResortQuest

      On November 5, 2003, ResortQuest executed a draw of $2.5 million on the $10.0 million line of credit extended by the Company, as provided for by the merger agreement as discussed in Note 16.

18.     Financial Reporting by Business Segments

      The Company’s continuing operations are organized and managed based upon its products and services. The Company revised its reportable segments during the first quarter of 2003 due to the Company’s decision to dispose of WSM-FM and WWTN(FM). Prior year information has been revised in accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” to conform to the 2003 presentation. The following information from continuing operations is derived directly from the segments’ internal financial reports used for corporate management purposes.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(In thousands)
Revenues:
Hospitality	$82,797	$85,066	$272,502	$245,834
Attractions and Opry Group	15,259	15,323	45,310	50,037
Corporate and other	45	32	139	144

Total	$98,101	$100,421	$317,951	$296,015

Depreciation and amortization:
Hospitality	$11,833	$11,219	$34,991	$33,547
Attractions and Opry Group	1,215	1,265	3,851	4,095
Corporate and other	1,519	1,449	4,602	4,283

Total	$14,567	$13,933	$43,444	$41,925

Operating income (loss):
Hospitality	$5,248	$8,523	$34,687	$18,018
Attractions and Opry Group	825	1,447	(610)	2,400
Corporate and other	(10,654)	(9,755)	(31,379)	(31,535)
Preopening costs	(3,316)	(1,883)	(7,176)	(7,990)
Gain on sale of assets	—	19,962	—	30,529
Restructuring charges, net	—	—	—	(50)

Total	$(7,897)	$18,294	$(4,478)	$11,372

19.	Information Concerning Guarantor and Non-Guarantor Subsidiaries

      Not all of the Company’s subsidiaries will guarantee the $350 million Senior Notes. All of the Company’s subsidiaries that are borrowers or have guaranteed borrowings under the Company’s new revolving credit facility or previously, the Company’s 2003 Florida/Texas senior secured credit facility will be guarantors (the “Guarantors”) of the notes. Certain of the Company’s subsidiaries, including those that incurred the Company’s Nashville hotel loan or own or manage the Nashville loan borrower (the “Non-Guarantors”), do not guarantee the notes offered hereby. The condensed consolidating financial information includes certain allocations of revenues and expenses based on management’s best estimates, which are not necessarily indicative of financial position, results of operations and cash flows that these entities would have achieved on a stand alone basis.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

      The following unaudited consolidating schedules present condensed financial information of the Company, the guarantor subsidiaries, and the non-guarantor subsidiaries as of and for the nine months ended September 30, 2003 and 2002.

Unaudited Condensed Consolidating Statement of Operations

For the Nine Months Ended September 30, 2003

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

Revenues	$48,371	$148,826	$151,562	$(30,808)	$317,951
Operating expenses:
Operating costs	16,250	86,321	97,265	(7,903)	191,933
Selling, general and administrative	25,879	33,199	20,932	(69)	79,941
Management fees	—	11,123	11,713	(22,836)	—
Preopening costs	—	7,111	—	—	7,111
Gain on sale of assets	—	—	—	—	—
Impairment and other charges	—	—	—	—	—
Restructuring charges, net	—	—	—	—	—
Depreciation	4,161	17,394	18,106	—	39,661
Amortization	2,324	467	992	—	3,783

Operating income (loss)	(243)	(6,789)	2,554	—	(4,478)
Interest expense, net	(28,092)	(20,086)	(16,477)	33,516	(31,139)
Interest income	27,989	957	6,343	(33,516)	1,773
Unrealized gain (loss) on Viacom stock	(27,067)	—	—	—	(27,067)
Unrealized gain (loss) on derivatives	24,016	—	—	—	24,016
Other gains and (losses)	465	(10)	(20)	—	435

Income (loss) before income taxes and discontinued operations	(2,932)	(25,928)	(7,600)	—	(36,460)
Provision (benefit) for income taxes	(949)	(9,820)	(5,205)	—	(15,974)
Equity in subsidiaries’ (earnings) losses, net	(17,623)	—	—	17,623	—

Income (loss) from continuing operations	15,640	(16,108)	(2,395)	(17,623)	(20,486)
Income (loss) from discontinued operations, net	—	977	35,149	—	36,126
Cumulative effect of accounting change	—	—	—	—	—

Net income (loss)	$15,640	$(15,131)	$32,754	$(17,623)	$15,640

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

Unaudited Condensed Consolidating Statement of Operations

For the Nine Months Ended September 30, 2002

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

Revenues	$50,117	$138,529	$140,625	$(33,256)	$296,015
Operating expenses:
Operating costs	15,266	86,836	94,116	(7,330)	188,888
Selling, general and administrative	26,147	28,410	21,806	—	76,363
Management fees	—	12,122	13,804	(25,926)	—
Preopening costs	—	7,946	—	—	7,946
Gain on sale of assets	—	(30,529)	—	—	(30,529)
Impairment and other charges	—	—	—	—	—
Restructuring charges, net	(1,019)	104	965	—	50
Depreciation	4,744	16,844	17,649	—	39,237
Amortization	1,672	460	556	—	2,688

Operating income (loss)	3,307	16,336	(8,271)	—	11,372
Interest expense, net	(27,568)	(23,823)	(20,728)	35,830	(36,289)
Interest income	35,827	261	1,659	(35,830)	1,917
Unrealized loss on Viacom stock	(39,611)	—	—	—	(39,611)
Unrealized gain on derivatives	80,805	—	—	—	80,805
Other gains and (losses)	1,179	(887)	373	—	665

Income (loss) before income taxes and discontinued operations	53,939	(8,113)	(26,967)	—	18,859
Provision (benefit) for income taxes	13,164	(2,676)	(8,883)	—	1,605
Equity in subsidiaries’ (earnings) losses, net	(57,000)	—	—	57,000	—

Income (loss) from continuing operations	97,775	(5,437)	(18,084)	(57,000)	17,254
Income (loss) from discontinued operations, net	—	8,135	74,958	—	83,093
Cumulative effect of accounting change	—	(2,572)	—	—	(2,572)

Net income (loss)	$97,775	$126	$56,874	$(57,000)	$97,775

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

Unaudited Condensed Consolidating Balance Sheet

As of September 30, 2003

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

	(In thousands)
ASSETS:
Current assets:
Cash and cash equivalents — unrestricted	$23,133	$599	$1,040	$—	$24,772
Cash and cash equivalents — restricted	136,495	—	14,048	—	150,543
Trade receivables, net	386	17,885	11,328	(8,328)	21,271
Deferred financing costs	27,722	1,740	—	—	29,462
Deferred income taxes	10,344	3,601	6,608	—	20,553
Intercompany receivable	421,828	—	44,240	(466,068)	—
Other current assets	5,407	7,138	15,277	(175)	27,647
Current assets of discontinued operations	—	—	2,185	—	2,185

Total current assets	625,315	30,963	94,726	(474,571)	276,433

Property and equipment, net	85,486	798,053	354,463	—	1,238,002
Goodwill	—	6,915	—	—	6,915
Amortized intangible assets, net	1,649	317	4	—	1,970
Investments	722,991	22,202	60,598	(323,779)	482,012
Estimated fair value of derivative assets	200,274	—	—	—	200,274
Long-term deferred financing costs	71,112	4,253	2,812	—	78,177
Other long-term assets	9,875	2,002	10,493	—	22,370
Long-term assets of discontinued operations	—	—	8,398	—	8,398

Total assets	$1,716,702	$864,705	$531,494	$(798,350)	$2,314,551

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Current portion of long-term debt	$517	$22	$74,004	$—	$74,543
Accounts payable and accrued liabilities	42,672	23,552	28,283	(8,797)	85,710
Intercompany payable	—	580,901	(114,833)	(466,068)	—
Current liabilities of discontinued operations	—	22	3,145	—	3,167

Total current liabilities	43,189	604,497	(9,401)	(474,865)	163,420

Secured forward exchange contract	613,054	—	—	—	613,054
Long-term debt	452	200,212	193,178	—	393,842
Deferred income taxes	178,125	17,987	50,850	—	246,962
Estimated fair value of derivative liabilities	17,177	—	—	—	17,177
Other long-term liabilities	58,250	12,301	136	294	70,981
Long-term liabilities of discontinued operations	—	829	(1)	—	828
Intercompany	—	—	—	—	—
Minority interest of discontinued operations	—	—	2,019	—	2,019
Stockholders’ equity:
Common stock	339	3,337	2	(3,339)	339
Additional paid-in capital	523,330	235,126	107,386	(342,512)	523,330
Retained earnings	298,438	(210,307)	188,235	22,072	298,438
Other stockholders’ equity	(15,652)	723	(910)	—	(15,839)

Total stockholders’ equity	806,455	28,879	294,713	(323,779)	806,268

Total liabilities and stockholders’ equity	$1,716,702	$864,705	$531,494	$(798,350)	$2,314,551

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

Unaudited Condensed Consolidating Statement of Cash Flows

For the Nine Months Ended September 30, 2003

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

	(in thousands)
Net cash provided by continuing operating activities	$128,538	$(40,919)	$(43,168)	$—	$44,451
Net cash provided by discontinued operating activities	—	—	2,524		2,524

Net cash provided by operating activities	128,538	(40,919)	(40,644)	—	46,975
Purchases of property and equipment	(3,266)	(155,354)	(8,808)		(167,428)
Sale of assets	—	—	—		—
Other investing activities	(2,075)	167	(670)		(2,578)

Net cash used in investing activities — continuing operations	(5,341)	(155,187)	(9,478)	—	(170,006)
Net cash provided by investing activities — discontinued operations	—	—	59,485		59,485

Net cash used in investing activities	(5,341)	(155,187)	50,007	—	(110,521)
Repayment of long-term debt	(60,000)	—	(12,003)		(72,003)
Proceeds from issuance of long-term debt	—	200,000	—		200,000
Deferred financing costs paid	—	(7,793)	—		(7,793)
(Increase) decrease in restricted cash and cash equivalents	(133,763)	—	2,543		(131,220)
Proceeds from exercise of stock option and purchase plans	1,287	—	—		1,287
Other financing activities, net	(484)	854	(861)		(491)

Net cash used in financing activities — continuing operations	(192,960)	193,061	(10,321)	—	(10,220)
Net cash used in financing activities — discontinued operations	—	—	(94)		(94)

Net cash used in financing activities	(192,960)	193,061	(10,415)	—	(10,314)

Net change in cash	(69,763)	(3,045)	(1,052)	—	(73,860)
Cash and cash equivalents at beginning of period	92,896	3,644	2,092		98,632

Cash and cash equivalents at end of period	$23,133	$599	$1,040	$—	$24,772

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

Unaudited Condensed Consolidating Statement of Cash Flows

For the Nine Months Ended September 30, 2002

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

	(In thousands)
Net cash provided by continuing operating activities	$175,642	$(26,468)	$(85,596)	$—	$63,578
Net cash used in discontinued operating activities	—	(517)	151		(366)

Net cash provided by operating activities	175,642	(26,985)	(85,445)	—	63,212
Purchases of property and equipment	(11,548)	(84,693)	(9,651)		(105,892)
Sale of assets	—	30,875	—		30,875
Other investing activities	(24)	172	(390)		(242)

Net cash used in investing activities — continuing operations	(11,572)	(53,646)	(10,041)	—	(75,259)
Net cash provided by investing activities — discontinued operations	—	81,350	151,395		232,745

Net cash provided by investing activities	(11,572)	27,704	141,354	—	157,486
Repayment of long-term debt	(125,000)	—	(75,054)		(200,054)
Proceeds from issuance of long-term debt	85,000	—	—		85,000
Deferred financing costs paid	—	—	—		—
(Increase) decrease in restricted cash and cash equivalents	29,589	—	20,324		49,913
Proceeds from exercise of stock option and purchase plans	856	—	—		856
Other financing activities, net	1,314	—	—		1,314

Net cash used in financing activities — continuing operations	(8,241)	—	(54,730)	—	(62,971)
Net cash used in financing activities — discontinued operations	—	—	(839)		(839)

Net cash used in financing activities	(8,241)	—	(55,569)	—	(63,810)

Net change in cash	155,829	719	340	—	156,888
Cash and cash equivalents at beginning of period	7,108	307	1,779		9,194

Cash and cash equivalents at end of period	$162,937	$1,026	$2,119	$—	$166,082

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders

Gaylord Entertainment Company

      We have audited the accompanying consolidated balance sheets of Gaylord Entertainment Company and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, cash flows, and stockholders’ equity for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gaylord Entertainment Company and subsidiaries at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

      As discussed in Note 1 and elsewhere in the consolidated financial statements, the Company changed its method of accounting for goodwill and intangible assets in 2002 and derivative financial instruments and the disposition of long-lived assets in 2001.

/s/ ERNST & YOUNG LLP

Nashville, Tennessee

September 15, 2003
(except for Notes 21 and 23,
as to which the date is
November 20, 2003)

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years ended December 31, 2002, 2001 and 2000

	2002	2001	2000

	(Amounts in thousands,
	except per share data)
Revenues	$405,252	$296,066	$306,607
Operating expenses:
Operating costs	254,583	201,299	210,018
Selling, general and administrative	108,732	67,212	89,052
Preopening costs	8,913	15,927	5,278
Gain on sale of assets	(30,529)	—	—
Impairment and other charges	—	14,262	75,660
Restructuring charges	(17)	2,182	12,952
Depreciation	52,694	34,738	35,378
Amortization	3,786	3,667	9,281

Operating income (loss)	7,090	(43,221)	(131,012)
Interest expense, net of amounts capitalized	(46,960)	(39,365)	(30,307)
Interest income	2,808	5,554	4,046
Unrealized gain (loss) on Viacom stock	(37,300)	782	—
Unrealized gain on derivatives	86,476	54,282	—
Other gains and losses	1,163	2,661	(3,514)

Income (loss) before provision (benefit) for income taxes, discontinued operations and cumulative effect of accounting change	13,277	(19,307)	(160,787)
Provision (benefit) for income taxes	1,318	(9,142)	(52,331)

Income (loss) from continuing operations before discontinued operations and cumulative effect of accounting change	11,959	(10,165)	(108,456)
Gain (loss) from discontinued operations, net of taxes	85,757	(48,833)	(47,600)
Cumulative effect of accounting change, net of taxes	(2,572)	11,202	—

Net income (loss)	$95,144	$(47,796)	$(156,056)

Income (loss) per share:
Income (loss) from continuing operations	$0.36	$(0.30)	$(3.25)
Gain (loss) from discontinued operations, net of taxes	2.54	(1.45)	(1.42)
Cumulative effect of accounting change, net of taxes	(0.08)	0.33	—

Net income (loss)	$2.82	$(1.42)	$(4.67)

Income (loss) per share—assuming dilution:
Income (loss) from continuing operations	$0.36	$(0.30)	$(3.25)
Gain (loss) from discontinued operations, net of taxes	2.54	(1.45)	(1.42)
Cumulative effect of accounting change, net of taxes	(0.08)	0.33	—

Net income (loss)	$2.82	$(1.42)	$(4.67)

The accompanying notes are an integral part of these consolidated financial statements.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2002 and 2001

	2002	2001

	(Amounts in thousands,
	except per share data)
ASSETS
Current Assets:
Cash and cash equivalents — unrestricted	$98,632	$9,194
Cash and cash equivalents — restricted	19,323	64,993
Trade receivables, less allowance of $467 and $3,056, respectively	22,374	13,450
Deferred financing costs	26,865	26,865
Deferred income taxes	20,553	23,438
Other current assets	25,889	15,141
Current assets of discontinued operations	4,095	51,589

Total current assets	217,731	204,670
Property and equipment, net of accumulated depreciation	1,110,163	991,192
Goodwill	6,915	11,136
Intangible assets, net of accumulated amortization	1,996	6,299
Investments	509,080	550,172
Estimated fair value of derivative assets	207,727	158,028
Long-term deferred financing costs	100,933	137,513
Other assets	24,323	30,053
Long-term assets of discontinued operations	13,328	88,581

Total assets	$2,192,196	$2,177,644

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$8,526	$88,004
Accounts payable and accrued liabilities	80,685	88,043
Current liabilities of discontinued operations	6,652	31,228

Total current liabilities	95,863	207,275
Secured forward exchange contract	613,054	613,054
Non-current long-term debt and capital lease obligations, net of current portion	332,112	380,993
Deferred income taxes	244,372	138,599
Estimated fair value of derivative liabilities	48,647	85,424
Other liabilities	67,895	52,788
Long-term liabilities of discontinued operations	789	844
Minority interest of discontinued operations	1,885	1,679
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 100,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 150,000 shares authorized, 33,780 and 33,736 shares issued and outstanding, respectively	338	337
Additional paid-in capital	520,796	519,695
Retained earnings	282,798	187,654
Unearned compensation	(1,018)	(2,021)
Accumulated other comprehensive loss	(15,335)	(8,677)

Total stockholders’ equity	787,579	696,988

Total liabilities and stockholders’ equity	$2,192,196	$2,177,644

The accompanying notes are an integral part of these consolidated financial statements.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years ended December 31, 2002, 2001 and 2000

	2002	2001	2000

	(Amounts in thousands)
Cash flows from operating activities:
Net income (loss)	$95,144	$(47,796)	$(156,056)
Amounts to reconcile net income (loss) to net cash flows provided by operating activities:
(Gain) loss on discontinued operations, net of taxes	(85,757)	48,833	47,600
Impairment and other charges	—	14,262	75,660
Cumulative effect of accounting change, net of taxes	2,572	(11,202)	—
Unrealized gain on Viacom stock and related derivatives	(49,176)	(55,064)	—
Depreciation and amortization	56,480	38,405	44,659
Gain on sale of assets	(30,529)	—	—
Provision (benefit) for deferred income taxes	64,582	(11,428)	(52,309)
Amortization of deferred financing costs	36,164	35,987	20,780
Changes in (net of acquisitions and divestitures):
Trade receivables	(8,924)	5,273	8,830
Accounts payable and accrued liabilities	(336)	(16,773)	41,332
Other assets and liabilities	3,609	14,625	7,316

Net cash flows provided by operating activities — continuing operations	83,829	15,122	37,812
Net cash flows provided by (used in) operating activities — discontinued operations	3,451	368	(26,578)

Net cash flows provided by operating activities	87,280	15,490	11,234

Cash flows from investing activities:
Purchases of property and equipment	(185,649)	(280,921)	(216,861)
Proceeds from sale of assets	30,875	—	—
Other investing activities	9,290	3,033	(33,027)

Net cash flows used in investing activities — continuing operations	(145,484)	(277,888)	(249,888)
Net cash flows provided by (used in) investing activities — discontinued operations	232,570	17,794	(39,052)

Net cash flows provided by (used in) investing activities	87,086	(260,094)	(288,940)

Cash flows from financing activities:
Proceeds from issuance of debt	85,000	535,000	175,500
Repayment of long-term debt	(214,846)	(241,503)	(3,500)
Cash proceeds from secured forward exchange contract	—	—	613,054
Deferred financing costs paid	—	(19,582)	(195,452)
Net payments under revolving credit agreements	—	—	(294,000)
Decrease (increase) in cash and cash equivalents — restricted	45,670	(52,326)	(12,667)
Proceeds from exercise of stock options and stock purchase plans	919	2,548	2,136

Net cash flows provided by (used in) financing activities — continuing operations	(83,257)	224,137	285,071
Net cash flows provided by (used in) financing activities — discontinued operations	(1,671)	2,904	9,306

Net cash flows provided by (used in) financing activities	(84,928)	227,041	294,377

Net change in cash and cash equivalents — unrestricted	89,438	(17,563)	16,671
Cash and cash equivalents — unrestricted, beginning of year	9,194	26,757	10,086

Cash and cash equivalents — unrestricted, end of year	$98,632	$9,194	$26,757

The accompanying notes are an integral part of these consolidated financial statements.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years ended December 31, 2002, 2001 and 2000

					Other
		Additional			Comprehensive	Total
	Common	Paid-in	Retained	Unearned	Income	Stockholders’
	Stock	Capital	Earnings	Compensation	(Loss)	Equity

	(amounts in thousands)
Balance, December 31, 1999	$333	$512,401	$391,506	$(1,570)	$99,060	$1,001,730
Comprehensive Loss:
Net loss	—	—	(156,056)	—	—	(156,056)
Unrealized loss on investments, net	—	—	—	—	(81,901)	(81,901)
Foreign currency translation	—	—	—	—	(705)	(705)

Comprehensive loss						(238,662)
Exercise of stock options	2	1,845	—	—	—	1,847
Tax benefit on stock options	—	1,000	—	—	—	1,000
Employee stock plan purchases	—	289	—	—	—	289
Issuance of restricted stock	1	2,776	—	(2,777)	—	—
Cancellation of restricted stock	(2)	(4,705)	—	4,707	—	—
Compensation expense	—	173	—	(440)	—	(267)

Balance, December 31, 2000	334	513,779	235,450	(80)	16,454	765,937
Comprehensive loss:
Net loss	—	—	(47,796)	—	—	(47,796)
Reclassification of gain on marketable securities	—	—	—	—	(17,957)	(17,957)
Unrealized loss on interest rate caps	—	—	—	—	(213)	(213)
Minimum pension liability, net of deferred income taxes	—	—	—	—	(7,672)	(7,672)
Foreign currency translation	—	—	—	—	711	711

Comprehensive loss						(72,927)
Exercise of stock options	2	2,327	—	—	—	2,329
Tax benefit on stock options	—	720	—	—	—	720
Employee stock plan purchases	—	219	—	—	—	219
Issuance of restricted stock	1	3,664	—	(3,665)	—	—
Cancellation of restricted stock	—	(928)	—	928	—	—
Compensation expense	—	(86)	—	796	—	710

Balance, December 31, 2001	337	519,695	187,654	(2,021)	(8,677)	696,988
Comprehensive Income:
Net income	—	—	95,144	—	—	95,144
Unrealized loss on interest rate caps	—	—	—	—	(161)	(161)
Minimum pension liability, net of deferred income taxes	—	—	—	—	(7,252)	(7,252)
Foreign currency translation	—	—	—	—	755	755

Comprehensive income						88,486
Exercise of stock options	1	660	—	—	—	661
Tax benefit on stock options	—	28	—	—	—	28
Employee stock plan purchases	—	206	—	—	—	206
Modification of stock plan	—	52	—	—	—	52
Issuance of restricted stock	—	115	—	(115)	—	—
Issuance of stock warrants	—	40	—	—	—	40
Cancellation of restricted stock	—	(32)	—	32	—	—
Compensation expense	—	32	—	1,086	—	1,118

Balance, December 31, 2002	$338	$520,796	$282,798	$(1,018)	$(15,335)	$787,579

The accompanying notes are an integral part of these consolidated financial statements.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     Description of the Business and Summary of Significant Accounting Policies

      Gaylord Entertainment Company (the “Company”) is a diversified hospitality and entertainment company operating, through its subsidiaries, principally in three business segments: hospitality; attractions; and corporate and other. During the first quarter of 2003, the Company committed to a plan of disposal of the assets primarily used in the operation of WSM-FM and WWTN(FM) (collectively, the “Radio Operations”). The Radio Operations, along with other businesses with respect to which the Company pursued plans of disposal in 2002 and prior periods, have been presented as discontinued operations as described in more detail below and in Note 5. The Radio Operations were previously included in a fourth business segment, media, along with WSM-AM. Due to the Radio Operations being included in discontinued operations, WSM-AM is now grouped in the attractions business segment for all periods presented.

Business Segments

Hospitality

      The hospitality segment includes the operations of Gaylord HotelsTM branded hotels and the Radisson Hotel at Opryland. At December 31, 2002, the Company owns and operates the Gaylord Opryland Resort Hotel and Convention Center (“Gaylord Opryland”) (formerly known as the Opryland Hotel Nashville), the Gaylord Palms Resort Hotel and Convention Center (“Gaylord Palms”) (formerly known as the Opryland Hotel Florida) and the Radisson Hotel at Opryland. Gaylord Opryland and the Radisson Hotel at Opryland are both located in Nashville, Tennessee. Gaylord Opryland is owned and operated by Opryland Hotel Nashville, LLC, a consolidated wholly-owned subsidiary incorporated in Delaware. The Gaylord Palms in Kissimmee, Florida opened in January 2002. The Company is developing a Gaylord hotel in Grapevine, Texas, which is expected to open in 2004. The Company has the option to purchase land for the development of a hotel in the Washington, D.C. area. This project is subject to the availability of financing and final approval of the Company’s Board of Directors.

Attractions

      The attractions segment includes all of the Company’s Nashville-based tourist attractions. At December 31, 2002, these include the Grand Ole Opry, the General Jackson Showboat, the Wildhorse Saloon, the Ryman Auditorium and the Springhouse Golf Club, among others. The attractions segment also includes WSM-AM and Corporate Magic, which specializes in the production of creative events in the corporate entertainment marketplace. During 1999, the Company created a new division, Gaylord Digital, formed to initiate a focused Internet strategy as further discussed in Note 6. During 2000, the Company closed Gaylord Digital, as further discussed in Note 3.

Corporate and Other

      Corporate includes salaries and benefits of the Company’s executive and administrative personnel and various other overhead costs. This segment also includes the expenses associated with the Company’s ownership of various investments, including Bass Pro, the Nashville Predators, the naming rights agreement and Opry Mills. The Company owns minority interests in Bass Pro, Inc. (“Bass Pro”), a leading retailer of premium outdoor sporting goods and fishing products, and the Nashville Predators, a National Hockey League professional team. Until the second quarter of 2002, the Company owned a minority interest in a partnership with The Mills Corporation that developed Opry Mills, a Nashville entertainment and retail complex, which opened in May 2000. The Company sold its interest in Opry Mills during 2002 to certain affiliates of The Mills Corporation, as further discussed in Note 7. During the first quarter of 2002, the Company disclosed that it intended to dispose of its investment in the Nashville Predators.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Principles of Consolidation

      The accompanying consolidated financial statements include the accounts of the Company and all of its majority-owned subsidiaries. Investments in less than 50% owned limited partnerships are accounted for utilizing the equity method. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents — Unrestricted

      The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Cash and Cash Equivalents — Restricted

      Restricted cash and cash equivalents represent cash held in escrow for required capital expenditures, property taxes, insurance payments and other reserves required pursuant to the terms of the Company’s debt agreements, as further described in Note 12. The Company also has restricted cash balances of $0.6 million which collateralize certain outstanding letters of credit.

Supplemental Cash Flow Information

      Cash paid for interest for the years ended December 31 was comprised of (amounts in thousands):

	2002	2001	2000

Debt interest paid	$17,749	$23,405	$13,043
Deferred financing costs paid	—	19,582	195,452
Capitalized interest	(6,825)	(18,781)	(6,775)

Cash interest paid, net of capitalized interest	$10,924	$24,206	$201,720

      Income taxes refunds received were $64.6 million, $23.9 million and $18.5 million for the years ended December 31, 2002, 2001 and 2000, respectively.

Accounts Receivable

      The Company’s accounts receivable are primarily generated by meetings and convention attendees’ room nights. Receivables arising from these sales are not collateralized. Credit risk associated with the accounts receivable is minimized due to the large and diverse nature of the customer base. No customer accounted for more than 10% of the Company’s trade receivables at December 31, 2002.

Allowance for Doubtful Accounts

      The Company provides allowances for doubtful accounts based upon a percentage of revenue and periodic evaluations of the aging of accounts receivable. At December 31, 2001, the Company had fully reserved a $2.4 million trade receivable from a customer. During 2002, the Company learned the customer would not be able to pay the Company for the receivable and therefore, wrote the trade receivable off against the related reserve.

Deferred Financing Costs

      Deferred financing costs consist of prepaid interest, loan fees and other costs of financing that are amortized over the term of the related financing agreements, using the effective interest method. For the years ended December 31, 2002, 2001 and 2000, deferred financing costs of $36.2 million, $36.0 million

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and $20.8 million, respectively, were amortized and recorded as interest expense in the accompanying consolidated statements of operations. The current portion of deferred financing costs at December 31, 2002 represents the amount of prepaid contract payments related to the secured forward exchange contract discussed in Note 10 that will be amortized in the coming year.

Property and Equipment

      Property and equipment are stated at cost. Improvements and significant renovations that extend the lives of existing assets are capitalized. Interest on funds borrowed to finance the construction of major capital additions is included in the cost of the applicable capital addition. Maintenance and repairs are charged to expense as incurred. Property and equipment are depreciated using the straight-line method over the following estimated useful lives:

Buildings	40 years
Land improvements	20 years
Attractions-related equipment	16 years
Furniture, fixtures and equipment	3-8 years
Leasehold improvements	The shorter of the lease term or useful life

Impairment of Long-Lived Assets and Goodwill

      In accounting for the Company’s long-lived assets other than goodwill, the Company applies the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company adopted the provisions of SFAS No. 144 during 2001 with an effective date of January 1, 2001.

Goodwill and Intangibles

      In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 supersedes Accounting Principles Board (“APB”) Opinion No. 16, “Business Combinations,” and requires the use of the purchase method of accounting for all business combinations prospectively. SFAS No. 141 also provides guidance on recognition of intangible assets apart from goodwill. The Company adopted the provisions of SFAS No. 141 in June of 2001. SFAS No. 142 supercedes APB Opinion No. 17, “Intangible Assets,” and changes the accounting for goodwill and intangible assets. Under SFAS No. 142, goodwill and intangible assets with indefinite useful lives are no longer amortized but are tested for impairment at least annually and whenever events or circumstances occur indicating that these intangible assets may be impaired. The Company adopted the provisions of SFAS No. 142 effective January 1, 2002, and as a result, the Company ceased the amortization of goodwill on that date. In accordance with the provisions of SFAS No. 142, the Company performs its annual review of impairment of goodwill by comparing the carrying value of the applicable reporting unit to the fair value of the reporting unit. If the fair value is less than the carrying value then the Company measures potential impairment by assigning the assets and liabilities of the Company to the reporting unit in a manner similar to a purchase transaction, in accordance with the provisions of SFAS No. 141, and comparing the implied value of goodwill to its carrying value. The Company’s goodwill and intangibles are discussed further in Note 19.

Leases

      The Company is leasing a 65.3 acre site in Osceola County, Florida on which the Gaylord Palms is located and has various other leasing arrangements, including leases for office space and office equipment.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company accounts for lease obligations in accordance with SFAS No. 13, “Accounting for Leases,” and related interpretations. The Company’s leases are discussed further in Note 16.

     Investments

      The Company owns investments in marketable securities and has minority interest investments in certain businesses. Marketable securities are accounted for in accordance with the provisions of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Generally, non-marketable investments (excluding limited partnerships) in which the Company owns less than 20 percent are accounted for using the cost method of accounting and investments in which the Company owns between 20 percent and 50 percent and limited partnerships are accounted for using the equity method of accounting.

     Other Assets

      Other current and long-term assets of continuing operations at December 31 consist of (amounts in thousands):

	2002	2001

Other current assets:
Other current receivables	$5,916	$5,097
Note receivable — current portion	10,000	—
Inventories	3,900	3,450
Prepaid expenses	3,850	5,949
Current income tax receivable	1,478	—
Other current assets	745	645

Total other current assets	$25,889	$15,141

Other long-term assets:
Note receivable	$7,500	$17,791
Deferred software costs, net	11,101	7,980
Other long-term assets	5,722	4,282

Total other long-term assets	$24,323	$30,053

     Other current assets

      Other current receivables result primarily from non-operating income and are due within one year. The current note receivable at December 31, 2002, is an unsecured note receivable from Bass Pro, which bears interest at a fixed annual rate of 8% which is payable annually. This note matures in October 2003. Inventories consist primarily of merchandise for resale and are carried at the lower of cost or market. Cost is computed on an average cost basis. Prepaid expenses consist of prepaid insurance and contracts that will be expensed during the subsequent year.

     Other long-term assets

      Long-term note receivable relates to an separate unsecured note receivable from Bass Pro. This long-term note receivable bears interest at a variable rate which is payable quarterly and matures in 2009.

      The Company capitalizes the costs of computer software for internal use in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 98-1,

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

“Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Accordingly, the Company capitalized the external costs to acquire and develop computer software and certain internal payroll costs during 2002 and 2001. Deferred software costs are amortized on a straight-line basis over their estimated useful lives of 3 to 5 years.

     Preopening Costs

      In accordance with AICPA SOP 98-5, “Reporting on the Costs of Start-Up Activities,” the Company expenses the costs associated with preopening expenses related to the construction of new hotels, start-up activities and organization costs as incurred.

     Accounts Payable and Accrued Liabilities

      Accounts payable and accrued liabilities of continuing operations at December  31 consist of (amounts in thousands):

	2002	2001

Trade accounts payable	$7,524	$6,774
Accrued construction in progress	17,484	27,011
Property and other taxes payable	15,854	15,321
Deferred revenues	11,879	7,311
Accrued salaries and benefits	7,679	6,990
Restructuring accruals	701	5,737
Accrued self-insurance reserves	3,755	4,848
Accrued interest payable	554	1,099
Accrued advertising and promotion	4,206	1,728
Other accrued liabilities	11,049	11,224

Total accounts payable and accrued liabilities	$80,685	$88,043

      Deferred revenues consist primarily of deposits on advance room bookings and advance ticket sales at the Company’s tourism properties. The Company is self-insured up to a stop loss for certain losses relating to workers’ compensation claims, employee medical benefits and general liability claims. The Company recognizes self-insured losses based upon estimates of the aggregate liability for uninsured claims incurred using certain actuarial assumptions followed in the insurance industry or the Company’s historical experience.

     Income Taxes

      In accordance with SFAS No. 109, “Accounting for Income Taxes,” the Company establishes deferred tax assets and liabilities based on the difference between the financial statement and income tax carrying amounts of assets and liabilities using existing tax laws and tax rates. See Note 13 for more detail on the Company’s income taxes.

     Minority Interests of Discontinued Operations

      Minority interests relate to the interests in consolidated companies that the Company does not wholly own. The Company allocates income or loss to the minority interests based on the percentage ownership throughout the year.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Revenue Recognition

      Revenues are recognized when services are provided or goods are shipped, as applicable. Provision for returns and other adjustments are provided for in the same period the revenues are recognized.

     Advertising Costs

      Advertising costs are expensed as incurred. Advertising costs from continuing operations were $22.8 million, $25.7 million and $40.4 million for the years ended December 31, 2002, 2001 and 2000, respectively. The decrease in advertising expense during 2002 and 2001 compared to 2000 was due to the closing of Gaylord Digital as discussed in Note 3.

     Stock-Based Compensation

      SFAS No. 123, “Accounting for Stock-Based Compensation,” encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method as prescribed in APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations, under which no compensation cost related to employee stock options has been recognized. In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of SFAS No. 123.” SFAS No. 148 amends SFAS No. 123 to provide two additional methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of SFAS No. 123 to require certain disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted the amended disclosure provisions of SFAS No. 148 on December 31, 2002 and the information contained in this report reflects the disclosure requirements of the new pronouncement. The Company will continue to account for employee stock-based compensation in accordance with APB Opinion No. 25.

      If compensation cost for these plans had been determined consistent with SFAS No. 123, the Company’s net income (loss) (in thousands) and income (loss) per share (in dollars) for the years ended December 31 would have been reduced (increased) to the following pro forma amounts:

	2002	2001	2000

Net income (loss):
As reported	$95,144	$(47,796)	$(156,056)
Stock-based employee compensation, net of tax effect	3,190	2,412	1,233

Pro forma	$91,954	$(50,208)	$(157,289)

Income (loss) per share:
As reported	$2.82	$(1.42)	$(4.67)

Pro forma	$2.72	$(1.50)	$(4.71)

Income (loss) per share — assuming dilution:
As reported	$2.82	$(1.42)	$(4.67)

Pro forma	$2.72	$(1.50)	$(4.71)

      The Company’s stock-based compensation is further described in Note 15.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Discontinued Operations

      In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 superseded SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” and the accounting and reporting provisions for the disposal of a segment of a business of APB Opinion No. 30, “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.” SFAS No. 144 retained the requirements of SFAS No. 121 for the recognition and measurement of an impairment loss and broadened the presentation of discontinued operations to include a component of an entity (rather than a segment of a business). The Company adopted the provisions of SFAS No. 144 during 2001 with an effective date of January 1, 2001.

      In accordance with the provisions of SFAS No. 144, the Company has presented the operating results, financial position and cash flows of the following businesses as discontinued operations in the accompanying consolidated financial statements as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002: WSM-FM and WWTN(FM), Word Entertainment (“Word”), the Company’s contemporary Christian music business; the Acuff-Rose Music Publishing entity; GET Management, the Company’s artist management business which was sold during 2001; the Company’s ownership interest in the Redhawks, a minor league baseball team based in Oklahoma City, Oklahoma; the Company’s international cable networks; the businesses sold to affiliates of The Oklahoma Publishing Company (“OPUBCO”) in 2001 consisting of Pandora Films, Gaylord Films, Gaylord Sports Management, Gaylord Event Television and Gaylord Production Company; and the Company’s water taxis that were sold in 2001. The results of operations of these businesses, including impairment and other charges, restructuring charges and any gain or loss on disposal, have been reflected as discontinued operations, net of taxes, in the accompanying consolidated statements of operations and the assets and liabilities of these businesses are reflected as discontinued operations in the accompanying consolidated balance sheets, as further described in Note 5.

     Income (Loss) Per Share

      SFAS No. 128, “Earnings Per Share,” established standards for computing and presenting earnings per share. Under the standards established by SFAS No. 128, earnings per share is measured at two levels: basic earnings per share and diluted earnings per share. Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares outstanding after considering the effect of conversion of dilutive instruments, calculated using the treasury stock method. Income per share amounts are calculated as follows for the years ended December 31 (income and share amounts in thousands):

	2002

	Income	Shares	Per Share

Net income	$95,144	33,763	$2.82
Effect of dilutive stock options	—	31	—

Net income — assuming dilution	$95,144	33,794	$2.82

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2001

	Loss	Shares	Per Share

Net loss	$(47,796)	33,562	$(1.42)
Effect of dilutive stock options	—	—	—

Net loss — assuming dilution	$(47,796)	33,562	$(1.42)

	2000

	Loss	Shares	Per Share

Net loss	$(156,056)	33,389	$(4.67)
Effect of dilutive stock options	—	—	—

Net loss — assuming dilution	$(156,056)	33,389	$(4.67)

      For the years ended December 31, 2001 and 2000, the effect of dilutive stock options was the equivalent of 99,000 shares and 120,000 shares, respectively, of common stock outstanding. Because the Company had a net loss in each of the years ended December 31, 2001 and 2000, these incremental shares were excluded from the computation of diluted earnings per share for those years as the effect of their inclusion would be anti-dilutive.

Comprehensive Income

      SFAS No. 130, “Reporting Comprehensive Income,” requires that changes in the amounts of certain items, including gains and losses on certain securities, be shown in the financial statements as a component of comprehensive income. The Company’s comprehensive income (loss) is presented in the accompanying consolidated statements of stockholders’ equity.

Financial Instruments

      The Company’s carrying value of its debt and long-term notes receivable approximates fair value based upon the variable nature of these financial instruments’ interest rates. Certain of the Company’s investments are carried at fair value determined using quoted market prices as discussed further in Note 9. The carrying amount of short-term financial instruments (cash, trade receivables, accounts payable and accrued liabilities) approximates fair value due to the short maturity of those instruments. The concentration of credit risk on trade receivables is minimized by the large and diverse nature of the Company’s customer base.

Derivatives and Hedging Activities

      The Company utilizes derivative financial instruments to reduce interest rate risks and to manage risk exposure to changes in the value of certain owned marketable securities as discussed in Note 11. Effective January 1, 2001, the Company records derivatives in accordance with the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” which was subsequently amended by SFAS No. 138. SFAS No. 133, as amended, established accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires all derivatives to be recognized in the statement of financial position and to be measured at fair value. Changes in the fair value of those instruments are reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accounting Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Newly Issued Accounting Standards

      In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 replaces Emerging Issues Task Force (“EITF”) No. 94-3. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereas EITF No. 94-3 had recognized the liability at the commitment date to an exit plan. The Company is required to adopt the provisions of SFAS No. 146 effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS No. 146 is not expected to have a significant impact on previously reported costs.

      In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of SFAS No. 123.” SFAS No. 148 amends SFAS No. 123 to provide two additional methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of SFAS No. 123 to require certain disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted the amended disclosure provisions of SFAS No. 148 on December 31, 2002 and the information contained in this report reflect the disclosure requirements of the new pronouncement. The Company will continue to account for employee stock-based compensation in accordance with APB Opinion No. 25.

2.     Construction Funding Requirements

      Additional long-term financing is required to fund the Company’s construction commitments related to its hotel development projects and to fund its overall anticipated operating losses in 2003. As of December 31, 2002, the Company had $98.6 million in unrestricted cash and the net cash flows from certain operations to fund its cash requirements including the Company’s 2003 construction commitments related to its hotel construction projects. These resources are not adequate to fund all of the Company’s 2003 construction commitments.

      During May of 2003, the Company finalized a $225 million credit facility (the “2003 Loans”) with Deutsche Bank Trust Company Americas, Bank of America, N.A., CIBC Inc. and a syndicate of other lenders. The 2003 Loans consist of a $25 million senior revolving facility, a $150 million senior term loan and a $50 million subordinated term loan. The 2003 Loans are due in 2006. The senior loan bears interest of LIBOR plus 3.5%. The subordinated loan bears interest of LIBOR plus 8.0%. The 2003 Loans are secured by the Gaylord Palms assets and the Gaylord Texas Hotel. At the time of closing the 2003 Loans, the Company engaged LIBOR interest rate swaps which fixed the LIBOR rates of the 2003 Loans at 1.48% in year one and 2.09% in year two. The Company is required to pay a commitment fee equal to 0.5% per year of the average daily unused portion of the 2003 Loans. At the end of the second quarter of 2003, the Company had 100% borrowing capacity of the $25 million revolver. Proceeds of the 2003 Loans were used to pay off the Term Loan of $60 million (see Note 12) and the remaining net proceeds of approximately $134 million were deposited into an escrow account for the completion of the construction of the Texas hotel. The provisions of the 2003 Loans contain covenants and restrictions including

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

compliance with certain financial covenants, restrictions on additional indebtedness, escrowed cash balances, as well as other customary restrictions.

3.     Impairment and Other Charges

      During 2000, the Company experienced a significant number of departures from its senior management, including the Company’s president and chief executive officer. In addition, the Company continued to produce weaker than anticipated operating results during 2000 while attempting to fund its capital requirements related to its hotel construction project in Florida and hotel development activities in Texas. As a result of these factors, during 2000, the Company completed an assessment of its strategic alternatives related to its operations and capital requirements and developed a strategic plan designed to refocus the Company’s operations, reduce its operating losses and reduce its negative cash flows (the “2000 Strategic Assessment”).

      As a result of the 2000 Strategic Assessment, the Company adopted a plan to divest a number of its under-performing businesses through sale or closure and to curtail certain projects and business lines that were no longer projected to produce a positive return. As a result of the completion of the 2000 Strategic Assessment, the Company recognized pretax impairment and other charges in accordance with the provisions of SFAS No. 121 and other relevant authoritative literature.

      During 2001, the Company named a new chairman and a new chief executive officer, and had numerous changes in senior management, primarily because of certain 2000 events discussed below. The new management team instituted a corporate reorganization and the reevaluation of the Company’s businesses and other investments (the “2001 Strategic Assessment”). As a result of the 2001 Strategic Assessment, the Company determined that the carrying value of certain long-lived assets were not fully recoverable and recorded pretax impairment and other charges from continuing operations in accordance with the provisions of SFAS No. 144.

      The components of the impairment and other charges related to continuing operations for the years ended December 31 are as follows (amounts in thousands):

	2001	2000

Programming, film and other content	$6,858	$7,410
Gaylord Digital and other technology investments	4,576	48,127
Property and equipment	2,828	3,397
Orlando-area Wildhorse Saloon	—	15,854
Other	—	872

Total impairment and other charges	$14,262	$75,660

      Additional impairment and other charges of $53.7 million and $29.9 million during 2001 and 2000, respectively, are included in discontinued operations.

2001 Impairment and Other Charges

      The Company began production of an IMAX movie during 2000 to portray the history of country music. As a result of the 2001 Strategic Assessment, the carrying value of the IMAX film asset was reevaluated on the basis of its estimated future cash flows resulting in an impairment charge of $6.9 million. At December 31, 2000, the Company held a minority investment in a technology start-up business. During 2001, the unfavorable environment for technology businesses created difficulty for this business to obtain adequate capital to execute its business plan and, subsequently, the Company was notified that this technology business had been unsuccessful in arranging financing, resulting in an

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

impairment charge of $4.6 million. The Company also recorded an impairment charge related to idle real estate of $2.0 million during 2001 based upon an assessment of the value of the property. The Company sold this idle real estate during the second quarter of 2002. Proceeds from the sale approximated the carrying value of the property. In addition, the Company recorded an impairment charge for other idle property and equipment totaling $0.8 million during 2001 primarily due to the consolidation of offices resulting from personnel reductions as discussed in Note 3.

2000 Impairment and Other Charges

      The Company’s 2000 Strategic Assessment of its programming, film and other content assets resulted in pretax impairment and other charges of $7.4 million based upon the projected cash flows for these assets. This charge included investments of $5.1 million, other receivables of $2.1 million and music and film catalogs of $0.2 million.

      The Company closed Gaylord Digital, its Internet-related business in 2000. During 1999 and 2000, Gaylord Digital was unable to produce the operating results initially anticipated and required an extensive amount of capital to fund its operating losses, investments and technology infrastructure. As a result of the closing, the Company recorded a pretax charge of $48.1 million in 2000 to reduce the carrying value of Gaylord Digital’s assets to their fair value based upon estimated selling prices. The Gaylord Digital charge included the write-down of intangible assets of $25.8 million, property and equipment (including software) of $14.8 million, investments of $7.0 million and other assets of $0.6 million. The operating results of Gaylord Digital are included in continuing operations. Excluding the effect of the impairment and other charges, Gaylord Digital had revenues of $3.9 million and operating losses of $27.5 million for the year ended December 31, 2000.

      During the course of conducting the 2000 Strategic Assessment, other property and equipment of the Company were reviewed to determine whether the change in the Company’s strategic direction resulted in additional impaired assets. This review indicated that certain property and equipment would not be recovered by projected cash flows. The Company recorded pretax impairment and other charges related to its property and equipment of $3.4 million. These charges included property and equipment write-downs in the hospitality segment of $1.4 million, in the attractions segment of $0.5 million and in the corporate and other segment of $1.5 million.

      During November 2000, the Company ceased the operations of the Orlando-area Wildhorse Saloon. Walt Disney World® Resort paid the Company approximately $1.8 million for the net assets of the Orlando-area Wildhorse Saloon and released the Company from its operating lease for the Wildhorse Saloon location. As a result of this divestiture, the Company recorded pretax charges of $15.9 million to reflect the impairment and other charges related to the divestiture. The Orlando-area Wildhorse Saloon charges included the write-off of equipment of $9.4 million, intangible assets of $8.1 million and other working capital items of $0.1 million offset by the $1.8 million of proceeds received from Disney. The operating results of the Orlando-area Wildhorse Saloon are included in continuing operations. Excluding the effect of the impairment and other charges, the Orlando-area Wildhorse Saloon had revenues of $4.4 million and operating losses of $1.6 million for the year ended December 31, 2000.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.     Restructuring Charges

      The following table summarizes the activities of the restructuring charges for continuing operations for the years ended December 31, 2002, 2001 and 2000 (amounts in thousands):

	Balance at	Restructuring		Balance at
	December 31,	Charges and		December 31,
	2001	Adjustments	Payments	2002

2002 restructuring charge	$—	$1,062	$1,062	$—
2001 restructuring charges	4,168	(1,079)	2,658	431
2000 restructuring charge	1,569	—	1,299	270

	$5,737	$(17)	$5,019	$701

	Balance at	Restructuring		Balance at
	December 31,	Charges and		December 31,
	2000	Adjustments	Payments	2001

2001 restructuring charges	$—	$5,848	$1,680	$4,168
2000 restructuring charge	10,825	(3,666)	$5,590	$1,569

	$10,825	$2,182	$7,270	$5,737

	Balance at	Restructuring		Balance at
	December 31,	Charges and		December 31,
	1999	Adjustments	Payments	2000

2000 restructuring charge	$—	$13,186	$2,361	$10,825
1999 restructuring charge	469	(234)	235	—

	$469	$12,952	$2,596	$10,825

     2002 Restructuring Charge

      As part of the Company’s ongoing assessment of operations, the Company identified certain duplication of duties within divisions and realized the need to streamline those tasks and duties. Related to this assessment, during the second quarter of 2002 the Company adopted a plan of restructuring resulting in a pretax restructuring charge of $1.1 million related to employee severance costs and other employee benefits unrelated to the discontinued operations. These restructuring charges were recorded in accordance with EITF Issue No. 94-3. As of December 31, 2002, the Company has recorded cash payments of $1.1 million against the 2002 restructuring accrual. During the fourth quarter of 2002, the outplacement agreements expired related to the 2002 restructuring charge. Therefore, the Company reversed the remaining $67,000. There was no remaining balance of the 2002 restructuring accrual at December 31, 2002.

     2001 Restructuring Charges

      During 2001, the Company recognized net pretax restructuring charges from continuing operations of $5.8 million related to streamlining operations and reducing layers of management. These restructuring charges were recorded in accordance with EITF Issue No. 94-3. During the second quarter of 2002, the Company entered into two subleases to lease certain office space the Company previously had recorded in the 2001 restructuring charges. As a result, the Company reversed $0.9 million of the 2001 restructuring charges during 2002 related to continuing operations based upon the occurrence of certain triggering events. Also during the second quarter of 2002, the Company evaluated the 2001 restructuring accrual and determined certain severance benefits and outplacement agreements had expired and adjusted the

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

previously recorded amounts by $0.2 million. As of December 31, 2002, the Company has recorded cash payments of $4.4 million against the 2001 restructuring accrual. The remaining balance of the 2001 restructuring accrual at December 31, 2002 of $0.4 million is included in accounts payable and accrued liabilities in the consolidated balance sheets. The Company expects the remaining balances of the 2001 restructuring accrual to be paid during 2005.

     2000 Restructuring Charge

      As part of the Company’s 2000 strategic assessment, the Company recognized pretax restructuring charges of $13.1 million related to continuing operations during 2000, in accordance with EITF Issue No. 94-3. Additional restructuring charges of $3.2 million during 2000 were included in discontinued operations. During the second quarter of 2002, the Company entered into a sublease that reduced the liability the Company was originally required to pay and the Company reversed $0.1 million of the 2000 restructuring charge related to the reduction in required payments. During 2001, the Company negotiated reductions in certain contract termination costs, which allowed the reversal of $3.7 million of the restructuring charges originally recorded during 2000. As of December 31, 2002, the Company has recorded cash payments of $9.3 million against the 2000 restructuring accrual related to continuing operations. The remaining balance of the 2000 restructuring accrual at December 31, 2002 of $0.3 million, from continuing operations, is included in accounts payable and accrued liabilities in the consolidated balance sheets, which the Company expects to be paid during 2005.

5.     Discontinued Operations

      As discussed in Note 1, the Company has reflected the following businesses as discontinued operations, consistent with the provisions of SFAS No. 144 and APB No. 30. The results of operations, net of taxes, (prior to their disposal where applicable) and the carrying value of the assets and liabilities of these businesses have been reflected in the accompanying consolidated financial statements as discontinued operations in accordance with SFAS No. 144 for all periods presented. These restatements did not impact cash flows from operating, investing or financing activities.

     WSM-FM and WWTN(FM)

      During the first quarter of 2003, the Company committed to a plan of disposal of WSM-FM and WWTN(FM). Subsequent to committing to a plan of disposal during the first quarter of 2003, the Company, through a wholly-owned subsidiary, entered into an agreement to sell the assets primarily used in the operations of WSM-FM and WWTN(FM) to Cumulus Broadcasting, Inc. (“Cumulus”) in exchange for approximately $62.5 million in cash. In connection with this agreement, the Company also entered into a local marketing agreement with Cumulus pursuant to which, from April 21, 2003 until the closing of the sale of the assets, the Company, for a fee, made available to Cumulus substantially all of the broadcast time on WSM-FM and WWTN(FM). In turn, Cumulus provided programming to be broadcast during such broadcast time and collected revenues from the advertising that it sold for broadcast during this programming time. On July 22, 2003, the Company finalized the sale of WSM-FM and WWTN(FM) for approximately $62.5 million, at which time, net proceeds of approximately $50 million were placed in an escrow account for completion of the Texas hotel. Concurrently, the Company also entered into a joint sales agreement with Cumulus for WSM-AM in exchange for $2.5 million in cash. The Company will continue to own and operate WSM-AM, and under the terms of the joint sales agreement with Cumulus, Cumulus will be responsible for all sales of commercial advertising on WSM-AM and provide certain sales promotion, billing and collection services relating to WSM-AM, all for a specified commission. The joint sales agreement has a term of five years.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Acuff-Rose Music Publishing

      During the second quarter of 2002, the Company committed to a plan of disposal of its Acuff-Rose Music Publishing catalog entity. During the third quarter of 2002, the Company finalized the sale of the Acuff-Rose Music Publishing entity to Sony/ATV Music Publishing for approximately $157.0 million in cash. The Company recognized a pretax gain of $130.6 million during the third quarter of 2002 related to the sale in discontinued operations. The gain on the sale of Acuff-Rose Music Publishing is recorded in the income from discontinued operations in the consolidated statement of operations. Proceeds of $25.0 million were used to reduce the Company’s outstanding indebtedness as further discussed in Note 12.

     OKC Redhawks

      During 2002, the Company committed to a plan of disposal of its ownership interests in the Redhawks, a minor league baseball team based in Oklahoma City, Oklahoma.

     Word Entertainment

      During 2001, the Company committed to a plan to sell Word Entertainment. As a result of the decision to sell Word Entertainment, the Company reduced the carrying value of Word Entertainment to its estimated fair value by recognizing a pretax charge of $30.4 million in discontinued operations during 2001. The estimated fair value of Word Entertainment’s net assets was determined based upon ongoing negotiations with potential buyers. Related to the decision to sell Word Entertainment, a pretax restructuring charge of $1.5 million was recorded in discontinued operations in 2001. The restructuring charge consisted of $0.9 million related to lease termination costs and $0.6 million related to severance costs. In addition, the Company recorded a reversal of $0.1 million of restructuring charges originally recorded during 2000. During the first quarter of 2002, the Company sold Word Entertainment’s domestic operations to an affiliate of Warner Music Group for $84.1 million in cash, subject to future purchase price adjustments. The Company recognized a pretax gain of $0.5 million in discontinued operations during the first quarter of 2002 related to the sale of Word Entertainment. Proceeds from the sale of $80.0 million were used to reduce the Company’s outstanding indebtedness as further discussed in Note 12.

     International Cable Networks

      During the second quarter of 2001, the Company adopted a formal plan to dispose of its international cable networks. As part of this plan, the Company hired investment bankers to facilitate the disposition process, and formal communications with potentially interested parties began in July 2001. In an attempt to simplify the disposition process, in July 2001, the Company acquired an additional 25% ownership interest in its music networks in Argentina, increasing its ownership interest from 50% to 75%. In August 2001, the partnerships in Argentina finalized a pending transaction in which a third party acquired a 10% ownership interest in the companies in exchange for satellite, distribution and sales services, bringing the Company’s interest to 67.5%.

      In December 2001, the Company made the decision to cease funding of its cable networks in Asia and Brazil as well as its partnerships in Argentina if a sale had not been completed by February 28, 2002. At that time the Company recorded pretax restructuring charges of $1.9 million consisting of $1.0 million of severance and $0.9 million of contract termination costs related to the networks. Also during 2001, the Company negotiated reductions in the contract termination costs with several vendors that resulted in a reversal of $0.3 million of restructuring charges originally recorded during 2000. Based on the status of the Company’s efforts to sell its international cable networks at the end of 2001, the Company recorded pretax impairment and other charges of $23.3 million during 2001. Included in this charge are the impairment of an investment in the two Argentina-based music channels totaling $10.9 million, the impairment of fixed

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

assets, including capital leases associated with certain transponders leased by the Company, of $6.9 million, the impairment of a receivable of $3.0 million from the Argentina-based channels, current assets of $1.5 million, and intangible assets of $1.0 million.

      During the first quarter of 2002, the Company finalized a transaction to sell certain assets of its Asia and Brazil networks, including the assignment of certain transponder leases. Also during the first quarter of 2002, the Company ceased operations based in Argentina. The transponder lease assignment requires the Company to guarantee lease payments in 2002 from the acquirer of these networks. As such, the Company recorded a lease liability for the amount of the assignee’s portion of the transponder lease.

Businesses Sold to OPUBCO

      During 2001, the Company sold five businesses (Pandora Films, Gaylord Films, Gaylord Sports Management, Gaylord Event Television and Gaylord Production Company) to affiliates of OPUBCO for $22.0 million in cash and the assumption of debt of $19.3 million. The Company recognized a pretax loss of $1.7 million related to the sale in discontinued operations in the accompanying consolidated statement of operations. OPUBCO owns a minority interest in the Company. During 2002, three of the Company’s directors are also directors of OPUBCO and voting trustees of a voting trust that controls OPUBCO. Additionally, these three directors collectively own a significant ownership interest in the Company.

      The following table reflects the results of operations of businesses accounted for as discontinued operations for the years ended December 31 (amounts in thousands):

	2002	2001	2000

Revenues:
Radio Operations	$10,240	$8,207	$8,865
Acuff-Rose Music Publishing	7,654	14,764	14,100
Redhawks	6,289	6,122	5,890
Word Entertainment	2,594	115,677	130,706
International cable networks	744	5,025	6,606
Businesses sold to OPUBCO	—	2,195	39,706
Other	—	609	1,900

Total revenues	$27,521	$152,599	$207,773

Operating income (loss):
Radio Operations	$1,305	$2,184	$3,200
Acuff-Rose Music Publishing	933	2,119	1,688
Redhawks	841	363	169
Word Entertainment	(917)	(5,710)	(15,241)
International cable networks	(1,576)	(6,375)	(9,655)
Businesses sold to OPUBCO	—	(1,816)	(8,240)
Other	—	(383)	(144)
Impairment and other charges	—	(53,716)	(29,878)
Restructuring charges	(20)	(2,959)	(3,241)

Total operating income (loss)	566	(66,293)	(61,342)

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2002	2001	2000

Interest expense	(81)	(797)	(1,322)
Interest income	81	199	683
Other gains and losses	135,442	(4,131)	(4,419)

Income (loss) before benefit for income taxes	136,008	(71,022)	(66,400)
Provision (benefit) for income taxes	50,251	(22,189)	(18,800)

Net income (loss) from discontinued operations	$85,757	$(48,833)	$(47,600)

      The assets and liabilities of the discontinued operations presented in the accompanying consolidated balance sheets at December 31 are comprised of (amounts in thousands):

	2002	2001

Current assets:
Cash and cash equivalents	$1,812	$3,889
Trade receivables, less allowance of $2,938 and $5,132, respectively	1,954	29,990
Inventories	163	6,486
Prepaid expenses	97	10,333
Other current assets	69	891

Total current assets	4,095	51,589
Property and equipment, net of accumulated depreciation	5,157	19,497
Goodwill	3,527	31,053
Intangible assets, net of accumulated amortization	3,942	6,125
Music and film catalogs	—	26,274
Other long-term assets	702	5,632

Total long-term assets	13,328	88,581

Total assets	$17,423	$140,170

Current liabilities:
Current portion of long-term debt	$94	$5,515
Accounts payable and accrued liabilities	6,558	25,713

Total current liabilities	6,652	31,228
Long-term debt, net of current portion	—	—
Other long-term liabilities	789	844

Total long-term liabilities	789	844

Total liabilities	7,441	32,072
Minority interest of discontinued operations	1,885	1,679

Total liabilities and minority interest of discontinued operations	$9,326	$33,751

6.     Acquisitions

      During 2000, the Company acquired Corporate Magic, a company specializing in the production of creative events in the corporate entertainment marketplace, for $7.5 million in cash and a $1.5 million note payable. The acquisition was financed through borrowings under the Company’s revolving credit agreement

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and was accounted for using the purchase method of accounting. The operating results of Corporate Magic have been included in the accompanying consolidated financial statements from the date of the acquisition.

      During 1999, the Company formed Gaylord Digital, its Internet initiative, and acquired 84% of two online operations, Musicforce.com and Lightsource.com, for approximately $23.4 million in cash. During 2000, the Company acquired the remaining 16% of Musicforce.com and Lightsource.com for approximately $6.5 million in cash. The acquisition was financed through borrowings under the Company’s revolving credit agreement and has been accounted for using the purchase method of accounting. The operating results of the online operations have been included in the accompanying consolidated financial statements from the date of acquisition of a controlling interest. During 2000, the Company announced the closing of Gaylord Digital, as further discussed in Note 3.

7.     Divestitures

      During 1998, the Company entered into a partnership with The Mills Corporation to develop the Opry Mills Shopping Center in Nashville, Tennessee. The Company held a one-third interest in the partnership as well as the title to the land on which the shopping center was constructed, which was being leased to the partnership. During the second quarter of 2002, the Company sold its partnership share to certain affiliates of The Mills Corporation for approximately $30.8 million in cash proceeds. In accordance with the provisions of SFAS No. 66, “Accounting for Sales of Real Estate,” and other applicable pronouncements, the Company deferred approximately $20.0 million of the gain representing the estimated fair value of the continuing land lease interest between the Company and the Opry Mills partnership at June 30, 2002. The Company recognized the remainder of the proceeds, net of certain transaction costs, as a gain of approximately $10.6 million during the second quarter of 2002. During the third quarter of 2002, the Company sold its interest in the land lease to an affiliate of the Mills Corporation and recognized the remaining $20.0 million deferred gain, less certain transaction costs.

      During 2001, the indemnification period related to the Company’s 1999 disposition of television station KTVT in Dallas-Fort Worth ended, resulting in the recognition of a pretax gain of $4.6 million related to the reversal of previously recorded contingent liabilities. The gain is included in other gains and losses in the accompanying consolidated statements of operations.

      During 2000, the Company sold its KOA Campground located near Gaylord Opryland for $2.0 million in cash. The Company recognized a pretax loss on the sale of $3.2 million, which is included in other gains and losses in the accompanying consolidated statements of operations. Also during 2000, the Company divested its Orlando-area Wildhorse Saloon and Gaylord Digital, as further discussed in Note 3.

8.     Property and Equipment

      Property and equipment of continuing operations at December 31 is recorded at cost and summarized as follows (amounts in thousands):

	2002	2001

Land and land improvements	$128,972	$95,113
Buildings	819,610	498,050
Furniture, fixtures and equipment	312,690	231,067
Construction in progress	207,215	474,697

	1,468,487	1,298,927
Accumulated depreciation	(358,324)	(307,735)

Property and equipment, net	$1,110,163	$991,192

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Concurrent with the sale of the Opry Mills partnership, the Company purchased $5.0 million of land from The Mills Corporation.

      The decrease in construction in progress during 2002 primarily relates to the opening of the Gaylord Palms which resulted in the transfer of assets previously recorded in construction in progress into the appropriate property and equipment categories as the assets were placed into service. The decrease in construction in progress was partially offset by an increase of the costs of the Texas hotel construction project. Buildings and furniture, fixtures and equipment also increased due to renovations at Gaylord Opryland. Depreciation expense of continuing operations for the years ended December 31, 2002, 2001 and 2000 was $52.7 million, $34.8 million and $35.4 million, respectively. Capitalized interest for the years ended December 31, 2002, 2001 and 2000 was $6.8 million, $18.8 million and $6.8 million, respectively.

9.     Investments

      Investments related to continuing operations at December 31 are summarized as follows (amounts in thousands):

	2002	2001

Viacom Class B non-voting common stock	$448,482	$485,782
Bass Pro	60,598	60,598
Other investments	—	3,792

Total investments	$509,080	$550,172

      The Company acquired CBS Series B convertible preferred stock (“CBS Stock”) during 1999 as consideration in the divestiture of television station KTVT. CBS merged with Viacom in May 2000. As a result of the merger of CBS and Viacom, the Company received 11,003,000 shares of Viacom Class B non-voting common stock (“Viacom Stock”). The original carrying value of the CBS Stock was $485.0 million.

      At December 31, 2000, the Viacom Stock was classified as available-for-sale as defined by SFAS No. 115, and accordingly, the Viacom Stock was recorded at market value, based upon the quoted market price, with the difference between cost and market value recorded as a component of other comprehensive income, net of deferred income taxes. In connection with the Company’s adoption of SFAS No. 133, effective January 1, 2001, the Company recorded a nonrecurring pretax gain of $29.4 million, related to reclassifying its investment in the Viacom Stock from available-for-sale to trading as defined by SFAS No. 115. This gain, net of taxes of $11.4 million, had been previously recorded as a component of stockholders’ equity. As trading securities, the Viacom Stock continues to be recorded at market value, but changes in market value are included as gains and losses in the consolidated statements of operations. For the year ended December 31, 2002, the Company recorded net pretax losses of $37.3 million related to the decrease in fair value of the Viacom Stock. For the year ended December 31, 2001, the Company recorded net pretax losses of $28.6 million related to the decrease in fair value of the Viacom Stock subsequent to January 1, 2001.

      Bass Pro completed a restructuring at the end of 1999 whereby certain assets, including a resort hotel in Southern Missouri and an interest in a manufacturer of fishing boats, are no longer owned by Bass Pro. Subsequent to the Bass Pro restructuring, the Company’s ownership interest in Bass Pro equaled 19% and, accordingly, the Company accounts for the investment using the cost method of accounting. Prior to the restructuring, the Company accounted for the Bass Pro investment using the equity method of accounting through December 31, 1999.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      During 1997, the Company purchased a 19.9% limited partnership interest in the Nashville Predators for $12.0 million. The Company accounts for its investment using the equity method as required by EITF Issue No. 02-14, “Whether the Equity Method of Accounting Applies When an Investor Does Not Have an Investment in Voting Stock of an Investee but Exercises Significant Influence through Other Means.” The Company recorded its share of losses of $1.4 million, $3.9 million and $2.0 million during 2002, 2001 and 2000, respectively, resulting from the Nashville Predators’ net losses. The carrying value of the investment in the Predators was zero at December 31, 2002 and $1.4 million at December 31, 2001. The Company has not reduced its investment below zero as the Company is not obligated to make future contributions to the Predators.

10.     Secured Forward Exchange Contract

      During May 2000, the Company entered into a seven-year secured forward exchange contract (“SFEC”) with an affiliate of Credit Suisse First Boston with respect to 10,937,900 shares of Viacom Stock. The seven-year SFEC has a notional amount of $613.1 million and required contract payments based upon a stated 5% rate. The SFEC protects the Company against decreases in the fair market value of the Viacom Stock while providing for participation in increases in the fair market value, as discussed below. The Company realized cash proceeds from the SFEC of $506.5 million, net of discounted prepaid contract payments and prepaid interest related to the first 3.25 years of the contract and transaction costs totaling $106.6 million. In October 2000, the Company prepaid the remaining 3.75 years of contract interest payments required by the SFEC of $83.2 million. As a result of the prepayment, the Company will not be required to make any further contract payments during the seven-year term of the SFEC. Additionally, as a result of the prepayment, the Company was released from certain covenants of the SFEC, which related to sales of assets, additional indebtedness and liens. The unamortized balances of the prepaid contract interest are classified as current assets of $26.9 million as of December 31, 2002 and 2001 and long-term assets of $91.2 million and $118.1 million in the accompanying consolidated balance sheets as of December 31, 2002 and 2001, respectively. The Company is recognizing the prepaid contract payments and deferred financing charges associated with the SFEC as interest expense over the seven-year contract period using the effective interest method. The Company utilized $394.1 million of the net proceeds from the SFEC to repay all outstanding indebtedness under its 1997 revolving credit facility. As a result of the SFEC, the 1997 revolving credit facility was terminated.

      The Company’s obligation under the SFEC is collateralized by a security interest in the Company’s Viacom Stock. At the end of the seven-year contract term, the Company may, at its option, elect to pay in cash rather than by delivery of all or a portion of the Viacom Stock. The SFEC eliminates the Company’s exposure to any decline in Viacom’s share price below $56.05. During the seven-year term of the SFEC, if the Viacom Stock appreciates by 35% or less, the Company will retain the increase in value of the Viacom Stock. If the Viacom Stock appreciates by more than 35%, the Company will retain the first 35% increase in value of the Viacom Stock and approximately 25.9% of any appreciation in excess of 35%.

      In accordance with the provisions of SFAS No. 133, as amended, certain components of the secured forward exchange contract are considered derivatives, as discussed in Note 11.

11.     Derivative Financial Instruments

      The Company utilizes derivative financial instruments to reduce interest rate risks and to manage risk exposure to changes in the value of its Viacom Stock. In accordance with the provisions of SFAS No. 133, as amended, the Company recorded a gain of $11.2 million, net of taxes of $7.1 million, as a cumulative effect of an accounting change effective January 1, 2001 to record the derivatives associated with the SFEC at fair value. For the year ended December 31, 2002, the Company recorded net pretax gains in the Company’s consolidated statement of operations of $86.5 million related to the increase in the

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

fair value of the derivatives associated with the SFEC. For the year ended December 31, 2001, the Company recorded net pretax gains in the Company’s consolidated statement of operations of $54.3 million related to the increase in fair value of the derivatives associated with the SFEC subsequent to January 1, 2001.

      During 2001, the Company entered into three contracts to cap its interest rate risk exposure on its long-term debt. Two of the contracts cap the Company’s exposure to one-month LIBOR rates on up to $375.0 million of outstanding indebtedness at 7.5%. Another interest rate cap, which caps the Company’s exposure on one-month Eurodollar rates on up to $100.0 million of outstanding indebtedness at 6.625%, expired in October 2002. These interest rate caps qualify for treatment as cash flow hedges in accordance with the provisions of SFAS No. 133, as amended. As such, the effective portion of the gain or loss on the derivative instrument is initially recorded in accumulated other comprehensive income as a separate component of stockholder’s equity and subsequently reclassified into earnings in the period during which the hedged transaction is recognized in earnings. The ineffective portion of the gain or loss, if any, is reported to income (expense) immediately.

12.     Debt

      The Company’s debt and capital lease obligations related to continuing operations at December 31 consist of (amounts in thousands):

	2002	2001

Senior Loan	$213,185	$268,997
Mezzanine Loan	66,000	100,000
Term Loan	60,000	100,000
Capital lease obligations	1,453	—

Total debt	340,638	468,997
Less amounts due within one year	(8,526)	(88,004)

Total long-term debt	$332,112	$380,993

      Annual maturities of long-term debt, excluding capital lease obligations, are as follows (amounts in thousands). Note 16 discusses the capital lease obligations in more detail, including annual maturities.

Debt

2003	$8,004
2004	331,181
2005	—
2006	—
2007	—
Years thereafter	—

Total	$339,185

Term Loan

      During 2001, the Company entered into a three-year delayed-draw senior term loan (the “Term Loan”) of up to $210.0 million with Deutsche Banc Alex. Brown Inc., Salomon Smith Barney, Inc. and CIBC World Markets Corp. (collectively the “Banks”). Proceeds of the Term Loan were used to finance the construction of Gaylord Palms and the initial construction phases of the Gaylord hotel in Texas as well

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

as for general operating purposes. The Term Loan is primarily secured by the Company’s ground lease interest in Gaylord Palms. At the Company’s option, amounts outstanding under the Term Loan bear interest at the prime interest rate plus 2.125% or the one-month Eurodollar rate plus 3.375%. The terms of the Term Loan required the purchase of interest rate hedges in notional amounts equal to $100.0 million in order to protect against adverse changes in the one-month Eurodollar rate. Pursuant to these agreements, the Company purchased instruments that cap its exposure to the one-month Eurodollar rate at 6.625% as discussed in Note 11. The Term Loan contains provisions that allow the Banks to syndicate the Term Loan, which could result in a change to the terms and structure of the Term Loan, including an increase in interest rates. In addition, the Company is required to pay a commitment fee equal to 0.375% per year of the average unused portion of the Term Loan.

      During the first three months of 2002, the Company sold Word’s domestic operations as described in Note 5, which required the prepayment of the Term Loan in the amount of $80.0 million and, accordingly, this amount was classified as due within one year at December 31, 2001. As required by the Term Loan, the Company used $15.9 million of the net cash proceeds, as defined under the Term Loan agreement, received from the sale of the Opry Mills investment described in Note 7 to reduce the outstanding balance of the Term Loan. In addition, the Company used $25.0 million of the net cash proceeds, as defined under the Term Loan agreement, received from the sale of Acuff-Rose Music Publishing to reduce the outstanding balance of the Term Loan. Also during 2002, the Company made a principal payment of approximately $4.1 million under the Term Loan. Net borrowings under the Term Loan for 2002 and 2001 were $85.0 million and $100.0 million, respectively. As of December 31, 2002 and 2001, the Company had outstanding borrowings of $60.0 million and $100.0 million, respectively, under the Term Loan and was required to escrow certain amounts in a completion reserve account for Gaylord Palms. The Company’s ability to borrow additional funds under the Term Loan expired during 2002. However, the lenders could reinstate the Company’s ability to borrow additional funds at a future date.

      The terms of the Term Loan required the Company to purchase an interest rate instrument which caps the interest rate paid by the Company. This instrument expired in the fourth quarter of 2002. Due to the expiration of the interest rate instrument, the Company was out of compliance with the terms of the Term Loan. Subsequent to December 31, 2002, the Company entered into the First Amendment to the Mezzanine Loan whereby the lender waived this event of non-compliance as of December 31, 2002 and also removed the requirement to maintain such instruments for the remainder of the term of the loan. The maximum amount available under the Term Loan reduces to $50.0 million in April 2004, with full repayment due in October 2004. Debt repayments under the Term Loan reduce its borrowing capacity and are not eligible to be re-borrowed. The Term Loan requires the Company to maintain certain escrowed cash balances, comply with certain financial covenants, and imposes limitations related to the payment of dividends, the incurrence of debt, the guaranty of liens, and the sale of assets, as well as other customary covenants and restrictions. At December 31, 2002 and 2001, the unamortized balance of the deferred financing costs related to the Term Loan was $2.4 million and $5.6 million, respectively. The weighted average interest rate, including amortization of deferred financing costs, under the Term Loan for 2002 and 2001 was 9.6% and 8.3%, respectively. The weighted average interest rate of 9.6% for 2002 includes 4.5% related to commitment fees and the amortization of deferred financing costs.

Senior Loan and Mezzanine Loan

      In 2001, the Company, through wholly owned subsidiaries, entered into two loan agreements, a $275.0 million senior loan (the “Senior Loan”) and a $100.0 million mezzanine loan (the “Mezzanine Loan”) (collectively, the “Nashville Hotel Loans”) with affiliates of Merrill Lynch & Company acting as principal. The Senior Loan is secured by a first mortgage lien on the assets of Gaylord Opryland and is due in 2004. Amounts outstanding under the Senior Loan bear interest at one-month LIBOR plus approximately 1.02%. The Mezzanine Loan, secured by the equity interest in the wholly-owned subsidiary

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

that owns Gaylord Opryland, is due in 2004 and bears interest at one-month LIBOR plus 6.0%. At the Company’s option, the Nashville Hotel Loans may be extended for two additional one-year terms beyond their scheduled maturities, subject to Gaylord Opryland meeting certain financial ratios and other criteria. The Nashville Hotel Loans require monthly principal payments of $0.7 million during their three-year terms in addition to monthly interest payments. The terms of the Senior Loan and the Mezzanine Loan required the purchase of interest rate hedges in notional amounts equal to the outstanding balances of the Senior Loan and the Mezzanine Loan in order to protect against adverse changes in one-month LIBOR. Pursuant to these agreements, the Company has purchased instruments that cap its exposure to one-month LIBOR at 7.5% as discussed in Note 11. The Company used $235.0 million of the proceeds from the Nashville Hotel Loans to refinance the Interim Loan discussed below. At closing, the Company was required to escrow certain amounts, including $20.0 million related to future renovations and related capital expenditures at Gaylord Opryland. The net proceeds from the Nashville Hotel Loans after refinancing of the Interim Loan and paying required escrows and fees were approximately $97.6 million. At December 31, 2002 and 2001, the unamortized balance of the deferred financing costs related to the Nashville Hotel Loans was $7.3 million and $13.8 million, respectively. The weighted average interest rates for the Senior Loan for 2002 and 2001, including amortization of deferred financing costs, were 4.5% and 6.2%, respectively. The weighted average interest rates for the Mezzanine Loan for 2002 and 2001, including amortization of deferred financing costs, were 10.5% and 12.0%, respectively.

      The terms of the Nashville Hotel Loans require that the Company maintain certain escrowed cash balances and comply with certain financial covenants, and impose limits on transactions with affiliates and indebtedness. The financial covenants under the Nashville Hotel Loans are structured such that noncompliance at one level triggers certain cash management restrictions and noncompliance at a second level results in an event of default. Based upon the financial covenant calculations at December 31, 2002 and 2001, the cash management restrictions were in effect which requires that all excess cash flows, as defined, be escrowed and may be used to repay principal amounts owed on the Senior Loan. At December 31, 2002 and December 31, 2001, $0 and $13.9 million, respectively, related to the cash management restrictions is included in restricted cash in the accompanying consolidated balance sheets. During 2002, the Company negotiated certain revisions to the financial covenants under the Nashville Hotel Loans and the Term Loan. After these revisions, the Company was in compliance with the covenants under the Nashville Hotel Loans and the covenants under the Term Loan in which the failure to comply would result in an event of default at December 31, 2002 and 2001. There can be no assurance that the Company will remain in compliance with the covenants that would result in an event of default under the Nashville Hotel Loans or the Term Loan. The Company believes it has certain other possible alternatives to reduce borrowings outstanding under the Nashville Hotel Loans which would allow the Company to remedy any event of default. Any event of noncompliance that results in an event of default under the Nashville Hotel Loans or the Term Loan would enable the lenders to demand payment of all outstanding amounts, which would have a material adverse effect on the Company’s financial position, results of operations and cash flows.

      During the second quarter of 2002, like other companies in the hospitality industry, the Company was notified by the insurers providing its property and casualty insurance that policies issued upon renewal would no longer include coverage for terrorist acts. As a result, the servicer for the Senior Loan notified the Company in May of 2002 that it believed the lack of insurance covering terrorist acts and certain related matters did constitute an event of default under the terms of that credit facility. Although coverage for terrorist acts was never specifically required as part of the required property and casualty coverage, the Company determined to resolve this issue by obtaining coverage for terrorist acts. The Company has obtained coverage in an amount equal to the outstanding balance of the Senior Loan. During the third quarter of 2002, the Company received notice from the servicer that any previous existing defaults were cured and coverage in an amount equal to the outstanding balance of the loan satisfied the requirements of

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Senior Loan. The servicer has reserved the right to impose additional insurance requirements if there is a change in, among other things, the availability or cost of terrorism insurance coverage, the risk of terrorist activity, or legislation affecting the rights of lenders to require borrowers to maintain terrorism insurance. Based upon the Company’s curing any default which may have existed, this debt continues to be classified as long-term in the accompanying consolidated balance sheets.

Interim Loan

      During 2000, the Company entered into a six-month $200.0 million interim loan agreement (the “Interim Loan”) with Merrill Lynch Mortgage Capital, Inc. During 2000, the Company utilized $83.2 million of the proceeds from the Interim Loan to prepay the remaining contract payments required by the SFEC discussed in Note 10. During 2001, the Company increased the borrowing capacity under the Interim Loan to $250.0 million. The Company used $235.0 million of the proceeds from the Nashville Hotel Loans discussed previously to refinance the Interim Loan during March 2001. The Interim Loan required a commitment fee of 0.375% per year on the average unused portion of the Interim Loan and a contingent exit fee of up to $4.0 million, depending upon Merrill Lynch’s involvement in the refinancing of the Interim Loan. The Company recognized a portion of the exit fee as interest expense in the accompanying 2000 consolidated statement of operations. Pursuant to the terms of the Nashville Hotel Loans discussed previously, the contingencies related to the exit fee were removed and no payment of these fees was required.

1997 Credit Facility

      In August 1997, the Company entered into a revolving credit facility (the “1997 Credit Facility”) and utilized the proceeds to retire outstanding indebtedness. The Company utilized $394.1 million of the net proceeds from the SFEC in 2000 to repay all outstanding indebtedness under the 1997 Credit Facility as discussed in Note 10. As a result of the SFEC, the 1997 Credit Facility was terminated.

      Accrued interest payable at December 31, 2002 and 2001 was $0.6 million and $1.1 million, respectively, and is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

13.     Income Taxes

      The provision (benefit) for income taxes from continuing operations consists of the following (amounts in thousands):

	2002	2001	2000

Current:
Federal	$—	$—	$(326)
State	1,336	(32)	304

Total current provision (benefit)	1,336	(32)	(22)

Deferred:
Federal	32	(8,657)	(51,796)
State	(1,393)	(453)	(513)

Total deferred benefit	(1,361)	(9,110)	(52,309)
Effect of tax law change	1,343	—	—

Total provision (benefit) for income taxes	$1,318	$(9,142)	$(52,331)

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The tax benefits associated with the exercise of stock options during the years ended 2002, 2001, and 2000 were $27,700, $0.7 million and $1.0 million, respectively, and are reflected as an increase in additional paid-in capital in the accompanying consolidated statements of stockholders’ equity.

      During 2002, the Tennessee legislature increased the corporate income tax rate from 6% to 6.5%. As a result, the Company increased the deferred tax liability by $1.3 million and increased 2002 tax expense by $1.3 million.

      The effective tax rate as applied to pretax income (loss) from continuing operations differed from the statutory federal rate due to the following:

	2002	2001	2000

U.S. federal statutory rate	35%	35%	35%
State taxes, (net of federal tax benefit and change in valuation allowance)	—	2	—
Effective tax law change	7	—	—
Previously accrued income taxes	(37)	16	(1)
Other	5	(6)	(1)

	10%	47%	33%

      Provision is made for deferred federal and state income taxes in recognition of certain temporary differences in reporting items of income and expense for financial statement purposes and income tax purposes. Significant components of the Company’s deferred tax assets and liabilities at December 31 are as follows (amounts in thousands):

	2002	2001

Deferred tax assets:
Accounting reserves and accruals	$20,553	$23,438
Defined benefit plan	8,360	2,704
Goodwill and other intangibles	5,149	4,082
Investments in stock & partnerships	4,681	11,944
Forward exchange contract	28,111	17,524
Net operating loss carryforwards	15,296	107,236
Tax credits & other carryforwards	7,085	6,417
Other assets	540	2,415

Total deferred tax assets	89,775	175,760
Valuation allowance	(11,403)	(10,703)

Total deferred tax assets, net of allowance	78,372	165,057

Deferred tax liabilities:
Property and equipment, net	72,085	65,425
Investments in stock & derivatives	227,379	207,156
Other liabilities	2,727	7,637

Total deferred tax liabilities	302,191	280,218

Net deferred tax liabilities	$223,819	$115,161

      At December 31, 2002, the Company had federal net operating loss carryforwards of $4.8 million which will begin to expire in 2020. In addition, the Company had federal minimum tax credits of

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$5.4 million that will not expire and other federal tax credits of $0.3 million that will begin to expire in 2018. State net operating loss carryforwards at December 31, 2002 totaled $306.8 million and will expire between 2003 and 2017. Foreign net operating loss carryforwards at December 31, 2002 totaled $2.5 million and will expire between 2010 and 2012. The use of certain state and foreign net operating losses and other state and foreign deferred tax assets are limited to the future taxable earnings of separate legal entities. As a result, a valuation allowance has been provided for certain state and foreign deferred tax assets, including loss carryforwards. The change in valuation allowance was $(0.7) million, $(0.7) million and $(5.7) million in 2002, 2001 and 2000, respectively. Based on the expectation of future taxable income, management believes that it is more likely than not that the results of operations will generate sufficient taxable income to realize the deferred tax assets after giving consideration to the valuation allowance.

      Deferred income taxes resulting from the unrealized gain on the investment in the Viacom Stock were $11.4 million at December 31, 2000 and were reflected as a reduction in stockholders’ equity. Effective January 1, 2001, the Company reclassified its investment in the Viacom Stock from available-for-sale to trading as defined by SFAS No. 115, which required the recognition of a deferred tax provision of $11.4 million for the year ended December 31, 2001. These amounts are reflected in the accompanying consolidated statement of operations for the year ended December 31, 2002.

      During the years ended 2002, 2001 and 2000, the Company recognized provision (benefits) of $(4.9) million, $(3.2) million and $1.1 million, respectively, related to the settlement of certain federal income tax issues with the Internal Revenue Service as well as the closing of open tax years for federal and state tax purposes. The Company reached a $2.0 million partial settlement of Internal Revenue Service audits of the Company’s 1996-1997 tax returns during 2001. The Company reached a final settlement for the 1996 through 1998 years in 2002 with a net cash payment of $0.1 million. During the second quarter of 2002, the Company received an income tax refund of $64.6 million in cash from the U.S. Department of Treasury as a result of the net operating losses carry-back provisions of the Job Creation and Worker Assistance Act of 2002. Net cash refunds for income taxes were approximately $63.2 million, $21.7 million and $18.5 million in 2002, 2001 and 2000, respectively.

14.     Stockholders’ Equity

      Holders of common stock are entitled to one vote per share. During 2000, the Company’s Board of Directors voted to discontinue the payment of dividends on its common stock.

15.     Stock Plans

      At December 31, 2002 and 2001, 3,241,037 and 3,053,737 shares, respectively, of the Company’s common stock were reserved for future issuance pursuant to the exercise of stock options under the stock option and incentive plan. Under the terms of this plan, stock options are granted with an exercise price equal to the fair market value at the date of grant and generally expire ten years after the date of grant. Generally, stock options granted to non-employee directors are exercisable immediately, while options granted to employees are exercisable two to five years from the date of grant. The Company accounts for this plan under APB Opinion No. 25 and related interpretations, under which no compensation expense for employee and non-employee director stock options has been recognized.

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2002, 2001 and 2000, respectively: risk-free interest rates of 4.1%, 4.7% and 6.4%; expected volatility of 33.1%, 34.2% and 30.2%; expected lives of 4.3, 5.4 and 7.3 years; expected dividend rates of 0% for all years. The weighted average fair value of options granted was $8.16, $10.10 and $12.83 in 2002, 2001 and 2000, respectively.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The plan also provides for the award of restricted stock. At December 31, 2002 and 2001, awards of restricted stock of 86,025 and 109,867 shares, respectively, of common stock were outstanding. The market value at the date of grant of these restricted shares was recorded as unearned compensation as a component of stockholders’ equity. Unearned compensation is amortized and expensed over the vesting period of the restricted stock.

      Stock option awards available for future grant under the stock plan at December 31, 2002 and 2001 were 956,181 and 1,177,345 shares of common stock, respectively. Stock option transactions under the plans are summarized as follows:

	2002		2001		2000

		Weighted		Weighted		Weighted
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding at beginning of year	3,053,737	$26.60	2,352,712	$26.38	2,604,213	$25.74
Granted	635,475	24.26	1,544,600	25.35	749,700	26.65
Exercised	(29,198)	22.63	(203,543)	11.44	(178,335)	10.36
Canceled	(418,977)	26.33	(640,032)	27.59	(822,866)	28.10

Outstanding at end of year	3,241,037	$26.21	3,053,737	$26.60	2,352,712	$26.38

Exercisable at end of year	1,569,697	$27.27	1,235,324	$27.39	1,138,681	$24.18

      A summary of stock options outstanding at December 31, 2002 is as follows:

				Weighted
				Average
Option	Weighted		Number of	Remaining
Exercise Price	Average	Number of	Shares	Contractual
Range	Exercise Price	Shares	Exercisable	Life

$18.55 – 22.00	$20.64	258,545	110,420	6.4 YEARS
22.01 – 26.00	24.39	1,271,230	392,330	7.6 YEARS
26.01 – 30.00	27.67	1,456,096	854,446	6.8 YEARS
30.01 – 34.00	32.51	255,166	212,501	5.4 YEARS

$18.55 – 34.00	$27.27	3,241,037	1,569,697	7.0 YEARS

      The Company has an employee stock purchase plan whereby substantially all employees are eligible to participate in the purchase of designated shares of the Company’s common stock at a price equal to the lower of 85% of the closing price at the beginning or end of each quarterly stock purchase period. The Company issued 14,753, 11,965 and 13,666 shares of common stock at an average price of $17.47, $18.27 and $21.19 pursuant to this plan during 2002, 2001 and 2000, respectively.

16.     Commitments and Contingencies

     Capital Leases

      During 2002, the Company entered into three capital leases. There were no capital leases in effect at December 31, 2001. In the accompanying consolidated balance sheet, the following amounts of assets

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

under capitalized lease agreements are included in property and equipment and other long-term assets and the related obligations are included in debt (amounts in thousands):

2002

Property and equipment	$1,965
Other long-term assets	412
Accumulated depreciation	(144)

Net assets under capital leases in property and equipment	$2,233

Current lease obligations	$522
Long-term lease obligations	931

Capital lease obligations	$1,453

     Operating Leases

      Rental expense related to continuing operations for operating leases was $13.1 million, $2.7 million and $2.6 million for 2002, 2001 and 2000, respectively. The increase in 2002 is related to the operating land lease for Gaylord Palms as discussed below. Of the $13.2 million of rental expense for 2002, $6.5 million relates to non-cash lease expense as discussed below.

      Future minimum cash lease commitments under all noncancelable leases in effect for continuing operations at December 31, 2002 are as follows (amounts in thousands):

	Capital Leases	Operating Leases

2003	$560	$6,150
2004	741	5,641
2005	178	4,661
2006	89	3,370
2007	—	3,466
Years thereafter	—	683,099

Total minimum lease payments	1,568	$706,387

Less amount representing interest	(115)

Total present value of minimum payments	1,453
Less current portion of obligations	(522)

Long-term obligations	$931

      The Company entered into a 75-year operating lease agreement during 1999 for 65.3 acres of land located in Osceola County, Florida for the development of Gaylord Palms. The lease requires annual lease payments of approximately $0.9 million until the completion of construction in 2002, at which point the annual lease payments increased to approximately $3.2 million. The lease agreement provides for a 3% escalation of base rent each year beginning five years after the opening of Gaylord Palms. As required by SFAS No. 13, and related interpretations, the terms of this lease require that the Company recognize lease expense on a straight-line basis, which resulted in an annual lease expense of approximately $9.8 million for 2002, including approximately $6.5 million of non-cash expenses during 2002. The Company is currently attempting to renegotiate certain terms of the lease in an attempt to more closely align the economic cost of the lease with the impact on the Company’s results of operations. At the end of the 75-year lease term, the Company may extend the operating lease to January 31, 2101, at which point the

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

buildings and fixtures will be transferred to the lessor. The Company also records contingent rentals based upon net revenues associated with the Gaylord Palms operations. The Company recorded $0.6 million of contingent rentals related to the Gaylord Palms subsequent to its January 2002 opening.

     Other Commitments

      The Company was notified during 1997 by Nashville governmental authorities of an increase in the appraised value and property tax rates related to Gaylord Opryland resulting in an increased tax assessment. The Company contested the increases and was awarded a partial reduction in the assessed values. During the year ended December 31, 2000, the Company recognized a pretax charge to operations of $1.1 million for the resolution of the property tax dispute.

      During 1999, the Company entered into a 20-year naming rights agreement related to the Nashville Arena with the Nashville Predators. The Nashville Arena has been renamed the Gaylord Entertainment Center as a result of the agreement. The contractual commitment required the Company to pay $2.1 million during the first year of the contract, with a 5% escalation each year for the remaining term of the agreement. The Company is accounting for the naming rights agreement expense on a straight-line basis over the 20-year contract period. The Company recognized naming rights expense of $3.4 million for the years ended December 31, 2002, 2001 and 2000, which is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

      The Company has purchased stop-loss coverage in order to limit its exposure to any significant levels of claims relating to workers’ compensation, employee medical benefits and general liability for which it is self-insured.

      The Company has entered into employment agreements with certain officers, which provides for severance payments upon certain events, including a change of control.

      The Company, in the ordinary course of business, is involved in certain legal actions and claims on a variety of other matters. It is the opinion of management that such legal actions will not have a material effect on the results of operations, financial condition or liquidity of the Company.

17.     Retirement Plans

      Prior to January 1, 2001, the Company maintained a noncontributory defined benefit pension plan in which substantially all of its employees were eligible to participate upon meeting the pension plan’s participation requirements. The benefits were based on years of service and compensation levels. On January 1, 2001 the Company amended its defined benefit pension plan to determine future benefits using a cash balance formula. On December 31, 2000, benefits credited under the plan’s previous formula were frozen. Under the cash formula, each participant had an account which was credited monthly with 3% of qualified earnings and the interest earned on their previous month-end cash balance. In addition, the Company included a “grandfather” clause which assures that the participant will receive the greater of the benefit calculated under the cash balance plan and the benefit that would have been payable if the defined benefit plan had remained in existence. The benefit payable to a vested participant upon retirement at age 65, or age 55 with 15 years of service, is equal to the participant’s account balance, which increases based upon length of service and compensation levels. At retirement, the employee generally receives the balance in the account as a lump sum. The funding policy of the Company is to contribute annually an amount which equals or exceeds the minimum required by applicable law.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table sets forth the funded status at December 31 (amounts in thousands):

	2002	2001

Change in benefit obligation:
Benefit obligation at beginning of year	$58,712	$57,608
Service cost	—	2,592
Interest cost	3,964	4,288
Amendments	—	1,867
Actuarial loss (gain)	5,359	(2,763)
Benefits paid	(5,021)	(4,880)
Curtailment	(3,800)	—

Benefit obligation at end of year	59,214	58,712

Change in plan assets:
Fair value of plan assets at beginning of year	44,202	52,538
Actual loss on plan assets	(3,870)	(6,030)
Employer contributions	1,794	2,574
Benefits paid	(5,021)	(4,880)

Fair value of plan assets at end of year	37,105	44,202

Funded status	(22,109)	(14,510)
Unrecognized net actuarial loss	22,944	14,829
Unrecognized prior service cost	—	3,750
Adjustment for minimum liability	(22,944)	(14,779)

Accrued pension cost	$(22,109)	$(10,710)

      Net periodic pension expense reflected in the accompanying consolidated statements of operations included the following components for the years ended December 31 (amounts in thousands):

	2002	2001	2000

Service cost	$—	$2,592	$2,564
Interest cost	3,964	4,288	3,911
Expected return on plan assets	(3,395)	(4,131)	(3,963)
Recognized net actuarial loss	710	169	107
Amortization of prior service cost	—	402	211
Curtailment loss	3,750	—	—

Total net periodic pension expense	$5,029	$3,320	$2,830

      The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.0% for 2002, and 7.5% for 2001. The rate of increase in future compensation levels used was 4% and the assumed expected long-term rate of return on plan assets was 8%. Plan assets are invested in a diverse portfolio that primarily consists of equity and debt securities.

      The Company also maintains non-qualified retirement plans (the “Non-Qualified Plans”) to provide benefits to certain key employees. The Non-Qualified Plans are not funded and the beneficiaries’ rights to receive distributions under these plans constitute unsecured claims to be paid from the Company’s general

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

assets. At December 31, 2002, the Non-Qualified Plans’ projected benefit obligations and accumulated benefit obligations were $10.3 million.

      The Company’s accrued cost related to its qualified and non-qualified retirement plans of $32.4 million and $20.8 million at December 31, 2002 and 2001, respectively, is included in other long-term liabilities in the accompanying consolidated balance sheets. The 2002 increase in the minimum liability related to the Company’s retirement plans resulted in a charge to equity of $7.2 million, net of taxes of $4.7 million. The 2001 increase in the minimum liability related to the Company’s retirement plans resulted in a charge to equity of $7.7 million, net of taxes of $4.9 million. The 2002 and 2001 charges to equity due to the increase in the minimum liability are included in other comprehensive loss in the accompanying consolidated statements of stockholders’ equity.

      The Company also has contributory retirement savings plans in which substantially all employees are eligible to participate. The Company contributes an amount equal to the lesser of one-half of the amount of the employee’s contribution or 3% of the employee’s salary. In addition, effective January 1, 2002, the Company contributes 2% to 4% of the employee’s salary, based upon the Company’s financial performance. Company contributions under the retirement savings plans were $3.8 million, $1.5 million and $1.6 million for 2002, 2001 and 2000, respectively.

      Effective December 31, 2001, the Company amended its retirement plans and its retirement savings plan whereby the retirement cash balance benefit was frozen and whereby future Company contributions to the retirement savings plan will include 2% to 4% of the employee’s salary, based upon the Company’s financial performance, in addition to the one-half match of the employee’s salary up to a maximum of 3% as described above. As a result of these changes to the retirement plans, the Company recorded a pretax charge to operations of $5.7 million in the first quarter of 2002 related to the write-off of unamortized prior service cost in accordance with SFAS No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits,” and related interpretations.

18.     Postretirement Benefits Other Than Pensions

      The Company sponsors unfunded defined benefit postretirement health care and life insurance plans for certain employees. The Company contributes toward the cost of health insurance benefits and contributes the full cost of providing life insurance benefits. In order to be eligible for these postretirement benefits, an employee must retire after attainment of age 55 and completion of 15 years of service, or attainment of age 65 and completion of 10 years of service. The Company’s Benefits Trust Committee determines retiree premiums.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table reconciles the change in benefit obligation of the postretirement plans to the accrued postretirement liability as reflected in other liabilities in the accompanying consolidated balance sheets at December 31 (amounts in thousands):

	2002	2001

Change in benefit obligation:
Benefit obligation at beginning of year	$13,665	$12,918
Service cost	306	688
Interest cost	1,353	946
Actuarial loss	862	—
Contributions by plan participants	142	101
Benefits paid	(987)	(988)
Remeasurements	9,054	—
Amendments	(4,673)	—

Benefit obligation at end of year	19,722	13,665
Unrecognized net actuarial gain	4,406	13,038

Accrued postretirement liability	$24,128	$26,703

      Net postretirement benefit expense reflected in the accompanying consolidated statements of operations included the following components for the years ended December 31 (amounts in thousands):

	2002	2001	2000

Service cost	$306	$688	$736
Interest cost	1,353	946	923
Curtailment gain	(2,105)	—	—
Recognized net actuarial gain	(1,284)	(826)	(811)

Net postretirement benefit expense	$(1,730)	$808	$848

      The health care cost trend is projected to be 10.75% in 2003, declining each year thereafter to an ultimate level trend rate of 5.5% per year for 2009 and beyond. The health care cost trend rates are not applicable to the life insurance benefit plan. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, a 1% increase in the assumed health care cost trend rate each year would increase the accumulated postretirement benefit obligation as of December 31, 2002 by approximately 9% and the aggregate of the service and interest cost components of net postretirement benefit expense would increase approximately 10%. Conversely, a 1% decrease in the assumed health care cost trend rate each year would decrease the accumulated postretirement benefit obligation as of December 31, 2002 by approximately 8% and the aggregate of the service and interest cost components of net postretirement benefit expense would decrease approximately 10%. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.0% for 2002 and 7.5% for 2001.

      The Company amended the plans effective December 31, 2001 such that only active employees whose age plus years of service total at least 60 and who have at least 10 years of service as of December 31, 2001 remain eligible. The amendment and curtailment of the plans were recorded in accordance with SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions,” and related interpretations.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.     Goodwill and Intangibles

      The transitional provisions of SFAS No. 142 require the Company to perform an assessment of whether goodwill is impaired as of the beginning of the fiscal year in which the statement is adopted. Under the transitional provisions of SFAS No. 142, the first step is for the Company to evaluate whether the reporting unit’s carrying amount exceeds its fair value. If the reporting unit’s carrying amount exceeds it fair value, the second step of the impairment test must be completed. During the second step, the Company must compare the implied fair value of the reporting unit’s goodwill, determined by allocating the reporting unit’s fair value to all of its assets and liabilities in a manner similar to a purchase price allocation in accordance with SFAS No. 141, to its carrying amount.

      The Company completed the transitional goodwill impairment reviews required by SFAS No. 142 during the second quarter of 2002. In performing the impairment reviews, the Company estimated the fair values of the reporting units using a present value method that discounted estimated future cash flows. Such valuations are sensitive to assumptions associated with cash flow growth, discount rates and capital rates. In performing the impairment reviews, the Company determined one reporting unit’s goodwill to be impaired. Based on the estimated fair value of the reporting unit, the Company impaired the recorded goodwill amount of $4.2 million associated with the Radisson Hotel at Opryland in the hospitality segment. The circumstances leading to the goodwill impairment assessment for the Radisson Hotel at Opryland primarily relate to the effect of the September 11, 2001 terrorist attacks on the hospitality and tourism industries. In accordance with the provisions of SFAS No. 142, the Company has reflected the impairment charge as a cumulative effect of a change in accounting principle in the amount of $2.6 million, net of tax benefit of $1.6 million, as of January 1, 2002 in the accompanying consolidated statements of operations.

      The Company performed the annual impairment review on all goodwill at December 31, 2002 and determined that no further impairment, other than the goodwill impairment of the Radisson Hotel at Opryland as discussed above, would be required during 2002.

      The changes in the carrying amounts of goodwill by business segment for the twelve months ended December 31, 2002 are as follows (amounts in thousands):

	Balance as of	Transitional	Balance as of
	December 31,	Impairment	December 31,
	2001	Losses	2002

Hospitality	$4,221	$(4,221)	$—
Attractions	6,915	—	6,915
Corporate and other	—	—	—

Total	$11,136	$(4,221)	$6,915

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table presents a reconciliation of net income and income per share assuming the nonamortization provisions of SFAS No. 142 were applied during the years ended December 31 (amounts in thousands, except per share data):

	2002	2001	2000

Reported net income (loss)	$95,144	$(47,796)	$(156,056)
Add back: Goodwill amortization, net of tax	—	1,360	4,556

Adjusted net income (loss)	$95,144	$(46,436)	$(151,500)

Basic earnings (loss) per share
Reported net income (loss)	$2.82	$(1.42)	$(4.67)
Add back: Goodwill amortization, net of tax	—	0.04	0.14

Adjusted net income (loss)	$2.82	$(1.38)	$(4.53)

Diluted earnings (loss) per share
Reported net income (loss)	$2.82	$(1.42)	$(4.67)
Add back: Goodwill amortization, net of tax	—	0.04	0.14

Adjusted net income (loss)	$2.82	$(1.38)	$(4.53)

      The above goodwill amortization during 2000 includes $4.1 million of amortization related to the acquisitions for Gaylord Digital as discussed in Note 6.

      The Company also reassessed the useful lives and classification of identifiable finite-lived intangible assets and determined the lives of these intangible assets to be appropriate. The carrying amount of amortized intangible assets in continuing operations, including the intangible assets related to benefit plans, was $2.4 million and $6.7 million at December 31, 2002 and 2001, respectively. The decrease in intangible assets during 2002 is primarily related to the reclassification of the intangible asset related to the benefit plan as discussed in Note 17. The related accumulated amortization of intangible assets in continuing operations was $445,000 and $387,000 at December 31, 2002 and 2001, respectively. The amortization expense related to intangibles from continuing operations during the twelve months ended December 31, 2002 and 2001 was $58,000 and $59,000, respectively. The estimated amounts of amortization expense for the next five years are equivalent to $58,000 per year.

20.     Financial Reporting by Business Segments

      The following information (amounts in thousands) from continuing operations is derived directly from the segments’ internal financial reports used for corporate management purposes. The Company has revised its reportable segments during the first quarter of 2003 due to the Company’s decision to divest of the Radio Operations.

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2002	2001	2000

Revenues:
Hospitality	$339,380	$228,712	$237,260
Attractions	65,600	67,064	69,283
Corporate and other	272	290	64

Total	$405,252	$296,066	$306,607

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2002	2001	2000

Depreciation and amortization:
Hospitality	$44,924	$25,593	$24,447
Attractions	5,778	6,270	13,955
Corporate and other	5,778	6,542	6,257

Total	$56,480	$38,405	$44,659

Operating income (Loss):
Hospitality	$25,972	$34,270	$45,478
Attractions	1,596	(5,010)	(44,413)
Corporate and other	(42,111)	(40,110)	(38,187)
Preopening costs	(8,913)	(15,927)	(5,278)
Gain on sale of assets	30,529	—	—
Impairment and other charges	—	(14,262)	(75,660)
Restructuring charges	17	(2,182)	(12,952)

Total	$7,090	$(43,221)	$(131,012)

Identifiable assets:
Hospitality	$1,056,434	$947,646	$660,289
Attractions	85,530	90,912	101,521
Corporate and other	1,032,809	998,916	899,949
Discontinued operations	17,423	140,170	269,046

Total	$2,192,196	$2,177,644	$1,930,805

      The following table represents the capital expenditures for continuing operations by segment for the years ended December 31 (amounts in thousands).

	2002	2001	2000

Capital expenditures
Hospitality	$170,522	$277,643	$201,720
Attractions	3,285	2,471	6,973
Corporate and other	11,842	807	8,168

Total	$185,649	$280,921	$216,861

21.     Subsequent Events

      The Company has revised its reportable segments during the first quarter of 2003 due to the Company’s decision to dispose of WSM-FM and WWTN(FM). During the first quarter of 2003, the Company committed to a plan of disposal of the Radio Operations. Subsequent to committing to a plan of disposal during the first quarter, the Company, through a wholly-owned subsidiary, entered into an agreement to sell the assets primarily used in the operations of WSM-FM and WWTN(FM) to Cumulus in exchange for approximately $62.5 million in cash. In connection with this agreement, the Company also entered into a local marketing agreement with Cumulus pursuant to which, from April 21, 2003 until the closing of the sale of the assets, the Company, for a fee, made available to Cumulus substantially all of the broadcast time on WSM-FM and WWTN(FM). In turn, Cumulus provided programming to be broadcast

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

during such broadcast time and collected revenues from the advertising that it sold for broadcast during this programming time. On July 21, 2003, the Company finalized the sale of WSM-FM and WWTN(FM) for approximately $62.5 million. At the time of the sale, net proceeds of approximately $50 million were placed in an escrow account for completion of the Texas hotel. Concurrently, the Company also entered into a joint sales agreement with Cumulus for WSM-AM in exchange for $2.5 million in cash. The Company will continue to own and operate WSM-AM, and under the terms of the joint sales agreement with Cumulus, Cumulus will be responsible for all sales of commercial advertising on WSM-AM and provide certain sales promotion, billing and collection services relating to WSM-AM, all for a specified commission. The joint sales agreement has a term of five years.

      During May of 2003, the Company finalized a $225 million credit facility (the “2003 Loans”) with Deutsche Bank Trust Company Americas, Bank of America, N.A., CIBC Inc. and a syndicate of other lenders. The 2003 Loans consist of a $25 million senior revolving facility, a $150 million senior term loan and a $50 million subordinated term loan. The 2003 Loans are due in 2006. The senior loan bears interest of LIBOR plus 3.5%. The subordinated loan bears interest of LIBOR plus 8.0%. The 2003 Loans are secured by the Gaylord Palms assets and the Gaylord hotel in Texas. At the time of closing the 2003 Loans, the Company engaged LIBOR interest rate swaps which fixed the LIBOR rates of the 2003 Loans at 1.48% in year one and 2.09% in year two. The Company is required to pay a commitment fee equal to 0.5% per year of the average daily unused portion of the 2003 Loans. Proceeds of the 2003 Loans were used to pay off the Term Loan of $60 million as discussed below and the remaining net proceeds of approximately $134 million were deposited into an escrow account for the completion of the construction of the Gaylord hotel in Texas.

      On November 12, 2003, the Company completed its offering of $350 million in aggregate principal amount of senior notes due 2013 (the “Senior Notes”) in an institutional private placement. The interest rate of the Senior Notes is 8%, although the Company has entered into interest rate swaps with respect to $125 million principal amount of the Senior Notes which results in an effective interest rate of LIBOR plus 2.95% with respect to that portion of the Senior Notes. The Senior Notes, which mature on November 15, 2013, bear interest semi-annually in cash in arrears on May 15 and November 15 of each year, starting on May 15, 2004. The Senior Notes are redeemable, in whole or in part, at any time on or after November 15, 2008 at a designated redemption amount, plus accrued and unpaid interest. In addition, the Company may redeem up to 35% of the Senior Notes before November 15, 2006 with the net cash proceeds from certain equity offerings. The Senior Notes rank equally in right of payment with the Company’s other unsecured unsubordinated debt, but are effectively subordinated to all of the Company’s secured debt to the extent of the assets securing such debt. The Senior Notes are guaranteed on a senior unsecured basis by each of the Company’s subsidiaries that was a borrower or guarantor under the 2003 Loans, and as of November 2003, of the new revolving credit facility. The net proceeds from the offering of the Senior Notes, together with the Company’s cash on hand, were used as follows:

•	$275.6 million was used to repay the $150 million senior term loan portion and the $50 million subordinated term loan portion of the 2003 Loans, as well as the remaining $66 million of the Company’s $100 million Mezzanine Loan and to pay certain estimated fees and expenses related to the ResortQuest acquisition; and

•	$79.2 million was placed in escrow pending consummation of the ResortQuest acquisition, at which time that amount was used, together with available cash, to repay ResortQuest’s senior notes and its credit facility.

      On November 20, 2003, the Company entered into a new $65.0 million revolving credit facility, which has been increased to $100.0 million. The new revolving credit facility, which replaced the revolving credit portion under the 2003 Florida/Texas senior secured credit facility, matures in May 2006 and borrowings thereunder bear interest at a rate of either LIBOR plus 3.50% or the lending banks’ base rate plus 2.25%.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The new revolving credit facility is guaranteed by the subsidiaries that were guarantors or borrowers under the 2003 Florida/Texas senior secured credit facility and is secured by a leasehold mortgage on the Gaylord Palms Resort & Convention Center. The new revolving credit facility requires the Company to achieve substantial completion and initial opening of the Texas hotel by June 30, 2004. The new revolving credit facility was arranged by Deutsche Bank Securities Inc. and Banc of America Securities LLC.

      On November 20, 2003, pursuant to the Agreement and Plan of Merger dated as of August 4, 2003, the Company acquired ResortQuest International, Inc (“ResortQuest”) in a tax-free stock-for-stock merger. ResortQuest, which is based in Destin, Florida, is one of the largest vacation rental property managers in the United States. ResortQuest will continue to operate as a separate brand led by members of its existing senior management team. Under the terms of the merger agreement, the ResortQuest stockholders received 0.275 shares of Gaylord common stock for each outstanding share of ResortQuest common stock. ResortQuest became a wholly-owned subsidiary of the Company and ResortQuest stockholders owned approximately 14% of the outstanding shares of the Company immediately following the merger.

      Gaylord is a party to the lawsuit styled Nashville Hockey Club Limited Partnership v. Gaylord Entertainment Company, Case No. 03-1474, now pending in the Chancery Court for Davidson County, Tennessee. In its complaint for breach of contract, Nashville Hockey Club Limited Partnership alleges that Gaylord failed to honor its payment obligation under a Naming Rights Agreement for the multi-purpose arena in Nashville known as the Gaylord Entertainment Center. Specifically, Plaintiff alleges that Gaylord failed to make a semi-annual payment to Plaintiff in the amount of $1,186,565.50 when due on January 1, 2003 and in the amount of $1,245,894 when due on July 1, 2003. Gaylord contends that it made the payment due under the Naming Rights Agreement by way of set off against obligations owed by Plaintiff to CCK Holdings, LLC (“CCK”) (a wholly owned consolidated subsidiary of the Company) under a “put option” CCK exercised pursuant to the Partnership Agreement between CCK and Plaintiff. CCK has assigned the proceeds of its put option to Gaylord. Gaylord is vigorously contesting this case by filing an answer and counterclaim denying any liability to Plaintiff, specifically alleging that all payments due to Plaintiff under the Naming Rights Agreement have been paid in full and asserting a counterclaim for amounts owing on the put option under the Partnership Agreement. Plaintiff has filed a motion for summary judgment, which has been set for hearing on February 6, 2004, and the parties are proceeding with discovery. Gaylord will continue to vigorously assert its rights in this litigation.

      As discussed in the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC in March 2003, the Company restated its historical financial statements for 2000, 2001 and the first nine months of 2002 to reflect certain non-cash changes, which resulted primarily from a change to the Company’s income tax accrual and the manner in which the Company accounted for its investment in the Nashville Predators. The Company has been advised by the Securities and Exchange Commission (the “SEC”) Staff that it is conducting a formal investigation into the financial results and transactions that were the subject of the restatement by the Company. The Company has been cooperating with the SEC staff and intends to continue to do so. Although the Company cannot predict the ultimate outcome of the investigation, the Company does not currently believe that the investigation will have a material adverse effect on the Company’s financial condition or results of operations.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

22.     Quarterly Financial Information (Unaudited)

      The following is selected unaudited quarterly financial data for the fiscal years ended December 31, 2002 and 2001 (amounts in thousands, except per share data).

      The sum of the quarterly per share amounts may not equal the annual totals due to rounding.

	2002

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Revenues	$99,657	$95,937	$100,421	$109,237
Depreciation and amortization	15,230	12,762	13,933	14,555
Operating income (loss)	(15,671)	8,749	18,294	(4,282)
Income (loss) of continuing operations before income taxes, discontinued operations and accounting change	(10,627)	2,869	26,617	(5,582)
Provision (benefit) for income taxes	(4,094)	(1,584)	7,283	(287)
Income (loss) of continuing operations before discontinued operations	(6,533)	4,453	19,334	(5,295)
Gain from discontinued operations, net of taxes	958	1,425	80,710	2,664
Cumulative effect of accounting change	(2,572)	—	—	—
Net income (loss)	(8,147)	5,878	100,044	(2,631)
Net income (loss) per share	(0.24)	0.17	2.96	(0.08)
Net income (loss) per share — assuming dilution	(0.24)	0.17	2.96	(0.08)

      During the second quarter of 2002, the Company sold its partnership share of the Opry Mills partnership to certain affiliates of The Mills Corporation for approximately $30.8 million in cash proceeds upon the disposition. The Company deferred approximately $20.0 million of the gain representing the estimated present value of the continuing land lease interest between the Company and the Opry Mills partnership at June 30, 2002. The Company recognized the remainder of the proceeds, net of certain transaction costs, as a gain of approximately $10.6 million during the second quarter of 2002.

      Also during the second quarter of 2002, the Company adopted a plan of restructuring to streamline certain operations and duties. Accordingly, the Company recorded a pretax restructuring charge of $1.1 million related to employee severance costs and other employee benefits. The second quarter 2002 restructuring charge was offset by a reversal of $1.1 million of the fourth quarter 2001 restructuring charge.

      During the third quarter of 2002, the Company sold its interest in the land lease discussed above in relation to the sale of the Opry Mills partnership and recognized the remaining $20.0 million deferred gain, less certain transaction costs.

      During the third quarter of 2002, the Company finalized the sale of Acuff-Rose Music Publishing to Sony/ATV Music Publishing for approximately $157.0 million in cash. The Company recognized a pretax gain of $130.6 million during the third quarter of 2002 related to the sale in discontinued operations. The

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

gain on the sale of Acuff-Rose Music Publishing is recorded in the income from discontinued operations in the consolidated statement of operations.

	2001

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Revenues	$78,551	$68,077	$67,163	$82,275
Depreciation and amortization	9,526	9,703	9,594	9,582
Operating loss	(3,205)	(17,294)	(8,705)	(14,017)
Income (loss) of continuing operations before income taxes, discontinued operations and accounting change	27,046	(3,067)	(39,095)	(4,191)
Provision (benefit) for income taxes	8,569	(1,294)	(15,042)	(1,375)
Income (loss) of continuing operations before discontinued operations	18,477	(1,773)	(24,053)	(2,816)
Loss from discontinued operations, net of taxes	(7,278)	(2,155)	(19,546)	(19,854)
Cumulative effect of accounting change	11,202	—	—	—
Net income (loss)	22,401	(3,928)	(43,599)	(22,670)
Net income (loss) per share	0.67	(0.12)	(1.30)	(0.67)
Net income (loss) per share — assuming dilution	0.67	(0.12)	(1.30)	(0.67)

      During the second quarter of 2001, the Company recognized pretax impairment and other charges of $11.4 million. Also during the second quarter of 2001, the Company recorded a reversal of $2.3 million of the restructuring charges originally recorded during the fourth quarter of 2000.

      During the fourth quarter of 2001, the Company recognized a pretax loss of $2.9 million from continuing operations representing impairment and other charges and pretax restructuring charges from continuing operations of $5.8 million offset by a pretax reversal of restructuring charges of $1.4 million originally recorded during the fourth quarter of 2000.

23.	Information Concerning Guarantor and Non-Guarantor Subsidiaries

      Not all of the Company’s subsidiaries will guarantee the $350 million Senior Notes. All of the Company’s subsidiaries that are borrowers or have guaranteed borrowings under the Company’s new revolving credit facility or previously, the Company’s 2003 Florida/Texas senior secured credit facility will be guarantors (the “Guarantors”) of the notes. Certain of the Company’s subsidiaries, including those that incurred the Company’s Nashville hotel loan or own or manage the Nashville loan borrower (the “Non-Guarantors”), do not guarantee the notes. The condensed consolidating financial information includes certain allocations of revenues and expenses based on management’s best estimates, which are not necessarily indicative of financial position, results of operations and cash flows that these entities would have achieved on a stand alone basis.

      The following consolidating schedules present condensed financial information of the Company, the guarantor subsidiaries and the non-guarantor subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002.

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Operations

For the Twelve Months Ended December 31, 2002

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

	(In thousands)
Revenues	$63,549	$176,149	$206,132	$(40,578)	$405,252
Operating expenses:
Operating costs	16,399	112,497	135,685	(9,998)	254,583
Selling, general and administrative	39,814	39,286	29,998	(366)	108,732
Management fees	—	13,196	17,454	(30,650)	—
Preopening costs	—	8,913	—	—	8,913
Gain on sale of assets	—	(30,529)	—	—	(30,529)
Restructuring charges, net	(1,086)	104	965	—	(17)
Depreciation	6,238	22,895	23,561	—	52,694
Amortization	2,343	595	848	—	3,786

Operating income (loss)	(159)	9,192	(2,379)	436	7,090
Interest expense, net	(36,598)	(30,037)	(27,095)	46,770	(46,960)
Interest income	45,499	290	3,789	(46,770)	2,808
Unrealized loss on Viacom stock	(37,300)	—	—	—	(37,300)
Unrealized gain on derivatives	86,476	—	—	—	86,476
Other gains and (losses)	1,753	(643)	53	—	1,163

Income (loss) before income taxes, discontinued operations, and cumulative effect of accounting change	59,671	(21,198)	(25,632)	436	13,277
Provision (benefit) for income taxes	20,157	(9,462)	(9,813)	436	1,318
Equity in subsidiaries’ (earnings) losses, net	(55,630)	—	—	55,630	—

Income (loss) from continuing operations	95,144	(11,736)	(15,819)	(55,630)	11,959
Gain (loss) from discontinued operations, net	—	9,803	75,954	—	85,757
Cumulative effect of accounting change, net	—	(2,572)	—	—	(2,572)

Net income (loss)	$95,144	$(4,505)	$60,135	$(55,630)	$95,144

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Operations

For the Twelve Months Ended December 31, 2001

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

	(In thousands)
Revenues	$45,649	$60,909	$222,073	$(32,565)	$296,066
Operating expenses:
Operating costs	19,498	46,402	143,027	(7,628)	201,299
Selling, general and administrative	27,851	9,810	29,551	—	67,212
Management fees	—	9,004	16,227	(25,231)	—
Preopening costs	—	15,927	—	—	15,927
Impairment and other charges	6,858	845	6,559	—	14,262
Restructuring charges, net	2,182	—	—	—	2,182
Depreciation	6,900	4,339	23,499	—	34,738
Amortization	2,091	934	642	—	3,667

Operating income (loss)	(19,731)	(26,352)	2,568	294	(43,221)
Interest expense, net	(33,412)	(9,994)	(42,062)	46,103	(39,365)
Interest income	47,388	2,194	2,075	(46,103)	5,554
Unrealized gain on Viacom stock	782	—	—	—	782
Unrealized gain on derivatives	54,282	—	—	—	54,282
Other gains and (losses)	(10,565)	13,112	114	—	2,661

Income (loss) before income taxes, discontinued operations, and cumulative effect of accounting change	38,744	(21,040)	(37,305)	294	(19,307)
Provision (benefit) for income taxes	14,465	(8,193)	(15,708)	294	(9,142)
Equity in subsidiaries’ (earnings) losses, net	83,277	—	—	(83,277)	—

Income (loss) from continuing operations	(58,998)	(12,847)	(21,597)	83,277	(10,165)
Gain (loss) from discontinued operations, net	—	(26,136)	(22,697)	—	(48,833)
Cumulative effect of accounting change, net	11,202	—	—	—	11,202

Net income (loss)	$(47,796)	$(38,983)	$(44,294)	$83,277	$(47,796)

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Operations

For the Twelve Months Ended December 31, 2000

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

Revenues	$48,650	$53,329	$233,960	$(29,332)	$306,607
Operating expenses:
Operating costs	20,163	44,004	146,917	(1,066)	210,018
Selling, general and administrative	31,570	17,078	40,404	—	89,052
Management fees	—	10,012	18,703	(28,715)	—
Preopening costs	—	5,278	—	—	5,278
Impairment and other charges	3,720	23,807	48,133	—	75,660
Restructuring charges, net	632	812	11,508	—	12,952
Depreciation	6,830	5,376	23,172	—	35,378
Amortization	1,645	1,100	6,536	—	9,281

Operating income (loss)	(15,910)	(54,138)	(61,413)	449	(131,012)
Interest expense, net	(34,045)	(29,847)	(62,761)	96,346	(30,307)
Interest income	89,530	9,088	1,774	(96,346)	4,046
Other gains and (losses)	2,050	(6,398)	834	—	(3,514)

Income (loss) before income taxes, discontinued operations, and cumulative effect of accounting change	41,625	(81,295)	(121,566)	449	(160,787)
Provision (benefit) for income taxes	16,066	(26,157)	(42,689)	449	(52,331)
Equity in subsidiaries’ (earnings) losses, net	181,615	—	—	(181,615)	—

Income (loss) from continuing operations	(156,056)	(55,138)	(78,877)	181,615	(108,456)
Gain (loss) from discontinued operations, net	—	(26,913)	(20,687)	—	(47,600)

Net income (loss)	$(156,056)	$(82,051)	$(99,564)	$181,615	$(156,056)

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheet

As of December 31, 2002

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

	(in thousands)
ASSETS:
Current assets:
Cash and cash equivalents — unrestricted	$92,896	$3,644	$2,092	$—	$98,632
Cash and cash equivalents — restricted	2,732	—	16,591	—	19,323
Trade receivables, net	1,237	10,768	22,610	(12,241)	22,374
Deferred financing costs	26,865	—	—	—	26,865
Deferred income taxes	10,344	3,601	6,608	—	20,553
Other current assets	5,330	6,295	14,264	—	25,889
Intercompany receivables, net	509,409	—	—	(509,409)	—
Current assets of discontinued operations	—	—	4,095	—	4,095

Total current assets	648,813	24,308	66,260	(521,650)	217,731
Property and equipment, net	85,132	661,151	363,880	—	1,110,163
Goodwill	—	6,915	—	—	6,915
Amortized intangible assets, net	1,480	319	197	—	1,996
Investments	726,985	22,202	60,598	(300,705)	509,080
Estimated fair value of derivative assets	207,727	—	—	—	207,727
Long-term deferred financing costs	93,660	—	7,273	—	100,933
Other long-term assets	11,432	2,351	10,540	—	24,323
Long-term assets of discontinued operations	—	—	13,328	—	13,328

Total assets	$1,775,229	$717,246	$522,076	$(822,355)	$2,192,196

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Current portion of long-term debt	$522	$—	$8,004	$—	$8,526
Accounts payable and accrued liabilities	16,008	44,114	33,098	(12,535)	80,685
Intercompany payables, net	—	655,381	(167,130)	(488,251)	—
Current liabilities of discontinued operations	—	1,523	5,129	—	6,652

Total current liabilities	16,530	701,018	(120,899)	(500,786)	95,863
Secured forward exchange contract	613,054	—	—	—	613,054
Long-term debt	60,931	—	271,181	—	332,112
Deferred income taxes	183,496	7,242	53,634	—	244,372
Estimated fair value of derivative liabilities	48,647	—	—	—	48,647
Other long-term liabilities	64,581	(11,450)	14,470	294	67,895
Long-term liabilities of discontinued operations	—	(22,691)	23,480	—	789
Minority interest of discontinued operations	—	—	1,885	—	1,885
Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	338	3,337	2	(3,339)	338
Additional paid-in capital	520,796	235,126	123,093	(358,219)	520,796
Retained earnings	282,798	(195,176)	155,481	39,695	282,798
Other stockholders’ equity	(15,942)	(160)	(251)	—	(16,353)

Total stockholders’ equity	787,990	43,127	278,325	(321,863)	787,579

Total liabilities and stockholders’ equity	$1,775,229	$717,246	$522,076	$(822,355)	$2,192,196

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheet

As of December 31, 2001

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

	(In thousands)
ASSETS:
Current assets:
Cash and cash equivalents — unrestricted	$7,108	$307	$1,779	$—	$9,194
Cash and cash equivalents — restricted	30,821	—	34,172	—	64,993
Trade receivables, net	1,860	11,592	21,834	(21,836)	13,450
Deferred financing costs	26,865	—	—	—	26,865
Deferred income taxes	13,809	1,623	8,006	—	23,438
Other current assets	4,871	3,405	4,011	2,854	15,141
Intercompany receivables, net	570,508	—	—	(570,508)	—
Current assets of discontinued operations	—	32,091	19,498	—	51,589

Total current assets	655,842	49,018	89,300	(589,490)	204,670
Property and equipment, net	81,883	534,103	375,206	—	991,192
Goodwill	—	11,136	—	—	11,136
Amortized intangible assets, net	5,725	355	219	—	6,299
Investments	651,220	48,802	72,661	(222,511)	550,172
Estimated fair value of derivative assets	158,028	—	—	—	158,028
Long-term deferred financing costs	123,738	—	13,775	—	137,513
Other long-term assets	9,442	791	19,820	—	30,053
Long-term assets of discontinued operations	—	43,304	45,277	—	88,581

Total assets	$1,685,878	$687,509	$616,258	$(812,001)	$2,177,644

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Current portion of long-term debt	$80,000	$—	$8,004	$—	$88,004
Accounts payable and accrued liabilities	24,740	56,896	25,726	(19,319)	88,043
Intercompany payables, net	—	593,409	(22,901)	(570,508)	—
Current liabilities of discontinued operations	—	9,602	21,626	—	31,228

Total current liabilities	104,740	659,907	32,455	(589,827)	207,275
Secured forward exchange contract	613,054	—	—	—	613,054
Long-term debt	20,000	—	360,993	—	380,993
Deferred income taxes	117,394	(13,121)	34,326	—	138,599
Estimated fair value of derivative liabilities	85,424	—	—	—	85,424
Other long-term liabilities	47,273	754	4,424	337	52,788
Long-term liabilities of discontinued operations	—	(6,912)	7,756	—	844
Minority interest of discontinued operations	—	—	1,679	—	1,679
Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	337	3,337	10	(3,347)	337
Additional paid-in capital	519,695	235,126	79,363	(314,489)	519,695
Retained earnings	187,654	(190,671)	95,346	95,325	187,654
Other stockholders’ equity	(9,693)	(911)	(94)	—	(10,698)

Total stockholders’ equity	697,993	46,881	174,625	(222,511)	696,988

Total liabilities and stockholders’ equity	$1,685,878	$687,509	$616,258	$(812,001)	$2,177,644

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2002

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

	(In thousands)
Net cash provided by continuing operating activities	$110,765	$40,248	$(67,184)	$—	$83,829
Net cash provided by discontinued operating activities	—	(517)	3,968	—	3,451

Net cash provided by operating activities	110,765	39,731	(63,216)	—	87,280
Purchases of property and equipment	(11,550)	(161,396)	(12,703)	—	(185,649)
Sale of assets	—	30,875	—	—	30,875
Other investing activities	(2,401)	12,777	(1,086)	—	9,290

Net cash used in investing activities — continuing operations	(13,951)	(117,744)	(13,789)	—	(145,484)
Net cash provided by investing activities — discontinued operations	—	81,350	151,220	—	232,570

Net cash provided by investing activities	(13,951)	(36,394)	137,431	—	87,086
Proceeds from issuance of long-term debt	85,000	—	—	—	85,000
Repayment of long-term debt	(125,034)	—	(89,812)	—	(214,846)
(Increase) decrease in restricted cash and cash equivalents	28,089	—	17,581	—	45,670
Proceeds from exercise of stock option and purchase plans	919	—	—	—	919

Net cash used in financing activities — continuing operations	(11,026)	—	(72,231)	—	(83,257)
Net cash used in financing activities — discontinued operations	—	—	(1,671)	—	(1,671)

Net cash used in financing activities	(11,026)	—	(73,902)	—	(84,928)

Net change in cash	85,788	3,337	313	—	89,438
Cash and cash equivalents at beginning of year	7,108	307	1,779	—	9,194

Cash and cash equivalents at end of year	$92,896	$3,644	$2,092	$—	$98,632

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2001

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

	(In thousands)
Net cash provided by continuing operating activities	$(84,464)	$251,963	$(152,377)	$—	$15,122
Net cash provided by discontinued operating activities	—	4,848	(4,480)	—	368

Net cash provided by operating activities	(84,464)	256,811	(156,857)	—	15,490
Purchases of property and equipment	(5,184)	(262,420)	(13,317)	—	(280,921)
Other investing activities	889	4,850	(2,706)	—	3,033

Net cash used in investing activities — continuing operations	(4,295)	(257,570)	(16,023)	—	(277,888)
Net cash provided by investing activities — discontinued operations	—	452	17,342	—	17,794

Net cash used in investing activities	(4,295)	(257,118)	1,319	—	(260,094)
Proceeds from issuance of long-term debt	100,000	—	435,000	—	535,000
Repayment of long-term debt	(500)	—	(241,003)	—	(241,503)
Deferred financing costs paid	(3,642)	—	(15,940)	—	(19,582)
(Increase) decrease in restricted cash and cash equivalents	(26,861)	—	(25,465)	—	(52,326)
Proceeds from exercise of stock option and purchase plans	2,548	—	—	—	2,548

Net cash provided by financing activities — continuing operations	71,545	—	152,592	—	224,137
Net cash provided by financing activities — discontinued operations	—	—	2,904	—	2,904

Net cash provided by financing activities	71,545	—	155,496	—	227,041

Net change in cash	(17,214)	(307)	(42)	—	(17,563)
Cash and cash equivalents at beginning of year	24,322	614	1,821	—	26,757

Cash and cash equivalents at end of year	$7,108	$307	$1,779	$—	$9,194

GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2000

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

	(In thousands)
Net cash provided by continuing operating activities	$(87,692)	$184,534	$(59,030)	$—	$37,812
Net cash used in discontinued operating activities	—	483	(27,061)	—	(26,578)

Net cash provided by operating activities	(87,692)	185,017	(86,091)	—	11,234
Purchases of property and equipment	(3,133)	(172,717)	(41,011)	—	(216,861)
Other investing activities	(16,363)	2,154	(18,818)	—	(33,027)

Net cash used in investing activities — continuing operations	(19,496)	(170,563)	(59,829)	—	(249,888)
Net cash used in investing activities — discontinued operations	—	(12,129)	(26,923)	—	(39,052)

Net cash used in investing activities	(19,496)	(182,692)	(86,752)	—	(288,940)
Proceeds from issuance of long-term debt	500	—	175,000	—	175,500
Repayment of long-term debt	(500)	(3,000)	—	—	(3,500)
Cash proceeds from secured forward exchange contract	613,054	—	—	—	613,054
Deferred financing costs paid	(192,643)	—	(2,809)	—	(195,452)
Net payments under revolving credit agreements	(294,000)	—	—	—	(294,000)
(Increase) decrease in restricted cash and cash equivalents	(3,960)	—	(8,707)	—	(12,667)
Proceeds from exercise of stock option and purchase plans	2,136	—	—	—	2,136

Net cash provided by financing activities — continuing operations	124,587	(3,000)	163,484	—	285,071
Net cash provided by financing activities — discontinued operations	—	—	9,306	—	9,306

Net cash provided by financing activities	124,587	(3,000)	172,790	—	294,377

Net change in cash	17,399	(675)	(53)	—	16,671
Cash and cash equivalents at beginning of year	6,923	1,289	1,874	—	10,086

Cash and cash equivalents at end of year	$24,322	$614	$1,821	$—	$26,757

RESORTQUEST INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2002	2003

	(Unaudited)
	(In thousands, except
	share amounts)
ASSETS
Current assets
Cash and cash equivalents	$859	$1,287
Cash held in escrow	15,468	14,475
Trade and other receivables, net	5,841	9,178
Deferred income taxes	724	820
Prepaid expenses	1,488	2,026
Other current assets	3,319	3,533

Total current assets	27,699	31,319
Goodwill, net	205,830	205,933
Property, equipment and software, net	34,100	33,208
Other assets	5,924	6,028

Total assets	$273,553	$276,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$94	$83,906
Deferred revenue and property owner payables	47,402	30,237
Accounts payable and accrued liabilities	14,628	13,021
Other current liabilities	2,024	2,499

Total current liabilities	64,148	129,663

Long-term debt, net of current maturities	75,045	—
Deferred income taxes	2,869	10,708
Other long-term obligations	5,007	4,572

Total liabilities	147,069	144,943

Stockholders’ equity
Common stock, $0.01 par value, 50,000,000 shares authorized, 19,251,749 and 19,255,833 shares outstanding, respectively	193	193
Additional paid-in capital	153,933	153,952
Accumulated other comprehensive loss	(60)	(236)
Excess distributions	(29,500)	(29,500)
Retained earnings	1,918	7,136

Total stockholders’ equity	126,484	131,545

Total liabilities and stockholders’ equity	$273,553	$276,488

The accompanying notes are an integral part of these condensed consolidated balance sheets.

RESORTQUEST INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2003	2002	2003

	(Unaudited)
	(In thousands, except share amounts)
Revenues
Property management fees	$27,609	$27,506	$72,862	$70,242
Service fees	13,367	13,379	36,065	36,357
Real estate and other	7,420	7,176	19,858	18,526

	48,396	48,061	128,785	125,125
Other revenue from managed entities	9,589	10,099	27,072	28,062

Total revenues	57,985	58,160	155,857	153,187

Operating expenses
Direct operating	22,996	22,736	64,220	64,472
General and administrative	13,304	14,134	38,963	38,833
Depreciation	1,770	1,697	4,732	5,030

	38,070	38,567	107,915	108,335
Other expenses from managed entities	9,589	10,099	27,072	28,062

Total operating expenses	47,659	48,666	134,987	136,397

Operating income	10,326	9,494	20,870	16,790
Interest and other expense, net	1,622	2,459	4,453	6,306

Income before income taxes	8,704	7,035	16,417	10,484
Provision for income taxes	3,264	3,847	6,156	5,266

Income before the cumulative effect of a change in accounting principle	5,440	3,188	10,261	5,218
Cumulative effect of a change in accounting principle, net of a $1.9 million income tax benefit	—	—	(6,280)	—

Net income	$5,440	$3,188	$3,981	$5,218

Earnings per share
Basic
Before cumulative effect of a change in accounting principle	$0.28	$0.17	$0.53	$0.27
Cumulative effect of a change in accounting principle	—	—	(0.32)	—

	$0.28	$0.17	$0.21	$0.27

Diluted earnings per share
Before cumulative effect of a change in accounting principle	$0.28	$0.16	$0.53	$0.27
Cumulative effect of a change in accounting principle	—	—	(0.32)	—

	$0.28	$0.16	$0.21	$0.27

The accompanying notes are an integral part of these condensed consolidated financial statements.

RESORTQUEST INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME

				Accumulated
	Common Stock		Additional	Other
			Paid-in	Comprehensive	Excess	Retained		Comprehensive
	Shares	Amount	Capital	Loss	Distributions	Earnings	Total	Income

	(Unaudited)
	(In thousands, except share amounts)
Balance, December 31, 2002	19,251,749	$193	$153,933	$(60)	$(29,500)	$1,918	$126,484
Net income						5,218	5,218	$5,218
Foreign currency translation loss				(176)			(176)	(176)
Exercise of employee stock options	4,084	—	19	—	—	—	19

Comprehensive income								$5,042

Balance, September 30, 2003	19,255,833	$193	$153,952	$(236)	$(29,500)	$7,136	$131,545

The accompanying notes are an integral part of these condensed consolidated financial statements.

RESORTQUEST INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,

	2002	2003

	(In thousands)
	(Unaudited)
Cash flows from operating activities:
Net income	$3,981	$5,218
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of a change in accounting principle	6,280	—
Depreciation	4,732	5,030
Changes in operating assets and liabilities:
Cash held in escrow	8,674	993
Trade and other receivables	4,596	(3,337)
Accounts payable and accrued liabilities	371	(1,382)
Deferred revenue and property owner payables	(23,544)	(17,165)
Deferred income taxes	(135)	7,743
Other	2,946	(991)

Net cash provided by (used in) operating activities	7,901	(3,891)

Cash flows from investing activities:
Cash portion of acquisitions, net	(2,963)	(103)
Purchases of property, equipment and software	(5,716)	(4,364)

Net cash used in investing activities	(8,679)	(4,467)

Cash flows from financing activities:
Credit facility borrowings	85,800	73,700
Credit facility repayments	(83,500)	(64,850)
Payments of capital lease and other obligations, net	(301)	(83)
Exercise of employee stock options	50	19

Net cash provided by financing activities	2,049	8,786

Net change in cash and cash equivalents	1,271	428
Cash and cash equivalents, beginning of period	213	859

Cash and cash equivalents, end of period	$1,484	$1,287

The accompanying notes are an integral part of these condensed consolidated financial statements.

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003
(Unaudited)

      In these footnotes, the words “Company,” “ResortQuest,” “we,” “our” and “us” refer to ResortQuest International, Inc., a Delaware corporation, and its wholly-owned subsidiaries, unless otherwise stated or the context requires otherwise.

1.     Basis of Presentation

Organization and Principles of Consolidation

      ResortQuest is one of the leading vacation rental property management companies with over 19,000 units under management. We are the first Company offering vacation condominium and home rentals, sales and management under an international brand name in over 50 premier destination resorts located in the continental United States, Hawaii and Canada. Our condensed consolidated financial statements include the accounts of ResortQuest and its wholly-owned subsidiaries after elimination of all significant intercompany accounts and transactions.

      The condensed consolidated financial statements included herein are unaudited and have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary for a fair presentation of results for the interim periods have been made. The results for the interim periods are not necessarily indicative of results to be expected for the full fiscal year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2002.

Acquisition and Deferred Costs

      Costs incurred related to Gaylord Entertainment Company’s acquisition of ResortQuest are expensed as incurred (see “Note 2 — MERGER AGREEMENT AND POTENTIAL LIQUIDITY ISSUES”). Costs incurred in the course of our evaluation of acquisition candidates and the ultimate consummation of acquisitions consist primarily of attorneys’ fees, accounting fees and other costs incurred by us in identifying and closing transactions. These costs incurred are deferred on the balance sheet until the related transaction is either consummated or terminated. As of December 31, 2002 and September 30, 2003, there are no deferred acquisition costs. A similar treatment is followed in recording costs incurred by us in the course of amending existing debt agreements, generating additional debt or obtaining equity financing. The Company has net deferred financing costs of approximately $900,000 and $800,000 at December 31, 2002 and September 30, 2003, respectively. Transaction costs and the excess of the purchase price over the fair value of identified net assets acquired represent goodwill. Goodwill is calculated based on a preliminary estimate that is adjusted to its final balance within one year of the close of the acquisition. Additionally, certain of our acquisitions have “earn-up” provisions that require additional consideration to be paid if certain operating results are achieved over periods of up to three years. This additional consideration is recorded as goodwill when the amount is fixed and determinable.

      During the nine-month period ended September 30, 2003 and 2002, we made net cash earn-up payments approximating $100,000 and $3.0 million, respectively, related to certain 2001 acquisitions and other purchase accounting adjustments related to certain 2001 acquisitions.

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003

2.     Merger Agreement and Potential Liquidity Issues

      As announced on August 5, 2003, the Company entered into a definitive agreement to merge with Gaylord Entertainment Company (“Gaylord”) in a stock-for-stock acquisition. Under the terms of the definitive agreement, the Company’s stockholders will receive 0.275 shares of Gaylord common stock for each outstanding share of Company common stock. The Company will become a wholly-owned subsidiary of Gaylord, and the Company’s stockholders will own approximately 14% of the outstanding shares of capital stock of the combined company. Gaylord is expected to retire the outstanding indebtedness of the Company upon the completion of the merger. The transaction has received the necessary regulatory approvals, and both companies have scheduled special meetings of their shareholders for November 18, 2003 to vote on the transaction. The Company expects the transaction to close in the fourth quarter of this year.

      As part of this transaction and during the period prior to closing, Gaylord has provided the Company up to $10.0 million under a non-revolving line of credit and a $5.0 million letter of credit. The non-revolving line of credit bears interest at 10.5% per annum, is unsecured and subordinated to the Company’s existing debt, and is being used for general working capital purposes. Given the Company’s liquidity needs as a result of reduced cash flow due to the seasonal slow down in guest deposits and shorter reservation lead times, the Company utilized this line of credit to maintain adequate working capital during November. As of November 12, 2003, the Company had borrowed $2.5 million under this non-revolving line of credit.

      Effective September 5, 2003 the Company and the Company’s previous credit card processor agreed to terminate their relationship. The processor had required a $5.0 million reserve account be put in place in the form of a letter of credit, cash or a third party guarantee. Gaylord secured a $5.0 million letter of credit on the Company’s behalf on August 18, 2003. The Company retained Gaylord’s credit card processor on September 11, 2003 and such processor has not required a reserve account or a letter of credit.

      The execution of the merger agreement constituted an event of default under the Company’s credit agreement, which default was waived by the lenders under the credit agreement. The Company is required under the senior note purchase agreement to offer to repurchase the senior notes at par on the effective date of the merger. On August 6, 2003, the Company made such offer to repurchase the senior notes. Such offer was not accepted and the Company intends to exercise its rights to pre-pay the notes, including a $2.2 million pre-payment fee. The prepayment date of the senior notes is expected to be the closing date of the merger with Gaylord.

      Our credit facility and senior notes mature during 2004. As of September 30, 2003, the Company has received a forbearance or a waiver on all financial covenants under our existing borrowing agreements other than the closing of the merger with Gaylord. The credit facility and senior notes are expected to be paid by Gaylord at the effective time of the merger. If the merger is not completed, we would seek to refinance or negotiate an extension of the maturity of our credit facility and senior notes. If the merger with Gaylord is not completed and the Company is unable to refinance or extend the maturities of the credit facility or the senior notes, it would have a material adverse effect on the Company (see “Factors That May Affect Future Results”).

3.     Stock-Based Compensation

      As permitted under the Financial Accounting Standards Board (“FASB”) Statement No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123,” no compensation cost has been recognized in the condensed consolidated statements

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003

of operations for issued options. The Company continues to account for stock-based compensation utilizing the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.

      In accordance with Statement No. 123, “Accounting for Stock-Based Compensation,” ResortQuest has estimated the fair value of each option grant using the Black-Scholes Option-Pricing Model. Had compensation cost for issued options been determined based on the fair value at the grant dates, ResortQuest’s net income and earnings per share would have been impacted by the pro forma amounts as indicated in the following table:

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,

	2002	2003	2002	2003

	(in thousands, except per share amounts)
Net income
As reported	$5,440	$3,188	$3,981	$5,218
Less: Pro forma stock-based employee compensation expense	—	—	(34)	(669)

Pro forma	$5,440	$3,188	$3,947	$4,549

Basic earnings per share
As reported	$0.28	$0.17	$0.21	$0.27
Less: Pro forma stock-based employee compensation expense	—	—	—	(0.03)

Pro forma	$0.28	$0.17	$0.21	$0.24

Diluted earnings per share
As reported	$0.28	$0.16	$0.21	$0.27
Less: Pro forma stock-based employee compensation expense	—	—	—	(0.03)

Pro forma	$0.28	$0.16	$0.21	$0.24

      Assumptions included an average risk-free interest rate of 3.14%; an average expected life of 4 years; a volatility factor of 47.2%; and no dividends.

4.     New Accounting Pronouncements

      In June 2001, FASB issued Statement No. 143, “Accounting for Asset Retirement Obligations.” The Company adopted this statement in the first quarter of 2003. Adoption of this statement did not have a material impact on our financial position or results of operations.

      In April 2002, the FASB issued Statement No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” This statement provides for the rescissions or amendment of certain previously issued accounting standards. The various provisions of this standard are effective for either 2002 or 2003. Also during the quarter ended June 30, 2002, Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” was issued and is effective for activities initiated after December 31, 2002. The Company adopted the applicable provisions under Statement No. 145 and Statement No. 146 during the first quarter of 2003. Adoption of these statements did not have a material impact on our financial position or results of operations.

      In December 2002, the FASB issued Statement No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123,” to provide alternative

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003

methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. Statement No. 148 also requires disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement No. 148 were effective for fiscal years ending after December 15, 2002, and the disclosure provisions were applied in our 2002 financial statements. The Company adopted the applicable disclosure provisions under Statement No. 148 during the first quarter of 2003 and will continue to account for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Adoption of Statement No. 148 did not have a material impact on our financial position or results of operations.

      In November 2002, the FASB issued FASB Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 elaborates on existing disclosure requirements for most guarantees including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the Company must recognize an additional liability for the fair value or market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002; the disclosure requirements in the interpretation were effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has adopted the measurement provisions and disclosure requirements of FIN 45 during the first quarter of 2003. Adoption of this interpretation did not have a material impact on our financial position or results of operations.

      In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities.” FIN 46 addresses consolidation by business enterprises where equity investors do not bear the residual economic risks and rewards. These entities have been commonly referred to as “special purpose entities.” Companies are required to apply the provision of FIN 46 prospectively for all variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. All interests acquired before February 1, 2003 must follow the new rules in accounting periods ending after December 15, 2003. The Company adopted this interpretation in the first quarter of 2003. Adoption of this interpretation did not have a material impact on our financial position or results of operations.

      In May 2003, the FASB issued Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” The statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new statement requires that those instruments be classified as liabilities in statements of financial position. This statement is effective for periods beginning after June 15, 2003; however, portions of this statement have been deferred indefinitely by the FASB. The Company does not expect that the adoption of Statement No. 150 will have a material effect on its consolidated financial statements.

5.     Note Receivable

      During 1998, we formalized a $4.0 million promissory note resulting from cash advances to a primary stockholder of a predecessor company who is no longer an affiliate of ResortQuest (the “Debtor”). This note is collateralized in the form of a third mortgage on residential real estate owned by the Debtor. This note bears interest at  1/2% below the prime rate of interest, but not less than 6% and not more than 10%. Interest payments under this note are due every January and July 1st, with the principal recorded in Other assets in the accompanying Condensed Consolidated Balance Sheets, being due in full on May 25, 2008. The approximately $132,000 interest payment due July 1, 2003 has not yet been received and this interest

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003

receivable along with the approximately $65,000 in accrued interest for the current quarter have been fully reserved as of September 30, 2003. Due to the failure to make the July 1, 2003 interest payments, the note is now in default. The Company has accelerated the note and demanded its payment in full. The holder of the second mortgage on the Debtor’s residential real estate has initiated foreclosure proceedings on the collateral and has named the Company as a party defendant (see “NOTE 7 — COMMITMENTS AND CONTINGENCIES” and “Part II, Item 1.”). The Company has filed a responsive pleading and a cross claim and will be amending its own claim to assert a claim for foreclosure of its mortgage. Based upon an appraisal received by the Company, the Company believes that the collateral’s expected value exceeds the total amounts collateralized by the Company, thus no valuation allowance has been recorded on the principal portion of the $4.0 million note. However, the Company is in the process of securing a further independent appraisal of the collateral. If the collateral held by the Company is insufficient to satisfy all lienholders’ claims and the Company is unable to collect the sums owed under the note, it could have a material adverse effect on the Company’s results of operations.

6.     Long-Term Borrowings

      At September 30, 2003 all long-term borrowings are classified as current maturities and are comprised of $50.0 million in senior notes due June 2004, $33.9 million in borrowings under our credit facility that expire in January 2004 and $6,000 in capital lease obligations and other borrowings assumed in connection with certain acquisitions that have varying maturities through 2004. As of September 30, 2003, the Company has received a forbearance or a waiver on all financial covenants under our existing borrowing agreements other than the closing of the merger with Gaylord, and all borrowings under our senior notes and credit facility are expected to be paid in full by Gaylord upon the closing of the transaction(see “NOTE 2 — MERGER AGREEMENT AND POTENTIAL LIQUIDITY ISSUES”).

7.     Commitments and Contingencies

Litigation

      On July 2, 2003, Sunset Management, LLC (“Sunset”) filed suit in the Circuit Court of the First Circuit, State of Hawaii, Civil No. 03-1-1389-07, against, among others, Andre Stephan Tatibouet (“Tatibouet”), Hotel Corporation of the Pacific, Inc. (now known as, ResortQuest Hawaii, LLC) (“Hotel”), a wholly-owned subsidiary of the Company, seeking, inter alia, an order of foreclosure of the mortgage held by Sunset on certain residential real property owned by Tatibouet, on which property the Company, through Hotel, holds a subordinate mortgage securing (i) a promissory note in the principal amount of $4 million (the “A” Note”), and (ii) an additional promissory note in the original principal amount of $949,827 (the “B” Note”). The original principal and accrued interest on the “B” Note have been paid in full; however, certain additional amounts owed by Tatibouet in connection with management contracts and other arrangements with the Hotel are represented by the “B” Note and accrue interest accordingly. Sunset’s mortgage secures a note in the principal amount of $1 million and is junior to a first mortgage securing a note in favor of Central Pacific Bank in the principal amount of $5 million. The interest payment of $121,142 due on the “A” Note on July 1, 2003, as well as $10,322 in accrued interest on the “B” Note, have not been made and the Company has accelerated the Notes and demanded payment in full. The Company has filed a responsive pleading and a cross-claim, and will be amending its cross-claim to assert a claim for foreclosure of its mortgage. Based upon an appraisal received by the Company, the Company believes that the collateral’s expected value exceeds the total amounts collateralized by the Company. However, the Company is in the process of securing a further independent appraisal of the collateral. In the event the collateral held by the Company is insufficient to satisfy all lienholders’ claims and the Company is unable to collect the sums owed under the Notes, it could have a material adverse effect on the Company’s results of operations.

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003

      On March 28, 2002, Patrick G. Awbrey and other parties, as owners of 16 condominium units at the Jade East condominium development in Destin, FL, filed suit in the Circuit Court for the First Judicial Circuit, Okaloosa, Case No. 02-CA01203, against Abbott Realty Services, Inc. (“Abbott”), a wholly-owned subsidiary of the Company, alleging, inter alia, nondisclosure and misrepresentation by Abbott as real estate sales agents in the sale of Plaintiffs’ units. Plaintiffs seek damages in excess of $200,000 for each plaintiff and a jury trial. The Company has filed responsive pleadings denying the plaintiffs’ allegations and asserting several affirmative defenses, among them that the claims of the plaintiffs have been released in connection with the April 2001 settlement of a 1998 lawsuit filed by the Jade East condominium owners association against the condominium’s developer. Both sides are engaged in discovery. No trial date has been set. The Company believes that it has valid defenses to the claims asserted, notwithstanding the alleged defects in construction.

      We are also involved in various legal actions arising in the ordinary course of our business. We do not believe that any of these actions will have a material adverse effect on our business, financial condition or results of operations.

Non-compete and Employment Agreements

      We have entered into non-compete agreements with many of the former owners of the companies that now comprise ResortQuest. These non-compete agreements are generally three to five years in length effective the day the operations are merged with ResortQuest. Additionally, we have entered into employment agreements with many of these former owners, all senior corporate officers and several other key employees. Among other things, these agreements allow for severance payments and some include acceleration of stock option awards upon a change in control of ResortQuest, as defined under the agreements. Effective August 4, 2003, the Company entered into amendments to its employment agreements with each of James S. Olin, Chief Executive Officer and President; L. Park Brady, Sr. V.P. and Chief Operating Officer; J. Mitchell Collins, Exec. V.P. and Chief Financial Officer; John W. McConomy, Sr. V.P. and General Counsel; Stephen D. Caron, Sr. V.P. and Chief Information Officer; and Robert Adams, Sr. V.P. and Chief Marketing Officer, providing that: i) if at any time during the period commencing on June 15, 2003 and ending on June 15, 2004, following a change of control or at any time during the one hundred fifty (150)-day period prior to a change of control, the executive’s employment is terminated by the Company Without Cause or by the executive for Good Reason, as defined in the employment agreements, in addition to the compensation entitled to be received pursuant to the executive’s employment agreement, the executive will receive an additional lump sum amount equal to one and one-half times the executive’s base salary; and ii) the executive will be reimbursed for any excise taxes that the executive may incur as a result of payments made to the executive pursuant to their employment agreements upon the termination of their employment. In addition to the above provisions, the amendment to Mr. Olin’s employment agreement provides that certain obligations as set forth in Section 3(d) and 5 (e) of his employment agreement shall survive the termination of his employment agreement. As of September 30, 2003, the maximum amount of compensation that would have been payable under all agreements if a change in control occurred and the executive was terminated would have been approximately $10.8 million. However, in conjunction with the Company’s acquisition by Gaylord, new employment agreements have been reached with Messrs. Adams, Brady, Caron, Collins, McConomy, Olin and other key employees. As a result of these new agreements, severance and other costs relating to other employees, the expected amount that will be payable upon the closing of the Gaylord transaction is approximately $3.0 million.

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003

8.     Earnings Per Share

      Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if outstanding options to purchase our securities are exercised.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,

	2002	2003	2002	2003

Basic weighted average common shares outstanding	19,251,749	19,253,552	19,247,834	19,252,363
Effect of dilutive securities — stock options	3,610	165,066	82,839	40,369

Diluted weighted average common shares outstanding	19,255,359	19,418,618	19,330,673	19,292,732

9.     Other Charges

      General and administrative expenses during the nine-months ended September 30, 2003, include $2.7 million of items that primarily relate to the proposed merger with Gaylord and the move of the Company’s corporate headquarters from Memphis, Tennessee to Destin, Florida. During the nine-months ended September 30, 2002, general and administrative expenses include $1.1 million of items that are primarily professional fees resulting from the Company’s evaluation of Gaylord’s 2002 proposal to acquire the Company, employee-related matters and a study to explore financing and strategic growth alternatives. During the fourth quarter of 2002, liabilities were recorded related to certain senior management changes and announced office closings. During the nine-months ended September 30, 2003, interest and other expense, net includes $36,000 in implied interest expense on the long-term portion of the accrual. The following table summarizes all activities related to these other charges:

	Employee
	Related	Office Closings	Gaylord
	Items	and Other Misc.	Merger	Total

	(In thousands)
Accrual at December 31, 2002	$1,980	$610	$—	$2,590
Nine-months ended September 30, 2003 expenses	30	1,015	1,665	2,710
Less: Cash payments	(953)	(1,248)	(143)	(2,344)

Accrual at September 30, 2003	1,057	377	1,522	2,956
Less: Current portion	(478)	(85)	(1,522)	(2,085)

Long-term portion of accrual	$579	$292	$—	$871

10.     Segment Reporting

      With the quarter ended March 31, 2003, the Company’s management began allocating all corporate expenses to each of the Company’s property management and First Resort Software operations. The Corporate expenses are being allocated pro rata to each operation based on total revenues for the period. We believe that this allocation method is the most appropriate given the nature of our operations. This change was made as the Company began the relocation of its Corporate headquarters to Destin, Florida and due to the continued centralization of support functions for all operations. Based on this change, the

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003

Company has two reportable segments. All goodwill is allocated to the Property Management segment. Prior to this change, Corporate expenses were not allocated to the Property Management segment. The following table presents the revenues, operating income and assets of our reportable segments, with reclassified 2002 data presented for comparative purposes:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2003	2002	2003

	(In thousands)
Revenues
Property management	$57,339	$57,513	$153,823	$151,071
First Resort Software	646	647	2,034	2,116

	$57,985	$58,160	$155,857	$153,187

Operating income (loss)
Property management	$10,727	$9,638	$21,397	$16,957
First Resort Software	(401)	(144)	(527)	(167)

	$10,326	$9,494	$20,870	$16,790

	December 31,	September 30,
	2002	2003

	(In thousands)
Assets
Property management	$267,921	$271,126
First Resort Software	5,632	5,362

	$273,553	$276,488

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of ResortQuest International, Inc.

Memphis, Tennessee

      We have audited the accompanying consolidated balance sheet of ResortQuest International, Inc. and subsidiaries (“the Company”) as of December 31, 2002, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of ResortQuest International, Inc. as of December 31, 2001, and for the years ended December 31, 2001 and 2000, before certain revisions described in Note 2 and Note 13, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated February 19, 2002.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the 2002 consolidated financial statements present fairly, in all material respects, the financial position of ResortQuest International, Inc. and subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

      As discussed above, the consolidated financial statements of ResortQuest International, Inc. as of December 31, 2001, and the years ended December 31, 2001 and 2000 were audited by other auditors who have ceased operations. As described in Note 2, these financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” (SFAS 142) which was adopted by the Company as of January 1, 2002. Our audit procedures with respect to such disclosures in Note 2 with respect to 2001 and 2000 included (i) comparing the previously reported net income to the previously issued financial statements and the adjustments to reported net income representing goodwill amortization expense (including any related tax effects) recognized in those periods related to goodwill to the Company’s underlying analysis obtained from management, and (ii) testing the mathematical accuracy of the reconciliation of reported net income to adjusted net income, and the related per-share amounts. In our opinion, the disclosures discussed for 2001 and 2000 in Note 2 are appropriate. However, we were not engaged to audit, review or apply any procedures to the 2001 and 2000 consolidated financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2001 and 2000 consolidated financial statements taken as a whole.

      Additionally, as also described in Note 2, the 2001 and 2000 consolidated financial statements have been revised to include the comparative reclassification adjustments resulting from the Company’s adoption of the Financial Accounting Standards Board’s Emerging Issues Task Force (“EITF”) Consensus No. 01-14, Income Statement Characterization of Reimbursements Received for ‘Out of Pocket’ Expenses Incurred, that was effective January 1, 2002. We audited the adjustments that were applied to restate the 2001 and 2000 other revenue from managed entities and other expenses from managed entities reflected in the 2001 and 2000 consolidated statements of operations. Our procedures included (i) agreeing the adjusted amounts of other revenues from managed entities and other expenses from managed entities to the Company’s underlying accounting records obtained from management, and (ii) testing the mathematical accuracy and validity of these underlying accounting records. In our opinion, such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review or apply any procedures to the 2001 and 2000 consolidated financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2001 and 2000 consolidated financial statements taken as a whole.

      As described in Note 13, the Company changed the composition of its reportable segments in 2003, and the amounts disclosed in the 2002, 2001 and 2000 audited financial statements relating to reportable segments have been restated to conform to the 2003 composition of reportable segments. We audited the adjustments that were applied to the restated disclosures for reportable segments reflected in the 2001 and 2000 financial statements. Our procedures included (i) comparing the adjustment amounts of segment revenues, operating income, and assets to the Company’s underlying analysis obtained from management, and (ii) testing the mathematical accuracy of the reconciliations of segment amounts to the consolidated financial statements. In our opinion, such adjustments have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2001 and 2000 financial statements taken as a whole.

      As discussed in Note 2 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

/s/ Deloitte & Touche LLP

Memphis, Tennessee,

March 19, 2003, except for Note 13,
for which the date is September 17, 2003

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of ResortQuest International, Inc.:

      We have audited the accompanying consolidated balance sheets of ResortQuest International, Inc. (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2001, and 2000, and the related consolidated Statements of Operations, changes in stockholders’ equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ResortQuest International, Inc. and subsidiaries, as of December 31, 2001, and 2000, the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

Memphis, Tennessee,

February 19, 2002.

EXPLANATORY NOTE REGARDING REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

      On May 29, 2002, ResortQuest International, Inc. decided to terminate Arthur Andersen LLP as the Company’s independent auditor and engaged Deloitte & Touche LLP to serve as its independent auditors for the year ending December 31, 2002. More information regarding ResortQuest International, Inc.’s change in independent auditors is contained in a current report on Form 8-K filed with the SEC on May 31, 2002.

      We could not obtain permission of Arthur Andersen LLP to the inclusion in this prospectus of their Report of Independent Public Accountants. Accordingly, the Arthur Andersen LLP Report of Independent Public Accountants herein is merely reproduced from ResortQuest International, Inc.’s Annual Report and Form 10-K for the year ended December 31, 2001 (although the consolidated balance sheet as of December 31, 2000 and the consolidated Statements of Operations, changes in shareholder’s equity, and cash flows for the year ended December 31, 1999 referred to in that report are not included herein) and does not include the manual signature of Arthur Andersen LLP. The conviction of our former independent auditors, Arthur Andersen LLP, on federal obstruction of justice charges may adversely affect Arthur Andersen LLP’s ability to satisfy any claims arising from the provision of auditing services to us and may impede our access to the capital markets.

RESORTQUEST INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,

	2001	2002

	(In thousands, except
	share amounts)
ASSETS
Current assets
Cash and cash equivalents	$213	$859
Cash held in escrow	22,648	15,468
Trade and other receivables, net	10,541	5,841
Deferred income taxes	1,430	724
Other current assets	6,063	4,807

Total current assets	40,895	27,699

Goodwill, net	216,534	205,830
Property, equipment and software, net	39,509	34,100
Other assets	7,336	5,924

Total assets	$304,274	$273,553

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$322	$94
Deferred revenue and property owner payables	52,457	47,402
Accounts payable and accrued liabilities	14,298	14,628
Other current liabilities	3,069	2,024

Total current liabilities	70,146	64,148

Long-term debt, net of current maturities	78,644	75,045
Deferred income taxes	9,459	2,869
Other long-term obligations	6,111	5,007

Total liabilities	$164,360	$147,069

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 50,000,000 shares authorized, 19,243,249 and 19,251,749 shares outstanding, respectively	192	193
Additional paid-in capital	153,884	153,933
Accumulated other comprehensive loss	(64)	(60)
Excess distributions	(29,500)	(29,500)
Retained earnings	15,402	1,918

Total stockholders’ equity	139,914	126,484

Total liabilities and stockholders’ equity	$304,274	$273,553

The accompanying notes are an integral part of these consolidated financial statements.

RESORTQUEST INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,

	2000	2001	2002

	(In thousands, except per share
	amounts)
Revenues
Property management fees	$78,543	$88,732	$83,668
Service fees	47,080	47,889	44,685
Real estate and other	26,391	24,335	25,384

	152,014	160,956	153,737
Other revenue from managed entities	31,247	31,999	36,504

Total revenues	183,261	192,955	190,241

Operating expenses
Direct operating	80,314	83,838	83,607
General and administrative	40,940	57,663	66,484
Depreciation	3,549	5,209	6,465
Goodwill amortization	4,934	5,670	—

	129,737	152,380	156,556
Other expenses from managed entities	31,247	31,999	36,504

Total expenses	160,984	184,379	193,060

Operating income (loss)	22,277	8,576	(2,819)
Interest and other expense, net	4,814	4,647	6,233

Income (loss) before income taxes	17,463	3,929	(9,052)
Provision for income taxes	7,857	2,328	(1,848)

Income (loss) before the cumulative effect of a change in accounting principle	9,606	1,601	(7,204)
Cumulative effect of a change in accounting principle, net of a $1.9 million income tax benefit	—	—	(6,280)

Net income (loss)	$9,606	$1,601	$(13,484)

Earnings (loss) per share
Basic
Before a cumulative effect of a change in accounting principle	$0.51	$0.08	$(0.37)
Cumulative effect of a change in accounting principle	—	—	(0.33)

Net income (loss)	$0.51	$0.08	$(0.70)

Diluted
Before a cumulative effect of a change in accounting principle	$0.51	$0.08	$(0.37)
Cumulative effect of a change in accounting principle	—	—	(0.33)

Net income (loss)	$0.51	$0.08	$(0.70)

The accompanying notes are an integral part of these consolidated financial statements.

RESORTQUEST INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’

EQUITY AND COMPREHENSIVE INCOME (LOSS)

				Accumulated
			Additional	Other
	Common	Stock	Paid-in	Comprehensive	Excess	Retained
	Shares	Amount	Capital	(Loss)	Distributions	Earnings

	(In thousands except share amounts)
Balance, January 1, 2000	18,715,447	$187	$150,974	$(33)	$(29,500)	$4,195
Net income		—	—	—	—	9,606
Foreign currency translation loss		—	—	(16)	—	—
Stock issued in connection with acquisitions	272,799	3	986	—	—	—

2000 Comprehensive Income
Balance, December 31, 2000	18,988,246	190	151,960	(49)	(29,500)	13,801
Net income	—	—	—	—	—	1,601
Foreign currency translation loss	—	—	—	(15)	—	—
Stock issued in connection with:
Acquisitions	225,527	2	1,666	—	—	—
Exercise of employee stock options	29,476	—	258	—	—	—

2001 Comprehensive loss
Balance, December 31, 2001	19,243,249	192	153,884	(64)	(29,500)	15,402
Net loss	—	—	—	—	—	(13,484)
Foreign currency translation gain	—	—	—	4	—	—
Stock issued in connection with the exercise of employee stock options	8,500	1	49	—	—	—

2002 Comprehensive Loss
Balance, December 31, 2002	19,251,749	$193	$153,933	$(60)	$(29,500)	$1,918

		Comprehensive
		Income
	Total	(Loss)

Balance, January 1, 2000	$125,823	$—
Net income	9,606	9,606
Foreign currency translation loss	(16)	(16)
Stock issued in connection with acquisitions	989	—

2000 Comprehensive Income		$9,590

Balance, December 31, 2000	136,402
Net income	1,601	$1,601
Foreign currency translation loss	(15)	(15)
Stock issued in connection with:
Acquisitions	1,668	—
Exercise of employee stock options	258	—

2001 Comprehensive Income		$1,586

Balance, December 31, 2001	139,914
Net loss	(13,484)	$(13,484)
Foreign currency translation gain	4	4
Stock issued in connection with the exercise of employee stock options	50	—

2002 Comprehensive Loss		$(13,480)

Balance, December 31, 2002	$126,484

The accompanying notes are an integral part of these consolidated financial statements.

RESORTQUEST INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,

	2000	2001	2002

	(In thousands)
Cash flows from operating activities
Net income (loss)	$9,606	$1,601	$(13,484)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash unusual items and other charges	—	3,111	16,987
Depreciation and goodwill amortization	8,483	10,879	6,465
Changes in operating assets and liabilities:
Cash held in escrow	8,690	6,342	7,180
Trade and other receivables, net	(1,507)	791	4,700
Deferred revenue and property owner payables	4,451	(12,754)	(5,055)
Accounts payable and accrued liabilities	407	(819)	105
Deferred income taxes	3,756	5,049	(4,033)
Other, net	(3,310)	(3,936)	1,818

Net cash provided by operating activities	30,576	10,264	14,683

Cash flows from investing activities
Cash portion of acquisitions, net	(8,290)	(25,585)	(2,962)
Purchases of property, equipment and software	(11,057)	(16,218)	(7,298)

Net cash used in investing activities	(19,347)	(41,803)	(10,260)

Cash flows from financing activities
Credit Facility borrowings	40,000	87,400	103,200
Credit Facility repayments	(52,000)	(58,800)	(106,750)
Payment of capital lease and other debt obligations	(333)	(1,389)	(277)
Exercise of employee stock options	—	258	50
Repayments from issuance of secured mortgage notes	(5,734)	—	—

Net cash provided by (used in) financing activities	(18,067)	27,469	(3,777)

Net change in cash and cash equivalents	(6,838)	(4,070)	646
Cash and cash equivalents, beginning of period	11,121	4,283	213

Cash and cash equivalents, end of period	$4,283	$213	$859

The accompanying notes are an integral part of these consolidated financial statements.

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002

      In these footnotes, the words “Company,” “ResortQuest,” “we,” “our” and “us” refer to ResortQuest International, Inc., a Delaware corporation, and its wholly-owned subsidiaries, unless otherwise stated or the context requires otherwise.

1.     Basis of Presentation

     Organization and Principles of Consolidation

      ResortQuest is one of the world’s leading vacation rental property management companies with over 20,000 units under management. We are the first company offering vacation condominium and home rentals, sales and management under an international brand name in over 50 premier destination resorts located in the continental United States, Hawaii and Canada. Our consolidated financial statements include the accounts of ResortQuest and its wholly-owned subsidiaries after elimination of all significant intercompany accounts and transactions.

     Acquisitions

      During 2000, we completed three acquisitions for a total cost of $9.2 million, including earn-up payments related to certain 1999 acquisitions, with 10.7% of the net consideration paid in the form of common stock with an aggregate value of $989,000, net of retired escrow shares, and the remaining $8.3 million of consideration paid in cash, net of unrestricted cash acquired. During 2001, we completed eight acquisitions for a total cost of $27.2 million, including earn-up payments related to previous acquisitions, with 6.1% of the net consideration paid in the form of common stock with an aggregate value of $1.7 million, and the remaining $25.5 million of consideration paid in cash, net of unrestricted cash acquired. During 2002, we made net cash payments approximating $3.0 million for earn-up payments related to certain 2001 acquisitions and other purchase accounting adjustments related to these acquisitions. All acquisitions were accounted for under the purchase method of accounting. The following proforma results assume the 2001 acquisitions had occurred on January 1, 2000:

	Years Ended
	December 31,

	2000	2001

	(In thousands,
	unaudited)
Revenues
ResortQuest	$183,261	$192,955
Acquisitions	17,435	796

Proforma Revenues	$200,696	$193,751

Net income
ResortQuest	$9,606	$1,601
Acquisitions	395	(173)

Proforma Combined Net income	$10,001	$1,428

Basic and Diluted EPS
ResortQuest	$0.51	$0.08
Acquisitions	0.02	(0.01)

Proforma Basic and Diluted EPS	$0.53	$0.07

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

      These unaudited proforma results are presented for comparative purposes only. The proforma results are not necessarily indicative of what our actual results would have been had the acquisitions been completed at the beginning of these periods, or of future results.

     Acquisition and Financing Costs

      Costs incurred in the course of our evaluation of acquisition candidates and the ultimate consummation of acquisitions consist primarily of attorneys’ fees, accounting fees and other costs incurred by us in identifying and closing transactions. These costs incurred are deferred on the balance sheet until the related transaction is either consummated or terminated. There were no deferred acquisition costs at December 31, 2001 and 2002. All acquisitions since January 1, 2000 have been accounted for under the purchase method of accounting, which requires that all transaction costs and the excess of the purchase price over the fair value of identified net assets acquired be reflected as goodwill. Prior to 2002, goodwill was amortized over a life up to 40 years and was calculated based on a preliminary estimate that is adjusted to its final balance within one year of the close of the acquisition (see Note 2). Additionally, certain of our acquisitions have “earn-up” provisions that require additional consideration to be paid if certain operating results are achieved over periods of up to three years. This additional consideration is recorded as goodwill when the amount is fixed and determinable.

      Similar treatment is followed in recording costs incurred by us in the course of generating additional debt or equity financing. Deferred financing costs approximated $1.6 million and $862,000, respectively, at December 31, 2001 and 2002 and are amortized as interest expense over the remaining term of the financing.

2.     Summary of Significant Accounting Policies

     Revenue Recognition

     Property Management Fees

      We receive property management fees when the properties are rented, which are generally a percentage of the rental price of the vacation property. Management fees range from approximately 3% to over 40% of gross lodging revenues collected based upon the type of services provided by us to the property owner and the type of rental units managed. Revenues are recognized ratably over the rental period based on our proportionate share of the total rental price of the vacation condominium or home. We require certain minimum deposits when reservations are booked. These deposits are recorded as a component of deferred revenue and property owner payables. Revenues from cancellations are recorded at the time of cancellation.

     Service Fees

      We internally provide or arrange through third parties certain services for property owners or guests. Service fees include reservations, housekeeping, long-distance telephone, ski rentals, lift tickets, beach equipment and pool cleaning. Internally provided services are recognized as service fee revenue when the service is provided. Services provided by third parties are generally billed directly to property owners and are not included in the accompanying consolidated financial statements.

Real Estate and Other

      We recognize other revenues primarily related to real estate broker commissions, food & beverage sales and software and maintenance sales. We have real estate broker sales operations in 31 resort locations. We recognize revenues on real estate sales when the transactions are complete, and such revenue

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

is recorded net of the related agent commissions. We also manage food & beverage operations in connection with the management of larger condominium complexes, primarily in Hawaii and Florida. We recognize food and beverage revenue at the time of sale. ResortQuest Technologies sells a fully integrated software package, First Resort Software, specifically designed for the vacation property management business, along with ongoing service contracts. Software and maintenance revenues are recognized when the systems are installed and ratably over the service period, respectively.

      Real estate and other revenues were as follows:

	Years Ended December 31,

	2000	2001	2002

	(In thousands)
Real estate brokerage commissions, net	$17,188	$15,260	$16,926
Food & beverage	4,575	4,176	4,390
Software sales and service	3,330	2,982	2,564
Other	1,298	1,917	1,504

	$26,391	$24,335	$25,384

     Direct Operating Expenses

      Direct operating expenses include expenses related to housekeeping, maintenance, reservations, marketing and advertising, and other costs associated with rental and management. Direct operating expenses also include the cost of sales and operating expenses for food & beverage and software sales and service as follows:

	Years Ended December 31,

	2000	2001	2002

	(In thousands)
Rental and management related	$73,989	$78,258	$77,547
Food & beverage	4,465	3,578	4,099
Software sales and service	1,860	2,002	1,961

	$80,314	$83,838	$83,607

     Advertising and Marketing

      In accordance with the AICPA’s Statement of Position (“SOP”) No. 93-7 “Reporting on Advertising Costs,” the Company expenses advertising and marketing costs as incurred or as the advertising takes place. Internet portal agreements are treated as advertising and are expensed ratably over the lesser of the contract period or the benefit period. Excluding payroll related items, the Company expensed $12.8 million in advertising and marketing costs during 2002.

     Comprehensive Income

      The Company follows the Financial Accounting Standards Board’s (“FASB”) Statement No. 130, “Reporting Comprehensive Income,” which established standards for reporting and display of comprehensive income and its components. Other comprehensive income consists of foreign currency translation gains and losses and is presented in the consolidated statements of stockholders’ equity and comprehensive income (loss).

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

Stock-Based Compensation

      ResortQuest applies the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for options granted under the Incentive Plan. No compensation cost has been recognized in the consolidated Statements of Operations for issued options. In accordance with Statement No. 123, “Accounting for Stock-Based Compensation,” ResortQuest has estimated the fair value of each option grant using the Black-Scholes Option-Pricing Model. Had compensation cost for awards under the Incentive Plan been determined based on the fair value at the grant dates, ResortQuest’s net income and earnings per share would have been reduced to the pro forma amounts indicated in the following table:

	Years Ended December 31,

	2000	2001	2002

	(In thousands, except per share
	amounts)
Net income (loss)
As reported	$9,606	$1,601	$(13,484)
Less: Pro forma stock-based employee compensation expense	1,012	398	752

Pro forma	$8,594	$1,203	(14,236)

Basic earnings (loss) per share
As reported	$0.51	$0.08	$(0.70)
Less: Pro forma stock-based employee compensation expense	0.06	0.02	0.04

Pro forma	$0.45	$0.06	$(0.74)

Diluted earnings (loss) per share
As reported	$0.51	$0.08	$(0.70)
Less: Pro forma stock-based employee compensation expense	0.06	0.02	0.04

Pro forma	$0.45	$0.06	$(0.74)

      See Note 10 for further information regarding stock options.

Cash and Cash Equivalents

      For the purposes of the consolidated balance sheets and statements of cash flows, we consider all investments with original maturities of three months or less to be cash equivalents.

Cash Held in Escrow

      Cash held in escrow primarily represents guest advance deposits held in escrow for lodging reservations and deposits on real estate transactions. Upon the occurrence of the guest’s stay, the lodging reservation deposits are withdrawn from escrow as we recognize our revenue, ratably over the guest’s stay, with the remaining amounts being disbursed to the homeowners of our managed properties. Upon the legal closing of a real estate transaction that we broker, real estate deposits are withdrawn from escrow as we recognize our commission revenue, net of any agent commissions.

Inventories

      Inventories consist primarily of linens and food & beverage items that are recorded at the lower of cost or market as a component of Other current assets.

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

Property, Equipment and Software

      Property, equipment and software are stated at cost or, in the case of equipment acquired under capital leases, the present value of future lease payments. Depreciation is computed using the straight-line method over the estimated useful lives of the assets or the lease terms.

      We account for the costs of computer software developed or obtained for internal use in accordance with SOP No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” In accordance with SOP No. 98-1, during 2000, 2001 and 2002, we capitalized $3.0 million, $6.4 million and $1.8 million, respectively, of software development costs, primarily related to outside professional fees and internal payroll and related benefits. At December 31, 2001 and 2002, Property, equipment and software in the accompanying consolidated balance sheets includes $9.0 million and $8.9 million, respectively, in capitalized software developed or obtained for internal use, net of amortization.

      We account for the costs of computer software developed or obtained for internal use that is also sold or otherwise marketed in accordance with FASB Statement No. 86 “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.” In accordance with Statement No. 86, during 2000, 2001 and 2002, we capitalized $4.6 million, $6.6 million and $1.7 million, respectively, of software development costs, primarily related to outside professional fees and internal payroll and related benefits. At December 31, 2001 and 2002, Property, equipment and software in the accompanying consolidated balance sheets included $9.7 million and $4.6 million, respectively, in capitalized software developed or obtained for internal use that is also sold or otherwise marketed, net of amortization.

      These costs are being amortized on a straight-line basis over the estimated useful lives of the related projects ranging from three to ten years. In accordance with Statement No. 86, we periodically, or upon the occurrence of certain events, review these capitalized software cost balances for impairment. During 2001 and 2002, general and administrative expenses include a $1.5 million and a $6.4 million, respectively, write-down of capitalized software development costs, net of accumulated amortization, related to versions of First Resort Software that were developed for internal use and marketed to be sold (see Note 4).

      Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. Upon retirement or disposition of property, equipment and software, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the consolidated Statements of Operations.

Goodwill

      Goodwill is the excess of the purchase price over fair value of identified net assets acquired in business combinations accounted for under the purchase method of accounting. Through 2001, goodwill was amortized on a straight-line basis over 40 years, other than that associated with the acquisition of First Resort Software, Inc., which was amortized over 15 years, representing the approximate remaining useful life of acquired assets. On January 1, 2002, goodwill amortization ceased upon the adoption of a new accounting pronouncement related to goodwill and intangible assets. Goodwill balances are reviewed for impairment at least annually, as well as when circumstances indicate that the carrying amount may not be recoverable (see “New Account Pronouncements”). We recorded goodwill amortization of $4.9 million and $5.7 million in 2000 and 2001, respectively.

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

      The following table summarizes the changes in the carrying amount of goodwill broken out by segment (see Note 13 for further discussion on segments):

	2001			2002

	Property			Property
	Management	Other	Total	Management	Other	Total

	(In thousands)
Balance as of January 1,	$157,004	$28,729	$185,733	$188,821	$27,713	$216,534
Cash portion of acquisitions and earn-up related payments	25,585	—	25,585	1,667	—	1,667
Stock portion of earn-up payments	1,668	—	1,668	—	—	—
Non-cash acquisition adjustments	9,218	—	9,218	—	—	—
Statement No. 142 transition impairment	—	—	—	(8,131)	—	(8,131)
Other Statement No. 142 impairment	—	—	—	—	(4,240)	(4,240)
Amortization	(4,654)	(1,016)	(5,670)	—	—	—

Balance as of December 31,	$188,821	$27,713	$216,534	$182,357	$23,473	$205,830

Impairment of Long-Lived Assets

      Long-lived assets are reviewed for impairment upon the occurrence of events or changes in circumstances that indicate that the carrying value of the assets may not be recoverable, as measured by comparing their net book value to the estimated future cash flows generated by their use. Assets held for sale are recorded at fair market value, determined principally using discounted future cash flows.

Excess Distributions

      In conjunction with the 1998 roll-up initial public offering of ResortQuest International, Inc., the cash purchase price paid to the largest founding company designated as the accounting acquiror was recorded as a distribution to owner and recorded in the consolidated balance sheet as an excess distribution.

New Accounting Pronouncements

      During the quarter ended March 31, 2002, we changed our method of accounting for reimbursable costs to conform to the FASB’s Emerging Issues Task Force Consensus No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF No. 01-14”), effective for us on January 1, 2002. As a result, reimbursements received are recorded as revenue and the costs incurred on behalf of managed associations and properties are recorded as expenses. These costs, which relate primarily to payroll costs at managed properties and associations where we are the employer, are reflected in other revenue and expenses from managed entities in the consolidated statements of operations. Revenues and expenses for the prior periods have been reclassified to conform with the current year presentation. As the reimbursements are made based upon the costs incurred with no added margin resulting in the expenses and related revenues being identical, the adoption of EITF No. 01-14 did not have any effect on our operating income, total or per share net income, cash flows or financial position.

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

      In June 2001, the FASB issued Statement No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangible Assets.” Statement No. 141 eliminated the pooling-of-interests method of accounting for business combinations and requires all transactions initiated after June 30, 2001, to be accounted for using the purchase method. Under Statement No. 142, goodwill related to our future acquisitions is not subject to amortization, and goodwill related to our historical acquisitions is no longer amortized as of January 1, 2002. The following table presents adjusted net income and earnings per share excluding goodwill amortization for the periods ended December 31:

	2000	2001	2002

Reported income (loss) before cumulative effect of a change in accounting principle	$9,606	$1,601	$(7,204)
Add back goodwill amortization	4,934	5,670	—

Adjusted income (loss) before cumulative effect of a change in accounting principle	14,540	7,271	(7,204)
Cumulative effect of a change in accounting principle	—	—	(6,280)

Adjusted net income (loss)	$14,540	$7,271	$(13,484)

Earnings per share
Basic
Before cumulative effect of a change in accounting principle	$0.51	$0.08	$(0.37)
Add back goodwill amortization	0.26	0.30	—

Adjusted income (loss) before cumulative effect of a change in accounting principle	0.77	0.38	(0.37)
Cumulative effect of a change in accounting principle	—	—	(0.33)

Adjusted net income (loss)	$0.77	$0.38	$(0.70)

Diluted
Before cumulative effect of a change in accounting principle	$0.51	$0.08	$(0.37)
Add back goodwill amortization	0.26	0.29	—

Adjusted income (loss) before cumulative effect of a change in accounting principle	0.77	0.37	(0.37)
Cumulative effect of a change in accounting principle	—	—	(0.33)

Adjusted net income (loss)	$0.77	$0.37	$(0.70)

      Goodwill is subject to reviews for impairment at least annually and upon the occurrence of certain events, and if impaired, a write-down will be recorded. Upon our adoption of Statement No. 142, our software operations and each of our geographical resort regions with assigned goodwill were each valued as a reporting unit. If the fair value of the reporting unit exceeds the book value, including assigned goodwill, no further testing is required. However, if the book value, including goodwill, is less than the fair value of the reporting unit, the assets and liabilities of the reporting unit and the fair value of the assets is the implied fair value of goodwill. To the extent that the implied fair value of goodwill was less than the book value of goodwill, an impairment charge was recognized as a cumulative effect of a change in accounting principle. Based on this test, we recorded a non-cash $8.1 million write-down of our goodwill in the first quarter of 2001 related to our Desert resort operations, partially off-set by a $1.9 million income tax benefit. The Desert resort operations are expected to continue to experience declining cash flows as a result of the economics of the Desert markets. During December 2002, management made changes to its

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

software operations strategy that included a redefinition of its target market for First Resort Software. Prior to this strategy shift, the latest version of First Resort Software was being designed to meet the needs of essentially all companies in our industry. The new strategy is to focus on the needs of small to medium-sized property management companies, which make up the majority of the industry. This change necessitated a $4.2 million write-down of the goodwill related to the software operations and a $6.4 million write-down of certain capitalized software development costs. As these write-downs were recorded after the initial adoption of this standard, a $10.6 million non-cash charge is reflected in general and administrative expenses in our 2002 income statement.

      We have completed the process of evaluating the impact of Statement No. 143, “Accounting for Asset Retirement Obligations,” and we do not expect this statement to have a material impact on our financial position or results of operations upon its adoption in 2003.

      Effective January 1, 2002 we adopted Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”; the adoption of this statement did not have a material impact to our financial position or results of operations. In April 2002, the FASB issued Statement No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” This statement provides for the rescissions or amendment of certain previously issued accounting standards. The various provisions of this standard are effective for either 2002 or 2003. Also during the quarter ended June 30, 2002, Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” was issued and is effective for activities initiated after December 31, 2002. We do not expect Statement No. 145 or No. 146 to have a material impact on our financial position or results of operations upon their adoption in 2003.

      In October 2002, the FASB issued Statement No. 147, “Acquisitions of Certain Financial Institutions,” which applies to all acquisitions of financial institutions except those between two or more mutual enterprises. Statement No. 147 has no impact on our financial statements.

      In December 2002, the FASB issued Statement No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of FASB Statement No. 123,” to provide alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. Statement No. 148 also requires disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement No. 148 are effective for fiscal years ending after December 15, 2002, and the disclosure provisions have been applied in our 2002 financial statements. We will implement the interim disclosure provisions in first quarter 2003.

      In November 2002, the FASB issued FASB Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 elaborates on existing disclosure requirements for most guarantees including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the Company must recognize an additional liability for the fair value or market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, the disclosure requirements in the interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has fully implemented the disclosure requirements of FIN 45 and will adopt the additional provisions for all qualifying transactions entered into after December 31, 2002.

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

      In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities.” FIN 46 addresses consolidation by business enterprises where equity investors do not bear the residual economic risks and rewards. These entities have been commonly referred to as “special purpose entities.” Companies are required to apply the provision of FIN 46 prospectively for all variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. All interests acquired before February 1, 2003 must follow the new rules in accounting periods beginning after June 15, 2003. FIN 46 is expected to have no impact on our consolidated results of operations or financial position.

     Financial Instruments

      As we do not have any derivatives, the carrying values of all financial instruments, excluding fixed-rate borrowings, approximate their estimated fair values. At December 31, 2001 and 2002, $50.1 million of our long-term borrowings accrue interest at fixed rates. Based on the borrowing rates currently available to us for bank loans with similar terms and average maturities, the fair value of these borrowings was $49.8 million and $49.5 million at December 31, 2001 and 2002, respectively.

     Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Geographic Concentration of Risk

      Our property management operations are concentrated in the states of Colorado, Hawaii and Florida. For the year ended December 31, 2002, Colorado, Hawaii and Florida accounted for 11%, 28% and 31%, respectively, of our consolidated revenues.

3.     Note Receivable

      During 1998, we formalized a $4.0 million promissory note resulting from cash advances to a primary stockholder of a predecessor company who is no longer an affiliate of ResortQuest. On February 16, 2000, this Note was restructured in order to provide for additional collateral. At this time, certain management fee receivables and accrued interest of approximately $1.1 million were also aggregated into a separate note (collectively, the “Notes”). The Notes are collateralized by certain real estate held by the stockholder and bear interest at  1/2% below the prime rate of interest, but not less than 6% and not more than 10%. The remaining balance on the $1.1 million note plus accrued interest was paid in full during 2001. Interest payments under the $4.0 million note are due every January and July 1st, with the principal balance recorded in Other assets in the accompanying consolidated balance sheets being due in full on May 25, 2008. To date, all interest payments due under the restructured terms of the Notes have been received.

4.     Unusual Items and Other Charges

      General and administrative expenses for 2001 include $4.7 million of items that management considers as unusual items and other charges. These charges include a $1.5 million non-cash write-down of certain previously released First Resort Software versions, a $1.3 million non-cash write-off of deferred acquisition costs related to acquisition candidates that will no longer be pursued, $1.6 million in employee-

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

related and other cash charges and $303,000 in non-cash items primarily related to the write-off of miscellaneous receivables.

      General and administrative expenses for 2002 include $15.1 million of items that management considers as unusual items and other charges. These charges include a $10.6 million non-cash write-down of certain capitalized software development costs and intangibles related to the Company’s vacation rental management software, First Resort Software, $2.6 million in severance and employee-related charges, $1.1 million in professional fees and expenses related to a study to explore financing and strategic growth alternatives and an offer to acquire the Company that was determined by the Board, after appropriate review, not to be in the best interests of the Company and its shareholders, and $760,000 of other charges related to property and office closings and consolidations. The $10.6 million write-down relates to the Company’s change in strategy that included a redefinition of its target market for First Resort Software. Prior to this strategy shift, the latest version of First Resort Software was being designed to meet the needs of essentially all companies in our industry. The new strategy is to focus on the needs of small to medium-sized property management companies, which make up the majority of the industry. This change necessitated a write-down of certain capitalized development costs and intangibles related to the software as recorded on the Company’s balance sheet. The severance and employee-related charges primarily relate to the fourth quarter senior management changes and the majority of these costs will be paid out over the next three years. The property and office closings include the closing of Shoreline Properties in Ohio and the consolidation and closings of offices in Dillon, Lafayette, and Basalt, Colorado; Memphis, Tennessee; and Hilton Head, South Carolina. The Company will realize significant payroll and lease expense savings through these consolidations.

      The following table summarizes all activities and positions related to the unusual items and other charges (in thousands):

	Employee		Office	Deferred	Deferred
	Related	Software	Closings and	Acquisition	Transaction
	Items	Development	Other Misc.	Costs	Costs	Total

2001 expense	$1,566	$1,488	$303	$1,320	$—	$4,677
Less: non cash charges	—	(1,488)	(303)	(1,320)	—	(3,111)
Less: cash payments	(1,292)	—	—	—	—	(1,292)

Accrual at December 31, 2001	274	—	—	—	—	274
2002 expense	2,661	10,594	759	—	1,053	15,067
Less: non cash charges	—	(10,594)	(112)	—	—	(10,706)
Less: cash payments	(955)	—	(37)	—	(1,053)	(2,045)

Accrual at December 31, 2002	1,980	—	610	—	—	2,590
Less: current portion	(1,006)	—	(187)	—	—	(1,193)

Long-term portion of accrual	$974	$—	$423	$—	$—	$1,397

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

5.     Supplemental Financial Information

      Trade and other receivables, net consisted of the following:

	As of December 31,

	2001	2002

	(In thousands)
Receivables from managed properties	$3,009	$2,972
Income tax receivables	4,976	37
All other receivables	3,045	3,489

Total	11,030	6,498
Less — allowance for doubtful accounts	(489)	(657)

	$10,541	$5,841

      Other current assets consisted of the following:

	As of December
	31,

	2001	2002

	(In thousands)
Inventories	$2,860	$2,984
Prepaid expenses	2,460	1,490
Other	743	333

Total	$6,063	$4,807

      Property, equipment and software, net consisted of the following:

		As of December 31,
	Estimated Useful
	Life in Years	2001	2002

		(In thousands)
Land and improvements		$2,407	$2,706
Building and improvements	15-30	7,821	7,707
Leasehold improvements	5-30	3,973	3,890
Furniture, fixtures and equipment	3-10	14,780	17,687
Vehicles	5-7	2,814	2,465
Software and web development	3-10	19,987	17,077
Leased property	3-7	1,272	949

		53,054	52,481
Total		(13,545)	(18,381)

Less — accumulated depreciation		$39,509	$34,100

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

      Accounts payable and accrued liabilities consisted of the following:

	As of December 31,

	2001	2002

	(In thousands)
Accounts payable	$6,098	$5,765
Accrued payroll	5,345	6,416
Other accrued liabilities	2,855	2,447

Total	$14,298	$14,628

      Supplemental cash flow information is as follows:

	Years Ended December 31,

	2000	2001	2002

	(In thousands)
Supplemental disclosure of cash flow information
Cash paid for interest	$6,028	$5,688	$6,827

Cash paid for income taxes	$5,919	$1,846	$82

Supplemental disclosure of non-cash flow information
Capital lease obligations	$674	$360	—

Common stock portion of acquisitions	$989	$1,668	—

6.     Long-term Debt

      On January 22, 2001, we replaced our existing Credit Facility that was to expire on May 26, 2001 with a similar facility that expires on January 22, 2004. Due to the events of September 11th, on October 30, 2001, we amended the Credit Facility to modify the restrictive covenants to allow more flexibility for us under this debt agreement through the end of 2002. The amendment also allowed for up to a 100 basis point increase to our interest rate based on certain financial ratios. Subject to certain limitations, the Credit Facility may be used to borrow up to $40 million for capital expenditures and for general corporate purposes. Available borrowings are reduced by open letters of credit. The credit agreement requires us to comply with various loan covenants, which include maintenance of certain financial ratios, restrictions on additional indebtedness and restrictions on liens, guarantees, advances, capital expenditures, sale of assets and dividends. Interest on outstanding balances of the Credit Facility is computed at our election, on the basis of either the Prime Rate or the Eurodollar Rate, as defined, plus a margin of 2.0% up to 3.0% based on the amendment discussed above. At December 31, 2002, the weighted average interest rate on the $25.0 million in outstanding indebtedness was 4.57%. Availability fees are 0.5% per annum and are payable on the unused portion of the Credit Facility. Interest and availability fees are payable monthly.

      On June 16, 1999, we issued $50 million of Senior Notes, due June 2004, in connection with a note purchase agreement. On October 30, 2001, we also amended the Senior Notes to modify the restrictive covenants through the end of 2002 to allow more flexibility for us under this debt agreement. The amendment also allowed for up to a 100 basis point increase to our interest rate based on certain financial ratios. At December 31, 2002, the interest rate on the Senior Notes was 10.06%. The note purchase agreement contains loan covenants substantially similar to those of the credit agreement under the Credit Facility and has prepayment restrictions. Interest is payable quarterly.

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

      The Credit Facility is secured pari passu to the Senior Notes by substantially all of our assets, including the stock of our significant subsidiaries, as defined. Due to the unusual items and other charges recorded during the fourth quarter of 2002, we were not in compliance with certain covenants related to our Credit Facility and Senior Notes. During March 2003 we finalized an amendment to our borrowing agreements to bring us into compliance which required us to pay a 1.4% amendment fee approximating $1.3 million. The amendment will allow more flexibility for us under the debt agreement through the end of 2003. Management is currently in discussions to refinance all outstanding borrowings during 2003. There is no assurance that we will be able to refinance these borrowings and significant changes to the current terms, such as interest rates and restrictive covenants, may result from any refinancing.

      Long-term debt consisted of the following:

	As of December 31,

	2001	2002

	(In thousands)
Senior Notes	$50,000	$50,000
Credit Facility	28,600	25,045
Various notes with banks, secured by certain assets, at interest rates ranging from 1.9% to 10.0%, due between March 2002 through December 2003	71	15
Capital lease obligations	295	79

Total	78,966	75,139
Less — current maturities	(322)	(94)

Long-term debt, net of current maturities	$78,644	$75,045

      Annual maturities of long-term debt are: 2003, $94,000; 2004, $75.0 million; and none thereafter.

7.     Operating Leases

      ResortQuest has entered into non-cancelable operating leases for equipment, operating space, office space, hotel properties and individual condominium units within its managed properties. At December 31, 2002, future minimum lease commitments under non-cancelable operating leases are as follows:

Years Ended
December 31

(In
thousands)
2003	$7,465
2004	6,271
2005	5,756
2006	4,876
2007	3,404
Thereafter	13,411

$41,183

      Under terms of the leases, ResortQuest is generally required to pay all taxes, insurance and maintenance. Rent expense for 2000, 2001 and 2002 was approximately $5.9 million, $7.2 million and $7.6 million, respectively.

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

      In conjunction with certain acquisitions, ResortQuest entered into several lease agreements with certain former owners, that have also served on the Company’s Board of Directors at some point in the past three years, for the use of office space and facilities. Lease payments made to these former owners during 2000, 2001 and 2002 were approximately $410,000, $433,000 and $231.000, respectively.

8.     Commitments and Contingencies

Guarantees

      Certain of our management agreements in Hawaii contain provisions for guaranteed levels of returns to owners. These agreements also contain force majeure clauses to protect the Company from forces or occurrences beyond the control of management. During 2000, 2001 and 2002, ResortQuest made payments in excess of the management fees earned on these guaranteed agreements of $390,000, $704,000 and $334,000, respectively.

Acquisition Indemnification

      Subject to certain limitations, pursuant to the Agreement and Plan of Organization entered into by and between each acquired entity and ResortQuest (each an “Agreement”), the stockholders of each acquired entity have indemnified ResortQuest against losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses as a result of or arising from any breach of the representations and warranties in the Agreement, any liability under the Securities Act of 1933 (“1933 Act”), the Securities Exchange Act of 1934 (“1934 Act”) or other federal or state law or regulation arising out of or based upon any untrue statement of a material fact relating solely to an acquired entity or the stockholders and certain other identified claims or litigation.

      In addition, pursuant to each Agreement and subject to certain limitations, ResortQuest agreed to indemnify the stockholders against losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses incurred by the stockholders as a result of or arising from any breach by ResortQuest or of its representations and warranties in the Agreement, any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to ResortQuest or any of the acquired entities contained in certain filings with the Securities and Exchange Commission or the matters described in the schedules to the Agreement relating to guarantees.

      ResortQuest is not aware of any events that have or could have caused any party to act under such indemnification under any of the Agreements during the periods presented in the accompanying consolidated financial statements.

Litigation

      On May 26, 2000, Hotel Corp. of the Pacific, Inc., a wholly-owned subsidiary of ResortQuest International doing business as Aston Hotels & Resorts, instituted legal proceedings in the Circuit Court for the First Circuit of Hawaii against Andre S. Tatibouet, the then president of Hotel Corp. This action arose out of a document styled “Cooperation Agreement” that was signed by Andre S. Tatibouet, purporting to act on behalf of Hotel Corp., on the one hand, with Cendant Global Services B.V. and Aston Hotels & Resorts International, Inc., on the other hand. The Cooperation Agreement contains several provisions that are detrimental to Hotel Corp., including provisions purporting to transfer certain intellectual property and limit certain intellectual property rights held by Hotel Corp. Monetary damages for breach of fiduciary duty, fraud, and negligent misrepresentation were sought by Hotel Corp. By order of the Circuit Court, the claims asserted by Hotel Corp. in the lawsuit were consolidated with an

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

arbitration demand, filed with the American Arbitration Association by Mr. Tatibouet, in which he alleged various breaches of his employment agreement with Hotel Corp.

      The arbitration hearing took place in September 2001, where Mr. Tatibouet claimed damages of approximately $17.5 million and ResortQuest claimed damages of approximately $4.7 million. On March 14, 2002, the arbitration panel issued its Reasoned Opinion and Final Award. The panel concluded that Mr. Tatibouet had breached his fiduciary duty to Hotel Corp. and awarded Hotel Corp. $55,559 related to the reimbursement of certain legal expenses. The panel denied all of Mr. Tatibouet’s claims and requests for damages as well as declaratory and other relief.

      On May 26, 2000, ResortQuest International and Hotel Corp. brought an action in the Circuit Court for the First Circuit of Hawaii against Cendant Corporation, Aston Hotels & Resort International Inc. and Cendant Global Services B.V (“Defendants”) seeking damages for breach of contract against Cendant, and the equitable remedies or rescission and replevin. This action arose out of Mr. Andre S. Tatibouet’s purported negotiation on behalf of Hotel Corp. of the Pacific, Inc., a subsidiary of ResortQuest International, of a document styled Cooperation Agreement.

      ResortQuest and Cendant entered into an amended Cooperation Agreement on July 15, 2002. As a result of the execution of that agreement, on July 15, 2002 ResortQuest moved to dismiss its court action against Defendants by filing a stipulation for complete dismissal with prejudice as to all claims and parties.

      We are also involved in various legal actions arising in the ordinary course of our business. We do not believe that any of the remaining actions will have a material adverse effect on our business, financial condition or results of operations.

Insurance

      ResortQuest carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers’ compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies during the periods presented in the accompanying consolidated financial statements.

Employee Health Insurance

      We introduced a national healthcare plan on August 1, 2000 for all domestic team members. The plan provides a broad spectrum of healthcare choices for all full-time team members to select the coverage that best suits their needs. The plan includes medical, dental, vision, life, AD&D, LTD and voluntary life insurance coverages. The employee medical and dental coverages are self-insured by the Company. All self-insurance reserves include accruals of estimated settlements for known claims, as well as accruals for estimates of incurred, but not reported claims. These estimates are based on industry claim factors provided by a plan administrator. Though changes in cost assumptions, as well as changes in actual experience, could cause these estimates to change significantly in the near term, the Company maintains stop loss insurance to minimize the effect of large claims on its financial results. During 2000, 2001 and 2002, the Company incurred $540,000, $3.5 million, and $2.3 million, respectively, in expenses related to this self-insured plan.

Workers’ Compensation Insurance

      We introduced a self-insured workers’ compensation insurance plan on December 1, 2000 for most domestic team members. Previous coverage was provided through full premium-based policies. Team members in certain locations remain covered under these premium-based policies. All self-insurance reserves include accruals of estimated settlements for known claims, as well as accruals for estimates of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

incurred, but not reported claims. These estimates are based on industry claim factors provided by a plan administrator. Though changes in cost assumptions, as well as changes in actual experience, could cause these estimates to change significantly in the near term, the Company maintains stop loss insurance to minimize the effect of large claims on its financial results. During 2000, 2001 and 2002, the Company incurred $92,000, $1.0 million and $1.2 million, respectively, in expense related to this self-insured plan.

Benefit Plans

      On April 1, 1999, we established a 401(k) profit sharing plan that covers all domestic team members and all pre-existing plans were merged into this plan. The plan permits employees to defer from 1% to 20% of eligible earnings, the Company matches 50% of the first 6% of employee contributions, and employee vesting in Company matching contributions occurs over a three-year period. During 2000, 2001 and 2002, the Company incurred $424,000, $633,000 and $617,000, respectively, in expense related to this plan.

Employment Agreements

      We have entered into non-compete agreements with many of the former owners of the companies that now comprise ResortQuest. These non-compete agreements are generally three to five years in length effective the day the operations are merged with ResortQuest. Additionally, we have entered into employment agreements with many of these former owners, all senior corporate officers and several key employees. Among other things, these agreements allow for severance payments and some include acceleration of stock option awards upon a change in control of ResortQuest, as defined under the agreements. At December 31, 2002, the maximum amount of compensation that would be payable under all agreements if a change in control occurred without prior written notice would be approximately $4.3 million.

9.     Stockholders’ Equity

Common Stock

      ResortQuest is authorized to issue 50.0 million shares of common stock. At December 31, 2001, ResortQuest had 19,243,249 shares of common stock issued and outstanding (16,938,033 shares of common stock and 2,305,216 shares of restricted common stock). At December 31, 2002, ResortQuest had 19,251,749 shares of common stock issued and outstanding (17,052,960 shares of common stock and 2,198,789 shares of restricted common stock). The common stock and restricted common stock are identical except that the holders of restricted common stock are only entitled to one-half of one vote for each share on all matters.

      We have registered 8.0 million shares of common stock through various shelf registration statement filings. As of December 31, 2001 and 2002, we had issued 3,289,487 shares under these shelf registration statements in connection with acquisitions.

Preferred Stock

      ResortQuest’s authorized capital includes 10.0 million shares of undesignated preferred stock with a $0.01 par value. On February 25, 1999, our Board of Directors adopted a stockholder rights plan designed to protect our stockholders in the event of takeover action that would deny them the full value of their investment. Under this plan, a dividend distribution of one right for each share of common stock was declared to holders of record at the close of business on March 15, 1999. The rights will also attach to common stock issued after March 15, 1999. The rights will become exercisable only in the event, with

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

certain exceptions, an acquiring party accumulates 15% or more of our voting stock, or if a party announces an offer to acquire 15% or more of our voting stock. The rights will expire on March 15, 2009. Each right will entitle the holder to buy one one-hundredth of a share of a new series of preferred stock at a price of $87.00. In addition, upon the occurrence of certain events, holders of the rights will be entitled to purchase either our stock or shares in an “acquiring entity” at half of the then current market value of our common stock. We generally will be entitled to redeem the rights at $0.01 per right at any time until the date on which a 15% position in our voting stock is acquired by any person or group.

Note 10.     Stock Options

      Options granted under our Long-Term Incentive Plan (the “Incentive Plan”) vest annually and ratably over a period from three to four years after the date of grant and expire five to ten years after the grant date. ResortQuest has reserved 15% of outstanding authorized common stock for use in connection with the Incentive Plan and also provides for the issuance of stock appreciation rights, restricted or deferred stock, dividend equivalents, bonus shares and awards in lieu of our obligations to pay cash compensation, non-employee directors’ deferred shares or other awards. The value of the options is based in whole or in part upon the value of the common stock.

      A summary of ResortQuest’s stock option transactions is as follows:

			Common Stock
	Weighted Average	Options	Available for
	Exercise Price	Outstanding	Grant

Balance — December 31, 1999	$10.26	2,409,612	397,705
Approval of new options	n/a	—	40,919
Granted	5.35	603,900	(603,900)
Cancelled	10.23	(337,424)	337,424

Balance — December 31, 2000	$9.14	2,676,088	172,148
Approval of new options	n/a	—	38,251
Granted	6.46	241,499	(241,499)
Exercised	8.73	(29,476)	29,476
Cancelled	10.52	(154,589)	154,589

Balance — December 31, 2001	$8.88	2,733,522	152,965
Approval of new options	n/a	—	1,275
Granted	3.97	420,500	(420,500)
Exercised	5.74	(8,500)	8,500
Cancelled	9.61	(1,227,663)	1,227,663

Balance — December 31, 2002	$7.34	1,917,859	969,903

      On October 28, 2002 the Company filed on Form SC TO-I a tender offer statement under section 13(e)(4) of the Securities and Exchange Act of 1934. This Tender Offer Statement on Schedule TO relates to an offer by the Company to exchange all options outstanding under the ResortQuest International, Inc.’s Amended and Restated 1998 Long-Term Incentive Plan having an exercise price greater than $5.99 and held by its employees and directors, other than its executive officers, for new options, to purchase shares of Common Stock to be granted under the Plan, upon the terms and subject to the conditions described in the tender offer to exchange. The number of shares of Common Stock subject to the new options will be equal to a percentage of the number of shares of common stock

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

subject to the options tendered and accepted for exchange. The percentage is determined by the exercise price per share of the options tendered and accepted for exchange. Options tendered for exchange during 2002 were 1,199,930 and are reflected as cancelled shares in the above table. The Company expects to issue 340,065 new options in May 2003 at the then market price in exchange for the options tendered.

      The weighted average fair value of options granted by ResortQuest for 2000, 2001 and 2002 was $2.76, $4.05 and $2.36, respectively. Assumptions included an average risk-free interest rate ranging from 2.6% to 6.8%; an average expected life of 2.6 to 4.0 years; a volatility factor of 40.4% to 84.3%; and no dividends. At December 31, 2002, there were 1,446,978 exercisable stock options outstanding with exercise prices that range from $3.60 to $16.00 with a weighted average exercise price of $8.18 and a weighted average remaining contractual life of 4.0 years.

      The following table summarizes information about all stock options outstanding at December 31, 2002:

	Number	Remaining	Exercise
Exercise Price	Outstanding	Contractual Life	Price

$3.60 - $4.94	803,748	3.6 years	$4.15
5.06 - 10.06	468,196	2.6 years	7.70
11.00 - 16.00	645,915	5.3 years	11.05

$3.60 - $16.00	1,917,859	3.9 years	$7.34

11.     Income Taxes

      The income tax provision, including the $1.9 million benefit on the cumulative effect of a change in accounting principle, consisted of the following:

	Years Ended December 31,

	2000	2001	2002

	(In thousands)
Current
Federal	$3,136	$(2,585)	$(1,346)
State	965	(136)	(465)
Deferred
Federal	3,401	4,638	(1,676)
State	355	411	(212)

Total	$7,857	$2,328	$(3,699)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

      The difference between the statutory federal income tax rate and the effective income tax rate expressed as a percentage of income before income taxes, excluding the cumulative effect of a change in accounting principle, was as follows:

	Years Ended
	December 31,

	2000	2001	2002

Federal statutory rate	35.0%	34.0%	34.0%
State and foreign income taxes, net of federal benefit	3.6	4.3	4.2
Goodwill and other permanent items	9.8	44.7	(19.2)
Adjustments to estimated income tax accruals	(3.4)	(23.8)	1.4

Effective income tax rate	45.0%	59.2%	20.4%

      The tax effects of temporary differences that give rise to significant portions of our deferred tax assets and liabilities were as follows:

	As of December 31,

	2001	2002

	(In thousands)
Deferred tax assets:
Claims and other reserves	$731	$724
Federal net operating losses	—	5,923
State net operating losses	710	981
Other	137	386

Total deferred tax assets	$1,578	$8,014

Deferred tax liabilities:
Deductible goodwill amortization	$(3,127)	$(5,339)
Basis difference on fixed assets	(6,480)	(4,650)
Other	—	(170)

Total deferred tax liabilities	(9,607)	(10,159)

Net deferred tax liabilities	$(8,029)	$(2,145)

12.     Earnings Per Share

      In accordance with the provisions of Statement No. 128, “Earnings Per Share,” we compute our basic earnings per share by dividing Net income by the number of weighted average common shares outstanding during the year. Our Diluted earnings per share is computed by dividing Net income by the number of weighted average common stock equivalents outstanding during the year. Common stock equivalents consisted solely of stock options outstanding under our Incentive Plan (see Note 10). Stock options with an exercise price greater than the market price are considered anti-dilutive and are not included in the common stock equivalent calculation. The anti-dilutive options were 2,172,588 for 2000; 1,878,737 for 2001, and 1,104,111 for 2002. Common stock equivalents are not considered in the diluted share

RESORTQUEST INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

calculation for periods where a net loss is recorded. The following summarizes the weighted average shares:

	Years Ended December 31,

	2000	2001	2002

Basic weighted average common shares outstanding	18,962,752	19,167,203	19,248,828
Effect of dilutive securities — stock options	54,919	175,616	121,266

Diluted weighted average common shares outstanding	19,017,671	19,342,819	19,370,094

13.     Segment Reporting

      With the quarter ended March 31, 2003, the Company’s management began allocating all corporate revenues, expenses and assets to each of the Company’s property management and First Resort Software operations. The Corporate balances are being allocated pro rata to each operation based on total revenues. We believe that this allocation method is the most appropriate given the nature of our operations. This change was made as the Company began the relocation of its corporate headquarters to Destin, Florida and due to the continued centralization of support functions for all operations. Based on this change, the Company has two reportable segments. Prior to this change, corporate revenues, expenses and assets were not allocated to the Property Management segment. The following table presents the revenues, operating income and assets of our reportable segments as conformed to this new presentation as if the allocation change had been made effective January 1, 2000:

	Years Ended December 31,

	2000	2001	2002

	(In thousands)
Revenues
Property management	$179,928	$189,968	$187,504
First Resort Software	3,333	2,987	2,737

	$183,261	$192,955	$190,241

Operating income
Property management	$22,123	$10,880	$8,895
First Resort Software	154	(2,304)	(11,714)

	$22,277	$8,576	$(2,819)

Assets
Property management		$290,214	$267,921
First Resort Software		14,060	5,632

		$304,274	$273,553

14.     Related-Party Transactions

      During 2000 and 2001, ResortQuest had significant transactions with three related parties and their affiliates, who had served the Company as directors. During 2002, ResortQuest had significant transactions with two related parties and their affiliates, a current director and the former owner of Aston Hotels & Resorts (“Former Owner”).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002

      ResortQuest has consulting and management agreements with related parties that includes assistance in operations, identifying acquisitions and involvement in local and governmental affairs. During 2000, 2001 and 2002, we incurred $215,000, $312,000 and $178,000, respectively, relative to these consulting agreements.

      ResortQuest receives sales commissions for selling properties developed by a related party and his affiliates. These net commissions approximated $1.5 million and $1.4 million during 2000 and 2001, respectively.

      ResortQuest entered into numerous transactions with the Former Owner and his affiliates. ResortQuest provides management and centralized services (cooperative sales and marketing, reservations, accounting services and other reimbursements) for four hotels, two of which are owned by the Former Owner and two of which are managed for an affiliate of the Former Owner. The management fees charged to these hotels approximated $1.1 million, $1.2 million and $809,000 in 2000, 2001 and 2002, respectively. Additionally, ResortQuest provides administrative services to AST International LLC, a company that is controlled by the Former Owner. Related to these services, we recognized $42,000, $29,000 and $11,000 of revenue during 2000, 2001 and 2002, respectively.

      ResortQuest provides consulting and management services to entities owned by a former director. During 2000 and 2001, we received $368,000 and $216,000, respectively, relative to these consulting agreements. ResortQuest also manages vacation properties pursuant to its standard management agreement that are owned or co-owned by related parties and employees of the Company.

Gaylord Entertainment Company

Offer to Exchange

up to $350,000,000 of 8% Senior Notes due 2013
for
up to $350,000,000 of 8% Senior Notes due 2013
that have been registered under the Securities Act of 1933

        Each broker-dealer registered as such under the Securities Exchange Act of 1934 that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal that accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 180 days from the date of effectiveness of the registration statement of which this prospectus is a part and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with any resale of new notes received by a broker-dealer for its own account. See “Plan of Distribution.”

PROSPECTUS

                  , 2004

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Delaware Registrants

      The following registrants are, as specified below, corporations, limited liability companies or limited partnerships organized under the laws of the State of Delaware: Gaylord Entertainment Company (the “Company”), Gaylord Creative Group, Inc., Gaylord Investments, Inc., Gaylord Program Services, Inc., Opryland Attractions, Inc., Opryland Theatricals, Inc., ResortQuest International, Inc., Base Mountain Properties, Inc., Coastal Resorts Management, Inc., Coates, Reid & Waldron, Inc., CRW Property Management, Inc., Exclusive Vacation Properties, Inc., High Country Resorts, Inc., K-T-F Acquisition Co., Mountain Valley Properties, Inc., Plantation Resort Management, Inc., ResortQuest Hilton Head, Inc., Ridgepine, Inc., Scottsdale Resort Accommodations, Inc. and Steamboat Premier Properties, Inc. (the “Delaware Corporate Registrants”) and CCK Holdings, LLC, Gaylord Hotels, LLC, OLH Holdings, LLC, Opryland Hotel-Texas, LLC, Coastal Resorts Realty, LLC, and ResortQuest Southwest Florida, LLC (the “Delaware LLC Registrants”), and Opryland Hotel-Texas Limited Partnership (the “Delaware LP Registrant”).

      Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses, (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Section 18-108 of the Delaware Limited Liability Company Act, empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any all claims and demands whatsoever. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, or the LP Act, empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

      Pursuant to authority conferred by Delaware law, the Delaware Corporate Registrants’ certificates of incorporation, the Delaware LLC Registrants’ certificates of formation and the Delaware Limited Partnership’s limited partnership agreement, contain provisions providing that no director, manager or limited partner, as the case may be, shall be liable to it or its stockholders, members or partners, as the case may be, for monetary damages for breach of fiduciary duty as a director, member or partner, as the case may be, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law as then in effect or as it may be amended. This provision is intended to eliminate the risk that a director, member or limited partner might incur personal liability to the Company or its stockholders, members or partners for breach of the duty of care.

      The Delaware Corporate Registrants’ certificates of incorporation and bylaws, the Delaware LLC Registrants’ certificates of formation and limited liability company agreements and the Delaware LP Registrant’s limited partnership agreement contain provisions requiring Gaylord to indemnify and advance expenses to its directors, members or limited partners, as the case may be, and officers to the fullest extent permitted by law. Among other things, these provisions generally provide indemnification for each registrant’s officers and directors, members, and limited partners, as the case may be, against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director, member, partner or officer in defense of any such lawsuit or proceeding if the director, member, partner or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and in certain cases only if the director, member, limited partner or officer is not adjudged to be liable to the company.

      The Delaware Corporate Registrants, the Delaware LLC Registrants and the Delaware LP Registrant maintain insurance on behalf of any person who is or was its director, member, limited partner or officer, or is now or was serving at the request of the applicable registrant as a director, member, limited partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not any registrant would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws, limited liability company agreement or limited partnership agreement.

California Registrant

      Cove Management Services, Inc. (“Cove Management”) is a corporation incorporated under the laws of the State of California. Section 317 of the California Corporations Code provides for the indemnification of officers, directors, and other corporate agents of a California corporation in substantially the same manner and to same extent as Section 145, inter alia, of the Delaware General Corporation Law as previously described applies to Delaware corporations except that: (i) permissible indemnification does not cover actions the person reasonably believed were not opposed to the best interests of the corporation, as opposed to those the person believed were in fact in the best interests of the corporation; (ii) the Delaware General Corporation Law permits advancement of expenses to agents other than officers and directors only upon approval of the board of directors; (iii) in a case of stockholders’ approval of indemnification, the California Corporations Code requires certain minimum votes in favor of such indemnification and excludes the vote of the potentially indemnified person; and (iv) the California Corporations Code only permits independent counsel to approve indemnification if an independent quorum of directors is not obtainable, while the Delaware General Corporation Law permits the directors in any circumstances to appoint counsel to undertake such determination.

      Section 317 of the California Corporations Code provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise. Cove Management’s articles of incorporation and bylaws provide that the corporation will indemnify its directors and officers to the fullest extent not prohibited by the California Corporation Code.

      Cove Management maintains insurance on behalf of any person who is or was its director or officer, or is now or was serving at the request of Cove Management as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Cove Management would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws.

Colorado Registrants

      The following registrants are corporations or limited liability companies (as specified below) organized under the laws of the State of Colorado: Accommodations Center, Inc., Collection of Fine Properties, Inc., Columbine Management Company, First Resort Software, Inc., Houston and O’Leary Company, Telluride Resort Accommodations, Inc. and Ten Mile Holdings, Ltd. (the “Colorado Corporate Registrants”) and Peak Ski Rentals, LLC (“Peak Ski”).

      Section 7-109-102 of the Colorado Business Corporation Act specifies the circumstances under which a corporation may indemnify its directors, officers, employees or agents. For acts done in a person’s “official capacity,” the Colorado Business Corporation Act generally requires that an act be done in good faith and in a manner reasonably believed to be in the best interests of the corporation. In all other civil cases, the person must have acted in good faith and in a way that was not opposed to the corporation’s best interests. In criminal actions or proceedings, the Colorado Business Corporation Act imposes an additional requirement that the actor had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, or charging a person with the improper receipt of a personal benefit, no indemnification, except for court-ordered indemnification for reasonable expenses occurred, can be made. Indemnification is mandatory when any director or officer is wholly successful, on the merits or otherwise, in defending any civil or criminal proceeding. Section 7-80-410 of the Colorado Limited Liability Company Act provides that a limited liability company shall indemnify every member and manager, and in the case of any other person, may indemnify, in respect of payments made and personal liabilities reasonably incurred by that member or manager in the ordinary and proper conduct of the limited liability company’s business or for the preservation of the limited liability company’s business or property.

      The Colorado Corporate Registrants’ articles of incorporation and bylaws, and Peak Ski’s articles of organization and operating agreement, contain provisions requiring each registrant to indemnify and advance expenses to, its directors, members, or officers to the fullest extent permitted by law. Among other things, these provisions generally provide indemnification for each company’s officers, directors or members against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director, member or officer in defense of any such lawsuit or proceeding if the director, member or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and in certain cases only if the director, member or officer is not adjudged to be liable to the company.

      The Colorado Corporate Registrants and Peak Ski maintain insurance on behalf of any person who is or was its director, member or limited partner or officer, or is now or was serving at the request of the applicable company as a director, member, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not any company would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws or operating agreement.

Florida Registrants

      The following registrants are corporations, limited liability companies or limited partnerships (as specified below) organized under the laws of the State of Florida: Abbott Realty Services, Inc. and The Tops’l Group, Inc. (the “Florida Corporate Registrants”), Abbott & Andrews Realty, LLC, Abbott Resorts, LLC, Advantage Vacation Homes by Styles, LLC, Bluebill Properties, LLC, Coastal Real Estate Sales, LLC, Coastal Resorts International, LLC, Priscilla Murphy Realty, LLC, Styles Estates, LLC and Tops’l Club of NW Florida, LLC (the “Florida LLC Registrants”) and Opryland Hotel-Florida Limited Partnership (the “Florida LP Registrant”).

      Section 607.0850 of the Florida Business Corporation Act generally provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Section 608.4229 of the Florida Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding the foregoing, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608.426 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

      The Florida Corporate Registrants’ articles of incorporation and bylaws, the Florida LLC Registrants’ articles of organization and limited liability company declaration, and the Florida LP Registrant’s limited partnership agreement, contain provisions requiring each respective company to indemnify and advance expenses to its directors, members, partners and officers to the fullest extent permitted by law. Among other things, these provisions generally provide indemnification for each company’s officers, directors, members and partners against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director, member, partner or officer in defense of any such lawsuit or proceeding if the director, member, partner or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and in certain cases only if the director, member, partner or officer is not adjudged to be liable to company.

      The Florida Corporate Registrants, the Florida LLC Registrants, and the Florida LP Registrant, maintain insurance on behalf of any person who is or was its director, member, partner or officer, or is now or was serving at the request of the company as a director, member, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws, limited liability company declaration or limited partnership agreement.

Georgia Registrant

      THE Management Company and Trupp-Hodnett Enterprises, Inc. (the “Georgia Registrants”) are both incorporated under the laws of the State of Georgia.

      Sections 14-2-852 through 857 of the Georgia Business Corporation Code generally permit a corporation to indemnify any director, officer or other person who is a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

      The Georgia Registrants’ articles of incorporation and bylaws contain provisions requiring the company to indemnify and advance expenses to, its directors and officers to the fullest extent permitted by law. Among other things, these provisions generally provide indemnification for the company’s officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and in certain cases only if the director or officer is not adjudged to be liable to company.

      The Georgia Registrants maintain insurance on behalf of any person who is or was its director or officer, or is now or was serving at the request of the company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws.

Hawaii Registrants

      The following registrants are corporations or limited liability companies (as specified below) organized under the laws of the State of Hawaii: Maui Condominium and Home Realty, Inc., REP Holdings, Ltd., and RQI Holdings, Ltd. (the “Hawaii Corporate Registrants.”) and Office and Storage LLC and ResortQuest Hawaii, LLC (the “Hawaii LLC Registrants”).

      Section 414-242 through 246 of the Hawaii Business Corporation Act provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if: the individual conducted the individual’s self in good faith and the individual reasonably believed: (i) in the case of conduct of official capacity, that the individual’s conduct was in the best interests of the corporation; and (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Notwithstanding the foregoing, a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Furthermore, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

      The Hawaii Corporate Registrants’ articles of incorporation and bylaws, and the Hawaii LLC Registrants’ articles of organization and operating agreement, contain provisions requiring each company to indemnify and advance expenses to its directors, members and officers to the fullest extent permitted by law. Among other things, these provisions generally provide indemnification for each company’s officers, directors and members against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director, member or officer in defense of any such lawsuit or proceeding if the director, member or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and in certain cases only if the director, member or officer is not adjudged to be liable to the company.

      The Hawaii Corporate Registrants and the Hawaii LLC Registrants maintain insurance on behalf of any person who is or was its director, member or officer, or is now or was serving at the request of each respective company as a director, member, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws or operating agreement.

Massachusetts Registrant

      The Maury People, Inc. (the “MP, Inc.”) is a corporation incorporated under the laws of the Commonwealth of Massachusetts.

      Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts generally provides that a corporation may indemnify its directors, officers, employees or agents against certain liabilities and expenses, which they may incur as directors, officers, employees or agents of a corporation.

      MP, Inc.’s articles of incorporation and bylaws contain provisions requiring the company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law. Among other things, these provisions generally provide indemnification for the company’s officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and in certain cases only if the director or officer is not adjudged to be liable to the company.

      MP, Inc. maintains insurance on behalf of any person who is or was its director or officer, or is now or was serving at the request the company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Massachusetts Registrant would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws.

Montana Registrant

      Ryan’s Golden Eagle Management, Inc. (the “RGEM, Inc.”) is a corporation incorporated under the laws of the State of Montana.

      Section 35-1-452 of the Montana Business Corporation Act provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (a) he conducted himself in good faith; (b) he reasonably believed in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests and, in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

      RGEM, Inc.’s certificate of incorporation and bylaws contain provisions requiring the company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law. Among other things, these provisions generally provide indemnification for RGEM, Inc.’s officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and in certain cases only if the director or officer is not adjudged to be liable to the company.

      RGEM, Inc. maintains insurance on behalf of any person who is or was its director or officer, or is now or was serving at the request RGEM, Inc. as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not RGEM, Inc. would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws.

North Carolina Registrants

      B&B on the Beach, Inc., Brindley & Brindley Realty & Development, Inc. and R&R Resort Rental Properties, Inc. (the “North Carolina Registrants”) are all corporations incorporated under the laws of the State of North Carolina.

      Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit indemnification of a corporation’s directors and officers in a variety of circumstances.

      The North Carolina Registrants’ articles of incorporation and bylaws contain provisions requiring each company to indemnify and advance expenses to, its directors and officers to the fullest extent permitted by law. Among other things, these provisions generally provide indemnification for each company’s officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and in certain cases only if the director or officer is not adjudged to be liable to company.

      The North Carolina Registrants maintain insurance on behalf of any person who is or was its director or officer, or is now or was serving at the request of each respective company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws.

Tennessee Registrants

      The following registrants are corporations or limited liability companies (as specified below) organized under the laws of the State of Tennessee: Grand Ole Opry Tours, Inc., Opryland Productions, Inc. and Wildhorse Saloon Entertainment Ventures, Inc. (the “Tennessee Corporate Registrants”) and Opryland Hospitality, LLC and Resort Rental Vacations, LLC (the “Tennessee LLC Registrants”).

      The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnifica-

tion, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

      The charter and bylaws of each of the Tennessee Corporate Registrants provide that such registrant shall indemnify its officers and directors to the fullest extent allowed by the TBCA. In addition, the bylaws of each of the Tennessee Corporate Registrants authorize the corporation to purchase and maintain insurance for any individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation’s board of directors or its president as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

      Section 48-243-101 of the Tennessee Limited Liability Company Act provides that a limited liability company may indemnify governors, officers and members of the limited liability company against liability if (1) the individual acted in good faith and (2) reasonably believed that such individual’s conduct in his or her official capacity was in the best interest of the limited liability company and in all other cases that such individual’s conduct was at least not opposed to the best interests of the limited liability company and (3) in a criminal proceeding, the individual had no cause to believe such individual’s conduct was unlawful. Section 48-243-101(b) also provides that unless otherwise provided by its articles of organization, a limited liability company may not indemnify a responsible person in connection with a proceeding to which the responsible person was adjudged liable to the limited liability company or in connection with a proceeding whereby such responsible person is adjudged liable to the limited liability company for receiving an improper personal benefit. Section 48-243-101(c) provides that unless otherwise provided by its articles of organization, a limited liability company shall indemnify a responsible person who was wholly successful in the defense of a proceeding against that person as a responsible person for the limited liability company. Section 48-243-101(h) authorizes a limited liability company to purchase and maintain insurance on behalf of any person who is or was a responsible person, manager, employee, independent contractor, or agent of the limited liability company, or who while a responsible person, manager, employee, independent contractor, or agent of the limited liability company, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the limited liability company would otherwise have the power to indemnify him under Section 48-243-101(b)-(c). Section 48-243-101(i) prohibits indemnification if a responsible person is adjudged liable for a breach of the duty of loyalty to the limited liability company or its members or for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law. The articles of organization and the operating agreements of the Tennessee LLC Registrants provide that the Tennessee LLC Registrants shall indemnify its member and all of its officers to the fullest extent of and in accordance with the Tennessee Limited Liability Company Act.

      The Tennessee Corporate Registrants and the Tennessee LLC Registrants maintain insurance on behalf of any person who is or was its director, member or officer, or is now or was serving at the request of each respective company as a director, member, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws or operating agreement.

Texas Registrant

      Corporate Magic, Inc. (“Corporate Magic”) is a corporation incorporated under the laws of the State of Texas.

      Article 2.02-1 of the Texas Business Corporation Act permits Corporate Magic, in certain circumstances, to indemnify any present or former director, officer, employee or agent of Corporate Magic against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of Corporate Magic.

      Corporate Magic maintains insurance on behalf of any person who is or was its director or officer, or is now or was serving at the request of Corporate Magic as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Corporate Magic would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws.

Utah Registrant

      Resort Property Management, Inc. (the “RPM, Inc.”) is a corporation incorporated under the laws of the State of Utah.

      Sections 16-10a-902 and 16-10a-907 of the Utah Revised Business Corporation Act provide that a corporation may indemnify its directors and officers who are made parties to a legal proceeding because of their positions with the corporation against liability incurred in the proceeding if the individual’s conduct was in good faith, the individual reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under the Utah Revised Business Corporation Act, RPM, Inc. may not indemnify its directors or officers in connection with a proceeding by, or in the right of, RPM, Inc. in which the individual was adjudged liable to it or in any proceeding in which the individual was adjudged liable on the basis that he derived an improper personal benefit.

      RPM, Inc. maintains insurance on behalf of any person who is or was its director or officer, or is now or was serving at the request of RPM, Inc. as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not RPM, Inc. would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws.

Item 21.	Exhibits and Financial Statement Schedules

      (a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit
No.	Description

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K dated October 7, 1997 (File No. 1-13079)).
3.2	Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).
3.3	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 10, as amended (File No. 1-13079)).
3.4	Certificate of Formation of CCK Holdings, LLC*
3.5	Amended and Restated Limited Liability Company Agreement of CCK Holdings, LLC*
3.6	Articles of Incorporation of Corporate Magic, Inc.*
3.7	Bylaws of Corporate Magic, Inc.*
3.8	Certificate of Incorporation of Gaylord Creative Group, Inc. (Restated for purposes of EDGAR)*
3.9	Form of Bylaws of Gaylord Creative Group, Inc., Gaylord Investments, Inc., Gaylord Program Services, Inc., Opryland Attractions, Inc., and Opryland Theatricals, Inc.*
3.10	Certificate of Formation of Gaylord Hotels, LLC (restated for purposes of EDGAR)*

Exhibit
No.	Description

3.11	Amended and Restated Limited Liability Company Agreement of Gaylord Hotels, LLC*
3.12	Certificate of Incorporation of Gaylord Investments, Inc.*
3.13	Certificate of Incorporation of Gaylord Program Services, Inc. (restated for purposes of EDGAR)*
3.14	Charter of Grand Ole Opry Tours, Inc.*
3.15	Form of Bylaws of Grand Ole Opry Tours, Inc., Opryland Productions, Inc. and Wildhorse Saloon Entertainment Ventures, Inc.*
3.16	General Partnership Agreement of OLH, G.P. (restated for purposes of EDGAR)*
3.17	Certificate of Formation of OLH Holdings, LLC*
3.18	Limited Liability Company Agreement of OLH Holdings, LLC*
3.19	Certificate of Incorporation of Opryland Attractions, Inc. (restated for purposes of EDGAR)*
3.20	Articles of Organization of Opryland Hospitality, LLC (restated for purposes of EDGAR)*
3.21	Operating Agreement of Opryland Hospitality, LLC (restated for purposes of EDGAR)*
3.22	Certificate of Formation of Opryland Hotel-Texas, LLC*
3.23	Operating Agreement of Opryland Hotel-Texas, LLC (restated for purposes of EDGAR)*
3.24	Certificate of Limited Partnership of Opryland Hotel-Florida Limited Partnership (restated for purposes of EDGAR)*
3.25	Limited Partnership Agreement of Opryland Hotel-Florida Limited Partnership (restated for purposes of EDGAR)*
3.26	Certificate of Limited Partnership of Opryland Hotel-Texas Limited Partnership*
3.27	Limited Partnership Agreement of Opryland Hotel-Texas Limited Partnership*
3.28	Charter of Opryland Productions, Inc. (restated for purposes of EDGAR)*
3.29	Certificate of Incorporation of Opryland Theatricals, Inc.*
3.30	Charter of Wildhorse Saloon Entertainment Ventures, Inc. (restated for purposes of EDGAR)*
3.31	Certificate of Incorporation of ResortQuest International, Inc. (restated for purposes of EDGAR)*
3.32	Bylaws of ResortQuest International, Inc.*
3.33	Form of Articles of Organization of Abbott & Andrews Realty, LLC, Abbott Resorts, LLC, Advantage Vacation Homes by Styles, LLC, Bluebill Properties, LLC, Coastal Real Estate Sales, LLC, Priscilla Murphy Realty, LLC, Styles Estates, LLC, and Tops’l Club of NW Florida, LLC*
3.34	Form of Limited Liability Company Declaration of Abbott & Andrews Realty, LLC and Tops’l Club of NW Florida, LLC*
3.35	Articles of Incorporation of Abbott Realty Services, Inc. (restated for purposes of EDGAR)*
3.36	Bylaws of Abbott Realty Services, Inc.*
3.37	Form of Limited Liability Company Declaration of Abbott Resorts, LLC, Advantage Vacation Homes by Styles, LLC, Bluebill Properties, LLC, Coastal Real Estate Sales, LLC, Priscilla Murphy Realty, LLC, and Styles Estates, LLC*
3.38	Articles of Incorporation of Accommodations Center, Inc.*
3.39	Bylaws of Accommodations Center, Inc.*
3.40	Articles of Incorporation of B&B on the Beach, Inc.*
3.41	Bylaws of B&B on the Beach, Inc.*
3.42	Certificate of Incorporation of Base Mountain Properties, Inc. (restated for purposes of EDGAR)*
3.43	Bylaws of Base Mountain Properties, Inc.*
3.44	Articles of Incorporation of Brindley & Brindley Realty & Development, Inc.* (restated for purposes of EDGAR)

Exhibit
No.	Description

3.45	Form of Bylaws of Brindley & Brindley Realty & Development, Inc., Coastal Resorts Management, Inc., First Resort Software, Inc., Maui Condominium and Home Realty, Inc., Telluride Resort Accommodations, Inc., THE Management Company, The Maury People, Inc., and Trupp-Hodnett Enterprises, Inc.* (restated for purposes of EDGAR)
3.46	Certificate of Incorporation of Coastal Resorts Management, Inc.* (restated for purposes of EDGAR)
3.47	Certificate of Formation of Coastal Resorts Realty L.L.C.* (restated for purposes of EDGAR)
3.48	Amended and Restated Limited Liability Company Agreement of Coastal Resorts Realty L.L.C.* (restated for purposes of EDGAR)
3.49	Certificate of Incorporation of Coates, Reid & Waldron, Inc.* (restated for purposes of EDGAR)
3.50	Form of Bylaws of Coates, Reid & Waldron, Inc., Exclusive Vacation Properties, Inc. and Steamboat Premier Properties, Inc.*
3.51	Articles of Incorporation of Collection of Fine Properties, Inc.* (restated for purposes of EDGAR)
3.52	Bylaws of Collection of Fine Properties, Inc.*
3.53	Articles of Incorporation of Columbine Management Company* (restated for purposes of EDGAR)
3.54	Bylaws of Columbine Management Company*
3.55	Articles of Incorporation of Cove Management Services, Inc.*
3.56	Bylaws of Cove Management Services, Inc.*
3.57	Certificate of Incorporation of CRW Property Management, Inc. (restated for purposes of EDGAR)*
3.58	Form of Bylaws of CRW Property Management, Inc. and K-T-F Acquisition Co.*
3.59	Certificate of Incorporation of Exclusive Vacation Properties, Inc.* (restated for purposes of EDGAR)
3.60	Articles of Incorporation of First Resort Software, Inc.* (restated for purposes of EDGAR)
3.61	Certificate of Incorporation of High Country Resorts, Inc.* (restated for purposes of EDGAR)
3.62	Form of Bylaws of High Country Resorts, Inc., Plantation Resort Management, Inc., Ridgepine, Inc. and Scottsdale Resort Accommodations, Inc.*
3.63	Amended and Restated Articles of Incorporation of Houston and O’Leary Company* (restated for purposes of EDGAR)
3.64	Bylaws of Houston and O’Leary Company*
3.65	Certificate of Incorporation of K-T-F Acquisition Co.*
3.66	Articles of Incorporation of Maui Condominium and Home Realty, Inc.*
3.67	Certificate of Incorporation of Mountain Valley Properties, Inc.* (restated for purposes of EDGAR)
3.68	Bylaws of Mountain Valley Properties, Inc.*
3.69	Articles of Organization of Office & Storage LLC*
3.70	Operating Agreement of Office and Storage LLC*
3.71	Articles of Organization of Peak Ski Rentals LLC* (restated for purposes of EDGAR)
3.72	Operating Agreement of Peak Ski Rentals LLC*
3.73	Certificate of Incorporation of Plantation Resort Management, Inc.* (restated for purposes of EDGAR)
3.74	Articles of Incorporation of R&R Resort Rental Properties, Inc.*
3.75	Bylaws of R&R Resort Rental Properties, Inc.*
3.76	Articles of Incorporation of REP Holdings, LTD.*
3.77	Bylaws of REP Holdings, LTD.*

Exhibit
No.	Description

3.78	Articles of Incorporation of Resort Property Management, Inc.*
3.79	Bylaws of Resort Property Management, Inc.*
3.80	Articles of Organization of Resort Rental Vacations, LLC* (restated for purposes of EDGAR)
3.81	Operating Agreement of Resort Rental Vacations, LLC*
3.82	Articles of Organization of ResortQuest Hawaii, LLC*
3.83	Operating Agreement of ResortQuest Hawaii, LLC*
3.84	Certificate of Incorporation of ResortQuest Hilton Head, Inc.* (restated for purposes of EDGAR)
3.85	Bylaws of ResortQuest Hilton Head, Inc.*
3.86	Certificate of Formation of ResortQuest Southwest Florida, LLC* (restated for purposes of EDGAR)
3.87	Operating Agreement of ResortQuest Southwest Florida, LLC*
3.88	Certificate of Incorporation of Ridgepine, Inc.* (restated for purposes of EDGAR)
3.89	Articles of Incorporation of RQI Holdings, Ltd.*
3.90	Bylaws of RQI Holdings, Ltd.*
3.91	Articles of Incorporation of Ryan’s Golden Eagle Management, Inc.* (restated for purposes of EDGAR)
3.92	Bylaws of Ryan’s Golden Eagle Management, Inc.*
3.93	Certificate of Incorporation of Scottsdale Resort Accommodations, Inc.* (restated for purposes of EDGAR)
3.94	Certificate of Incorporation of Steamboat Premier Properties, Inc.* (restated for purposes of EDGAR)
3.95	Amended and Restated Articles of Incorporation of Telluride Resort Accommodations, Inc.*
3.96	Articles of Incorporation of Ten Mile Holdings, Ltd.*
3.97	Bylaws of Ten Mile Holdings, Ltd.*
3.98	Articles of Incorporation of THE Management Company* (restated for purposes of EDGAR)
3.99	Articles of Organization of The Maury People, Inc.*
3.100	Articles of Incorporation of The Tops’l Group, Inc.*
3.101	By-laws of The Tops’l Group, Inc.*
3.102	Articles of Incorporation of Trupp-Hodnett Enterprises, Inc.* (restated for purposes of EDGAR)
4.1	Indenture, dated as of November 12, 2003, by and between the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 13, 2003 (File No: 001-13079)).
4.2	First Supplemental Indenture, dated as of November 20, 2003, by and between the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee*
4.3	Reference is made to exhibits 3.1, 3.2 and 3.3 hereof.
5.1	Opinion of Bass, Berry & Sims PLC*
5.2	Opinion of Carter R. Todd, Esq.*
8.1	Tax Matters Opinion of Bass, Berry & Sims PLC*
10.1	Registration Rights Agreement, dated as of November 12, 2003, between the registrants signatory thereto and the Initial Purchasers (as defined therein) with respect to the Company’s 8% Senior Notes Due 2013.*
12.1	Statement Regarding Computation of Ratios*
23.1	Consent of Ernst & Young LLP (for Gaylord)*
23.2	Consent of Deloitte & Touche LLP (for ResortQuest)*
23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

Exhibit
No.	Description

23.4	Consent of Carter R. Todd, Esq. (included in Exhibit 5.2)
24.1	Power of Attorney for Gaylord Entertainment Company and each of the Co-Registrants (contained on signature pages)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association*
99.1	Letter of Transmittal*
99.2	Notice of Guaranteed Delivery*
99.3	Letter to Registered Holders and Depository Trust Company Participants*
99.4	Letter to Clients*

*	filed herewith.

Item 22.     Undertakings

      The undersigned registrant hereby undertakes:

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If any of the registrants is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 and 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 9th day of January, 2004. The following signatures are also on behalf of the registrant as general partner of OLH, GP, Opryland Hotel-Florida Limited Partnership and Opryland Hotel-Texas Limited Partnership.

GAYLORD ENTERTAINMENT COMPANY

By:	/s/ COLIN V. REED

Colin V. Reed
President and Chief Executive Officer

January 9, 2004

POWER OF ATTORNEY

      We, the undersigned officers and directors of Gaylord Entertainment Company, hereby severally constitute and appoint Colin V. Reed, David C. Kloeppel and Carter R. Todd and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, including any registration statement or filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable Gaylord Entertainment Company, OLH, GP, Opryland Hotel-Florida Limited Partnership and Opryland Hotel-Texas Limited Partnership to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL D. ROSE Michael D. Rose	Chairman of the Board	January 9, 2004

/s/ MARTIN C. DICKINSON Martin C. Dickinson	Director	January 9, 2004

/s/ CHRISTINE GAYLORD EVEREST Christine Gaylord Everest	Director	January 9, 2004

/s/ E. K. GAYLORD II E. K. Gaylord II	Director	January 9, 2004

/s/ ROBERT P. BOWEN Robert P. Bowen	Director	January 9, 2004

/s/ LAURENCE S. GELLER Laurence S. Geller	Director	January 9, 2004

Signature	Title	Date

/s/ E. GORDON GEE E. Gordon Gee	Director	January 9, 2004

/s/ RALPH HORN Ralph Horn	Director	January 9, 2004

/s/ COLIN V. REED Colin V. Reed	Director, President and Chief Executive Officer (Principal Executive Officer)	January 9, 2004

/s/ DAVID C. KLOEPPEL David C. Kloeppel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 9, 2004

/s/ ROD CONNOR Rod Connor	Senior Vice President, Chief Administrative Officer, and Assistant Secretary (Principal Accounting Officer)	January 9, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 9th day of January, 2004.

CCK HOLDINGS, LLC

CORPORATE MAGIC, INC.
GAYLORD CREATIVE GROUP, INC.
GAYLORD HOTELS, LLC
GAYLORD INVESTMENTS, INC.
GAYLORD PROGRAM SERVICES, INC.
GRAND OLE OPRY TOURS, INC.
OLH HOLDINGS, LLC
OPRYLAND ATTRACTIONS, INC.
OPRYLAND HOSPITALITY, LLC.
OPRYLAND HOTEL TEXAS, LLC
OPRYLAND PRODUCTIONS, INC.
OPRYLAND THEATRICALS, INC.
WILDHORSE SALOON ENTERTAINMENT
     VENTURES, INC.
RESORT RENTAL VACATIONS, LLC

By:	/s/ COLIN V. REED

Colin V. Reed
President and Chief Executive Officer

January 9, 2004

POWER OF ATTORNEY

      We, the undersigned officers and directors of the registrants listed above (or, where applicable, the directors of the sole member of the registrants listed above), hereby severally constitute and appoint Colin V. Reed, David C. Kloeppel and Carter R. Todd and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, including any registration statement or filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the registrant listed above to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ COLIN V. REED Colin V. Reed	President, Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2004

/s/ DAVID C. KLOEPPEL David C. Kloeppel	Executive Vice President and Director (Principal Financial Officer)	January 9, 2004

/s/ ROD CONNOR Rod Connor	Vice President (Principal Accounting Officer)	January 9, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 9th day of January, 2004.

RESORTQUEST INTERNATIONAL, INC.

By:	/s/ JAMES S. OLIN

James S. Olin
Chief Executive Officer

January 9, 2004

POWER OF ATTORNEY

      We, the undersigned officers and directors of the registrants listed above (or, where applicable, the directors of the sole member of the registrants listed above), hereby severally constitute and appoint Colin V. Reed, David C. Kloeppel and Carter R. Todd and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, including any registration statement or filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the registrant listed above to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ COLIN V. REED Colin V. Reed	President and Director	January 9, 2004

/s/ JAMES S. OLIN James S. Olin	Chief Executive Officer (Principal Executive Officer)	January 9, 2004

/s/ DAVID C. KLOEPPEL David C. Kloeppel	Executive Vice President and Director (Principal Financial Officer)	January 9, 2004

/s/ ROD CONNOR Rod Connor	Vice President (Principal Accounting Officer)	January 9, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 9th day of January, 2004.

OLH, G.P	OPRYLAND HOTEL-TEXAS LIMITED PARTNERSHIP
OPRYLAND HOTEL-FLORIDA LIMITED PARTNERSHIP

By:	GAYLORD ENTERTAINMENT COMPANY,

as General Partner

By:	/s/ COLIN V. REED

Colin V. Reed
President and Chief Executive Officer

January 9, 2004

POWER OF ATTORNEY

      We, the undersigned officers and directors of the general partner of the registrants listed above, hereby severally constitute and appoint Colin V. Reed, David C. Kloeppel and Carter R. Todd and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, including any registration statement or filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the registrants listed above to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ COLIN V. REED Colin V. Reed	Director, President and Chief Executive Officer (Principal Executive Officer)*	January 9, 2004

/s/ DAVID C. KLOEPPEL David C. Kloeppel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)*	January 9, 2004

/s/ ROD CONNOR Rod Connor	Senior Vice President, Chief Administrative Officer, and Assistant Secretary (Principal Accounting Officer)*	January 9, 2004

*	of Gaylord Entertainment Company, the general partner of the registrants listed above.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 9th day of January, 2004.

ABBOTT & ANDREWS REALTY, LLC
ADVANTAGE VACATION HOMES BY
  STYLES, LLC
B&B ON THE BEACH, INC.
BASE MOUNTAIN PROPERTIES, INC.
BLUEBILL PROPERTIES, LLC
BRINDLEY & BRINDLEY REALTY &
  DEVELOPMENT, INC.
COASTAL REAL ESTATE SALES, LLC
COASTAL RESORTS MANAGEMENT, INC.
COASTAL RESORTS REALTY L.L.C.
COATES, REID & WALDRON, INC.
COLLECTION OF FINE PROPERTIES, INC.
COVE MANAGEMENT SERVICES INC.
CRW PROPERTY MANAGEMENT, INC.
EXCLUSIVE VACATION PROPERTIES, INC.
HIGH COUNTRY RESORTS, INC.
HOUSTON AND O’LEARY COMPANY
K-T-F ACQUISITION CO.
MOUNTAIN VALLEY PROPERTIES, INC.	PEAK SKI RENTALS LLC
PLANTATION RESORT MANAGEMENT,
  INC.
PRISCILLA MURPHY REALTY, LLC
R&R RESORT RENTAL PROPERTIES, INC.
RESORT PROPERTY MANAGEMENT, INC.
RESORTQUEST HILTON HEAD, INC.
RIDGEPINE, INC.
RYAN’S GOLDEN EAGLE MANAGEMENT,
  INC.
SCOTTSDALE RESORT ACCOMMODATION,
  INC.
STEAMBOAT PREMIER PROPERTIES, INC.
STYLES ESTATES, LLC
TEN MILE HOLDINGS, LTD.
THE MANAGEMENT COMPANY
THE MAURY PEOPLE, INC.
THE TOPS’L GROUP, INC.
TOPS’L CLUB OF NW FLORIDA, LLC
TRUPP-HODNETT ENTERPRISES, INC.

By:	/s/ COLIN V. REED

Colin V. Reed
President and Chief Executive Officer

January 9, 2004

POWER OF ATTORNEY

      We, the undersigned officers and directors of the registrants listed above, hereby severally constitute and appoint Colin V. Reed, David C. Kloeppel and Carter R. Todd and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, including any registration statement or filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the registrants listed above to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities

Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ COLIN V. REED Colin V. Reed	President, Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2004

/s/ JAMES S. OLIN James S. Olin	Executive Vice President and Director	January 9, 2004

/s/ DAVID C. KLOEPPEL David C. Kloeppel	Executive Vice President (Principal Financial Officer)	January 9, 2004

/s/ ROD CONNOR Rod Connor	Vice President (Principal Accounting Officer)	January 9, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 9th day of January, 2004.

ABBOTT REALTY SERVICES, INC.	ABBOTT RESORTS, LLC

By:	/s/ COLIN V. REED

Colin V. Reed
Chief Executive Officer

January 9, 2004

POWER OF ATTORNEY

      We, the undersigned officers and directors of the registrants listed above, hereby severally constitute and appoint Colin V. Reed, David C. Kloeppel and Carter R. Todd and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, including any registration statement or filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the registrants listed above to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ COLIN V. REED Colin V. Reed	Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2004

/s/ JAMES S. OLIN James S. Olin	Executive Vice President and Director	January 9, 2004

/s/ DAVID C. KLOEPPEL David C. Kloeppel	Executive Vice President (Principal Financial Officer)	January 9, 2004

/s/ ROD CONNOR Rod Connor	Vice President (Principal Accounting Officer)	January 9, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 9th day of January, 2004.

ACCOMMODATIONS CENTER, INC. FIRST RESORT SOFTWARE, INC.	RESORTQUEST SOUTHWEST FLORIDA, LLC TELLURIDE RESORT ACCOMMODATIONS, INC.

By:	/s/ COLIN V. REED

Colin V. Reed
President and Chief Executive Officer

January 9, 2004

POWER OF ATTORNEY

      We, the undersigned officers and directors of the registrants listed above, hereby severally constitute and appoint Colin V. Reed, David C. Kloeppel and Carter R. Todd and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, including any registration statement or filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the registrants listed above to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ COLIN V. REED Colin V. Reed	President and Chief Executive Officer (Principal Executive Officer)	January 9, 2004

/s/ JAMES S. OLIN James S. Olin	Executive Vice President and Director	January 9, 2004

/s/ DAVID C. KLOEPPEL David C. Kloeppel	Executive Vice President (Principal Financial Officer)	January 9, 2004

/s/ ROD CONNOR Rod Connor	Vice President (Principal Accounting Officer)	January 9, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 9th day of January, 2004.

RESORTQUEST HAWAII, LLC
RQI HOLDINGS, LTD.

By:	/s/ JAMES S. OLIN

James S. Olin
Executive Vice President

January 9, 2004

POWER OF ATTORNEY

      We, the undersigned officers and directors of the registrants listed above, hereby severally constitute and appoint Colin V. Reed, David C. Kloeppel and Carter R. Todd and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, including any registration statement or filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the registrants listed above to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ KELVIN BLOOM Kelvin Bloom	President and Director (Principal Executive Officer)	January 9, 2004

/s/ JAMES S. OLIN James S. Olin	Executive Vice President and Director	January 9, 2004

/s/ BEVERLY KIRK Beverly Kirk	Vice President, Secretary and Director	January 9, 2004

/s/ ROD CONNOR Rod Connor	Vice President (Principal Financial and Accounting Officer)	January 9, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 9th day of January, 2004.

COLUMBINE MANAGEMENT COMPANY

By:	/s/ COLIN V. REED

Colin V. Reed
President and Chief Executive Officer

January 9, 2004

POWER OF ATTORNEY

      We, the undersigned officers and directors of the registrant listed above, hereby severally constitute and appoint Colin V. Reed, David C. Kloeppel and Carter R. Todd and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, including any registration statement or filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable The registrant listed above to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ COLIN V. REED Colin V. Reed	President, Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2004

/s/ JAMES S. OLIN James S. Olin	Executive Vice President and Director	January 9, 2004

/s/ DAVID C. KLOEPPEL David C. Kloeppel	Executive Vice President and Director (Principal Financial Officer)	January 9, 2004

/s/ ROD CONNOR Rod Connor	Vice President (Principal Accounting Officer)	January 9, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 9th day of January, 2004.

MAUI CONDOMINIUM AND HOME REALTY, INC.

By:	/s/ COLIN V. REED

Colin V. Reed
President and Chief Executive Officer

January 9, 2004

POWER OF ATTORNEY

      We, the undersigned officers and directors of the registrant listed above, hereby severally constitute and appoint Colin V. Reed, David C. Kloeppel and Carter R. Todd and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, including any registration statement or filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable The registrant listed above to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ COLIN V. REED Colin V. Reed	President and Chief Executive Officer (Principal Executive Officer)	January 9, 2004

/s/ JAMES S. OLIN James S. Olin	Executive Vice President and Director	January 9, 2004

/s/ DAVID C. KLOEPPEL David C. Kloeppel	Executive Vice President and (Principal Financial Officer)	January 9, 2004

/s/ ROD CONNOR Rod Connor	Vice President (Principal Accounting Officer)	January 9, 2004

/s/ PAUL DOBSON Paul Dobson	Director	January 9, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 9th day of January, 2004.

OFFICE AND STORAGE LLC

By:	/s/ JAMES S. OLIN

James S. Olin
Manager

January 9, 2004

POWER OF ATTORNEY

      We, the undersigned managers and directors of the sole member of the registrant listed above, hereby severally constitute and appoint Colin V. Reed, David C. Kloeppel and Carter R. Todd and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, including any registration statement or filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable The registrant listed above to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JAMES S. OLIN James S. Olin	Manager (Principal Executive Officer)	January 9, 2004

/s/ DAVID C. KLOEPPEL David C. Kloeppel	Manager (Principal Financial Officer)	January 9, 2004

/s/ JOHN D. KLONINGER John D. Kloninger	Manager	January 9, 2004

/s/ ROD CONNOR Rod Connor	Principal Accounting Officer	January 9, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 9th day of January, 2004.

REP HOLDINGS, LTD.

BY:	/s/ COLIN V. REED

Colin V. Reed
Chief Executive Officer

January 9, 2004

POWER OF ATTORNEY

      We, the undersigned officers and directors of the registrant listed above, hereby severally constitute and appoint Colin V. Reed, David C. Kloeppel and Carter R. Todd and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, including any registration statement or filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable The registrant listed above to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ COLIN V. REED Colin V. Reed	Chief Executive Officer (Principal Executive Officer)	January 9, 2004

/s/ KELVIN BLOOM Kelvin Bloom	President and Director	January 9, 2004

/s/ JAMES S. OLIN James S. Olin	Executive Vice President and Director	January 9, 2004

/s/ DAVID C. KLOEPPEL David C. Kloeppel	Executive Vice President and Director (Principal Financial Officer)	January 9, 2004

/s/ ROD CONNOR Rod Connor	Vice President (Principal Accounting Officer)	January 9, 2004